    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 7, 1994

                                                       REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                USG CORPORATION
             (Exact name of registrant as specified in its charter)

         DELAWARE                       3275                36-3329400
      (State or other            (Primary Standard       (I.R.S. Employer
      jurisdiction of                Industrial           Identification
     incorporation or           Classification Code            No.)
       organization)                  Number)

                           125 SOUTH FRANKLIN STREET
                          CHICAGO, ILLINOIS 60606-4678
                                 (312) 606-4000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ------------------------

                            ARTHUR G. LEISTEN, ESQ.
             SENIOR VICE PRESIDENT - GENERAL COUNSEL AND SECRETARY
                           125 SOUTH FRANKLIN STREET
                          CHICAGO, ILLINOIS 60606-4678
                                 (312) 606-4000
           (Name, address and telephone number of agent for service)
                            ------------------------

                                   COPIES TO:

     FRANCIS J. GERLITS, P.C.                 SETH A. KAPLAN
         Kirkland & Ellis             Wachtell, Lipton, Rosen & Katz
     200 East Randolph Drive               51 West 52nd Street
     Chicago, Illinois 60601             New York, New York 10019

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                PROPOSED MAXIMUM
 TITLE OF EACH CLASS OF                       PROPOSED MAXIMUM     AGGREGATE         AMOUNT OF
    SECURITIES TO BE          AMOUNT TO        OFFERING PRICE       OFFERING       REGISTRATION
       REGISTERED          BE REGISTERED(1)     PER SHARE(2)        PRICE(2)            FEE
Common Stock, par value
 $0.10 per share........   9,775,000 shares       $29.625         $289,584,375        $99,857

(1) Includes 1,275,000 shares that the Underwriters have the option to purchase to cover over-allotments, if any.
(2) Estimated in accordance with Rule 457 solely for the purpose of calculating the registration fee.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                             CROSS REFERENCE SHEET
                   PURSUANT TO ITEM 501(B) OF REGULATION S-K
  SHOWING LOCATION IN PROSPECTUS OF INFORMATION REQUIRED BY ITEMS OF PART I OF
                                   FORM S-1.

REGISTRATION STATEMENT
ITEM NUMBER AND CAPTION                                                   CAPTION OR LOCATION IN PROSPECTUS
- -------------------------------------------------------------  --------------------------------------------------------
       1.  Forepart of the Registration Statement and Outside
            Front Cover Page of Prospectus...................  Outside Front Cover Page of Prospectus
       2.  Inside Front and Outside Back Cover Pages of
            Prospectus.......................................  Inside Front Cover Page of Prospectus; Outside Back
                                                                Cover Page of Prospectus; Additional Information
       3.  Summary Information, Risk Factors and Ratio of
            Earnings to Fixed Charges........................  Prospectus Summary; Risk Factors
       4.  Use of Proceeds...................................  Purpose of the Offering and Use of Proceeds;
                                                                Management's Discussion and Analysis of Financial
                                                                Condition and Results of Operations
       5.  Determination of Offering Price...................  Not applicable
       6.  Dilution..........................................  Dilution
       7.  Selling Security Holders..........................  Ownership of Common Stock
       8.  Plan of Distribution..............................  Outside Front Cover Page of Prospectus; Underwriting
       9.  Description of Securities to Be Registered........  Prospectus Summary; Dividend Policy; Capitalization;
                                                                Description of Capital Stock
      10.  Interests of Named Experts and Counsel............  Legal Matters
      11.  Information with Respect to the Registrant........  Outside Front Cover Page of Prospectus; Prospectus
                                                                Summary; Risk Factors; Dividend Policy; Purpose of the
                                                                Offering and Use of Proceeds; Capitalization; Dilution;
                                                                Selected Consolidated Financial Data; Management's
                                                                Discussion and Analysis of Financial Condition and
                                                                Results of Operations; Business; Management; Certain
                                                                Relationships and Related Transactions; Description of
                                                                Capital Stock; Legal Matters; Experts; Financial
                                                                Statements
      12.  Disclosure of Commission Position on
            Indemnification for Securities Act Liabilities...  Not Applicable

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS         SUBJECT TO COMPLETION               [LOGO]
8,500,000 SHARES      JANUARY 7, 1994
USG CORPORATION
COMMON STOCK
($.10 PAR VALUE)

Of the 8,500,000 shares of common stock ("Common Stock") being offered (the "Offering"), 6,000,000 shares are being sold by USG Corporation (the "Corporation" or "USG") and 2,500,000 shares are being sold by a stockholder of the Corporation (the "Selling Stockholder"). See "Ownership of Common Stock -- Selling Stockholder." The Company will not receive any of the proceeds from the sale of Common Stock by the Selling Stockholder.

The Common Stock is traded on the New York Stock Exchange (the "NYSE") under the symbol "USG." On January 3, 1994, the last reported sale price of the Common Stock as reported on the NYSE Composite Tape was $29.625 per share. See "Price Range of Common Stock." Potential investors are encouraged to obtain current trading price information.

PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE MATTERS DISCUSSED UNDER THE CAPTION "RISK FACTORS."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                             PROCEEDS TO     PROCEEDS TO
                             PRICE TO        UNDERWRITING    CORPORATION     SELLING
                             PUBLIC          DISCOUNT        (1)             STOCKHOLDER
Per Share..................  $               $               $               $
Total (2)..................  $               $               $               $

(1) Before deduction of expenses payable by the Corporation, estimated to be $810,000.
(2) The Corporation and the Selling Stockholder have granted to the Underwriters a 30-day option to purchase up to 637,500 and 637,500 additional shares of Common Stock, respectively, at the Price to Public, less the Underwriting Discount, solely to cover over-allotments, if any. If the Underwriters exercise such option in full, the total Price to Public, Underwriting Discount, Proceeds to Corporation and Proceeds to Selling Stockholder will
    be             ,           ,             , and           , respectively. See
    "Underwriting."

The shares of Common Stock are offered subject to receipt and acceptance by the Underwriters, to prior sale and to the Underwriters' right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the shares will be made at the office of Salomon Brothers Inc, Seven World Trade Center, New York, New York, or through the
facilities of The Depository Trust Company, on or about           , 1994.

SALOMON BROTHERS INC                                         LAZARD FRERES & CO.
                           SMITH BARNEY SHEARSON INC.

The date of this Prospectus is           , 1994.

                      [PICTURES TO BE FILED BY AMENDMENT]

    IN CONNECTION WITH THE OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZATION, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS (INCLUDING THE NOTES THERETO) CONTAINED ELSEWHERE IN THIS PROSPECTUS. UNLESS THE CONTEXT OTHERWISE REQUIRES, REFERENCES TO "USG" AND THE "CORPORATION" MEAN USG CORPORATION, A DELAWARE CORPORATION, AND ITS SUBSIDIARIES. UNLESS OTHERWISE SPECIFIED, THE INFORMATION PROVIDED IN THIS PROSPECTUS ASSUMES NO EXERCISE OF THE UNDERWRITERS' OVER-ALLOTMENT OPTION. SEE "UNDERWRITING."

                                THE CORPORATION

    Through its subsidiaries, USG is a leading manufacturer of building materials in North America which produces a wide range of products for use in residential and nonresidential construction, repair and remodeling, as well as products used in certain industrial processes. United States Gypsum Company ("U.S. Gypsum") is the largest producer of gypsum wallboard in the United States and accounted for approximately one-third of total domestic gypsum wallboard sales in 1992. USG Interiors, Inc. ("USG Interiors") is a leading supplier of interior ceiling, wall and floor products used primarily in commercial applications. L&W Supply Corporation ("L&W Supply") is the largest distributor of wallboard and related products in the United States and in 1992 sold approximately 23% of U.S. Gypsum's wallboard production. In addition to its United States operations, the Corporation's 76% owned subsidiary, CGC Inc. ("CGC"), is the largest manufacturer of gypsum products in eastern Canada and the Corporation's USG International unit ("USG International") supplies interior systems and gypsum wallboard products in Europe, the Pacific and Latin America. In the nine months ended September 30, 1993, the Corporation had net sales of $1.4 billion and generated EBITDA of $165 million. In the year ended December 31, 1992, the Corporation had net sales of $1.8 billion and generated EBITDA of $159 million.

    The Corporation believes that its leading industry positions and low cost structure position it to take advantage of the long term potential in its three industry segments: Gypsum Products, Interior Systems and Building Products Distribution.

    GYPSUM PRODUCTS. U.S. Gypsum has vertically integrated operations for extracting, processing, producing and marketing gypsum and related products, such as "SHEETROCK" brand wallboard, joint compound and industrial gypsum cements and fillers. U.S. Gypsum also manufactures cement board, which it sells under the "DUROCK" brand name. Due to the vertical integration of its key raw materials (gypsum and paper), its technical expertise and the proximity of its plants to major metropolitan areas, U.S. Gypsum believes that its delivered cost for gypsum wallboard is generally lower than its competitors'. As a result of efficiency improvements and cost reduction efforts, U.S. Gypsum's unit manufacturing cost for gypsum wallboard in 1992 (measured in nominal dollars) was lower than its unit manufacturing cost in 1982, despite a 28% increase in the United States producer price index for construction materials during this period. In the year ended December 31, 1992, the Gypsum Products segment had net sales of $1.1 billion and generated EBITDA of $123 million before allocation of corporate expenses.

    INTERIOR SYSTEMS. The Interior Systems segment manufactures and markets an integrated line of products used primarily for commercial interiors. Products include ceiling grid and ceiling tile, access floor systems, wall systems and mineral wool insulation and soundproofing products. In 1992, USG Interiors was the leading producer of ceiling grid and the second largest producer of ceiling tile in the United States, accounting for over one-half and approximately one-third of total domestic sales of such products, respectively. CGC is the largest producer of ceiling grid and the second largest marketer of ceiling tile in Canada. Through USG International, the Interior Systems segment has a growing presence in Europe, the Pacific and Latin America. In the year ended December 31, 1992, the Interior Systems segment had net sales of $548 million and generated EBITDA of $59 million before allocation of corporate expenses.

    BUILDING PRODUCTS DISTRIBUTION. The Building Products Distribution segment is conducted through L&W Supply, which accounted for approximately 9% of all gypsum wallboard sold in the United States in 1992. L&W Supply's 130 distribution centers located in 33 states offer a wide range of building products to construction contractors, including wallboard, ceiling tile and ceiling grid. L&W Supply is able to provide less than truckload quantities of materials directly to job sites and place the materials in areas where work is in progress, thereby reducing contractors' material handling and inventory requirements. In the year ended December 31, 1992, the Building Products Distribution segment had net sales of $464 million and generated EBITDA of $5 million before allocation of corporate expenses.

    U.S. INDUSTRY TRENDS. Demand for the Corporation's products in the United States is largely influenced by the three major components of the construction industry: new residential construction (single and multi-family homes), new non-residential construction (offices, schools, stores and other institutions) and repair and remodel activity. In recent years, structural changes in residential construction activity combined with growth in the repair and remodel component have partially mitigated the impact of the cyclical demand in overall new construction components. New residential construction has shifted toward more single family housing, which typically requires twice as much wallboard as a multi-family home, and the average single family home size has increased by approximately 17% since 1985. In addition, the repair and remodel segment has become an increasing percentage of the Corporation's business. For 1992, the Corporation estimates that the repair and remodel segment comprised approximately 36% of 1992 industry-wide demand for gypsum wallboard and approximately half of industry-wide demand for interior systems products. Largely as a result of these factors, United States industry shipments of gypsum wallboard were 20.3 billion square feet in 1992, as compared to 20.1 billion in 1985, despite an approximate 31% decline in the number of housing starts from
1.7 million units in 1985 to 1.2 million units in 1992.

    Industry shipments of gypsum wallboard during the nine months and three months ended September 30, 1993 were 4% and 5% higher than during the corresponding periods in 1992, respectively. The Corporation estimates that industry capacity utilization for gypsum wallboard has increased from an average of approximately 83% during 1992 to over 90% during the third quarter of 1993, with U.S. Gypsum operating at over 90% of capacity. USG's average gypsum wallboard price increased to $80.70 per thousand square feet ("MSF") in the three months ended September 30, 1993, as compared to its 14 year low of $67.77 reached in the three months ended March 31, 1992.

    The Corporation's principal executive offices are located at 125 South Franklin Street, Chicago, Illinois 60606. Its telephone number at that address is 312-606-4000.

                               THE RESTRUCTURING

    On May 6, 1993, the Corporation completed a comprehensive restructuring of its debt (the "Restructuring") through the implementation of a "prepackaged" plan of reorganization under the federal bankruptcy laws. In the Restructuring, the Corporation (i) converted approximately $1.4 billion of subordinated debt and accrued interest into Common Stock and warrants to purchase Common Stock,
(ii) converted approximately $340 million of its bank obligations into 10 1/4% Senior Notes due 2002 ("Senior 2002 Notes") and (iii) extended the maturities of its remaining bank debt and certain public debt. Subsequent to the Restructuring, the Corporation also completed an exchange offer that converted an additional $138 million of bank debt into Senior 2002 Notes and eliminated all scheduled bank debt amortization prior to December 31, 1997. Taken together, the Restructuring and the subsequent exchange of bank debt for Senior 2002 Notes significantly reduced the Corporation's overall interest and debt repayment obligations and extended the maturities of a substantial portion of its remaining debt.

                  PURPOSE OF THE OFFERING AND USE OF PROCEEDS

    The Offering is part of a refinancing strategy which also includes (i) the placement (the "Note Placement") of $150 million principal amount of new senior notes due 2001 (the "Senior 2001 Notes") with certain institutional investors and (ii) the amendment of USG's bank credit agreement (the "Credit Agreement Amendments" and, together with the Offering and the Note Placement, the "Transactions"). The Credit Agreement Amendments will, among other things, amend existing mandatory bank term loan prepayment provisions so as to allow USG, upon the achievement of certain financial tests, to retain additional free cash flow for capital expenditures and the purchase of its public debt. The Credit Agreement Amendments are contingent on the consummation of the Offering.

    USG expects to use a portion of the net proceeds from the Offering and the Note Placement, together with approximately $150 million of existing cash generated from operations, to pay $140 million of its bank debt and to redeem, at 100% of principal amount, $75 million of its 8% Senior Notes due 1995 (the "Senior 1995 Notes") and $35 million of its 9% Senior Notes due 1998 (the "Senior 1998 Notes"). The Corporation also expects to use a portion of the net proceeds to purchase up to a total of approximately $128 million aggregate principal amount of its outstanding 8% Senior Notes due 1996 (the "Senior 1996 Notes") and 8% Senior Notes due 1997 (the "Senior 1997 Notes"). The remainder of the net proceeds will be available for general corporate purposes, including capital expenditures for cost reduction, capacity improvement and future growth opportunities.

    Sources and uses of funds in the Transactions are estimated to be as follows:

                                                                           (DOLLARS IN MILLIONS)
Sources:
  The Offering, net of the estimated underwriting discount and
   expenses..............................................................        $     169
  The Note Placement.....................................................              150
  Cash on hand...........................................................              150
                                                                                     -----
                                                                                 $     469
                                                                                     -----
                                                                                     -----
Uses:
  Payment of bank debt...................................................        $     140
  Redemption of Senior 1995 Notes and Senior 1998 Notes..................              110
  Purchase of Senior 1996 Notes and Senior 1997 Notes....................              128
  General corporate purposes.............................................               91
                                                                                     -----
                                                                                 $     469
                                                                                     -----
                                                                                     -----

    Collectively, the Transactions are designed, among other things, to (i) reduce the Corporation's financial leverage, (ii) reduce the amount of the Corporation's debt maturing in 1995 through 1998, (iii) extend the final maturity of a significant portion of the Corporation's debt, (iv) improve the Corporation's financial and operating flexibility under its bank credit agreement and (v) provide funds for general corporate purposes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and "Purpose of the Offering and Use of Proceeds."

                                  THE OFFERING

Common Stock offered by:
  The Corporation.................  6,000,000 shares
  The Selling Stockholder.........  2,500,000 shares
    Total.........................  8,500,000 shares
Common Stock outstanding (a):
  Prior to the Offering...........  37,158,085
  After the Offering..............  43,158,085
Use of Proceeds...................  Payment of indebtedness and general corporate  purposes,
                                    including   capital  expenditures  for  cost  reduction,
                                    capacity improvement  and future  growth  opportunities.
                                    See "Purpose of the Offering and Use of Proceeds."
NYSE Symbol.......................  USG

- ------------------------
(a) Does not include (i) warrants to purchase up to an aggregate of 2,601,619 shares of Common Stock which are immediately exercisable at a price of $16.14 per share and (ii) options held by management to purchase up to an aggregate of 1,673,000 shares of Common Stock which will become exercisable at a price of $10.3125 per share in the years 1994 through 1996. See "Management -- Executive Compensation and Benefits."

                         SUMMARY FINANCIAL INFORMATION
       (Dollars in millions, except per share data and wallboard prices)

    The following tables present summary historical financial data, summary pro forma financial data and certain other information. Due to the Restructuring and implementation of fresh start accounting, financial statements subsequent to May 6, 1993 are not comparable to financial statements for periods prior to that date. Accordingly, a vertical line has been added to separate such information. The information in the tables should be read in conjunction with "Selected Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Pro Forma Condensed Consolidated Financial Information" and the Corporation's Consolidated Financial Statements and notes thereto, all of which are included elsewhere in this Prospectus. See "Index to Consolidated Financial Statements and Supplemental Data."

    The unaudited pro forma income statement data for the nine months ended September 30, 1993 and the year ended December 31, 1992 and the unaudited pro forma balance sheet data as of September 30, 1993 were prepared as if the Transactions had occurred on January 1, 1993, January 1, 1992 and September 30, 1993, respectively. The unaudited pro forma income statement data reflects the implementation of the Restructuring, including the adoption of fresh start accounting prescribed by AICPA Statement of Position 90-7, and the issuance of $138 million in aggregate principal amount of Senior 2002 Notes in exchange for bank debt as if those transactions had also occurred on January 1, 1993 and January 1, 1992, respectively. The unaudited pro forma financial data shown below does not purport to be indicative of the results of operations that would actually have been reported had such transactions actually been consummated on such dates or of the results of operations that may be reported by the Corporation in the future. For additional detail, see "Pro Forma Condensed Consolidated Financial Information."

HISTORICAL INFORMATION

                                                                       NINE
                                                                      MONTHS
                                      MAY 7 THROUGH     JANUARY 1     ENDED        YEARS ENDED DECEMBER 31
                                      SEPTEMBER 30     THROUGH MAY   SEPTEMBER  ------------------------------
                                          1993          6 1993(A)    30 1992      1992       1991       1990
                                     ---------------   -----------   --------   --------   --------   --------
INCOME STATEMENT DATA:
  Net sales........................        $ 829         $ 591        $1,341     $1,777     $1,712     $1,915
  Gross profit.....................          168           109           246        317        327        416
  Amortization of excess
   reorganization value............           71            --            --         --         --         --
  Operating profit.................            5            38            87         99        133        195
  Interest expense.................           56            86           253        334        333        292
  Interest income..................           (3)           (2)           (8)       (12)       (11)        (8)
  Other (income)/expense, net......           (6)            6            --          1          5          5
  Reorganization items.............           --          (709)(b)        --         --         --         --
  Net earnings/(loss)..............          (46)(c)     1,434          (131)      (191)      (161)       (90)
  Average number of common shares
   (d).............................   37,157,477
  Net loss per common share (d)....        (1.23)(c)
  Dividends paid per common share
   (d).............................           --
BALANCE SHEET DATA (as of the end
 of the period):
  Total assets.....................        2,186         2,194         1,676      1,659      1,626      1,675
  Total debt.......................        1,543(e)      1,555(e)      2,706      2,711      2,660      2,600
  Total stockholders'
   equity/(deficit)................          (52)            4        (1,812)    (1,880)    (1,680)    (1,518)
OTHER INFORMATION:
  EBITDA (f).......................          102            63           132        159        194        280
  Capital expenditures.............           16            12            27         49         49         64
  Gross margin (g).................         20.3%         18.4%         18.3%      17.8%      19.1%      21.7%
  EBITDA margin (h)................         12.3          10.7           9.8        8.9       11.3       14.6
  Gypsum wallboard shipments: (i)
    Total U.S. Industry............          9.2           6.7          15.3       20.3       18.4       20.7
    U.S. Gypsum....................          3.1           2.3           5.4        7.2        6.6        7.2
  U.S. Gypsum wallboard price
   (j).............................       $79.41        $75.81        $71.01     $71.58     $72.53     $79.08

PRO FORMA INFORMATION

                                                                      NINE     YEAR
                                                                     MONTHS    ENDED
                                                                      ENDED   DECEMBER
                                                                    SEPTEMBER   31,
                                                                    30, 1993   1992
                                                                    --------- -------
INCOME STATEMENT DATA:
  Operating profit/(loss)........................................... $  (14)  $  (66)
  Interest expense..................................................     86      116
  Interest income...................................................     (5)     (10)
  Other (income)/expense, net.......................................     (1)      (5)
  Earnings/(loss) before extraordinary gain and changes in
   accounting principles (k)........................................   (100)    (188)
  Earnings/(loss) before extraordinary gain and changes in
   accounting principles per common share (k).......................  (2.28)   (4.34)
BALANCE SHEET DATA (as of the end of the period):
  Total assets......................................................  2,126
  Total debt........................................................  1,315(l)
  Total stockholders' equity/(deficit)..............................    103
OTHER INFORMATION:
  EBITDA (f)........................................................    165      159
  Amortization of excess reorganization value.......................    128      170

- ------------------------------
(a) Fresh start accounting adjustments were recorded on May 6, 1993.
(b) Reflects one-time gain from reorganization items, including an $851 million gain from recording reorganization value in excess of identifiable assets, partially offset by other fresh start adjustments, fees and expenses associated with the Restructuring and a write-off of deferred financing costs associated with the 1988 Recapitalization.
(c) For the period of May 7 through September 30, 1993, amortization of excess reorganization value and reorganization discount reduced reported net earnings by $75 million, or $2.03 per share.
(d) Common shares and per share data for periods prior to May 7, 1993 have been omitted because, due to the Restructuring and implementation of fresh start accounting, they are not meaningful.
(e) Total debt as of September 30 and May 6, 1993 are shown at principal amounts. The carrying amounts (net of unamortized reorganization discount) as reflected on the Corporation's balance sheets as of those dates are $1,453 million and $1,461 million, respectively.
(f) EBITDA represents earnings before interest, taxes, depreciation, depletion, amortization, non-cash postretirement charges, reorganization items, extraordinary gain, discontinued operations and changes in accounting principles. The Corporation believes EBITDA is helpful in understanding cash flow generated from operations that is available for taxes, debt service and capital expenditures. In addition, EBITDA facilitates the monitoring of covenants related to certain long-term debt and other agreements entered into in conjunction with the Restructuring.
(g) Gross profit as a percentage of net sales.
(h) EBITDA as a percentage of net sales.
(i) In billions of square feet.
(j) Represents average price per thousand square feet realized by U.S. Gypsum during the periods shown.
(k) For pro forma nine months ended September 30, 1993 and the year ended December 31, 1992, amortization of excess reorganization value and reorganization discount reduced pro forma net earnings by $134 million and $177 million, respectively, or $3.11 per share and $4.10 per share, respectively.
(l) Total pro forma debt as of September 30, 1993 is shown at the principal amount. The carrying amount (net of unamortized reorganization discount) as reflected on the Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1993 is $1,246.

                                  RISK FACTORS

    PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY SHOULD CONSIDER CAREFULLY THE FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS PROSPECTUS.

HIGH LEVERAGE

    The Corporation will remain highly leveraged upon completion of the Transactions. As of September 30, 1993, the Corporation had $1,543 million principal amount of total debt (which had a carrying amount of $1,453 million on the Corporation's balance sheet after deducting unamortized reorganization discount of $90 million) and stockholders' equity/(deficit) of ($52) million. As adjusted to reflect the Offering and the debt repayments to be made in connection with the Transactions, the Corporation's total principal amount of debt and stockholders' equity as of September 30, 1993 would have been $1,315 million and $103 million, respectively. However, the Corporation is expected to have a deficit in stockholders' equity at least during the period from 1993 through 1998 when reorganization value in excess of identifiable assets will be amortized. See "Risk Factors -- Recent Losses," "Selected Consolidated Financial Data," "Purpose of the Offering and Use of Proceeds" and "Capitalization."

    The degree to which the Corporation is leveraged will pose risks to holders of the Common Stock, including, but not limited to, the following: (i) a significant portion of the Corporation's cash flow from operations will be dedicated to the payment of principal and interest on its indebtedness, thereby reducing the funds available to the Corporation for its operations; (ii) the Corporation's ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes will be restricted; (iii) certain of the Corporation's borrowings are and will continue to carry variable rates of interest, which could result in higher interest expense in the event of an increase in interest rates; and (iv) certain indebtedness contains financial and restrictive covenants, the failure to comply with which may result in an event of default which, if not cured or waived, could have a material adverse effect on the Corporation. These and other factors could have material adverse effects on the marketability, price and future value of the Common Stock.

LIQUIDITY; RELIANCE ON RECOVERY IN CONSTRUCTION-BASED MARKETS

    The Corporation believes that cash generated by operations and the estimated levels of liquidity available to the Corporation will be sufficient to permit the Corporation to satisfy its debt service requirements and other capital requirements for the foreseeable future. However, the Corporation is subject to significant business, economic and competitive uncertainties that are beyond its control. In particular, the Corporation's ability to satisfy its debt service requirements and other capital requirements will require the continuation of the recovery in the construction-based markets which began in 1992. Therefore, there can be no assurance that the Corporation's financial resources will be sufficient for the Corporation to satisfy its debt service obligations and other capital requirements. See "Risk Factors -- Cyclical Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

RECENT LOSSES

    During the period from May 7 through September 30, 1993, the Corporation reported a net loss of $46 million after the amortization of $71 million of reorganization value in excess of identifiable assets. The Corporation expects to report net losses at least until its excess reorganization value is fully amortized in 1998. Such amortization will be $170 million per year in 1994 through 1997 and $57 million in 1998. Although a significant portion of the Corporation's recent net losses are the result of non-cash items, there can be no assurance that the Corporation will have net income in the future.

CYCLICAL BUSINESS

    The Corporation's business is cyclical in nature and sensitive to changes in general economic conditions, including, in particular, conditions in the housing and construction-based markets. As a result of this cyclicality, the Corporation has experienced and in the future could experience reduced revenues and margins, which may affect the Corporation's ability to satisfy its debt service obligations on a timely basis. See "Business" and "Management's Discussion and Analysis of Financial Condition and

Results of Operations." During 1992, a modest recovery in the Corporation's markets was evidenced by increases in housing starts and wallboard pricing and shipments, in addition to improvement in sales of other construction products over 1991. This recovery continued in 1993. However, there can be no assurance that the modest recovery which began in 1992 will continue.

NONCOMPARABILITY OF HISTORICAL FINANCIAL INFORMATION

    As a result of the adoption of fresh start accounting upon emergence from bankruptcy, the Corporation's assets and liabilities were adjusted to fair values and retained earnings were restated to zero. The historical financial information presented herein should not, therefore, be viewed as indicative of the Corporation's future financial performance. For a discussion of the Corporation's results of operations since emergence from Chapter 11 proceedings, see "Management's Discussion and Analysis of Financial Condition and Results of Operations."

ASBESTOS LITIGATION

    One of the Corporation's subsidiaries, U.S. Gypsum, is a defendant in asbestos lawsuits alleging property damage (the "Property Damage Cases") and personal injury (the "Personal Injury Cases") and seeking compensatory and, in many cases, punitive damages. This litigation has not had a material effect on the Corporation's liquidity or earnings. To date, virtually all costs of the Personal Injury Cases have been paid by insurance. U.S. Gypsum estimates that it is probable that the Personal Injury Cases pending at December 31, 1992 can be disposed of for an amount between $80 million and $100 million, virtually all of which is expected to be paid by insurance. U.S. Gypsum is unable to make a reasonable estimate of the cost of disposing of its pending Property Damage Cases, some of which are class actions or involve multiple buildings. Many of U.S. Gypsum's insurance carriers are denying coverage for the Property Damage Cases, although U.S. Gypsum believes that substantial coverage exists and the trial court in U.S. Gypsum's insurance coverage action (the "Coverage Action") against its carriers has so ruled (such ruling has been appealed).

    In view of the limited insurance funding currently available to U.S. Gypsum for Property Damage Cases resulting from continued resistance by a number of its insurers to providing coverage, the effect of the asbestos litigation on the Corporation will depend upon a variety of factors, including the damages sought in Property Damage Cases that reach trial prior to the completion of the Coverage Action, U.S. Gypsum's ability to successfully defend or settle such cases, and the resolution of the Coverage Action. As a result, management is unable to determine whether an adverse outcome in the asbestos litigation will have a material adverse effect on the results of operations or the consolidated financial position of the Corporation. The Corporation's independent public accountants have also noted this uncertainty in their report with respect to the financial statements of the Corporation. See "Business -- General Information -- Asbestos Litigation" and "Consolidated Financial Statements -- Report of Independent Public Accountants."

CREDIT AGREEMENT AND OTHER RESTRICTIONS

    The Credit Agreement contains restrictions on the Corporation's operations including, among other things, limitations on the ability of the Corporation and certain subsidiaries to incur additional indebtedness, to create, incur or permit the existence of certain liens, to make certain investments, to make capital expenditures above certain levels, to make certain sales of assets, to make certain payments with respect to outstanding stock and debt, to give certain guarantees, to effect certain fundamental changes and to enter into certain types of transactions. Although the Credit Agreement Amendments are designed to increase the Corporation's financial and operating flexibility in certain regards, the foregoing restrictions will nonetheless limit the Corporation's ability to respond to opportunities or changes in its business. See "Description Of Credit Agreement."

    In addition, after January 1, 1995, the Credit Agreement will require the Corporation to achieve and maintain certain financial ratios and tests. There can be no assurance that the Corporation will be able to achieve and maintain compliance with the prescribed financial ratios and tests or other requirements under the Credit Agreement. Failure to achieve or maintain compliance with such financial ratios and tests or other requirements under the Credit Agreement would result in a default that could lead to the acceleration of the Corporation's obligations under the Credit Agreement. An acceleration under the Credit Agreement would in turn permit the acceleration of other indebtedness of the Corporation. The acceleration of any such indebtedness would result in its becoming immediately due and payable and could result in the Corporation becoming subject to a proceeding under the federal bankruptcy laws. See "Description Of Credit Agreement."

    In addition to the restrictions and covenants contained in the Credit Agreement, the Senior 2002 Notes contain restrictions on the ability of the Corporation and the Subsidiaries to incur additional indebtedness, to pay dividends on the Common Stock, to effect certain fundamental changes and to enter into certain types of transactions. See "Description of Credit Agreement" and "Description of Other Debt Obligations."

RESTRICTIONS ON COMMON STOCK DIVIDENDS

    The Corporation anticipates that no cash dividends will be paid on the Common Stock for the foreseeable future. Further, the Corporation's ability to pay cash dividends on the Common Stock is restricted under a number of the Corporation's existing agreements. See "Dividend Policy," "Description of Capital Stock," "Description of Credit Agreement" and "Description of Other Debt Obligations."

ANTITAKEOVER PROVISIONS

    The Corporation's Certificate of Incorporation, the Corporation's Shareholder Rights Plan and the Delaware General Corporation Law contain provisions that could have the effect of delaying or preventing transactions that result in a change of control of the Corporation, including transactions in which stockholders might otherwise receive a substantial premium for their shares over then current market prices, and may limit the ability of stockholders to approve transactions that they may deem to be in their best interests. See "Description of Capital Stock."

FUTURE SALES OF COMMON STOCK

    Water Street Corporate Recovery Fund I, L.P. ("Water Street"), together with its affiliates Goldman, Sachs & Co. and The Goldman Sachs Group, L.P. (collectively the "Water Street Entities"), beneficially owned 16,105,840 shares of Common Stock (including 116,070 warrants), or approximately 43% of the Common Stock outstanding as of December 31, 1993. Water Street proposes to sell 2,500,000 shares of Common Stock in the Offering. Upon consummation of the Offering, the Water Street Entities will beneficially own 13,605,840 shares of Common Stock (including 116,070 warrants), or approximately 32% of the Common Stock to be outstanding after the Offering. Goldman, Sachs & Co. is the general partner of Water Street. Messrs. Zubrow and Fetzer, who are directors of the Corporation, are general partners of Goldman, Sachs & Co.

    On February 25, 1993, the Corporation entered into a letter agreement with the Water Street Entities (the "Water Street Agreement"). The Water Street Agreement, among other things, (i) restricts purchases of Common Stock by the Water Street Entities; (ii) governs voting by the Water Street Entities of shares of Common Stock beneficially owned by them; (iii) restricts transfers by the Water Street Entities of shares of Common Stock to any person, except for
(a) sales consistent with Rule 144 of the Securities Act of 1933, (b) underwritten public offerings, (c) persons not known to be 5% holders, (d) pledgees who agree to be bound by certain provisions of the Water Street Agreement, (e) in the case of Water Street, distributions to Water Street's partners in accordance with the governing partnership agreement, (f) pursuant to certain tender or exchange offers for shares of Common Stock and (g) pursuant to transactions approved by the Board; (iv) requires that the Corporation's Shareholder Rights Plan provide temporary exemptions for ownership of Common Stock by the Water Street Entities; and (v) provides Water Street with four demand registrations and unlimited piggyback registrations, subject to certain limitations. During the 180-day period after the effective date of the Offering, Water Street (and any Water Street Entity that receives a distribution of Common Stock from Water Street and owns 5% or more of the then outstanding shares of Common Stock) shall not request a demand registration of Common Stock. Except in the case of the Offering, the Corporation and Water Street have mutual piggyback rights on registrations initiated by either, generally on a 50-50 basis.

    There can be no assurance as to what effect future sales by the Water Street Entities would have on the trading markets for the Common Stock. See "Ownership of Common Stock" and "Certain Relationships and Related Transactions."

                               THE RESTRUCTURING

    In July 1988, the Corporation consummated a plan of recapitalization (the "1988 Recapitalization") in part in response to an unsolicited takeover attempt. Approximately $2.5 billion in new debt was incurred by the Corporation to finance the 1988 Recapitalization, pay related costs and repay certain debt existing at that time. The 1988 Recapitalization immediately changed the Corporation's capital structure to one that was highly leveraged. At the time of the 1988 Recapitalization, the Corporation projected that it would have sufficient cash flows to meet its debt service obligations in a timely manner. However, the Corporation was adversely affected by a cyclical downturn in its construction-based markets which resulted in the Corporation's inability to achieve projected operating results and service certain debt obligations in a timely manner.

    On May 6, 1993 (the "Effective Date"), the Corporation completed the Restructuring through the implementation of a "prepackaged" plan of reorganization (the "Prepackaged Plan") which was confirmed under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") by the United States Bankruptcy Court for the District of Delaware. The principal components of the Restructuring were:

       - Conversion of approximately $1.4 billion of subordinated debt and accrued interest into approximately 36.1 million shares of
        Common Stock and warrants to purchase approximately 2.6 million additional shares of Common Stock.

       - Extension of the maturity of the Corporation's bank obligations through the issuance of approximately $340 million of Senior 2002
        Notes, approximately $56 million aggregate principal amount of capitalized interest notes and approximately $540 million of term loans with mandatory amortizations from 1994 to 2000; the implementation of mandatory prepayment provisions and a cash sweep mechanism; and the extension of the Corporation's then existing revolving credit facility through July 13, 1998.

       - Extension of the maturity of $100 million of senior notes due in 1991 and $10 million of Senior 1996 Notes through the issuance of
        $75 million of Senior 1995 Notes  and $35 million of Senior  1998
        Notes.

Substantially all other obligations of the Corporation and its subsidiaries, including obligations arising out of asbestos litigation and certain other legal proceedings against the Corporation or its subsidiaries, were not affected by the Restructuring and remained outstanding. See "Risk Factors -- Asbestos Litigation," "Business -- General Information -- Asbestos Litigation" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Projected Liquidity."

    Subsequent to the Restructuring, on August 10, 1993 the Corporation issued $138 million of additional Senior 2002 Notes in exchange for $92 million of bank term loans and $46 million of capitalized interest notes. In connection with the issuance of the additional Senior 2002 Notes, USG's bank credit agreement was modified as follows: (i) scheduled bank term loan amortization payments totaling $95 million due in 1994, 1995 and 1996 were eliminated ($3 million was added to the final maturity of the bank term loan due in 2000); (ii) $9 million of capitalized interest notes originally due in 1998 were paid; and (iii) the cash sweep mechanism was modified to permit the application of up to $165 million of cash otherwise subject to the cash sweep mechanism in 1994, 1995 and 1996 to repayment or purchase of senior debt due prior to January 1, 1999 or bank term loans, at the discretion of the Corporation.

                  PURPOSE OF THE OFFERING AND USE OF PROCEEDS

    The net proceeds to the Corporation from the Offering are estimated to be approximately $169 million (or $187 million if the Underwriters' over-allotment option is exercised in full), based on an assumed offering price of $29.625 per share (the last reported sale price of the Common Stock on the NYSE Composite Tape on January 3, 1994), and after deducting the estimated underwriting discount and offering expenses.

    The Offering is part of a refinancing strategy which also includes (i) the placement of $150 million principal amount of Senior 2001 Notes with certain institutional investors in the Note Placement and (ii) the amendment of USG's bank credit agreement (the "Credit Agreement"). The Credit Agreement Amendments will, among other things, amend existing bank term loan mandatory prepayment provisions so as to allow USG, upon the achievement of certain financial tests, to retain additional free cash flow for capital expenditures and the purchase of its public debt. The Credit Agreement Amendments are contingent on the consummation of the Offering.

    USG expects to use a portion of the net proceeds from the Offering and the Note Placement, together with approximately $150 million of existing cash generated from operations, to pay $140 million of its bank debt and to redeem, at 100% of principal amount, $75 million of its Senior 1995 Notes and $35 million of its Senior 1998 Notes. The Corporation also expects to use a portion of the net proceeds to purchase up to a total of approximately $128 million aggregate principal amount of its outstanding Senior 1996 Notes and Senior 1997 Notes. The remainder of the net proceeds will be available for general corporate purposes, including capital expenditures for cost reduction, capacity improvement and future growth opportunities.

    Sources and uses of funds in the Transactions are estimated to be as follows:

                                                                                   (DOLLARS IN MILLIONS)
Sources:
  The Offering, net of the estimated underwriting discount and expenses..........        $     169
  The Note Placement.............................................................              150
  Cash on hand...................................................................              150
                                                                                             -----
                                                                                         $     469
                                                                                             -----
                                                                                             -----
Uses:
  Payment of bank debt...........................................................        $     140
  Redemption of Senior 1995 Notes and Senior 1998 Notes..........................              110
  Purchase of Senior 1996 Notes and Senior 1997 Notes............................              128
  General corporate purposes.....................................................               91
                                                                                             -----
                                                                                         $     469
                                                                                             -----
                                                                                             -----

    Collectively, the Transactions are designed, among other things, to (i) reduce the Corporation's financial leverage, (ii) reduce the amount of the Corporation's debt maturing in 1995 through 1998, (iii) extend the final maturity of a significant portion of the Corporation's debt, (iv) improve the Corporation's financial and operating flexibility under the Credit Agreement and
(v) provide funds for general corporate purposes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

                                 CAPITALIZATION

    The following table sets forth the unaudited consolidated capitalization of the Corporation and its subsidiaries as of September 30, 1993 and as adjusted to give effect to the Transactions, including the sale of 6,000,000 shares of Common Stock by the Corporation in the Offering, based on an assumed offering price of $29.625 per share (the last reported sale price of the Common Stock on the NYSE Composite Tape on January 3, 1994). This table should be read in conjunction with the Pro Forma Condensed Consolidated Financial Statements contained elsewhere in this Prospectus.

                                                                              AS OF SEPTEMBER 30, 1993
                                                                             --------------------------
                                                                             HISTORICAL   PRO FORMA(A)
                                                                             -----------  -------------
                                                                                    (UNAUDITED)
                                                                               (DOLLARS IN MILLIONS)
Total Debt:
Bank debt..................................................................   $     449     $     309
Senior notes and debentures
  8% Senior Notes due 1995.................................................          75            --
  8% Senior Notes due 1996.................................................          90            26
  8% Senior Notes due 1997.................................................         100            36
  9% Senior Notes due 1998.................................................          35            --
  9 1/4% Senior Notes due 2001.............................................          --           150
  10 1/4% Senior Notes due 2002............................................         478           478
  7 7/8% Sinking Fund Debentures due 2004..................................          38            38
  8 3/4% Sinking Fund Debentures due 2017..................................         200           200
Industrial revenue bonds and other secured debt............................          78            78
                                                                             -----------  -------------
Total principal amount of debt.............................................       1,543         1,315
Less unamortized reorganization discount...................................         (90)          (69)
                                                                             -----------  -------------
Total carrying amount of debt..............................................       1,453         1,246
                                                                             -----------  -------------
Stockholders' Equity/(Deficit):
  Preferred Stock, $1 par value, 36,000,000 shares authorized, no shares
   outstanding.............................................................          --            --
  Common Stock, $0.10 par value, 200,000,000 shares authorized, 37,157,553 shares outstanding prior to the Offering, 43,157,553 shares outstanding
   upon consummation of the Offering (b)...................................           4             5
  Capital received in excess of par value..................................          --           168
  Deferred currency translation............................................         (10)          (10)
  Reinvested earnings/(deficit)............................................         (46)          (60)
                                                                             -----------  -------------
    Total stockholders' equity/(deficit)...................................         (52)          103
                                                                             -----------  -------------
      Total capitalization.................................................   $   1,401     $   1,349
                                                                             -----------  -------------
                                                                             -----------  -------------

- ------------------------
        (a) Assumes purchases by the Corporation of $64 million principal amount of Senior 1996 Notes and $64 million principal amount of Senior 1997 Notes. Such purchases are assumed to be made at 100% of principal amount. However, the Senior 1996 Notes and Senior 1997 Notes are not callable and there can be no assurance that the Corporation will be able to purchase the Senior 1996 Notes or Senior 1997 Notes as shown. Funds not used to purchase Senior 1996 Notes and Senior 1997 Notes within 12 months after the consummation of the Offering may become subject to the cash sweep mechanism under the Credit Agreement. See "Description of Credit Agreement."

        (b) Does not include (i) warrants to purchase up to an aggregate of 2,602,472 shares of Common Stock which are immediately exercisable at a price of $16.14 per share and (ii) options held by management to purchase up to an aggregate of 1,673,000 shares of Common Stock which will become exercisable at a price of $10.3125 per share in the years 1994 through 1996.
    See "Management -- Executive Compensation and Benefits."

                          PRICE RANGE OF COMMON STOCK

    The Common Stock is listed on the NYSE under the symbol "USG." In connection with the issuance of shares of Common Stock pursuant to the Prepackaged Plan, trading of the Common Stock commenced on the NYSE on a when-issued basis on May 7, 1993 and a regular-way basis on May 21, 1993. During the period from May 6, 1993, the date the Corporation emerged from Chapter 11 bankruptcy proceedings, through December 31, 1993, the high and low sales prices of Common Stock, as reported on the NYSE Composite Tape, were $30 1/2 per share and $9 5/8 per share, respectively. The last reported sale price of the Common Stock as reported on the NYSE Composite Tape on January 3, 1994 was $29 5/8 per share. The high and the low sales prices of the Common Stock by quarter during 1993, as reported on the NYSE Composite Tape, were:

                                                                             MAY 7         JULY 1        OCTOBER 1
                                                                            THROUGH       THROUGH         THROUGH
                                                                            JUNE 30     SEPTEMBER 30    DECEMBER 31
                                                                          -----------  --------------  -------------
High....................................................................   $      14   $      22 5/8   $    30 1/2
Low.....................................................................       9 5/8              13        20 1/4

    Although common stock of the Corporation was publicly traded prior to May 7, 1993, the historical sales prices are not comparable with the sales prices set forth above due to the Restructuring. Potential investors are encouraged to obtain current trading price information. As of December 31, 1993, there were approximately 13,898 stockholders of record of Common Stock.

                                DIVIDEND POLICY

    Since July 1988, the Corporation has not declared or paid any cash dividends on its Common Stock. The Corporation does not presently intend to pay any dividends in the foreseeable future. In addition, the Corporation's Credit Agreement and certain other debt instruments currently restrict the Corporation's ability to pay dividends to common stockholders. Moreover, the Corporation is prohibited from paying any dividends without surplus earnings or capital earmarked for this purpose under Delaware corporate law. See "Risk Factors -- Restrictions on Common Stock Dividends," "Description of Capital Stock," "Description of Credit Agreement" and "Description of Other Debt Obligations."

                                    DILUTION

    The following table presents certain information concerning the net tangible book value per share of the Common Stock as of September 30, 1993, and as adjusted to reflect the sale of 6,000,000 shares of Common Stock by the Corporation in the Offering, at an assumed public offering price of $29.625 per share (the last reported sale price of the Common Stock on the NYSE Composite Tape on January 3, 1994) and after deducting the estimated offering expenses and underwriting discounts:

Assumed public offering price per share..................             $   29.63
Net tangible book value (deficit) per share before the
 Offering (1)............................................  $  (22.28)
Increase per share attributable to payments by new
 investors...............................................       6.69
                                                           ---------
Pro forma net tangible book value (deficit) per share
 after the Offering......................................               (15.59)
                                                                      ---------
Dilution per share to new investors (2)..................             $   45.22
                                                                      ---------
                                                                      ---------

- ------------------------
          (1) Net tangible book value per share of Common Stock is determined by dividing the Corporation's tangible net worth at September 30, 1993 by the aggregate number of shares of Common Stock outstanding.
          (2) Dilution is determined by subtracting net tangible book value per share after the Offering from the public offering price per share.

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

    The unaudited Pro Forma Condensed Consolidated Statements of Earnings for the nine months ended September 30, 1993 and the twelve months ended December 31, 1992 and the unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1993 illustrate the effect of the Transactions. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with "Selected Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Corporation's Consolidated Financial Statements and related notes thereto contained elsewhere in this Prospectus.

    The unaudited Pro Forma Condensed Consolidated Statements of Earnings for the nine months ended September 30, 1993 and the twelve months ended December 31, 1992 were prepared as if the Transactions had occurred on January 1, 1993 and January 1, 1992, respectively. Due to the Restructuring and implementation of fresh start accounting, financial statements for periods after May 6, 1993 are not comparable to financial statements prior to that date. However, for presentation of the Pro Forma Condensed Consolidated Statement of Earnings, results for the first nine months of 1993 are shown under the caption "Total Before Adjustments." The adjustments set forth under the caption "Restructuring" reflect the implementation of the Prepackaged Plan on May 6, 1993, including the adoption of fresh start accounting prescribed by AICPA Statement of Position 90-7, and the issuance of $138 million in aggregate principal amount of Senior 2002 Notes on August 10, 1993 in exchange for bank debt as though those transactions had also occurred on January 1, 1993 and January 1, 1992, respectively.

    The unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1993 was prepared as if the consummation of the Transactions had occurred on September 30, 1993.

                                USG CORPORATION
             PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
                      NINE MONTHS ENDED SEPTEMBER 30, 1993
                                  (UNAUDITED)
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                           PRO FORMA ADJUSTMENTS
                                                      TOTAL BEFORE    --------------------------------
                                                     ADJUSTMENTS (A)  RESTRUCTURING (C)  TRANSACTIONS    PRO FORMA
                                                     ---------------  -----------------  -------------  -----------
Net sales..........................................     $   1,420         $                $             $   1,420
Cost of products sold..............................         1,143                                            1,143
                                                          -------           -------      -------------  -----------
Gross profit.......................................           277                                              277
Selling and administrative expenses................           163                                              163
Amortization of excess reorganization value........            71                57(d)                         128
                                                          -------           -------      -------------  -----------
Operating profit/(loss)............................            43               (57)                           (14)
Interest expense...................................           142               (39)(e)          (17)(g)         86
Interest income....................................            (5)               --                             (5)
Other (income)/expense, net........................            --                (1)                            (1)
Reorganization items...............................          (709)              709(f)                          --
                                                          -------           -------      -------------  -----------
Earnings/(loss) before taxes on income,
 extraordinary gain and changes in accounting
 principles........................................           615              (726)              17           (94)
Taxes on income....................................            21               (16)               1             6
                                                          -------           -------      -------------  -----------
Earnings/(loss) before extraordinary gain and
 changes in accounting principles..................           594              (710)              16          (100)
                                                          -------           -------      -------------  -----------
                                                          -------           -------      -------------  -----------
Earnings/(loss) before extraordinary gain and
 changes in accounting principles per common
 share.............................................            --(b)                                         (2.28)(h)
                                                           -------                                      -----------
                                                           -------                                      -----------

  See accompanying Notes to the Pro Forma Condensed Consolidated Statement of
                                   Earnings.

                                USG CORPORATION
      NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
                      NINE MONTHS ENDED SEPTEMBER 30, 1993
                                  (UNAUDITED)
                             (DOLLARS IN MILLIONS)

    The following notes set forth the explanations and assumptions used in preparing the unaudited Pro Forma Condensed Consolidated Statement of Earnings. The pro forma adjustments are based on estimates by the Corporation's management using information currently available.

    (a) Due to the Restructuring and implementation of fresh start accounting, financial statements for periods after May 6, 1993 are not comparable to financial statements prior to that date. However, for presentation of the Pro Forma Condensed Consolidated Statement of Earnings, results for the first nine months of 1993 are shown under the caption "Total Before Adjustments."

    (b) Due to the Restructuring and implementation of fresh start accounting, earnings/(loss) before extraordinary gain and changes in accounting principles per common share for the first nine months of 1993 shown under the caption "Total Before Adjustments" is not meaningful and therefore has been omitted.

    (c) The adjustments set forth under the caption "Restructuring" reflect the implementation of the Prepackaged Plan on May 6, 1993, including the adoption of fresh start accounting prescribed by AICPA Statement of Position 90-7, and the issuance of Senior 2002 Notes on August 10, 1993 in exchange for bank debt, as if those transactions had occurred on January 1, 1993.

    (d) Reflects amortization of excess reorganization value which would have been recorded during the period of January 1 through May 6, 1993 had the Restructuring been consummated on January 1, 1993.

    (e) Reflects net reduction of interest expense for the period of January 1 through May 6, 1993 as a result of the assumed implementation of the Prepackaged Plan and issuance of Senior 2002 Notes on January 1, 1993. The net reduction has been estimated as follows:

Decrease in interest expense:
  Bank debt...................................................  $     (21)
  7 3/8% senior notes due 1991................................         (3)
  13 1/4% senior subordinated debentures......................        (22)
  16% junior subordinated debentures..........................        (18)
                                                                ---------
                                                                           $     (64)
Increase in interest expense:
  Senior 1995 Notes...........................................          2
  Senior 1998 Notes...........................................          1
  Senior 2002 Notes...........................................         18
                                                                ---------
                                                                                  21
Amortization of reorganization discount.......................                     4
                                                                           ---------
Net reduction of interest expense.............................                   (39)
                                                                           ---------
                                                                           ---------

     (f) Reflects the elimination of the net gain from reorganization items associated with the implementation of the Prepackaged Plan and the adoption of fresh start accounting, since this gain would have been recorded in the period prior to January 1, 1993.

                                USG CORPORATION
NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS (CONTINUED)

    (g) Reflects   net  reduction  of  interest  expense  as  a  result  of  the
        Transactions. The net reduction has been estimated as follows:

Decrease in interest expense:
  Bank debt...................................................  $     (11)
  Senior 1995 Notes...........................................         (4)
  Senior 1996 Notes...........................................         (4)
  Senior 1997 Notes...........................................         (4)
  Senior 1998 Notes...........................................         (2)
                                                                ---------
                                                                           $     (25)
Increase in interest expense:
  Senior 2001 Notes (assumed to bear interest at 9 1/4% per
   annum).....................................................                    11
Write-off of unamortized reorganization discount..............                    (3)
                                                                           ---------
Net reduction of interest expense.............................                   (17)
                                                                           ---------
                                                                           ---------

    (h) Pro forma earnings/(loss) before extraordinary gain and changes in accounting principles per common share is computed based upon an average of 43,157,468 shares of Common Stock assumed to be outstanding during the nine months ended September 30, 1993. Amortization of excess reorganization value and reorganization discount reduced pro forma earnings/(loss) before extraordinary gain and changes in accounting principles per common share by $3.11 (or $134 milllion in total).

                                USG CORPORATION
             PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
                          YEAR ENDED DECEMBER 31, 1992
                                  (UNAUDITED)
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                           PRO FORMA ADJUSTMENTS
                                                                      --------------------------------
                                                         HISTORICAL   RESTRUCTURING (A)  TRANSACTIONS    PRO FORMA
                                                         -----------  -----------------  -------------  -----------
Net sales..............................................   $   1,777       $                $             $   1,777
Cost of products sold..................................       1,460              (4)(b)                      1,456
                                                         -----------        -------      -------------  -----------
Gross profit...........................................         317               4                            321
Selling and administrative expenses....................         218              (1)(c)                        217
Amortization of excess reorganization value............          --             170(d)                         170
                                                         -----------        -------      -------------  -----------
Operating profit/(loss)................................          99            (165)                           (66)
Interest expense.......................................         334            (200)(e)          (18)(i)        116
Interest income........................................         (12)              2(f)                         (10)
Other (income)/expense, net............................           1              (6)(g)                         (5)
                                                         -----------        -------      -------------  -----------
Earnings/(loss) before taxes on income, extraordinary
 gain and changes in
 accounting principles.................................        (224)             39               18          (167)
Taxes on income/(income tax benefit)...................         (33)             48                6            21
                                                         -----------        -------      -------------  -----------
Earnings/(loss) before extraordinary gain
 and changes in accounting principles..................        (191)             (9)              12          (188)
                                                         -----------        -------      -------------  -----------
                                                         -----------        -------      -------------  -----------
Earnings/(loss) before extraordinary gain
 and changes in accounting principles per
 common share..........................................          --(h)                                       (4.34 )(j)
                                                         -----------                                    -----------
                                                         -----------                                    -----------

                                USG CORPORATION
      NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
                          YEAR ENDED DECEMBER 31, 1992
                                  (UNAUDITED)
                             (DOLLARS IN MILLIONS)

    The following notes set forth the explanations and assumptions used preparing the unaudited Pro Forma Condensed Consolidated Statement of Earnings. The pro forma adjustments are based on estimates by the Corporation's management using information currently available.

    (a) The adjustments set forth under the caption "Restructuring" reflect the implementation of the Prepackaged Plan on May 6, 1993, including the adoption of fresh start accounting prescribed by AICPA Statement of Position 90-7, and the issuance of Senior 2002 Notes on August 10, 1993 in exchange for bank debt, as those transactions had occurred on January 1, 1992. The net gain from reorganization items associated with the implementation of the Prepackaged Plan would have been recorded in the period prior to January 1, 1992.

    (b) Reflects  (i) the reversal of 1992  goodwill amortization of $3 million;
        (ii) adjusted depreciation expense of $2 million due to a write-down of property, plant and equipment; and (iii) increased pension costs of $1 million.

    (c) Reflects the adjustment of rent expense to the fair market value of various operating leases.

    (d) Reflects amortization of excess reorganization value which would have been recorded during the period of January 1 through December 31, 1992 had the Restructuring been consummated on January 1, 1992.

    (e) Reflects net reduction of interest expense for the period of January 1 through December 31, 1992 as a result of the assumed implementation of the Prepackaged Plan and issuance of Senior 2002 Notes on January 1, 1992. The net reduction has been estimated as follows:

Decrease in interest expense:
  Bank debt..................................................  $     (86)
  7 3/8% senior notes due 1991...............................         (7)
  13 1/4% senior subordinated debentures.....................        (97)
  16% junior subordinated debentures.........................        (74)
                                                               ---------
                                                                          $    (264)
Increase in interest expense:
  Senior 1995 Notes..........................................          6
  Senior 1998 Notes..........................................          2
  Senior 2002 Notes..........................................         45
                                                               ---------
                                                                                 53
Amortization of reorganization discount......................                    11
                                                                          ---------
Net reduction of interest expense............................                  (200)
                                                                          ---------
                                                                          ---------

     (f) Reflects interest income that would not have been received on the proceeds from the sale of the Corporation's DAP, Inc. subsidiary had the Restructuring occurred on January 1, 1992.

    (g) Reflects reversal of amortization of deferred financing costs associated with the 1988 Recapitalization which were amortized in 1992.

    (h) Due to the Restructuring and implementation of fresh start accounting, historical earnings/ (loss) before extraordinary gain and changes in accounting principles per common share for the year ended December 31, 1992 is not meaningful and therefore has been omitted.

                                USG CORPORATION
NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS (CONTINUED)

     (i) Reflects net reduction of interest expense as a result of the Transactions. The net reduction has been estimated as follows:

Decrease in interest expense:
  Bank debt...................................................  $      (8)
  Senior 1995 Notes...........................................         (6)
  Senior 1996 Notes...........................................         (5)
  Senior 1997 Notes...........................................         (5)
  Senior 1998 Notes...........................................         (3)
                                                                ---------
                                                                           $     (27)
Increase in interest expense:
  Senior 2001 Notes (assumed to bear interest at 9 1/4% per
   annum).....................................................                    14
Write-off of unamortized reorganization discount..............                    (5)
                                                                           ---------
Net reduction of interest expense.............................                   (18)
                                                                           ---------
                                                                           ---------

     (j) Pro forma earnings/(loss) before extraordinary gain and changes in accounting principles per common share is computed based upon an average of 43,178,175 shares of Common Stock assumed to be outstanding during the year ended December 31, 1992. Amortization of excess reorganization value and reorganization discount reduced pro forma earnings/(loss) before extraordinary gain and changes in accounting principles per common share by $4.10 (or $177 million in total).

                                USG CORPORATION
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1993
                                  (UNAUDITED)
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

                                     ASSETS

                                                                            HISTORICAL    ADJUSTMENTS    PRO FORMA
                                                                            -----------  -------------  -----------
Current assets:
  Cash and cash equivalents...............................................   $     157   $     (59)(a)   $      98
  Receivables.............................................................         292                         292
  Inventories.............................................................         147                         147
                                                                            -----------  -------------  -----------
    Total current assets..................................................         596         (59)            537
Property, plant and equipment, net........................................         754                         754
Reorganization value in excess of identifiable assets.....................         776                         776
Other assets..............................................................          60          (1)(b)          59
                                                                            -----------  -------------  -----------
    Total assets..........................................................       2,186         (60)          2,126
                                                                            -----------  -------------  -----------
                                                                            -----------  -------------  -----------
                                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable........................................................         101                         101
  Accrued expenses........................................................         211                         211
  Notes payable...........................................................           8                           8
  Long-term debt maturing within one year.................................           6                           6
  Taxes on income.........................................................          14                          14
                                                                            -----------  -------------  -----------
    Total current liabilities.............................................         340                         340
                                                                            -----------  -------------  -----------
Long-term debt............................................................       1,439        (207)(c)       1,232
Deferred income taxes.....................................................         173          (8)(d)         165
Other liabilities.........................................................         286                         286
Stockholders' equity/(deficit):
  Preferred stock.........................................................          --                          --
  Common stock............................................................           4           1(e)            5
  Capital received in excess of par value.................................          --         168(e)          168
  Deferred currency translation...........................................         (10)         --             (10)
  Reinvested earnings/(deficit)...........................................         (46)        (14)(f)         (60)
                                                                            -----------  -------------  -----------
    Total stockholders' equity/(deficit)..................................         (52)        155             103
                                                                            -----------  -------------  -----------
    Total liabilities and stockholders' equity............................       2,186         (60)          2,126
                                                                            -----------  -------------  -----------
                                                                            -----------  -------------  -----------
Book value/(deficit) per common share.....................................       (1.40)        3.78           2.38
                                                                            -----------  -------------  -----------
                                                                            -----------  -------------  -----------

 See accompanying Notes to the Pro Forma Condensed Consolidated Balance Sheet.

                                USG CORPORATION
          NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1993
                                  (UNAUDITED)
                             (DOLLARS IN MILLIONS)

    The following notes set forth the explanations and assumptions used in preparing the unaudited Pro Forma Condensed Consolidated Balance Sheet. The pro forma adjustments are based on estimates by the Corporation's management using information currently available.

    (a) Reflects the reduction in cash and cash equivalents as follows:

  Payment of bank debt............................................  $    (140)
  Retirement of Senior 1995 Notes.................................        (75)
  Retirement of Senior 1996 Notes.................................        (64)
  Retirement of Senior 1997 Notes.................................        (64)
  Retirement of Senior 1998 Notes.................................        (35)
  Issuance for cash of Senior 2001 Notes in the Note Placement....        150
  Issuance of Common Stock in the Offering........................        169
                                                                    ---------
  Total...........................................................        (59)
                                                                    ---------
                                                                    ---------

            Assumes purchases by the Corporation of $64 million principal amount of Senior 1996 Notes and $64 million principal amount of Senior 1997 Notes. Such purchases are assumed to be made at 100% of principal amount. However, the Senior 1996 Notes and Senior 1997 Notes are not callable and there can be no assurance that the Corporation will be able to purchase the Senior 1996 Notes or Senior 1997 Notes as shown. Funds not used to purchase Senior 1996 Notes and Senior 1997 Notes within 12 months after the consummation of the Offering may become subject to the cash sweep mechanism under the Credit Agreement. See "Description of Credit Agreement."

    (b) Write-off of deferred financing costs associated with debt to be repaid in the Transactions.

    (c) Reflects net reduction of long-term debt as follows:

  Payment of bank debt............................................  $    (140)
  Retirement of Senior 1995 Notes.................................        (75)
  Retirement of Senior 1996 Notes.................................        (64)
  Retirement of Senior 1997 Notes.................................        (64)
  Retirement of Senior 1998 Notes.................................        (35)
  Issuance of Senior 2001 Notes in the Note Placement.............        150
                                                                    ---------
                                                                         (228)
  Write-off of related unamortized reorganization discount........         21
                                                                    ---------
  Total...........................................................       (207)
                                                                    ---------
                                                                    ---------

    (d) Reflects reduction in deferred taxes as a result of the write-off of unamortized reorganization discount related to debt retired in the Transactions.

    (e) Reflects the issuance of 6,000,000 shares of Common Stock, par value $0.10 per share, in the Offering, yielding net proceeds of $169 million.

                                USG CORPORATION
          NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  (CONTINUED)

     (f) The extraordinary loss, net of taxes, is estimated as follows:

   Write-off of unamortized reorganization discount:
   Bank debt...............................................  $(13   )
   Senior 1995 Notes.......................................      (2)
   Senior 1996 Notes.......................................      (3)
   Senior 1997 Notes.......................................      (2)
   Senior 1998 Notes.......................................      (1)
                                                             -------
                                                                       $  (21)
   Write-off of deferred issuance costs....................                (1)
   Estimated tax benefit...................................                 8
                                                                       -------
   Total...................................................               (14)
                                                                       -------
                                                                       -------

                      SELECTED CONSOLIDATED FINANCIAL DATA
       (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA AND WALLBOARD PRICES)

    The following table sets forth selected historical consolidated financial information of the Corporation for the post-Restructuring period of May 7 through September 30, 1993 and for the pre-Restructuring periods of January 1 through May 6, 1993, the nine months ended September 30, 1992 and the five years ended December 31, 1992. Due to the Restructuring and implementation of fresh start accounting, financial statements subsequent to May 6, 1993 are not comparable to financial statements for periods prior to that date. Accordingly, a vertical line has been added to separate such information. The information provided below has not been audited. However, the selected annual historical consolidated financial information presented below has been derived from the Consolidated Financial Statements of the Corporation and its subsidiaries which were examined by Arthur Andersen & Co., whose report with respect to certain of such financial statements appears elsewhere in this Prospectus. The following financial information should be read in conjunction with "Pro Forma Condensed Consolidated Financial Statements," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Corporation's Consolidated Financial Statements and notes thereto, all of which are included elsewhere in this Prospectus. See "Index To Consolidated Financial Statements and Supplemental Data."

                                                                            NINE
                                                                           MONTHS
                                            MAY 7 THROUGH    JANUARY 1     ENDED            YEARS ENDED DECEMBER 31
                                            SEPTEMBER 30    THROUGH MAY  SEPTEMBER   --------------------------------------
                                                1993         6 1993(A)    30 1992      1992      1991      1990      1989
                                           ---------------  -----------  ----------  --------  --------  --------  --------
INCOME STATEMENT DATA:
  Net sales...............................        $829         $591         $1,341     $1,777    $1,712    $1,915    $2,007
  Cost of products sold...................         661          482          1,095      1,460     1,385     1,499     1,506
                                           ---------------  -----------  ----------  --------  --------  --------  --------
  Gross profit............................         168          109            246        317       327       416       501
  Amortization of excess reorganization
   value..................................          71           --             --         --        --        --        --
  Selling and administrative expenses.....          92           71            159        218       194       203       209
  Restructuring expenses..................          --           --             --         --        --        18        --
                                           ---------------  -----------  ----------  --------  --------  --------  --------
  Operating profit........................           5           38             87         99       133       195       292
  Interest expense........................          56           86            253        334       333       292       297
  Interest income.........................          (3)          (2)            (8)       (12)      (11)       (8)      (10)
  Other (income)/expense, net.............          (6)           6             --          1         5         5        15
  Reorganization items....................          --         (709)(b)         --         --        --        --        --
  Nonrecurring gain.......................          --           --             --         --        --       (34)      (33)
  Taxes on income/(income tax benefit)....           4           17            (27)       (33)      (53)       (6)        3
  Extraordinary gain, net of taxes........          --          944             --
  Changes in accounting principles, net...          --         (150)            --
  Earnings/(loss) from discontinued
   operations, net........................          --           --             --         --       (20)      (36)        8
                                           ---------------  -----------  ----------  --------  --------  --------  --------
  Net earnings/(loss).....................         (46)(c)    1,434           (131)      (191)     (161)      (90)       28
                                           ---------------  -----------  ----------  --------  --------  --------  --------
                                           ---------------  -----------  ----------  --------  --------  --------  --------
  Average number of common shares (d).....  37,157,477
  Net loss per common share (d)...........       (1.23)(c)
  Dividends paid per common share (d).....          --
BALANCE SHEET DATA (as of the end of the
 period):
  Total assets............................       2,186        2,194          1,676      1,659     1,626     1,675     1,585
  Total debt..............................       1,543(e)     1,555(e)       2,706      2,711     2,660     2,600     2,428
  Total stockholders' equity/(deficit)....         (52)           4         (1,812)    (1,880)   (1,680)   (1,518)   (1,438)
OTHER INFORMATION:
  EBITDA (f)..............................         102           63            132        159       194       280       361
  Capital expenditures....................          16           12             27         49        49        64        76
  Gross margin (g)........................        20.3%        18.4%          18.3%      17.8%     19.1%     21.7%     25.0%
  EBITDA margin (h).......................        12.3         10.7            9.8        8.9      11.3      14.6      18.0
  Gypsum wallboard shipments: (i)
    Total U.S. Industry...................         9.2          6.7           15.3       20.3      18.4      20.7      21.3
    U.S. Gypsum...........................         3.1          2.3            5.4        7.2       6.6       7.2       7.2
  U.S. Gypsum wallboard price (j).........      $79.41       $75.81         $71.01     $71.58    $72.53    $79.08    $85.68

                                              1988
                                            --------
INCOME STATEMENT DATA:
  Net sales...............................    $2,070
  Cost of products sold...................     1,536
                                            --------
  Gross profit............................       534
  Amortization of excess reorganization
   value..................................        --
  Selling and administrative expenses.....       223
  Restructuring expenses..................        20
                                            --------
  Operating profit........................       291
  Interest expense........................       178
  Interest income.........................       (13)
  Other (income)/expense, net.............        16
  Reorganization items....................        --
  Nonrecurring gain.......................        --
  Taxes on income/(income tax benefit)....        43
  Extraordinary gain, net of taxes........
  Changes in accounting principles, net...
  Earnings/(loss) from discontinued
   operations, net........................        58
                                            --------
  Net earnings/(loss).....................       125
                                            --------
                                            --------
  Average number of common shares (d).....
  Net loss per common share (d)...........
  Dividends paid per common share (d).....
BALANCE SHEET DATA (as of the end of the
 period):
  Total assets............................     1,806
  Total debt..............................     2,643
  Total stockholders' equity/(deficit)....    (1,471)
OTHER INFORMATION:
  EBITDA (f)..............................       383
  Capital expenditures....................        81
  Gross margin (g)........................      25.8%
  EBITDA margin (h).......................      18.5
  Gypsum wallboard shipments: (i)
    Total U.S. Industry...................      21.3
    U.S. Gypsum...........................       7.3
  U.S. Gypsum wallboard price (j).........    $90.65

NOTES TO SELECTED CONSOLIDATED FINANCIAL DATA

(a) Fresh start accounting adjustments were recorded on May 6, 1993.

(b) Reflects one-time gain from reorganization items, including an $851 million gain from recording reorganization value in excess of identifiable assets, partially offset by other fresh start adjustments, fees and expenses associated with the Restructuring and a write-off of deferred financing costs associated with the 1988 Recapitalization.

(c) For the period of May 7 through September 30, 1993, amortization of excess reorganization value and reorganization discount reduced reported net earnings by $75 million, or $2.03 per share.

(d) Common shares and per share data for periods prior to May 7, 1993 have been omitted because, due to the Restructuring and implementation of fresh start accounting, they are not meaningful.

(e) Total debt as of September 30 and May 6, 1993 are shown at principal amounts. The carrying amounts (net of unamortized reorganization discount) as reflected on the Corporation's balance sheets as of those dates are $1,453 million and $1,461 million, respectively.

(f) EBITDA represents earnings before interest, taxes, depreciation, depletion, amortization, non-cash postretirement charges, reorganization items, extraordinary gain, discontinued operations and changes in accounting principles. The Corporation believes EBITDA is helpful in understanding cash flow generated from operations that is available for taxes, debt service and capital expenditures. In addition, EBITDA facilitates the monitoring of covenants related to certain long-term debt and other agreements entered into in conjunction with the Restructuring.

(g) Gross profit as a percentage of net sales.

(h) EBITDA as a percentage of net sales.

(i)  In billions of square feet.

(j) Represents average price per thousand square feet realized by U.S. Gypsum during the periods shown.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

PERIODS ENDED SEPTEMBER 30, 1993 COMPARED WITH 1992 RESULTS OF OPERATIONS

    On May 6, 1993, the Corporation completed a comprehensive restructuring of its debt through implementation of the Prepackaged Plan as confirmed on April 23, 1993 by the Bankruptcy Court. As a result of the recording of the Restructuring transaction and implementation of fresh start accounting, the Corporation's results of operations after May 6, 1993 as presented in the consolidated financial statements are not comparable to results reported in prior periods. See Note 3 of the Notes to the Consolidated Interim Financial Statements for information on consummation of the Restructuring and implementation of fresh start accounting.

    To facilitate a meaningful comparison of the Corporation's 1993 and 1992 operating performance, the following discussions of results of operations on a consolidated basis and by segment are presented on a traditional third quarter and nine months basis for both years. Consequently, 1993 information presented below does not comply with accounting requirements for companies upon emergence from bankruptcy which call for separate reporting for the newly-restructured company and the predecessor company. Included in the following discussions are comparisons of EBITDA. The Corporation believes that EBITDA, which represents earnings before interest, taxes, depreciation, depletion, amortization, non-cash postretirement charges, reorganization items, extraordinary gain and changes in accounting principles, is a useful supplement to net income and other consolidated income statement data as an indicator of the Corporation's operating performance and is helpful in understanding cash flow generated from operations that is available for taxes, debt service and capital expenditures.

CONSOLIDATED RESULTS OF OPERATIONS (DOLLARS IN MILLIONS):

                                                                               THREE MONTHS ENDED       NINE MONTHS
                                                                                                           ENDED
                                                                                  SEPTEMBER 30          SEPTEMBER 30
                                                                              --------------------  --------------------
                                                                                1993       1992       1993       1992
                                                                              ---------  ---------  ---------  ---------
Net sales...................................................................  $     514  $     474  $   1,420  $   1,341
Cost of products sold.......................................................        409        380      1,143      1,095
                                                                              ---------  ---------  ---------  ---------
Gross profit................................................................        105         94        277        246
Selling and administrative expenses.........................................         56         55        163        159
Amortization of excess reorganization value.................................         43         --         71         --
                                                                              ---------  ---------  ---------  ---------
Operating profit............................................................          6         39         43         87
                                                                              ---------  ---------  ---------  ---------
                                                                              ---------  ---------  ---------  ---------
Calculation of EBITDA:
  Operating profit..........................................................  $       6  $      39  $      43  $      87
  Amortization of excess reorganization value...............................         43         --         71         --
  Depreciation and depletion................................................         14         14         42         42
  Other.....................................................................          2          1          9          3
                                                                              ---------  ---------  ---------  ---------
  EBITDA....................................................................         65         54        165        132
                                                                              ---------  ---------  ---------  ---------
                                                                              ---------  ---------  ---------  ---------

    Net sales of $514 million for the third quarter of 1993, the highest quarterly net sales since the second quarter of 1989, increased $40 million, or 8.4%, over the third quarter of 1992. Gross profit rose $11 million, or 11.7%, in the third quarter of 1993 over the 1992 period and, as a percentage of net sales, improved to 20.4% from 19.8% . For the first nine months of 1993, net sales and gross profit were up $79 million, or 5.9%, and $31 million, or 12.6%, respectively, while gross profit as a percentage of net sales increased to 19.5% from 18.3% for the first nine months of 1992. These improvements in 1993 results primarily reflect increased gypsum wallboard pricing.

    Selling and administrative expenses increased slightly in each 1993 period versus 1992. However, these expenses as a percentage of net sales declined to 10.9% and 11.5% in the third quarter and first nine months of 1993, respectively, from 11.6% and 11.9% in the comparable 1992 periods.

    As of May 7, 1993, the Corporation began amortizing its excess reorganization value which was established in accordance with fresh start accounting rules. This amortization amounted to $43 million and $71 million in the third quarter and first nine months of 1993, respectively, with no 1992 counterpart. Consequently, 1993 operating profit is not comparable to the prior-year periods.

    EBITDA of $65 million in the third quarter of 1993, the highest quarterly result since the third quarter of 1990, increased $11 million or 20.4% over the third quarter of 1992. For the first nine months of 1993, EBITDA increased $33 million, or 25.0%, over the prior-year period. These increases reflect the improved gross margin performance.

RESULTS OF OPERATIONS BY GEOGRAPHIC AREA (DOLLARS IN MILLIONS):

                                                                                        THREE MONTHS ENDED SEPTEMBER 30
                                                                                  --------------------------------------------
                                                                                       NET SALES                EBITDA
                                                                                  --------------------  ----------------------
                                                                                    1993       1992       1993        1992
                                                                                  ---------  ---------  ---------     -----
United States:
  Gypsum Products...............................................................  $     263  $     234  $      44   $      33
  Interior Systems..............................................................        102         99         13          15
  Building Products Distribution................................................        143        125          3           3
  Corporate.....................................................................         --         --         (7)         (8)
  Intrasegment eliminations.....................................................        (64)       (57)        --          --
                                                                                  ---------  ---------  ---------         ---
Total United States.............................................................        444        401         53          43
Total Canada....................................................................         37         41          5           5
Total Other Foreign.............................................................         55         55          7           6
Transfers between geographic areas..............................................        (22)       (23)        --          --
                                                                                  ---------  ---------  ---------         ---
Total USG Corporation...........................................................        514        474         65          54
                                                                                  ---------  ---------  ---------         ---
                                                                                  ---------  ---------  ---------         ---

                                                                                               NINE MONTHS ENDED
                                                                                                  SEPTEMBER 30
                                                                                  --------------------------------------------
                                                                                       NET SALES                EBITDA
                                                                                  --------------------  ----------------------
                                                                                    1993       1992       1993        1992
                                                                                  ---------  ---------  ---------     -----
United States:
  Gypsum Products...............................................................  $     728  $     670  $     108   $      80
  Interior Systems..............................................................        284        280         36          39
  Building Products Distribution................................................        387        345          5           4
  Corporate.....................................................................         --         --        (18)        (21)
  Intrasegment eliminations.....................................................       (175)      (163)        --          --
                                                                                  ---------  ---------  ---------         ---
Total United States.............................................................      1,224      1,132        131         102
Total Canada....................................................................        108        117         14          12
Total Other Foreign.............................................................        154        157         20          18
Transfers between geographic areas..............................................        (66)       (65)        --          --
                                                                                  ---------  ---------  ---------         ---
Total USG Corporation...........................................................      1,420      1,341        165         132
                                                                                  ---------  ---------  ---------         ---
                                                                                  ---------  ---------  ---------         ---

UNITED STATES

    Comparing the third quarter of 1993 to the third quarter of 1992 for domestic Gypsum Products (represented by U.S. Gypsum and USG International's gypsum products exports), net sales increased $29 million, or 12.4%, and EBITDA improved $11 million, or 33.3%. For the first nine months of 1993, net sales rose $58 million, or 8.7%, and EBITDA increased $28 million, or 35.0%. These improved results primarily reflect the sixth consecutive quarterly increase in gypsum wallboard selling prices. U.S. Gypsum's wallboard prices increased 10.5% and 9.7% in the third quarter and first nine months of 1993, respectively, over the corresponding 1992 periods. Wallboard volume rose 1% to a record level in the third quarter of 1993, while nine months 1993 volume was virtually unchanged from a year ago. In the third quarter of 1993, unit manufacturing costs, excluding non-cash postretirement charges, for wallboard were 3% higher than in the comparable period in 1992, largely due to a higher level of maintenance expenditures and higher energy costs in 1993. Improved sales of joint compound, DUROCK cement board and other products used in residential construction contributed to the favorable domestic Gypsum Products results.

    Net sales for domestic Interior Systems, which is represented by USG Interiors and USG International's interior systems exports, increased $3 million, or 3.0%, and $4 million, or 1.4%, in the third quarter and first nine months of 1993, respectively, over the comparable 1992 periods. EBITDA in the third quarter and first nine months of 1993 decreased $2 million, or 13.3%, and $3 million, or 7.7%, from the respective 1992 periods. These results primarily reflect increased sales of lower margin products and increased costs for raw materials in 1993.

    Building Products Distribution (L&W Supply) net sales increased $18 million, or 14.4%, and $42 million, or 12.2% in the third quarter and first nine months of 1993 over the respective 1992 periods. These increases reflect improved gypsum wallboard selling prices and volume and increased sales of related building materials products. EBITDA recorded in the third quarter of 1993 was unchanged from the third quarter of 1992. For the first nine months of 1993, EBITDA increased $1 million, or 25.0% from the comparable 1992 period. These results reflect the aforementioned sales improvements in gypsum wallboard and related building materials products partially offset by increased unit costs.

CANADA

    Third quarter 1993 net sales for the Corporation's Canadian operations (primarily CGC) declined $4 million, or 9.8%, from the third quarter of 1992. Net sales for the first nine months of 1993 were down $9 million, or 7.7%, from 1992. These declines were primarily attributable to the strengthened U.S. dollar compared with the Canadian dollar and lower levels of volume resulting from a sluggish Canadian construction market. However, EBITDA was unchanged in the third quarter of 1993 compared with the third quarter of 1992 and was up $2 million, or 16.7%, in the first nine months of 1993 versus 1992 due to higher selling prices for gypsum wallboard. Canadian gypsum wallboard prices have been impacted by the Canadian government's finding announced earlier this year that dumping of U.S.-made gypsum wallboard had occurred and the resulting imposition of duties for a period of five years on gypsum wallboard imported into Canada from the United States at prices below certain levels.

OTHER FOREIGN

    Net sales for the Corporation's Other Foreign businesses (primarily operations in Europe, the Pacific and Latin America managed by USG
International) were unchanged in the third quarter of 1993 versus 1992 while decreasing by $3 million, or 1.9%, in the first nine months of 1993 from the comparable 1992 period. These results reflect the continuing recession in Europe and the impact of the strengthened U.S. dollar compared with European currencies. However, EBITDA improved slightly in both 1993 periods due to organizational streamlining implemented in the fourth quarter of 1992 and from improved cost control.

OTHER EARNINGS INFORMATION

    As a result of the Restructuring, interest expense was reduced compared to prior periods. Interest expense of $34 million in the third quarter of 1993 represents a significant reduction versus the third quarter of 1992 when interest expense was $81 million.

    In connection with the Restructuring, the Corporation recorded in the period of January 1 through May 6, 1993 a one-time reorganization items gain of $709 million, which primarily consisted of an $851 million gain from recording the Excess Reorganization Value pursuant to SOP 90-7.

    Income tax expense of $3 million and $1 million was recorded for the third quarter and the period of May 7 through June 30, 1993, respectively. Income tax expense of $17 million was recorded for the period of January 1 through May 6, 1993. Income tax benefits of $7 million and $27 million were recorded in the third quarter and first nine months of 1992, respectively. See Note 8 of the Notes to the Consolidated Interim Financial Statements for information on income taxes.

    Also in connection with the Restructuring, the Corporation recorded in the period of January 1 through May 6, 1993 a one-time after-tax extraordinary gain of $944 million resulting primarily from the exchange of subordinated debt for Common Stock and warrants.

    A one-time after-tax net charge of $150 million was recorded in the first quarter of 1993 representing the cumulative impact of the adoption of SFAS 106 and SFAS 109. See Notes 7 and 8 of the Notes to the Consolidated Interim Financial Statements for information related to these accounting changes.

    Net losses of $25 million and $21 million were recorded in the third quarter and the period of May 7 through June 30, 1993, respectively. These losses were attributable to amortization of excess reorganization value amounting to $43 million and $28 million for the respective periods. Such amortization will continue over the next five years. Net earnings of $1,434 million were recorded in the period of January 1 through May 6, 1993, reflecting the aforementioned reorganization items gain and extraordinary gain. Net losses of $33 million and $131 million were recorded in the third quarter and first nine months of 1992, respectively, primarily due to high levels of interest expense.

LIQUIDITY AND CAPITAL RESOURCES

WORKING CAPITAL

    As of September 30, 1993, working capital (current assets less current liabilities) amounted to $256 million and the ratio of current assets to current liabilities was 1.75 to 1, a substantial improvement versus December 31, 1992 when current liabilities exceeded current assets by $2.6 billion and the ratio of current assets to current liabilities was .21 to 1. This improvement is due to the impact of the Restructuring, which was completed on May 6, 1993. From December 31, 1990 through May 6, 1993, the Corporation endured a deficit working capital position, primarily resulting from the inclusion of most long-term debt issues in current liabilities due to various defaults upon certain of the debt issues. Upon consummation of the Restructuring, all previously existing defaults were waived or cured and long-term debt included in current liabilities was treated as follows: (i) $1.4 billion of subordinated debt, including accrued but unpaid interest thereon, was exchanged for Common Stock and warrants; (ii) certain other long-term debt was exchanged for new long-term debt; and (iii) remaining long-term debt was reclassified to long-term liabilities. Also in connection with the Restructuring, the Corporation repaid $140 million principal of a revolving credit facility in the second quarter of 1993. See Note 3 of the Notes to the Consolidated Interim Financial Statements for additional information related to the Restructuring.

    On August 10, 1993, the Corporation issued $138 million of Senior 2002 Notes in exchange for $92 million of bank term loans and $46 million of capitalized interest notes. The Corporation did not receive any cash proceeds from the issuance of these securities. The transaction improved the Corporation's financial flexibility and responded to strong market demand for the Senior 2002 Notes by replacing near-term maturities of the bank term loans and capitalized interest notes with the longer term Senior 2002 Notes. Issuance of these notes will cause a modest increase in future interest expense from the level experienced since the Restructuring was consummated, but eliminated bank term loan aggregate payments of $95 million due in 1994, 1995 and 1996 and all but approximately $1 million of $47 million of capitalized interest notes due in 2000. (The $3 million portion of the $95 million of bank term loans that was not exchanged for Senior 2002 Notes was added to the final maturity of the bank term loan due in 2000.) Furthermore, in connection with this offering, the Corporation will be permitted, at its option, to apply up to $165 million of cash otherwise subject to the cash sweep mechanism of the Credit Agreement in 1994, 1995 and 1996 to repayment or purchase of senior debt due prior to January 1, 1999 or bank term loans, at the discretion of the Corporation. See Note 10 of the Notes to the Consolidated Interim Financial Statements for more information on this transaction.

    Accrued expenses of $211 million as of September 30, 1993 were down $342 million, or 61.8%, from the December 31, 1992 level due to the cancellation and discharge of $375 million of accrued interest in connection with the Restructuring. Inventories of $147 million as of September 30, 1993, increased $34 million, or 30.1%, from December 31, 1992 primarily due to a fresh start accounting adjustment. Accounts payable of $101 million as of September 30, 1993, rose $10 million, or 11.0%, from December 31, 1992 due to the increased level of business and improving trade credit.

CASH FLOWS

    Cash flows for the period of May 7 through September 30, 1993 produced an increase in cash and cash equivalents of $108 million. Cash provided by operating activities of $126 million was only partially offset by cash outflows to investing activities of $7 million and the net repayment of debt of $11 million.

CAPITAL EXPENDITURES

    Capital expenditures amounted to $16 million in the period of May 7 through September 30, 1993 and $12 million in the period of January 1 through May 6, 1993. For the first nine months of 1992, capital expenditures were $27 million. Capital expenditure commitments for the replacement, modernization and expansion of operations amounted to $14 million as of September 30, 1993, compared with $24 million as of December 31, 1992.

PROJECTED LIQUIDITY

    The Corporation believes that, as a result of completion of the Restructuring and the exchange of Senior 2002 Notes for bank debt as described above, the Corporation's cash generated by operations and the estimated levels of liquidity available to the Corporation will be sufficient to permit the Corporation to satisfy its debt service requirements and other capital requirements for the foreseeable future. However, the Corporation is subject to significant business, economic and competitive uncertainties, and satisfying such requirements will require the continuation of the recovery in the Corporation's construction-based markets which began in 1992. There can be no assurance that the Corporation's financial resources will be sufficient for the Corporation to satisfy its debt service obligations and other capital requirements.

    One of the Corporation's subsidiaries, U.S. Gypsum, is a defendant in asbestos lawsuits alleging both property damage and personal injury. This litigation has not had a material effect on the Corporation's liquidity or earnings. Virtually all costs of the Personal Injury Cases are being paid by insurance. However, many of U.S. Gypsum's insurance carriers are denying coverage for the Property Damage Cases, although U.S. Gypsum believes that substantial coverage exists and the trial court in U.S. Gypsum's Coverage Action has so ruled (such ruling has been appealed). In view of the limited insurance funding currently available to U.S. Gypsum for Property Damage Cases resulting from continued resistance by a number of U.S. Gypsum's insurers to providing coverage, the effect of the asbestos litigation on the Corporation will depend upon a variety of factors, including the damages sought in Property Damage Cases that reach trial prior to the completion of the Coverage Action, U.S. Gypsum's ability to successfully defend or settle such cases, and the resolution of the Coverage Action. As a result, management is unable to determine whether an adverse outcome in the asbestos litigation will have a material adverse effect on the results of operations or the consolidated financial position of the Corporation. The Corporation and certain of its subsidiaries have been notified by state and federal environmental protection agencies of possible involvement as one of numerous "potentially responsible parties" in a number of so-called "Superfund" sites in the United States. The Corporation believes that neither these matters nor any other known governmental proceeding regarding environmental matters will have a material adverse effect upon its earnings or consolidated financial position. See "Business -- General Information -- Asbestos Litigation."

1992 COMPARED WITH 1991 RESULTS OF OPERATIONS

CONSOLIDATED RESULTS

    Consolidated net sales of $1,777 million in 1992 increased $65 million, or 3.8%, over the comparable 1991 level of $1,712 million. This increase, which represents the first year-to-year improvement in net sales in five years, was attributable to increased volume for all major domestic gypsum and related product lines. Demand for these products rose in 1992 due to the recovery in U.S. housing starts which were up approximately 19% over 1991. While the average selling price of domestic gypsum wallboard reached a 14-year low in the first quarter of 1992, prices improved throughout the second, third and fourth quarters of 1992 and, as a result, the average price for the full year 1992 was down only 1% compared with 1991. However, continuing low levels of nonresidential construction activity have had an unfavorable impact on the Corporation's domestic interior systems business, and its non-domestic businesses have had a difficult year due to recessions in Canada and Europe.

    Consolidated gross profit as a percentage of net sales in 1992 was 17.8%, down from 19.1% in 1991. This decline primarily reflects decreased Canadian gypsum wallboard prices and lower margins for interior systems products, offset in part by improved margins for domestic gypsum and related products.

    Consolidated selling and administrative expenses of $218 million in 1992 increased $24 million, or 12.4%, over 1991 expenses of $194 million. The higher level of 1992 expenses primarily reflects (i) increases in compensation and benefits (up $10 million); (ii) a fourth quarter 1992 charge associated with organizational streamlining activities ($6 million); (iii) rent, a non-cash expense until 1994, and other expenses associated with the new corporate headquarters building ($3 million combined); and (iv) expansion of certain international operations (up $1 million). Selling and administrative expenses as a percentage of net sales was 12.3% in 1992, up from 11.3% in 1991.

    Consolidated operating profit of $99 million in 1992 declined $34 million, or 25.6%, from the comparable 1991 level of $133 million. This decline was the result of the aforementioned lower gross margin performance and higher level of selling and administrative expenses.

    Interest expense of $334 million in 1992 rose slightly over the comparable 1991 level of $333 million. In 1992, higher levels of interest expense were incurred on (i) senior subordinated debentures (up $11 million) due to a higher level of arrearage on such debentures in 1992 as a result of a default condition; and (ii) junior subordinated debentures (up $10 million) due to an increased level of such pay-in-kind debentures in 1992. These increases were offset to a large extent by lower interest rates related to bank debt obligations (down $20 million).

    An income tax benefit of $33 million was recorded in 1992 due to losses from continuing operations. This benefit is net of tax expense on foreign subsidiary earnings. The effective income tax benefit rate was 15.0% for 1992 compared with 27.5% for the year-earlier period. The lower 1992 effective benefit rate was primarily due to the inability to fully benefit the net operating loss carryforward ("NOL Carryforward") as an offset to deferred taxes. Deferred taxes were reduced by $5 million during 1991 for an NOL Carryforward of $14 million. In 1992, deferred taxes were reduced by an additional $19 million for an NOL Carryforward of $140 million, of which $84 million was unbenefited.

    A net loss of $191 million was recorded in 1992 compared with a net loss of $161 million in 1991. The net loss in 1991 included a $20 million after-tax provision relating to the sale of the Corporation's subsidiary, DAP Inc. ("DAP").

UNITED STATES

    Net sales of $1,505 million in 1992 for the Corporation's domestic operations were up $72 million, or 5.0%, over 1991 net sales of $1,433 million. However, domestic operating profit of $76 million declined $13 million, or 14.6%, from the 1991 level of $89 million. EBITDA for domestic operations was $123 million in 1992, down $14 million, or 10.2%, from 1991 EBITDA of $137 million. Results for the industry segment components of the Corporation's domestic operations were as follows:

                                                                                    DEPRECIATION
                                                                                    DEPLETION AND
                                                                   OPERATING
                                               NET SALES            PROFIT          AMORTIZATION          EBITDA
                                          -------------------   ---------------   -----------------   ---------------
                                            1992       1991      1992     1991     1992      1991      1992     1991
                                          --------   --------   ------   ------   -------   -------   ------   ------
                                                                     (DOLLARS IN MILLIONS)
United States:
  Gypsum Products.......................  $    889   $    835   $  69    $  64    $   30    $   29    $   99   $  93
  Interior System.......................       368        386      34       47        13        12        47      59
  Building Products Distribution........       464        424       3       --         2         4         5       4
  Intrasegment elimination..............      (216)      (212)     --       --        --        --        --      --
  Corporate.............................        --         --     (30)     (22)        8        10       (28)    (19)
                                          --------   --------   ------   ------   -------   -------   ------   ------
    Total...............................     1,505      1,433      76       89        53        55       123     137
                                          --------   --------   ------   ------   -------   -------   ------   ------
                                          --------   --------   ------   ------   -------   -------   ------   ------

    Net sales of $889 million in 1992 for domestic Gypsum Products (represented by U.S. Gypsum and USG International's gypsum products exports) were up $54 million, or 6.5%, versus the 1991 level of $835 million. Following five successive years of sales declines, U.S. Gypsum recorded increased sales in 1992 versus 1991. This improvement was attributable to increased volume for all major product lines. Gypsum wallboard volume rose 8% as demand in the gypsum wallboard industry increased in conjunction with the recovery in U.S. housing starts. Domestic Gypsum Products operating profit of $69 million increased $5 million, or 7.8%, over the prior-year amount of $64 million. U.S. Gypsum's increased volume levels and lower unit costs (down 2% for gypsum wallboard) more than offset the combination of slightly lower gypsum wallboard selling prices (down 1%) and increased selling and administrative expenses. The higher level of selling and administrative expenses primarily resulted from increased compensation and benefits, a fourth quarter 1992 charge of $4 million associated with organizational streamlining activities and an increased provision for doubtful accounts.

    Average realized selling prices on U.S. Gypsum's gypsum wallboard declined in 1992 for the seventh consecutive year and reached a 14-year low in the first quarter of 1992. Production capacity in the gypsum industry remained quite high relative to demand, and uncertainty about the timing and strength of a recovery led to very competitive pricing in 1992. However, as shown in the table below, gypsum wallboard pricing began an upward trend in the second quarter of 1992, which continued in the third and fourth quarters.

    Quarterly domestic gypsum wallboard average prices per thousand square feet in 1992 compared with 1991 were as follows:

                                                                             1992       1991
                                                                           ---------  ---------
First Quarter............................................................  $   67.77  $   77.05
Second Quarter...........................................................      72.20      71.93
Third Quarter............................................................      73.03      71.32
Fourth Quarter...........................................................      73.35      70.19

    Domestic Interior Systems (represented by USG Interiors and USG International's interior systems exports) reported net sales of $368 million in 1992, a decline of $18 million, or 4.7%, from the comparable 1991 level of $386 million. Operating profit of $34 million for domestic Interior Systems was down $13 million, or 27.7%, from $47 million recorded in 1991. These declines reflect the continuing downturn in new nonresidential construction, the primary market served by USG Interiors. In 1992, opportunity from new nonresidential construction, as measured by lagged contract awards, declined by approximately 19%. Consequently, results for most of USG Interiors' product lines were adversely affected by lower selling prices and decreased volume. Higher selling and administrative expenses were recorded by USG Interiors primarily due to a fourth quarter 1992 charge of $1 million associated with organizational streamlining activities and increased compensation and benefits.

    Building Products Distribution (represented by L&W Supply) had net sales of $464 million in 1992, an increase of $40 million, or 9.4%, over the comparable 1991 level of $424 million. Operating profit of $3 million in 1992 surpassed breakeven operating profit last year. Demand for all of L&W Supply's product lines rose in 1992 in response to the increase in U.S. housing starts. L&W Supply's gypsum wallboard volume increased 9% over 1991, while sales and gross profit for its other products, particularly ceiling products, roofing and construction metal, also exceeded 1991 levels. While L&W Supply's average gypsum wallboard price for 1992 was down slightly from 1991, improving prices from the second quarter of 1992 through the end of the year paralleled that for U.S. Gypsum.

    Corporate expenses of $30 million in 1992 increased $8 million, or 36.4%, over 1991 expenses of $22 million. This increase primarily reflects rent and other expenses associated with the new corporate headquarters, the absence in 1992 of certain service transfers to the operating subsidiaries, increased compensation and benefits and a $1 million charge associated with organizational streamlining activities.

CANADA

    The 1992 performance of the Corporation's Canadian operations (represented primarily by CGC) was adversely affected by limited market opportunities. Consequently, net sales of $149 million and operating profit of $7 million in 1992 fell $20 million, or 11.8%, and $15 million, or 68.2%, respectively, from the corresponding 1991 levels. These declines were primarily attributable to unfavorable changes in selling prices and volume for CGC's gypsum wallboard as the Canadian economy remained weak and CGC's customers maintained inventories at low levels. Gypsum wallboard pricing for CGC, as well as for other Canadian manufacturers, was also adversely affected by competition from lower-priced U.S. imports. The Canadian government has announced that, in connection with its finding that dumping of U.S.-made gypsum wallboard had occurred, duties will be imposed on all gypsum wallboard imported into Canada from the United States at prices below certain levels for a period of five years. Also affecting CGC's 1992 results was the continuing decline in Canadian commercial construction which resulted in lower net sales and operating profit for CGC's interior systems business.

OTHER FOREIGN

    Net sales and operating profit in 1992 were $208 million and $16 million, respectively, for the Corporation's Other Foreign operations in Europe, the Pacific and Latin America which are managed by USG International, and for a shipping subsidiary headquartered in Bermuda. These results represent a net sales increase of $15 million, or 7.8%, and an operating profit decline of $6 million, or 27.3%, versus 1991. The improvement in net sales largely reflects increases in sales of interior systems products in certain European, Latin America, Middle East and Pacific markets, as well as a favorable currency translation. However, the decline in operating profit resulted from the combination of (i) a slowdown in demand due to a severe and expanding recession affecting most of Europe; (ii) continuing costs associated with the Aubange, Belgium ceiling tile plant that opened in 1991; and (iii) increased selling and administrative expenses due to a higher level of compensation and benefits and expansion of certain international operations.

DISCONTINUED OPERATIONS

    Results for DAP are set forth separately as discontinued operations in the consolidated financial statements and supplementary data schedules up to September 20, 1991, when the Corporation completed the sale of the business and substantially all of the assets of DAP. See "Index To Financial Statements -- Significant Accounting Policies and Practices -- Discontinued Operations" for information relating to this transaction.

1991 COMPARED WITH 1990 RESULTS OF OPERATIONS

CONSOLIDATED RESULTS

    Consolidated net sales from continuing operations of $1,712 million in 1991 were down $203 million, or 10.6%, from the 1990 level of $1,915 million. This decline reflects lower levels of new residential and nonresidential construction activity in 1991 versus 1990 which had an adverse effect on demand for many of the Corporation's product lines. As a result, average selling prices on domestic gypsum wallboard declined in 1991 for the sixth consecutive year. While a cyclical downturn in construction-based markets began in 1987, the deterioration in these markets from mid-1990 through the end of 1991 had been particularly rapid and acute.

    Consolidated gross profit as a percentage of net sales in 1991 was 19.1%, down from 21.7% in 1990 primarily due to gypsum wallboard's lower selling prices.

    For the fourth consecutive year, the Corporation was able to reduce its selling and administrative expenses, as expenses of $194 million in 1991 represented a $9 million, or 4.4%, reduction from 1990 expenses of $203 million. Decreased expenses in 1991 primarily reflected lower levels of compensation and benefits as a result of employee reductions, most of which occurred in the latter part of 1990. However, selling and administrative expenses as a percentage of net sales in 1991 increased to 11.3% from 10.6% in 1990 due to the decline in net sales.

    In the fourth quarter of 1990, restructuring expenses amounting to $18 million were recorded, primarily for the implementation of a program that improved operating efficiencies in each of the Corporation's businesses.

    Consolidated operating profit of $133 million in 1991 was down $62 million, or 31.8%, from the 1990 level of $195 million as a result of the aforementioned lower levels of volume and gross margin performance.

    Interest expense of $333 million in 1991 increased $41 million, or 14.0%, over 1990. This was largely due to a $23 million increase in interest expense incurred on the Bank Debt Obligations as a result of the default condition and increased borrowings on the Revolving Credit Facility made in the fourth quarter of 1990 and still outstanding as of December 31, 1991. In addition, a higher level of pay-in-kind junior subordinated debentures resulted in a $9 million increase in interest expense, while default interest in 1991 related to senior subordinated debentures amounted to $7 million.

    While there were no nonrecurring gains in 1991, the Corporation recorded a nonrecurring pre-tax gain of $34 million on the sale of its corporate headquarters building in the first quarter of 1990. See "Index To Financial Statements -- Significant Accounting Policies and Practices -- Nonrecurring Gain" for additional information related to this transaction.

    An income tax benefit of $53 million was recorded in 1991 due to a loss from continuing operations. This benefit is net of tax expense on foreign subsidiary earnings. The effective income tax benefit rate for 1991 was 27.5% compared with 9.8% for 1990.

    A net loss of $161 million was recorded in 1991, compared with a net loss of $90 million in 1990. The net losses in 1991 and 1990 included after-tax provisions of $20 million and $41 million, respectively, relating to the sale of DAP.

UNITED STATES

    Net  sales  of  $1,433  million  in  1991  for  the  Corporation's  domestic operations were down $170 million, or 10.6%, from 1990 net sales of $1,603 million. Domestic operating profit of $89 million declined $50 million, or 36.0%, from the 1990 level of $139 million. EBITDA for domestic operations was $137 million in 1991, down $74 million, or 35.1%, from 1990 EBITDA of $211 million. Results for the industry segment components of the Corporation's domestic operations are explained as follows.

    Net sales of $835 million in 1991 for domestic Gypsum Products were down $101 million, or 10.8%, versus the 1990 level of $936 million. Operating profit of $64 million in 1991 was down $52 million, or

44.8%, from $116 million recorded in 1990. These declines primarily reflected lower levels of gypsum wallboard volume (down 7%) and prices (down 8%) versus 1990 for U.S. Gypsum. Reduced opportunity for domestic gypsum wallboard and other building products in 1991 was reflective of a 15% decline in U.S. housing starts compared with 1990. However, with respect to operating profit, these factors were partially offset by U.S. Gypsum's excellent control of unit costs which were unchanged from 1990 and by a 2.5% reduction in its selling and administrative expenses. In addition, U.S. Gypsum incurred restructuring expenses of $7 million in the fourth quarter of 1990, while there were no such expenses in 1991.

    Net sales of $386 million in 1991 for domestic Interior Systems declined $37 million, or 8.7%, from the 1990 level of $423 million, while operating profit of $47 million was down $7 million, or 13.0%, versus the 1990 amount of $54 million. Net sales and operating profit in 1991 for most of USG Interiors' product lines were down from 1990 due to lower volume resulting from softness in nonresidential construction. However, the impact of declining economic opportunities for USG Interiors was mitigated somewhat by a 6.9% reduction in its 1991 selling and administrative expenses as compared with 1990. Operating profit in 1990 for the USG Interiors was lowered by restructuring expenses of $4 million, while there were no such expenses in 1991.

    Net sales of $424 million in 1991 for Building Products Distribution were down $54 million, or 11.3%, from the 1990 level of $478 million. Breakeven results were experienced at the operating profit level in 1991 for L&W Supply, compared with operating profit of $4 million in 1990. Operating profit in 1990 for L&W Supply included restructuring expenses of $2 million, while there were no such expenses in 1991. As a result of depressed market conditions for its products and intense competition from independent distributors, net sales and operating profit declines were recorded for virtually all of L&W Supply's product lines in 1991 compared with 1990.

CANADA

    Net sales in 1991 for the Corporation's Canadian operations amounted to $169 million and operating profit was $22 million, representing declines of $26 million, or 13.3%, and $9 million, or 29.0%, respectively, from the corresponding 1990 levels. CGC's performance in 1991 suffered due to decreases in gypsum wallboard volume and selling prices. This trend reflected the continuing weakness in the Canadian economy, and in particular, the building products sector which had to deal with surplus capacity and lower-priced gypsum products imported from the United States. However, average unit costs for CGC's gypsum wallboard were reduced slightly from 1990 and selling and administrative expenses for CGC's gypsum business were reduced 1.8% in 1991 versus the prior year. Results for CGC's interior systems business were down in 1991 due to the slowdown in Canadian nonresidential construction.

OTHER FOREIGN

    Net sales and operating profit in 1991 were $193 million and $22 million, respectively, for the Corporation's Other Foreign operations. These results represent a net sales decline of $7 million, or 3.5%, and a $3 million, or 12.0%, drop in operating profit versus 1990. Net sales and operating profit reported by USG International were down primarily due to the weakening economy in Europe. Start-up costs associated with the opening in mid-1991 of its new ceiling tile plant in Aubange, Belgium also had an adverse effect on operating profit.

                                    BUSINESS

INTRODUCTION

    Through its subsidiaries, USG is a leading manufacturer of building materials in North America which produces a wide range of products for use in residential and nonresidential construction, repair and remodeling, as well as products used in certain industrial processes. U.S. Gypsum is the largest producer of gypsum wallboard in the United States and accounted for approximately one-third of total domestic gypsum wallboard sales in 1992. USG Interiors is a leading supplier of interior ceiling, wall and floor products used primarily in commercial applications. In 1992, USG Interiors was the leading producer of ceiling grid and the second largest producer of ceiling tile in the United States, accounting for over one-half and approximately one-third of total domestic sales of such products, respectively. L&W Supply is the largest distributor of wallboard and related products in the United States and in 1992 sold approximately 23% of U.S. Gypsum's wallboard production. In addition to its United States operations, the Corporation's 76% owned subsidiary, CGC, is the largest manufacturer of gypsum products in eastern Canada and the Corporation's USG International unit supplies interior systems and gypsum wallboard products in the Pacific, Europe and Latin America. In the nine months ended September 30, 1993, the Corporation had net sales of $1.4 billion and generated EBITDA of $165 million. In the year ended December 31, 1992, the Corporation had net sales of $1.8 billion and generated EBITDA of $159 million.

    The Corporation believes that its leading industry positions and low cost structure position it to take advantage of the long-term potential in its three industry segments: Gypsum Products, Interior Systems and Building Products Distribution.

U.S. INDUSTRY OVERVIEW

    USG's consolidated financial performance is largely influenced by changes in the three major components of the construction industry in the United States: new residential construction, new nonresidential construction, and repair and remodel activity. In recent years, structural changes in residential construction activity combined with growth in the repair and remodel component have partially mitigated the impact of the cyclical demand of the overall new construction components.

NEW RESIDENTIAL AND NONRESIDENTIAL CONSTRUCTION

    Demand for the Corporation's products has historically been influenced primarily by new residential (single and multi-family homes) and nonresidential (offices, schools, stores, and other institutions) construction. Construction activity is directly influenced by a variety of economic variables. In the short term, the new residential segment is characterized by fluctuating activity levels as builders and buyers respond to changes in funding costs, new home prices, and the availability of new construction financing. Over the medium to long term, new residential construction activity reflects the demand generated by household formations, the home ownership rate, removals of housing stock, and the growth of personal income.

    Although new residential construction remains the largest single source of demand for gypsum wallboard in the United States, it has declined significantly as a percentage of gypsum wallboard demand since 1985 (a year where total gypsum wallboard shipments were comparable to 1992 levels). Residential construction has a nominal impact on demand for Interiors Systems products. The following table sets forth demand for gypsum wallboard in the United States by end-use segment as estimated by U.S. Gypsum based on publicly available data, internal surveys and data from the Gypsum Association, an industry trade group. Management estimates that the distribution of U.S. Gypsum's sales volume to these four end-use segments is generally proportional to industry demand.

                                                                                   1992       1985
                                                                                 ---------  ---------
Residential construction.......................................................         46%        52%
Nonresidential construction....................................................         10         11
Repair and remodel.............................................................         36         31
Export/other...................................................................          8          6

    Over recent economic cycles, demand for gypsum wallboard has been favorably impacted by a shift toward more single family housing within the new residential construction segment and an increase in the average single family home size. New single family homes, which typically require twice as much wallboard as multi-family homes, accounted for 86% of total housing starts in 1992, as compared to 62% in 1985. Additionally, the size of the average single family home in the United States has increased approximately 17% to 2,095 square feet in 1992 from 1,785 square feet in 1985. Largely as a result of these factors, United States industry shipments of gypsum wallboard were 20.3 billion square feet in 1992, as compared to 20.1 billion in 1985, despite an approximate 31% decline in the number of housing starts from 1.7 million units in 1985 to 1.2 million units in 1992, as depicted in the following chart.

                      GYPSUM WALLBOARD INDUSTRY SHIPMENTS
                            AND TOTAL HOUSING STARTS

                                1982   1983   1984   1985   1986   1987   1988   1989   1990   1991   1992
                                -----  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----
Gypsum Wallboard Industry
  shipments, in billions of
  square feet                    13.3   17.1   19.2   20.2   21.3   21.4   21.3   21.3   20.7   18.4   20.3
Housing Starts, in thousands
  of units                      1,062  1,703  1,750  1,742  1,805  1,621  1,488  1,376  1,193  1,014  1,200


    SOURCES: HOUSING STARTS ARE BASED  ON DATA PUBLISHED BY  THE U.S. BUREAU  OF
             THE CENSUS. GYPSUM WALLBOARD INDUSTRY SHIPMENTS ARE BASED ON DATA PUBLISHED BY THE GYPSUM ASSOCIATION.

    Nonresidential construction responds less quickly to changes in interest rates than residential construction because long-term financing is normally arranged in advance of the commencement of major building projects. In the longer term, nonresidential construction activity levels are also affected by the general rate of economic growth, the rate of new job formation and population shifts. Continued weakness in the nonresidential construction segment has negatively impacted demand for the products manufactured by both U.S. Gypsum and USG Interiors. Demand for USG Interiors' products is particularly dependent on new nonresidential construction activity. Management estimates that approximately one-half of USG Interiors' 1992 sales were in the new nonresidential construction segment as compared to approximately two-thirds in 1986 (the year in which USG Interiors was established as a separate subsidiary). In recent years, nonresidential construction demand has accounted for approximately 10% of gypsum wallboard industry demand in the United States.

REPAIR AND REMODEL

    Based on data published by the U.S. Bureau of The Census, the size of the total residential repair and remodel market grew to $104 billion in 1992 from $80 billion in 1985 and $46 billion in 1980. Although data on nonresidential repair and remodel activity is not readily available, management believes that this segment grew significantly during the 1980s. The growth of the repair and remodel market is primarily due to the aging of housing stock, remodeling of existing buildings and tenant turnover in commercial space. The median age of housing stock was 27 years in 1990, and the National Association of Homebuilders forecasts that the median age will increase to 32 years by 2000. Management believes that the continued aging of housing stock will contribute to further growth in the repair and remodel segment. In addition, management believes that the increase in the number of commercial buildings over the last decade will provide a greater base for nonresidential repair and remodel activity in the future, as building owners or tenants replace ceiling, wall and floor systems as part of the tenant turnover process. Demand in the repair and remodel component tends to be more stable than in new construction, although it does fluctuate somewhat in response to general economic conditions.

    Management estimates that repair and remodel demand for gypsum wallboard has increased more than 18% since 1985 and, in 1992, accounted for 36% of total demand for gypsum wallboard in the United States. Management estimates that approximately one-half of USG Interiors' 1992 sales were in the nonresidential repair and remodel segment.

GYPSUM PRODUCTS

BUSINESS

    The Gypsum Products segment consists primarily of the gypsum operations of U.S. Gypsum in the United States, CGC in Canada and USG International in Mexico.

    CGC is  the largest  manufacturer  of gypsum  wallboard in  eastern  Canada.
Management estimates that industry sales in eastern Canada, including the Toronto and Montreal metropolitan areas, represent approximately two-thirds of total Canadian sales volume. In 1992, CGC accounted for approximately 43% of industry sales in eastern Canada.

PRODUCTS

    The Gypsum Products segment manufactures and markets building and industrial products used in a variety of applications. Gypsum panel products are used to finish the interior walls and ceilings in residential, commercial and mobile home construction. These products provide aesthetic as well as sound and fire retarding value. The majority of these products are sold under the "SHEETROCK" brand name. Also sold under the "SHEETROCK" brand name is a line of joint compounds used for finishing wallboard joints. The "DUROCK" line of cement board and accessories is produced to provide fire-resistant and water damage resistant assemblies for both interior and exterior construction. The Corporation also produces a variety of plaster products used to provide a custom finish for residential and commercial interiors. Like "SHEETROCK" brand wallboard, these products provide aesthetic and sound and fire retarding value. These products are sold under the trade names of "RED TOP," "IMPERIAL" and "DIAMOND." The Corporation also produces gypsum based products sold to agricultural and industrial customers for use in a number of applications, including soil conditioning, road repair, fireproofing and ceramics.

FINANCIAL PERFORMANCE

    Summary financial results of the Gypsum Products segment are outlined in the table below. Such results are not adjusted for intersegment sales eliminations and corporate expenses.

                                  1992        1991        1990        1989        1988
                                ---------   ---------   ---------   ---------   ---------
                                                  (DOLLARS IN MILLIONS)
Net sales.....................     $1,068      $1,011      $1,134      $1,263      $1,367
Operating profit..............         85          93         148         227         266
EBITDA........................        123         131         194         266         307
EBITDA margin.................       11.5%       13.0%       17.1%       21.1%       22.5%
Capital expenditures..........         31          25          25          41          60

    See "Selected Consolidated Financial Data." For additional information on the Corporation's results by industry segment, including intersegment sales eliminations and corporate expenses, see "Index to Financial Statements -- Significant Accounting Policies and Practices."

MANUFACTURING

    Gypsum products are produced by the Corporation at 26 plants located throughout the United States, Eastern Canada and in central Mexico. The Corporation believes several factors contribute to its low delivered cost, including (i) the vertical integration of its key raw materials (gypsum and paper); (ii) the technical expertise provided by its extensive research and development efforts and its experienced employees and (iii) the proximity of its plants to major metropolitan areas.

    USG's vertically integrated gypsum and paper operations provide several cost and quality advantages. Since the Corporation obtains substantially all of its gypsum requirements from its own quarries and mines, it controls the cost, quality and continuity of its supply. These factors are vital to producing wallboard of a consistently high quality at a low cost. The Corporation's geologists estimate that recoverable rock reserves are sufficient for more than 30 years of operation based on the Corporation's average annual production of crude gypsum during the past five years. Proven reserves contain approximately 252 million tons, of which approximately 69% are located in the United States and 31% in Canada. Additional reserves of approximately 153 million tons exist on three properties not in operation. The Corporation's total average annual production of crude gypsum in the United States and Canada during the past five years was 9.6 million tons.

    USG owns and operates seven modern paper mills located across the United States for efficient distribution of paper to virtually all of its wallboard plants. These mills have sufficient capacity to satisfy virtually all of the Corporation's expected paper needs for the foreseeable future. All these mills presently are designed to produce paper utilizing 100% recycled waste paper fiber as opposed to more costly virgin pulp. Vertical integration in paper ensures a continuous supply of high quality paper that is tailored to the specific needs of USG's wallboard production processes.

    As the leading producer of gypsum products for over 90 years, USG has developed extensive knowledge of gypsum and the processes used in making its products. Combined with USG's experienced work force, USG's technical expertise provides significant cost efficiencies in the production of existing products and development of new ones. USG maintains the largest research and development facility in the gypsum industry in Libertyville, Illinois which conducts fire and structural testing and product and process development. Research and development activities involve technology related to gypsum, cellulosic fiber and cement as the primary raw materials on which panel products and systems, such as gypsum board and cement board, are based. Related technologies are those pertaining to joint compounds and textures for wallboard finishing, specialty plaster products for both construction and industrial applications, coatings and latex polymers.

    The number and location of the Corporation's gypsum plants enhance its cost position by minimizing the distance and the transportation costs to major metropolitan areas. Transportation costs can be a significant part of total delivered cost of gypsum products.

MARKETING AND DISTRIBUTION

    Distribution is carried out through L&W Supply's 130 distribution centers located in 33 states, as well as mass merchandisers and other retailers, building material dealers, contractors and distributors. Sales of gypsum products are seasonal to the extent that sales are generally greater from spring through the middle of autumn than during the remaining part of the year.

COMPETITION

    The Corporation competes in North America as the largest of 18 producers of gypsum wallboard products and, in 1992, accounted for approximately one-third of total gypsum wallboard sales in the United States. In 1992, U.S. Gypsum's shipments of gypsum wallboard totaled 7.2 billion square feet compared with total domestic industry shipments of 20.3 billion square feet. Principal competitors in the United States and Canada are: National Gypsum Company, which emerged from Chapter 11 bankruptcy in July 1993, The Celotex Corporation, which has operated under Chapter 11 of the Bankruptcy Code since 1990, Domtar, Inc., Georgia-Pacific Corporation and several smaller, regional competitors. Major competitors of CGC in Eastern Canada include Domtar, Inc. and Westroc Industries Ltd.

INTERIOR SYSTEMS

BUSINESS

    The Interior Systems segment consists of USG Interiors in the United States, USG International in Europe, the Pacific and Latin America and CGC in Canada.

    The Corporation has increased its emphasis on the interior systems business since 1986 when Donn Inc. ("Donn"), a manufacturer of ceiling grid and other interior products, was acquired. Already second behind Armstrong World Industries, Inc. in the ceiling tile market, the acquisition of Donn positioned the Corporation as the worldwide leader in ceiling suspension systems and the only company to offer complete pre-designed, pre-engineered and fully integrated ceiling systems. With the acquisition of Donn, USG Interiors was established as a separate subsidiary to combine the operations of Donn and USG Acoustical Products Company, formerly part of U.S. Gypsum and a leading producer of mineral fiber ceiling products.

    USG's international position was enhanced in late 1987 when it began to export ceiling tile to Europe to complement Donn's established grid business and to capitalize on the strength of its existing distribution channels. By combining ceiling tile and grid as a system for distributors and contractors, USG has used its leading position in grid to advance sales of ceiling tile. As a result, management estimates that USG's share of the European ceiling tile market has grown to approximately 8%. International sales are managed through USG International on a regional basis consisting of Europe, the Pacific and Latin America.

    CGC manufactures and markets ceiling products and wall and floor systems and accounted for over one-half of Canadian grid sales in 1992. CGC is the second largest marketer of ceiling tile in Canada, behind Armstrong World Industries, Inc., and accounted for approximately 25% of Canadian sales of such products in 1992. CGC markets ceiling tile produced by USG Interiors.

PRODUCTS

    The Interior Systems segment manufactures and markets ceiling suspension systems ("grid") and ceiling tile, access floor systems, wall systems and mineral wool insulation and soundproofing products. USG's integrated line of ceiling products provide qualities such as sound absorption, fire retardation, and convenient access to the space above the ceiling for electrical and mechanical systems, air distribution and maintenance. The Corporation believes its ability to provide custom-designed and specially fabricated ceiling solutions to meet specific job design installation conditions is increasingly attractive to architects, designers and building owners. USG Interiors' significant trade names include the "ACOUSTONE" and "AURATONE" brands of ceiling tile and the "DX," "FINELINE," "CENTRICITEE" and "DONN" brands of ceiling grid.

    USG's wall systems provide the versatility of an open floor plan with the privacy of floor-to-ceiling partitions which are compatible with leading office equipment and furniture systems. Wall systems are designed to be installed quickly and reconfigured easily. In addition, USG manufactures a line of access floor systems that permit easy access to wires and cables for repairs, modifications, and upgrading of electrical and communication networks as well as convenient movement of furniture and equipment.

FINANCIAL PERFORMANCE

    Summary  financial results for the Interior  Systems segment are outlined in
the  table  below.  Such  results  are  not  adjusted  for  intersegment   sales
eliminations and corporate expenses.

                                 1992      1991     1990     1989     1988
                                -------   ------   ------   ------   ------
                                           (DOLLARS IN MILLIONS)
Net sales.....................     $548     $576     $624     $610     $599
Operating profit..............       41       62       78       89       83
EBITDA........................       59       78       98      105       98
EBITDA margin.................     10.8%    13.5%    15.7%    17.2%    16.4%
Capital expenditures..........       14       22       37       33       17

    See "Selected Consolidated Financial Data." For additional information on the Corporation's results by industry segment, including intersegment sales eliminations and corporate expenses, see "Index to Financial Statements -- Significant Accounting Policies and Practices."

MANUFACTURING

    Interior Systems products are manufactured at 16 plants throughout North America, including 5 ceiling tile plants and 4 ceiling grid plants. The remaining plants produce other interior products and raw materials for ceiling tile and grid. Principal raw materials used in the production of Interior Systems products include mineral fiber, steel, aluminum extrusions and high-pressure laminates. Certain of these raw materials are produced internally, while others are obtained from various outside suppliers. Shortages of raw materials used in this segment are not expected.

    USG Interiors maintains its own research and development facility in Avon, Ohio, which provides product design, engineering and testing services in addition to manufacturing development, primarily in metal forming, with tool and machine design and construction services. Additional research and development is carried out at the Corporation's research and development center in Libertyville, Illinois and at its "Solutions Center"-SM- in Chicago.

MARKETING AND DISTRIBUTION

    Interiors Systems products are sold primarily in markets related to the new construction and renovation of commercial buildings as well as the retail market for small commercial contractors. Marketing and distribution to large commercial users is conducted through a network of distributors and installation contractors as well as through L&W Supply and is oriented toward providing integrated interior systems at competitive price levels. The Corporation emphasizes educational and promotional materials designed to influence decision makers who play a significant role in choosing material suppliers, such as interior designers, contractors and facility managers. To this end, USG Interiors maintains the "Solutions Center"-SM- located adjacent to Chicago's Merchandise Mart which is used for product displays, educational seminars on products and new product design and development. In recent years, the Corporation has increased its emphasis on the retail market and as a result now sells its products to seven of the ten largest building products retailers in the United States.

COMPETITION

    The Corporation estimates that it is the world's largest manufacturer of ceiling suspension systems with approximately 40% of worldwide sales of such products. USG's most significant competitor is Chicago Metallic Corporation, which participates in the U.S. and European markets. Other competitors in ceiling grid include W.A.V.E. (a joint venture of Armstrong World Industries, Inc. and National Rolling Mills). The Corporation estimates that it accounts for approximately one-third of sales of acoustical ceiling tile to the U.S. market. Principal global competitors include Armstrong World Industries, Inc. (the largest manufacturer), Odenwald of West Germany and the Celotex Corporation.

BUILDING PRODUCTS DISTRIBUTION

BUSINESS

    The Building Products Distribution segment consists of the operations of the Corporation's L&W Supply subsidiary. L&W Supply is the largest distributor of wallboard and related building products for residential and non-residential construction in the United States. L&W Supply distributes approximately 9% of all the wallboard sold in the U.S. (including approximately 23% of U.S. Gypsum's wallboard production). Wallboard accounts for approximately 46% of L&W Supply's total sales.

    Although L&W Supply specializes in distribution of wallboard, joint compound and other products manufactured primarily by U.S. Gypsum, it also distributes USG Interiors' products such as acoustical ceiling tile and ceiling grid and products of other manufacturers, including construction metal, insulation, roofing products and accessories.

    L&W Supply was founded in 1971 by U.S. Gypsum to address what management perceived as a growing demand in the construction industry for a specialized delivery service for construction materials, especially gypsum wallboard. U.S. Gypsum management believed the construction industry could benefit from a service-oriented organization which would not only deliver less than truckload quantities of construction materials to a job site, but which also would place them in the areas where the work was being done, thereby reducing or eliminating the need for handling by contractors. To perform this service, U.S. Gypsum established a number of distribution centers that could stock construction materials and be able to deliver relatively large quantities with short lead times.

    L&W Supply has grown significantly over the past 22 years and now has 130 distribution centers located in 33 states.

FINANCIAL PERFORMANCE

    Summary financial results for the Building Products Distribution segment are outlined in the table below. Such results are not adjusted for intersegment sales eliminations and corporate expenses.

                                 1992      1991     1990     1989     1988
                                -------   ------   ------   ------   ------
                                           (DOLLARS IN MILLIONS)
Net sales.....................     $464     $424     $478     $485     $483
Operating profit..............        3        0        4        7       12
EBITDA........................        5        4       12       16       23
EBITDA margin.................      1.1%     0.9%     2.5%     3.3%     4.8%
Capital expenditures..........        3        1        1        1        3

    See "Selected Consolidated Financial Data." For additional information on the Corporation's results by industry segment, including intersegment sales eliminations and corporate expenses, see "Index to Financial Statements -- Significant Accounting Policies and Practices."

DISTRIBUTION CENTERS

    L&W Supply leases approximately 80% of its facilities from third parties, which management believes provides it with the flexibility to enter and exit fluctuating market areas. Usually, initial leases are for three to five years with a five-year renewal option. Facilities are located in virtually every major metropolitan area in the United States.

    A typical L&W Supply facility has approximately 12,000 square feet of warehouse space, 1,500 square feet of office space and is located on 1.5 paved acres of land in prime industrial areas with good interstate highway access. Each center is equipped with at least one flatbed truck, a boom truck and, in some cases, a towable forklift. Boom trucks are standard flatbed trucks with telescoping hydraulic booms installed on the front of the truckbed. By using either the telescoping boom or the towable forklift, L&W Supply employees are able to place wallboard, joint compound and other materials in various locations on a job site.

COMPETITION

    L&W Supply's closest competitor, Gypsum Management Supply, is an independent distributor with approximately 70 locations in the southern, central and western United States. There are several regional competitors, such as Gypsum Drywall Management Association in the southern United States and Strober Building Supply in the northeastern United States. L&W Supply's many local competitors include lumber dealers, hardware stores, mass merchandisers, home improvement centers, acoustical tile distributors and manufacturers.

    Sales are seasonal to the extent that sales are generally greater from the middle of spring through the middle of autumn than during the remaining part of the year.

PROPERTIES OF THE CORPORATION

    The Corporation's plants, mines, transport ships, quarries and other facilities are located in North America, Europe, Australia, New Zealand and Malaysia. Many of these facilities are operating at or near full capacity. All facilities and equipment are in good operating condition and, in management's judgment, sufficient expenditures have been made annually to maintain them. The locations of the production properties of the Corporation's subsidiaries, grouped by industry segment, are as follows (plants are owned unless otherwise indicated):

GYPSUM PRODUCTS

    Gypsum Board and Other Gypsum Products

                  UNITED STATES
           ---------------------------
  (*)(**)  Baltimore, Maryland
        *  Boston (Charlestown),
           Massachusetts
  (*)(**)  Detroit (River Rouge),
           Michigan
  (*)(**)  East Chicago, Indiana
           Empire (Gerlach), Nevada
           Fort Dodge, Iowa
        *  Fremont, California
       **  Galena Park, Texas
        *  Gypsum, Ohio
        *  Jacksonville, Florida
  (*)(**)  New Orleans, Louisiana
        *  Norfolk, Virginia
           Oakfield, New York
           Plaster City, California
           Plasterco (Saltville),
           Virginia
        *  Santa Fe Springs,
           California
           Shoals, Indiana
           Sigurd, Utah
           Southard, Oklahoma
           Sperry, Iowa
        *  Stony Point, New York
           Sweetwater, Texas
           CANADA
           ---------------------------
           Hagersville, Ontario
        *  Montreal, Quebec
        *  St. Jerome, Quebec
           MEXICO
           ---------------------------
      ***  Puebla, Puebla

    Gypsum plants utilize locally mined or quarried gypsum rock unless noted as follows:

      * These plants use rock from quarry operations at Alabaster, Michigan; Empire, Nevada; Plaster City, California; Little Narrows and/or Windsor, Nova Scotia; or Harbour Head, Jamaica, an outside source.

     ** These plants purchase synthetic gypsum from outside sources.

    *** This plant purchases all rock from outside sources.

    Joint Compound

    Surface preparation and joint treatment products are produced in plants located at Chamblee, Georgia; Dallas, Texas; East Chicago, Indiana; Fort Dodge, Iowa; Gypsum, Ohio; Jacksonville, Florida; Port Reading, New Jersey (leased); Sigurd, Utah; Tacoma, Washington; Torrance, California; Hagersville, Ontario, Canada; Montreal, Quebec, Canada; Puebla, Mexico; and Selangor, Malaysia (leased).

    Paper

    Paper for gypsum board is manufactured at Clark, New Jersey; Galena Park, Texas; Gypsum, Ohio; Jacksonville, Florida; North Kansas City, Missouri; Oakfield, New York; and South Gate, California.

    Ocean Vessels

    Gypsum Transportation Limited, a wholly owned subsidiary of the Corporation, headquartered in Bermuda, owns and operates a fleet of three self-unloading ocean vessels. Under contract of affreightment, these vessels haul gypsum rock from Nova Scotia to the East Coast and Gulf port plants of U.S. Gypsum. Excess ship time, when available, is offered for charter on the open market.

    Miscellaneous

    A mica-processing plant is located at Spruce Pine, North Carolina. Perlite ore is produced at Grants, New Mexico. These minerals are used in the production of joint compound and gypsum products, respectively. Metal lath, plaster and drywall accessories and light gauge steel framing products are manufactured at Puebla, Mexico. Metal safety grating products are manufactured at Burlington, Ontario, Canada (leased); and Delta, British Columbia, Canada (leased). Various other building products are manufactured at La Mirada, California (adhesives) and New Orleans, Louisiana (lime products).

INTERIOR SYSTEMS

    Ceiling Tile

    Acoustical ceiling tile and panels are manufactured at Cloquet, Minnesota; Greenville, Mississippi; Gypsum, Ohio; Walworth, Wisconsin; San Juan Ixhautepec, Mexico; and Aubange, Belgium.

    Ceiling Grid

    Ceiling grid products are manufactured at Cartersville, Georgia; Stockton, California; Westlake, Ohio; Auckland, New Zealand (leased); Dreux, France; Oakville, Ontario, Canada; Peterlee, England (leased); Selangor, Malaysia (leased); and Viersen, Germany. A coil coater and slitter plant used in the production of ceiling grid is also located in Westlake, Ohio.

    Access Floor Systems

    Access floor systems products are manufactured at Red Lion, Pennsylvania; Dreux, France; Oakville, Ontario, Canada; Peterlee, England (leased); Selangor, Malaysia (leased); and Viersen, Germany.

    Mineral Wool

    Mineral wool products are manufactured at Birmingham, Alabama; Red Wing, Minnesota; Tacoma, Washington; Wabash, Indiana; Walworth, Wisconsin; and Weston, Ontario, Canada.

    Wall Systems

    Wall system products are manufactured at Medina, Ohio (leased).

    Commercial Interior Systems

    Commercial interior systems are manufactured at Westlake, Ohio.

GENERAL INFORMATION

ASBESTOS LITIGATION

    One of the Corporation's subsidiaries, U.S. Gypsum, is among numerous defendants in lawsuits arising out of the manufacture and sale of asbestos-containing building materials. U.S. Gypsum sold certain asbestos-containing products beginning in the 1930's; in most cases the products were discontinued or asbestos was removed from the product formula by 1972, and no asbestos-containing products were sold after 1977. Some of these lawsuits seek to recover compensatory and in many cases punitive damages for costs associated with maintenance or removal and replacement of products containing asbestos (the "Property Damage Cases"). Others of these suits (the "Personal Injury Cases") seek to recover compensatory and in many cases punitive damages for personal injury allegedly resulting from exposure to asbestos and asbestos-containing products. It is anticipated that additional personal injury and property damage cases containing similar allegations will be filed.

    As discussed below, U.S. Gypsum has substantial personal injury and property damage insurance for the years involved in the asbestos litigation. Prior to 1985, when an asbestos exclusion was added to U.S. Gypsum's policies, U.S. Gypsum purchased comprehensive general liability insurance policies covering personal injury and property damage in an aggregate face amount of approximately $850 million. Insurers that issued approximately $100 million of these policies are presently insolvent. Because U.S. Gypsum's insurance carriers initially responded to its claims for defense and indemnification with various theories denying or limiting coverage and the applicability of their policies, U.S. Gypsum filed a declaratory judgment action against them in the Circuit Court of Cook County, Illinois on December 29, 1983. (U.S. GYPSUM CO. V. ADMIRAL INSURANCE CO., ET AL.) (the "Coverage Action"). U.S. Gypsum alleges in the Coverage Action that the carriers are obligated to provide indemnification for settlements and judgments and, in some cases, defense costs incurred by U.S. Gypsum in personal injury and property damage cases in which it is a defendant. The current defendants are ten insurance carriers that provided comprehensive general liability insurance coverage to U.S. Gypsum between the 1940's and 1984. As discussed below, several carriers have settled all or a portion of the claims in the Coverage Action.

    U.S. Gypsum's aggregate expenditures for all asbestos-related matters, including property damage, personal injury, insurance coverage litigation and related expenses, exceeded aggregate insurance payments by $15.4 million in 1990, $10.9 million in 1991 and $25.8 million in 1992.

    Property Damage Cases

    The Property Damage Cases have been brought against U.S. Gypsum by a variety of plaintiffs, including school districts, state and local governments, colleges and universities, hospitals, and private property owners. U.S. Gypsum is one of many defendants in four cases that have been certified as class actions and others that request such certification. One class action suit is brought on behalf of owners and operators of all elementary and secondary schools in the United States that contain or contained friable asbestos-containing material. (IN RE ASBESTOS SCHOOL LITIGATION, U.S.D.C., E.D.Pa.). Approximately 1,350 school districts opted out of the class, some of which have filed or may file separate lawsuits or are participants in a state court class action involving approximately 333 school districts in Michigan. (BOARD OF EDUCATION OF THE CITY OF DETROIT, ET AL. V. THE CELOTEX CORP., ET AL., Cir. Ct. for Wayne County, Mich.). On April 10, 1992, a state court in Philadelphia certified a class consisting of all owners of buildings leased to the federal government. (PRINCE GEORGE CENTER, INC. V. U.S. GYPSUM CO., ET AL., Ct. of Common Pleas, Philadelphia, Pa.) On September 4, 1992, a Federal district court in South Carolina conditionally certified a class comprised of all colleges and universities in the United States, which certification is presently limited to the resolution of certain allegedly "common" liability issues. (CENTRAL WESLEYAN COLLEGE, V. W.R. GRACE & CO., ET AL., U.S.D.C., S.C.). On December 23, 1992, a case was filed in state court in South Carolina purporting to be a "voluntary" class action on behalf of owners of all buildings containing certain types of asbestos-containing products manufactured by the nine named defendants, including U.S. Gypsum, other than buildings owned by the federal or state governments, single family residences, or buildings at issue in the four above described class actions (ANDERSON COUNTY HOSPITAL V. W.R. GRACE & CO., ET AL., Court of Common Pleas, Hampton Co., S.C. (the "Anderson Case"). On January 14, 1993, the plaintiff filed an amended complaint that added a number of defendants, including the Corporation. The amended complaint alleges, among other things, that the guarantees executed by U.S. Gypsum in connection with the 1988 Recapitalization, as well as subsequent distributions of cash from U.S. Gypsum to the Corporation, rendered U.S. Gypsum insolvent and constitute a fraudulent conveyance. The suit seeks to set aside the guarantees and recover the value of the cash flow "diverted" from U.S. Gypsum to the Corporation in an amount to be determined. This case has not been certified as a class action and no other threshold issues, including whether the South Carolina Courts have personal jurisdiction over the Corporation, have been decided. The damages claimed against U.S. Gypsum in the class action cases are unspecified. U.S. Gypsum has denied the substantive allegations of each of the Property Damage Cases and intends to defend them vigorously except when advantageous settlements are possible.

    As of September 30, 1993, 85 Property Damage Cases were pending against U.S. Gypsum; however, the number of buildings involved is greater than the number of cases because many of these cases, including the class actions referred to above, involve multiple buildings. Approximately 42 property damage claims have been threatened against U.S. Gypsum.

    In total, U.S. Gypsum has settled property damage claims of approximately 189 plaintiffs involved in approximately 74 cases. All settlements were paid out of reserves. Twenty-four cases have been tried to verdict, 15 of which were won by U.S. Gypsum and 7 lost; two other cases, one won at the trial level and one lost, were settled after appeals. Another case that was lost at trial court level has been reversed on appeal and a new trial ordered. Appeals are pending in 4 of the tried cases. In the cases lost, compensatory damage awards against U.S. Gypsum have totaled $11.5 million. Punitive damages totaling $5.5 million were entered against U.S. Gypsum in four trials. Two of the punitive damage awards, totaling $1.45 million, were paid after appeals were exhausted; a third was settled after the verdict was reversed on appeal. The remaining punitive award is on appeal.

    In 1990, 24 new Property Damage Cases were filed against U.S. Gypsum, 21 were dismissed before trial, 14 were settled, 4 were closed following trial or appeal, and 124 were pending at year end; $14.6 million was expended for the defense and resolution of Property Damage Cases and insurance payments of $4.2 million were received in 1990. During 1991, 14 new Property Damage Cases were filed against U.S. Gypsum, 7 were dismissed before trial, 8 were settled, 2 were closed following trial or appeal, and 121 were pending at year end; U.S. Gypsum expended $22.2 million for the defense and resolution of Property Damage Cases and received insurance payments of $13.8 million in 1991. In 1992, 7 new Property Damage Cases were filed against U.S. Gypsum, 9 were dismissed before trial, 17 were settled, 2 were closed following trial or appeal, and 97 were pending at year end. U.S. Gypsum expended approximately $34.9 million for the defense and resolution of Property Damage Cases and received insurance payments of $10.2 million in 1992.

    In the Property Damage Cases litigated to date, a defendant's liability for compensatory damages, if any, has been limited to damages associated with the presence and quantity of asbestos-containing products manufactured by that defendant which are identified in the buildings at issue, although plaintiffs in some cases have argued that principles of joint and several liability should apply. Because of the unique factors inherent in each of the Property Damage Cases, including the lack of reliable information as to product identification and the amount of damages claimed against U.S. Gypsum in many cases, including the class actions described above, management is unable to make a reasonable estimate of the cost of disposing of pending Property Damage Cases.

    Personal Injury Cases

    U.S. Gypsum was among numerous defendants in asbestos personal injury suits and administrative claims involving 60,741 claimants pending as of September 30, 1993. All asbestos bodily injury claims pending in the federal courts, including approximately one-third of the Personal Injury Cases pending against U.S. Gypsum, have been consolidated in the United States District Court for the Eastern District of Pennsylvania.

    U.S. Gypsum is a member, together with 19 other former producers of asbestos-containing products, of the Center for Claims Resolution (the
"Center"). The Center has assumed the handling, including the defense and settlement, of all Personal Injury Cases pending against U.S. Gypsum and the other members of the Center. Each member of the Center is assessed a portion of the liability and defense costs of the Center for the Personal Injury Cases handled by the Center, according to predetermined allocation formulas. Five of U.S. Gypsum's insurance carriers that in 1985 signed an Agreement Concerning Asbestos-Related Claims (the "Wellington Agreement") are supporting insurers (the "Supporting Insurers") of the Center. The Supporting Insurers are obligated to provide coverage for the defense and indemnity costs of the Center's members pursuant to the coverage provisions in the Wellington Agreement. Claims for punitive damages are defended but not paid by the Center; if punitive damages are recovered, insurance coverage may be available under the Wellington Agreement depending on the terms of particular policies and applicable state law. Punitive damages have not been awarded against U.S. Gypsum in any of the Personal Injury Cases. Virtually all of U.S. Gypsum's personal injury liability and defense costs are paid by those of its insurance carriers that are Supporting Insurers. The Supporting Insurers provided approximately $350 million of the total coverage referred to above.

    On January 15, 1993, U.S. Gypsum and the other members of the Center were named as defendants in a class action filed in the U.S. District Court for the Eastern District Pennsylvania (CARLOUGH ET AL. V. AMCHEM PRODUCTS INC., ET AL., Case No. 93-CV-0215). The complaint generally defines the class of plaintiffs as all persons who have been occupationally exposed to asbestos-containing products manufactured by the defendants, who had not filed an asbestos personal injury suit as of the date of the filing of the class action. Simultaneously with the filing of the class action, the parties filed a settlement agreement in which the named plaintiffs, proposed class counsel, and the defendants agreed to settle and compromise the claims of the proposed class. The settlement, if approved by the court, will implement for all future Personal Injury Cases, except as noted below, an administrative compensation system to replace judicial claims against the defendants, and will provide fair and adequate compensation to future claimants who can demonstrate exposure to asbestos-containing products manufactured by the defendants and the presence of an asbestos-related disease. Class members will be given the opportunity to "opt out," or elect to be excluded from the settlement, although the defendants reserve the right to withdraw from the settlement if the number of opt outs is, in their sole judgment, excessive. In addition, in each year a limited number of claimants will have certain rights to prosecute their claims for compensatory (but not punitive) damages in court in the event they reject compensation offered by the administrative processing of their claim.

    The Center members, including U.S. Gypsum, have instituted proceedings against those of their insurance carriers that had not consented to support the settlement, seeking a declaratory judgment that the settlement is reasonable and, therefore, that the carriers are obligated to fund their portion of it. Consummation of the settlement is contingent upon, among other things, court approval of the settlement and a favorable ruling in the declaratory judgment proceedings against the non-consenting insurers. It is anticipated that appeals will follow the district court's ruling on the fairness and reasonableness of the settlement.

    Each of the defendants has committed to fund a defined portion of the settlement, up to a stated maximum amount, over the initial ten-year period of the agreement (which is automatically extended unless terminated by the defendants). Taking into account the provisions of the settlement agreement concerning the number of claims that must be processed in each year and the total amount that must be made available to the claimants, the Center estimates that U.S. Gypsum will be obligated to fund a maximum of approximately $125 million of the class action settlement, exclusive of expenses, with a maximum payment of less than $18 million in any single year; of the total amount of U.S. Gypsum's obligation, all but approximately $13 million or less is expected to be paid by U.S. Gypsum's insurance carriers.

    During 1990, 11,095 new Personal Injury Cases were filed against U.S. Gypsum and 7,272 were settled or dismissed. U.S. Gypsum incurred expenses of $14.2 million in 1990 with respect to Personal Injury Cases, $13.9 million of which was paid directly by insurance. During 1991, 13,077 Personal Injury Cases were filed against U.S. Gypsum and 6,273 were settled or dismissed. U.S. Gypsum incurred expenses of $15.1 million in 1991 with respect to Personal Injury Cases, of which $15.0 million was paid by insurance. During 1992, 20,117 Personal Injury Cases were filed against U.S. Gypsum and 10,631 were settled or dismissed. U.S. Gypsum incurred expenses of $21.6 million in 1992 with respect to Personal Injury Cases of which $21.5 million was paid by insurance. As of December 31, 1992, 1991 and 1990, 54,188, 42,652 and 36,967 Personal Injury
Cases were outstanding against U.S. Gypsum, respectively.

    U.S. Gypsum's average settlement cost for Personal Injury Cases over the past three years has been approximately $1,350 per claim, exclusive of defense costs. Management anticipates that its average settlement cost is likely to increase due to such factors as the possible insolvency of co-defendants, although this increase may be offset to some extent by other factors, including the possibility for block settlements of large numbers of cases and the apparent increase in the percentage of asbestos personal injury cases that appear to have been brought by individuals with little or no physical impairment. In management's opinion, based primarily upon U.S. Gypsum's experience in the Personal Injury Cases disposed of to date and taking into consideration a number of uncertainties, it is probable that asbestos-related Personal Injury Cases pending against U.S. Gypsum as of December 31, 1992, can be disposed of for an amount estimated to be between $80 million and $100 million, including both indemnity costs and legal fees and expenses. The estimated cost of resolving pending claims takes into account, among other factors, (i) an increase in the number of pending claims; (ii) the settlements of certain large blocks of claims for higher per-case averages than have historically been paid; and (iii) a slight increase in U.S. Gypsum's historical settlement average. No accrual has been recorded for this amount because, pursuant to the Wellington Agreement, U.S. Gypsum's Supporting Insurers are obligated to pay these costs.

    Assuming that the CARLOUGH class action settlement referred to above is approved substantially in its current form, management estimates, based on assumptions supplied by the Center, U.S. Gypsum's maximum total exposure in Personal Injury Cases during the next ten years (the initial term of the agreement), including liability for pending claims, claims resolved as part of the class action settlement, and opt out claims, as well as defense costs and other expenses, at approximately $271 million, of which at least $254 million is expected to be paid by insurance. Management is unable to make a reasonable estimate of the cost of disposing of Personal Injury cases that will be filed in the future in the event that the CARLOUGH settlement is not implemented because of the inability to predict the number of such filings.

    Coverage Action

    As indicated above, all of U.S. Gypsum's carriers initially denied coverage for the Property Damage Cases and the Personal Injury Cases, and U.S. Gypsum initiated the Coverage Action to establish its right to such coverage. U.S. Gypsum has voluntarily dismissed the Supporting Insurers referred to above from the personal injury portion of the Coverage Action because they are committed to providing personal injury coverage in accordance with the Wellington Agreement. U.S. Gypsum's claims against the remaining carriers for coverage for the Personal Injury Cases have been stayed since 1984.

    On January 7, 1991, the trial court in the Coverage Action ruled on the applicability of U.S. Gypsum's insurance policies to settlements and one adverse judgment in eight Property Damage Cases. The court ruled that the eight cases were generally covered, and imposed coverage obligations on particular policy years based upon the dates when the presence of asbestos-containing material was "first discovered" by the plaintiff in each case. The court awarded reimbursement of approximately $6.2 million spent by U.S. Gypsum to resolve the eight cases. U.S. Gypsum has appealed the court's ruling with respect to the policy years available to cover particular claims, and the carriers have appealed most other aspects of the court's ruling. The appeal process may take up to a year or more from the date of this Prospectus.

    U.S. Gypsum's experience in the Property Damage Cases suggests that "first discovery" dates in the eight cases referred to above (1978 through 1985) are likely to be typical of most pending cases. U.S. Gypsum's total insurance coverage for the years 1978 through 1984 totals approximately $350 million (after subtracting insolvencies and discounts given to settling carriers). However, some pending cases, as well as some cases filed in the future, may be found to have first discovery dates later than August 1, 1984, after which U.S. Gypsum's insurance policies did not provide coverage for asbestos-related claims. In addition, as described below, the first layer excess carrier for the years 1980 through 1984 is insolvent and U.S. Gypsum may be required to pay amounts otherwise covered by those and other insolvent policies. Accordingly, if the court's ruling is affirmed, U.S. Gypsum will likely be required to bear a portion of the cost of the property damage litigation.

    Eight carriers, including two of the Supporting Insurers, have settled U.S. Gypsum's claims for both property damage and personal injury coverage and have been dismissed from the Coverage Action entirely. Four of these carriers have agreed to pay all or a substantial portion of their policy limits to U.S. Gypsum beginning in 1991 and continuing over the next four years. Three other excess carriers, including the two settling Supporting Insurers, have agreed to provide coverage for the Property Damage Cases and the Personal Injury Cases subject to certain limitations and conditions, when and if underlying primary and excess coverage is exhausted. It cannot presently be determined when such coverage might be reached. Taking into account the above settlements, including participation of certain of the settling carriers in the Wellington Agreement, and consumption through December 31, 1992, carriers providing a total of approximately $97 million of unexhausted insurance have agreed, subject to the terms of the various settlement agreements, to cover both Personal Injury Cases and Property Damage Cases. Carriers providing an additional $276 million of coverage that was unexhausted as of December 31, 1992 have agreed to cover Personal Injury Cases under the Wellington Agreement, but continue to contest coverage for Property Damage Cases and remain defendants in the Coverage Action. U.S. Gypsum will continue to seek negotiated resolutions with its carriers in order to minimize the expense and delays of litigation.

    Insolvency proceedings have been instituted against four of U.S. Gypsum's insurance carriers. Midland Insurance Company, declared insolvent in 1986, provided excess insurance ($4 million excess of $1 million excess of $500,000 primary in each policy year) from February 15, 1975 to February 15, 1978; Transit Casualty Company, declared insolvent in 1985, provided excess insurance ($15 million excess of $1 million primary in each policy year) from August 1, 1980 to December 31, 1985; Integrity Insurance Company, declared insolvent in 1986, provided excess insurance ($10 million quota share of $25 million excess of $90 million) from August 1, 1983 to July 31, 1984; and American Mutual Insurance Company, declared insolvent in 1989, provided the primary layer of insurance ($500,000 per year) from February 1, 1963 to April 15, 1971. It is possible that U.S. Gypsum will be required to pay a presently indeterminable portion of the costs that would otherwise have been covered by these policies.

    It is not possible to predict the number of additional lawsuits alleging asbestos-related claims that may be filed against U.S. Gypsum. The number of Personal Injury Claims pending against U.S. Gypsum has increased in each of the last several years. In addition, many Property Damage Cases are still at an early stage and the potential liability therefrom is consequently uncertain. In view of the limited insurance funding currently available for the Property Damage Cases resulting from the continued resistance by a number of U.S. Gypsum's insurers to providing coverage, the effect of the asbestos litigation on the Corporation will depend upon a variety of factors, including the damages sought in the Property Damage Cases that reach trial prior to the completion of the Coverage Action, U.S. Gypsum's ability to successfully defend or settle such cases, and the resolution of the Coverage Action. As a result, management is unable to determine whether an adverse outcome in the asbestos litigation will have a material adverse effect on the results of operations or the consolidated financial position of the Corporation.

    Accounting Change

    Effective January 1, 1994, the Corporation will adopt the requirements of FASB Interpretation No. 39. In accordance with Interpretation No. 39, U.S. Gypsum will record an accrual for its liabilities for asbestos-related matters which are deemed probable and can be reasonably estimated, and will separately record an asset equal to the amount of such liabilities that is expected to be paid by uncontested insurance. Due to management's inability to reasonably estimate U.S. Gypsum's liability for Property Damage Cases and (until the implementation of CARLOUGH is deemed probable) future Personal Injury Cases, it is presently anticipated that the liabilities and assets to be recorded in 1994 will relate only to pending Personal Injury Cases. This implementation of Interpretation No. 39 is not expected to have a material impact on reported earnings or net assets.

ENVIRONMENTAL LITIGATION

    The Corporation and certain of its subsidiaries have been notified by state and federal environmental protection agencies of possible involvement as one of numerous "potentially responsible parties" in a number of so-called "Superfund" sites in the United States. The Corporation believes that appropriate reserves have been established for its potential liability in connection with all Superfund sites but is continuing to review its accruals as additional information becomes available. The Corporation believes that neither these matters nor any other known governmental proceeding regarding environmental matters will have a material adverse effect upon its earnings or consolidated financial position.

OTHER

    The Corporation's plants are substantial users of thermal energy. Five major fuel types are used in a mix consisting of 81% natural gas, 10% electricity, 3% coke, 3% coal and 3% oil. With few exceptions, plants which use natural gas are equipped with fuel stand-by systems, principally oil. Primary fuel supplies have been adequate and no curtailment of plant operations has resulted from insufficient supplies. Supplies are likely to remain sufficient for projected requirements.

    Loss of one or more of the patents or licenses held by the Corporation would not have a major impact on the Corporation's business or its ability to continue operations.

    None of the industry segments has any special working capital requirements.

    None of the industry segments is materially dependent on a single customer or a few customers on a regular basis. No single customer of the Corporation accounted for more than 4% of the Corporation's 1992 or 1991 consolidated net sales.

    Because of the nature of the manufacturing processes, none of the industry segments has any significant backlog; rather, they fill orders upon receipt.

    No  material  part  of  any  industry  segment's  business  is  subject   to
renegotiation of profits or termination of contracts or subcontracts at the election of the government.

    All of the Corporation's products regularly require improvement to remain competitive. The Corporation also develops and produces comprehensive systems employing several of its products. In order to maintain its high standards and remain a leader in the building materials industry, the Corporation has performed extensive research and development activities and makes the necessary capital expenditures to maintain production facilities in sufficient operating condition.

    The average number of persons employed by the Corporation during 1992 and 1991 was 11,850 and 11,800, respectively.

                                   MANAGEMENT

DIRECTORS OF THE CORPORATION

    In connection with the consummation of the Prepackaged Plan, the number of persons comprising the Board was increased by five effective May 6, 1993 which, after the May 1993 retirement of one director, brought the total Board membership to 15. Another director retired in August 1993 and that position remains vacant. Of the five new directors (the "New Directors"), two, Messrs. Crutcher and Lesser, were nominated by a committee representing holders of the Corporation's senior subordinated debentures which were converted into Common Stock under the Prepackaged Plan (each a "Senior Subordinated Director"); two, Messrs. Fetzer and Zubrow, were nominated by Water Street (each a "Water Street Director"); and one, Mr. Brown, was nominated by a committee representing holders of the Corporation's junior subordinated debentures which were converted into Common Stock and warrants under the Prepackaged Plan (a "Junior Subordinated Director").

    As the respective terms of office of the New Directors expire, the Prepackaged Plan provides that each such New Director will be renominated. If a New Director declines or is unable to accept such nomination, or in the event a New Director resigns during his term or otherwise becomes unable to continue his duties as a director, such New Director or, in the case of a Water Street Director, Water Street, shall recommend his successor to the Committee on Directors of the Board. In the event of the death or incapacity of a New Director, his successor shall be recommended, in the case of a Water Street Director, by Water Street, in the case of a Senior Subordinated Director, by the remaining Senior Subordinated Director, and in the case of a Junior Subordinated Director, by the remaining New Directors. Any such nominee shall be subject to approval by the Board's Committee on Directors and the Board, which approval shall not be unreasonably withheld.

    Until June 22, 1997, the time at which the director nomination and selection procedures established by the Prepackaged Plan terminate, no more than two employee directors may serve simultaneously on the Board. An "employee director" is defined for this purpose as any officer or employee of the Corporation or any direct or indirect subsidiary, or any director of any such subsidiary who is not also a director of the Corporation.

                                                                                                      YEAR FIRST
                                                       PRINCIPAL OCCUPATION,                            BECAME
                                                   FIVE YEAR EMPLOYMENT HISTORY                        DIRECTOR
         NAME AND AGE                                 AND OTHER DIRECTORSHIPS                          AND CLASS
- ------------------------------  -------------------------------------------------------------------  -------------
Eugene B. Connolly, 61          Chairman and Chief Executive Officer, since April 1993; Chairman of      1988
                                the Board  and  Chief  Executive Officer  (June  1990-March  1993);   Class 1994
                                President  and  Chief  Executive Officer  (January  1990-May 1990);
                                Executive  Vice  President  of  the  Corporation  (1987-1989);  and
                                President and Chief Executive Officer of USG Interiors, Inc. (March
                                1987-March 1989). He also was President and Chief Executive Officer of  DAP Inc.  (July 1988-March 1989).  Prior to that,  he served as
                                President and  Chief  Operating  Officer of  United  States  Gypsum
                                Company.  He joined the Corporation  in 1958, was appointed General
                                Manager of the Southern Construction Products Division in 1980, and
                                was elected a Group Vice President, Subsidiaries in 1983 and  Group
                                Vice  President, International and Industrial in 1984. Mr. Connolly
                                is a director of BPB Industries plc, London, England, a director of
                                U.S. Can Corporation and is a  member of the Advisory Board of  the
                                Kellogg Graduate School of Management, Northwestern University, the
                                Dean's Advisory Council, School of Business, Indiana University and
                                the   Governing  Council,   Good  Shepherd   Hospital  (Barrington,
                                Illinois). Mr.  Connolly has  been a  director of  the  Corporation since May 1988 and is Chairman of the Board's Executive Committee.
Keith A. Brown, 42              President (since 1987) of Chimera Corporation, a private management      1993
                                holding  company. Mr. Brown is a  director (since 1988) of Adelphia   Class 1994
                                Incorporated, a director  (since 1988) of  Global Film &  Packaging
                                Corporation,   a  director   (since  1989)   of  Mansfield  Foundry
                                Corporation, and  a  director  (since  1993)  of  Ashland  Castings
                                Corporation. Mr. Brown has been a director of the Corporation since
                                May  1993 and is a member of the Board's Audit Committee and Public
                                Affairs Committee.
James C. Cotting, 60            Chairman and Chief Executive Officer (since April 1987) of Navistar      1987
                                International Corporation.  Mr. Cotting  is  a director  of  Asarco   Class 1994
                                Incorporated and The Interlake Corporation. He is a director of the
                                National  Association  of  Manufacturers  and is  a  member  of the
                                Conference  Board.  Mr.  Cotting  has   been  a  director  of   the
                                Corporation  since  October  1987,  is  a  member  of  the  Board's
                                Executive Committee and is Chairman of its Finance Committee.
Philip C. Jackson, Jr., 65      Formerly Vice Chairman and a director of Central Bank of the South,      1979
                                Birmingham, Alabama, and of its parent company,                       Class 1994

                                                                                                      YEAR FIRST
                                                       PRINCIPAL OCCUPATION,                            BECAME
                                                   FIVE YEAR EMPLOYMENT HISTORY                        DIRECTOR
         NAME AND AGE                                 AND OTHER DIRECTORSHIPS                          AND CLASS
- ------------------------------  -------------------------------------------------------------------  -------------
                                Central Bancshares  of  the South  (1980-1989);  presently  Adjunct
                                Professor,  Birmingham-Southern College, Birmingham, Alabama (since
                                January 1989). From April 1990 to April 1993 he served as a  member of  the Thrift  Depositors Protection  Oversight Board, Washington,
                                D.C. He is Director, Saul  Centers, Inc., Washington D.C. His  past affiliations  include:  member of  the  Board of  Governors  of the
                                Federal Reserve System,  Washington, D.C.,  from July  1975 to  No-
                                vember  1978  and  Vice President  and  a director  of  the Jackson
                                Company (mortgage banking operations) of Birmingham, Alabama,  from
                                October    1949   to   June   1975.   Mr.   Jackson   is   Trustee,
                                Birmingham-Southern College,  Birmingham, Alabama.  He has  been  a director  of the  Corporation since  May 1979,  is a  member of the
                                Board's Executive Committee and is  Chairman of its Public  Affairs
                                Committee.
John B. Schwemm, 59             Retired   Chairman   (1983-1989)   and   Chief   Executive  Officer      1988
                                (1983-1988) of  R.R.  Donnelley  & Sons  Company.  He  joined  that   Class 1994
                                Company  in 1965, prior to which he was with the law firm of Sidley
                                & Austin. Mr.  Schwemm was  appointed General Counsel  in 1969  and elected  Group Vice President,  Book Group in 1976.  He serves as a director of Walgreen  Company and  William Blair  Mutual Funds;  he
                                also  serves as a  Trustee of Northwestern  University. Mr. Schwemm
                                has been a  director of  the Corporation since  May 1988  and is  a member  of  the Board's  Audit Committee  and Compensation  and Or-
                                ganization Committee.
W.H. Clark, 61                  Chairman of  the Board  (since 1984)  and Chief  Executive  Officer   1985 Class
                                (since 1982) and President (1984-1990) of Nalco Chemical Company of      1995
                                Naperville,  Illinois. He joined the company  in 1960 and served in various capacities until  his appointment as  a General Manager  in
                                1978.  Mr. Clark  was elected  Group Vice  President and President,
                                Industrial Division (both in 1978); director in 1980; and Executive
                                Vice President, Domestic Operations, in  1982. He is a director  of
                                Northern  Trust  Corporation  and The  Northern  Trust  Bank, Nicor
                                Corporation, Bethlehem Steel  Corporation, James River  Corporation
                                and Northern Illinois Gas Company. Mr. Clark has been a director of the  Corporation  since August  1985, is  a  member of  the Board's
                                Executive Committee and Compensation and Organization Committee and
                                is Chairman of its Committee on Directors and Audit Committee.
Lawrence M. Crutcher, 51        Managing Director  (since 1990)  of Veronis,  Suhler &  Associates,      1993
                                investment  bankers. From 1967 to 1989,  Mr. Crutcher was with Time   Class 1995
                                Inc. He was President  of Book-of-the-Month Club (1985-1989),  Vice
                                President  for Financial Planning (1984), Vice President, Magazines
                                (1981-1983),  and  Vice  President,  Circulation  (1976-1980).  Mr.
                                Crutcher has been

                                                                                                      YEAR FIRST
                                                       PRINCIPAL OCCUPATION,                            BECAME
                                                   FIVE YEAR EMPLOYMENT HISTORY                        DIRECTOR
         NAME AND AGE                                 AND OTHER DIRECTORSHIPS                          AND CLASS
- ------------------------------  -------------------------------------------------------------------  -------------
                                director  of the Corporation since May 1993  and is a member of the
                                Board's Committee on Directors and Public Affairs Committee.
Anthony J. Falvo, Jr., 63       Vice Chairman, since April  1993; President (June 1990-March  1993)      1988
                                and  Chief Operating  Officer (January  1990-March 1993); Executive   Class 1995
                                Vice President of the Corporation (1988-1989). He previously served as President and  Chief Executive Officer  of United States  Gypsum
                                Company  (June 1988 to  March 1989), President  and Chief Executive
                                Officer  of  Masonite  Corporation  (April  1986-June  1988),   and
                                President  and  Chief  Operating  Officer  of  Masonite Corporation
                                (March 1985 -- April 1986). He  joined the Corporation in 1955  and was  elected  Vice  President,  Marketing  (1982),  and  Group Vice
                                President,  Consumer  Products  (1984).  He  previously  served  as
                                President,  L&W Supply Corporation (1976) and Director, Group Staff
                                Services (1980). He serves as a  director of Urban Gateways and  is on  the Development Council of  Good Shepherd Hospital (Barrington,
                                Illinois). Mr. Falvo has been  a director of the Corporation  since
                                May 1988 and is a member of the Board's Executive Committee.
Wade Fetzer III, 56             Partner  (since 1986) of Goldman,  Sachs & Co., investment bankers.      1993
                                Mr. Fetzer is a member of  the Board of Trustees and the  Executive   Class 1995
                                Committee of Rush-Presbyterian St. Luke's Medical Center, a Trustee
                                of   Northwestern  University  and   the  University  of  Wisconsin
                                Foundation, and  a  member of  the  Board of  United  Charities  of
                                Chicago.  Mr. Fetzer has  been a director  of the Corporation since
                                May  1993  and  is  a  member  of  the  Board's  Compensation   and
                                Organization  Committee, Public Affairs  Committee and Committee on
                                Directors.
Robert L. Barnett, 53           Formerly Vice Chairman  of Ameritech (1991-1992)  and President  of      1990
                                the   Ameritech  Bell  Group   (1989-1992),  which  includes  eight   Class 1996
                                wholly-owned  subsidiaries  of  American  Information  Technologies
                                Corporation  (Ameritech) and the Bell Group staff. Mr. Barnett also served as  President  of Ameritech  Enterprise  Group  (1987-1989),
                                President  and Chief  Executive Officer  of Wisconsin  Bell Company
                                (1985-1987),  Vice  President  of  Operations  for  Wisconsin  Bell
                                Company  (1984-1985), President of  Ameritech Mobile Communications
                                Company (1983-1984), and in various other capacities with the  Bell
                                System,  which  he joined  in  1964. He  is  a director  of Johnson
                                Controls, Inc.  and is  a member  of the  Advisory Council  of  the
                                Robert  R. McCormick School  of Engineering and  Applied Science at
                                Northwestern  University   and  of   the  University's   Electrical
                                Engineering  and Computer Science Industrial  Advisory Board. He is
                                affiliated  with  the  Institute  of  Electrical  and   Electronics
                                Engineers. Mr. Barnett has been a

                                                                                                      YEAR FIRST
                                                       PRINCIPAL OCCUPATION,                            BECAME
                                                   FIVE YEAR EMPLOYMENT HISTORY                        DIRECTOR
         NAME AND AGE                                 AND OTHER DIRECTORSHIPS                          AND CLASS
- ------------------------------  -------------------------------------------------------------------  -------------
                                director  of the Corporation since May 1990  and is a member of the
                                Board's Compensation  and Organization  Committee, Audit  Committee
                                and Committee on Directors.
David W. Fox, 62                Chairman and Chief Executive Officer (since 1990) of Northern Trust      1987
                                Corporation  and The Northern  Trust Company. He  has been with The   Class 1996
                                Northern Trust  Company  since  1955  and  served  as  Senior  Vice
                                President  (1974-1978), Executive Vice  President (1978-1981), Vice
                                Chairman (1981-1987)  and  President  (1987-1993).  Mr.  Fox  is  a
                                director  of The Federal Reserve Bank of Chicago, Northern Trust of
                                Florida Corp., Banque Rivaud  (Paris, France), INROADS/Chicago  and
                                the Chicago Central Area Committee. He is a Governor of the Chicago
                                Stock Exchange and a trustee of Northwestern Memorial Hospital, the
                                Adler   Planetarium,   The  Orchestral   Association,   and  DePaul
                                University. Mr. Fox has  been a director  of the Corporation  since
                                May  1987, is a member of  the Board's Executive Committee, Finance
                                Committee and  Committee  on  Directors  and  is  Chairman  of  its
                                Compensation and Organization Committee.
Marvin E. Lesser, 52            Managing  Partner  (since  1989) of  Cilluffo  Associates,  L.P., a      1993
                                private investment partnership.  Managing Partner  (since 1993)  of   Class 1996
                                Sigma  Partners, L.P., a private investment partnership. Mr. Lesser has also been a private consultant  since 1992. He was Senior  Vice
                                President (1986-1988) of Bessemer Securities Corporation, a private
                                investment   company   and   a  director   (1989-1991)   of  Amdura
                                Corporation. Mr.  Lesser has  been a  director of  the  Corporation since  May 1993 and  is a member of  the Board's Finance Committee,
                                Committee on Directors and Public Affairs Committee.
Alan G. Turner, 60              Chairman  and  Chief  Executive  of  BPB  Industries  plc,  London,      1984
                                England,  a  manufacturer  of gypsum  products  and  other building   Class 1996
                                materials and  paper and  packaging  products. Prior  to  September
                                1993, Mr. Turner was Chairman (November 1992-August 1993), Chairman
                                and  Chief  Executive  (1985-1992),  Chief  Executive  (1978-1985),
                                Deputy Chief  Executive (1974-1978),  and served  in various  other capacities  since his association with  BPB Industries plc in 1962.
                                He has been a  director of that company  since 1972. Mr. Turner  is also  a  director and  Vice President  of  the National  Council of
                                Building Material Producers  Limited, United  Kingdom; director  of
                                The  Manufacturers  Life  Insurance Company,  Toronto;  director of
                                Jaguar Limited,  United  Kingdom;  and a  member  of  the  European
                                Advisory  Board  of Boral  Limited,  Australia. He  is  an honorary president of Eurogypsum; a member  of the Council and Treasurer  of the  Royal Society  for the  Encouragement of  Arts, Manufactures &
                                Commerce, United  Kingdom  and  a  member  of  the  Institution  of
                                Chemical   Engineers.  Mr.  Turner  has  been  a  director  of  the
                                Corporation

                                                                                                      YEAR FIRST
                                                       PRINCIPAL OCCUPATION,                            BECAME
                                                   FIVE YEAR EMPLOYMENT HISTORY                        DIRECTOR
         NAME AND AGE                                 AND OTHER DIRECTORSHIPS                          AND CLASS
- ------------------------------  -------------------------------------------------------------------  -------------
                                since May 1984 and is a  member of the Board's Audit Committee  and
                                Committee  on  Directors.  (BPB  Industries  plc,  London, England,
                                beneficially owns 1,000 shares of common stock of the Corporation).
Barry L. Zubrow, 40             Partner (since 1988) of Goldman,  Sachs & Co., investment  bankers.      1993
                                Mr.  Zubrow  is a  member  of the  Board  of Managers  of Haverford   Class 1996
                                College. He has been a director  of the Corporation since May  1993 and  is a member of the  Board's Finance Committee and Committee on
                                Directors.

EXECUTIVE OFFICERS OF THE CORPORATION (WHO ARE NOT DIRECTORS)

                                                                                                    HAS HELD
                NAME, AGE                                                                            PRESENT
          AND PRESENT POSITION                PRIOR BUSINESS EXPERIENCE IN PAST FIVE YEARS       POSITION SINCE
- -----------------------------------------  --------------------------------------------------  -------------------
William C. Foote, 42                       Senior Vice  President,  USG  Interiors,  Inc.  to     January 1994
President and Chief Operating Officer      March  1989;  Senior  Vice  President  and General
                                           Manager,  Central  Construction  Products  Region,
                                           United  States  Gypsum Company  to  November 1990;
                                           Executive  Vice  President  and  Chief   Operating
                                           Officer, L&W Supply Corporation to September 1991;
                                           President  and Chief Executive Officer, L&W Supply
                                           Corporation from September  1991 through  December
                                           1993;  President and Chief  Executive Officer, USG
                                           Interiors, Inc. from January 1993 through December
                                           1993.
Arthur G. Leisten, 52                      Vice President  and  General  Counsel  to  January      March 1993
Senior Vice President, General Counsel     1990; Senior Vice President and General Counsel to
and Secretary                              March 1993.
P. Jack O'Bryan, 57                        Senior Vice President and General Manager, Central     January 1993
Senior Vice President and Chief            Construction Products Region, United States Gypsum
Technology Officer                         Company   to  March  1989;   President  and  Chief
                                           Executive Officer, United States Gypsum Company to
                                           January 1993.
Harold E. Pendexter, Jr., 59               Vice   President,   Human   Resources   and    Ad-     January 1991
Senior Vice President and Chief            ministration   to   January   1990;   Senior  Vice
Administrative Officer                     President, Human Resources  and Administration  to
                                           January 1991.
Raymond T. Belz, 52                        Vice   President  Finance,  United  States  Gypsum     January 1994
Vice President and Controller; Vice        Company to December 1990; Vice President Financial
President Financial Services, U.S. Gypsum  Services,  United  States  Gypsum  Company   since
Company                                    January 1991.
Brian W. Burrows, 54                       Same position.                                          March 1987
Vice President, Research and Development

                                                                                                    HAS HELD
                NAME, AGE                                                                            PRESENT
          AND PRESENT POSITION                PRIOR BUSINESS EXPERIENCE IN PAST FIVE YEARS       POSITION SINCE
- -----------------------------------------  --------------------------------------------------  -------------------
Richard H. Fleming, 46                     Vice   President   Finance  and   Chief  Financial     January 1994
Vice President and Chief Financial         Officer, Masonite  Corporation to  February  1989;
Officer                                    Director,  Corporate  Finance, USG  Corporation to
                                           January 1991;  Vice  President  and  Treasurer  to
                                           December 1993.
Matthew P. Gonring, 38                     Director,   Public  Relations   to  January  1991;      March 1993
Vice President, Corporate Communications   Director Corporate Communications to March 1993.
J. Bradford James, 46                      Vice  President,  Finance  &  Administration,  USG     January 1994
Vice President; President and Chief        Interiors, Inc. to March 1989; Director, Corporate
Executive Officer, USG Interiors, Inc.     Strategic   Planning,  USG  Corporation  and  Vice
                                           President,   Finance    &   Administration,    USG
                                           Interiors,  Inc. to January  1990; Vice President,
                                           Financial and Strategic Planning, USG  Corporation
                                           to   January  1991;   Vice  President   and  Chief
                                           Financial Officer, USG Corporation to March  1993;
                                           Senior  Vice President and Chief Financial Officer
                                           to December 1993.
John E. Malone, 50                         Vice President and Controller, USG Corporation  to     January 1994
Vice President and Treasurer; Vice         December  1993;  Vice  President  --  Finance, USG
President -- Finance, USG International,   International, Ltd. since March 1993.
Ltd.
James S. Phillips, 63                      Vice President, National  Accounts, United  States     December 1990
Vice President, Corporate Accounts         Gypsum  Company  to  March  1989;  Vice  President
                                           National Accounts,  USG  Corporation  to  December
                                           1990.
Donald E. Roller, 55                       Executive   Vice  President  and  Chief  Operating     January 1994
Vice President; President and Chief        Officer,  USG  Interiors,  Inc.  to  March   1989;
Executive Officer, United States Gypsum    President   and   Chief  Executive   Officer,  USG
Company                                    Interiors, Inc.  to  January 1993;  President  and
                                           Chief  Executive  Officer,  United  States  Gypsum
                                           Company since January 1993.
Stanley R. Sak, 52                         Group   Vice   President,   Ceiling   Group,   USG     January 1994
Vice President; President and Chief        Interiors,  Inc.  to  March  1989;  Executive Vice
Executive Officer, USG International,      President, USG  Interiors, Inc.  to October  1990;
Ltd.                                       President   and   Chief  Executive   Officer,  USG
                                           International, Ltd since October 1990.
S. Gary Snodgrass, 42                      Vice President  Human  Resources,  USG  Interiors,     January 1994
Vice President, Human                      Inc.  to December 1989;  Director, Corporate Human
Resources -- Operations                    Resources  Planning,  USG  Corporation  and   Vice
                                           President, Human Resources, USG Interiors, Inc. to
                                           November  1990;  Director,  Human  Resources,  USG
                                           Corporation to  September  1992;  Vice  President,
                                           Management  Resources  and  Employee  Relations to
                                           December 1993.

                                                                                                    HAS HELD
                NAME, AGE                                                                            PRESENT
          AND PRESENT POSITION                PRIOR BUSINESS EXPERIENCE IN PAST FIVE YEARS       POSITION SINCE
- -----------------------------------------  --------------------------------------------------  -------------------
Dean H. Goossen, 46                        General Counsel  and  Secretary,  Arthur  J.  Gal-     February 1993
Assistant Secretary                        lagher  &  Co.  to 1989;  Vice  President, General
                                           Counsel and  Secretary, Xerox  Financial  Services
                                           Life Insurance Company to February 1993.
William R.C. Macdonald, 47                 Executive  Vice President, Operations, CGC Inc. to      March 1989
President and Chief Executive Officer,     March 1989.
CGC, Inc.
Frank R. Wall, 60                          Senior Vice President and General Manager, Western     January 1994
President and Chief Executive Officer,     Construction Products Region, United States Gypsum
L&W Supply Corporation                     Company to  January 1990;  Senior Vice  President,
                                           Operating  Services, United  States Gypsum Company
                                           to April 1993; Executive Vice President and  Chief
                                           Operating   Officer,  L&W  Supply  Corporation  to
                                           December 1993.

EXECUTIVE COMPENSATION AND BENEFITS

    The discussion that follows has been prepared based on the actual compensation paid and benefits provided by the Corporation and its subsidiaries to the five most highly compensated executive officers of the Corporation, including for this purpose two executive officers of the Corporation's operating subsidiaries (collectively, the "Named Executives") for services performed during 1992 and the other periods indicated. This historical data is not necessarily indicative of the compensation and benefits that may be provided to such persons in the future.

    In general, the Prepackaged Plan provided for the assumption and continuation by the Corporation of its existing employment, compensation and benefit arrangements. However, the consummation of the Prepackaged Plan resulted in a substantial reduction in the amounts otherwise potentially payable to the Named Executives in 1994 under the Corporation's three-year Incentive Recovery Program (the "IRP") and the concurrent cash settlement of such reduced awards. The Named Executives received the following amounts (which will be taken into account for purposes of computing benefits under the retirement plan and supplemental retirement plan described below) upon the settlement of such reduced awards: Mr. Connolly: $1,164,005; Mr. Falvo: $800,168; Mr. O'Bryan:
$470,448; Mr. Roller: $446,614; and Mr. Pendexter: $408,524. Although no further awards will be made to the Named Executives under the IRP, the Named Executives are eligible for incentive awards under the Corporation's 1993 Annual Incentive Program.

    In addition, the consummation of the Prepackaged Plan resulted in the cancellation of all existing stock options held by the Named Executives without the payment of any consideration therefor and in extreme dilution of their existing restricted and deferred stock awards. However, the Management Performance Plan has been continued and the Prepackaged Plan provides that options to purchase up to [2,788,000] shares of Common Stock (representing 7.5% of the number of shares of Common Stock outstanding immediately after the consummation of the Prepackaged Plan) will be reserved for management incentives, and that options to purchase up to 1,673,000 of those shares of Common Stock (representing 4.5% of such number of outstanding shares) could be granted immediately after the consummation of the Prepackaged Plan. Accordingly, options for 1,673,000 shares of Common Stock were granted on June 1, 1993 to 45 individuals at an exercise price of $10.3125 per share. These options vest at the rate of one-third of the aggregate grant on each of June 1, 1994, June 1, 1995 and June 1, 1996 (except for a grant of 50,000 shares to one individual which is expected to vest in full in 1994 in conjunction with that individual's retirement). The Prepackaged Plan also provides that, prior to June 22, 1997, the Corporation will not issue, award or grant, for compensatory purposes, any stock (including restricted and deferred stock grants and awards), stock options, stock appreciation rights or other stock-based awards, except for the options described above or pursuant to a new approval by the Corporation's stockholders.

THREE-YEAR COMPENSATION SUMMARY

    The following table summarizes for the years indicated the compensation awarded to, earned by or paid to the Named Executives for services rendered in all capacities to the Corporation and its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                                                 LONG TERM COMPENSATION
                                                              -----------------------------
                                       ANNUAL COMPENSATION
                                      ----------------------         AWARDS
                                                      OTHER   --------------------  PAYOUTS
                                                      ANNUAL  RESTRICTED            -------  ALL OTHER
                                                      COMPEN-   STOCK     OPTIONS/   LTIP     COMPEN-
           NAME AND                   SALARY   BONUS  SATION  AWARD(S)*    SARS**   PAYOUTS  SATION***
      PRINCIPAL POSITION        YEAR    ($)     ($)    ($)       ($)        (#)       ($)       ($)
- ------------------------------  ----  -------  -----  ------  ----------  --------  -------  ---------
Eugene B. Connolly ...........  1992  555,000    --     --           --        --       --       530
 Chairman of the Board, and     1991  475,000    --     --      213,750        --       --       530
 CEO                            1990  404,167    --     --      215,325    87,100       --        --
Anthony J. Falvo, Jr. ........  1992  432,500    --     --           --        --       --       530
 Vice Chairman                  1991  376,667    --     --      142,500        --       --       530
                                1990  320,000    --     --       86,625    35,200       --        --
P. Jack O'Bryan ..............  1992  256,000    --     --           --        --       --       530
 Senior Vice President and      1991  236,750    --     --       83,125        --       --       530
 Chief Technology Officer       1990  216,000    --     --       87,038    35,200       --        --
Donald E. Roller .............  1992  250,000    --     --           --        --       --       530
 President and CEO, United      1991  233,333    --     --       83,125        --       --       530
 States Gypsum Company          1990  214,000    --     --       44,138    17,800       --        --
Harold E. Pendexter, Jr. .....  1992  242,500    --     --           --        --       --       530
 Senior Vice President and      1991  210,000    --     --       83,125        --       --       530
 Chief Administrative Officer   1990  180,000    --     --       22,688     9,200       --        --

- ------------------------------
* The amounts shown reflect the value (determined by the closing price of the Corporation's common stock on the New York Stock Exchange on the date of grant) of grants of restricted stock awards made in 1990 and 1991, respectively, under the Management Performance Plan. The shares subject to some of these awards will vest no later than the tenth anniversary of the applicable date of grant, subject to acceleration upon the attainment of specified performance objectives, and include the right to receive dividends paid to stockholders generally. None of the restricted stock awards vests in less than three years from the date of grant. As of December 31, 1992, none of such shares had vested and no dividends were paid by the Corporation in 1990, 1991 or 1992. As of December 31, 1992, the aggregate number of restricted shares held by each of the Named Executives and the aggregate value thereof, determined with reference to closing prices on such date, were as follows: Mr. Connolly: 142,200 shares, $79,988; Mr. Falvo: 81,000 shares, $45,563; Mr. O'Bryan: 56,100 shares, $31,556; Mr. Roller: 45,700
    shares,   $25,706,  and   Mr.  Pendexter:   40,500  shares,   $22,781.  Upon
    consummation of the Restructuring, the restricted stock awards were subjected to a one for 50 reverse stock split. The closing sales price of the Common Stock on the NYSE on May 6, 1993, before the reverse stock split and the issuance of Common Stock in conjunction with the Restructuring, was $0.28.
** All of these options were cancelled on May 6, 1993 without payment of any consideration therefor to the holders thereof.
*** All   other  compensation   for  the  Named   Executives  includes  matching
    contributions from the Corporation to the account of each such Named Executive in the USG Corporation Investment Plan.

EMPLOYMENT AGREEMENTS

    In order to assure continued availability of services of the Named Executives, on various dates prior to 1992, the Corporation (or, in the case of Mr. Roller, U.S. Gypsum) entered into employment agreements (the "Employment Agreements") with the Named Executives. The Employment Agreements, which do not by their terms provide for renewal or extension, terminate on December 31, 1996.

    The Employment Agreements provide for minimum annual salaries to be paid at normal pay periods and at normal intervals to Mr. Connolly ($450,000), Mr. Falvo ($360,000), Mr. O'Bryan ($235,000), Mr. Roller ($230,000) and Mr. Pendexter
($200,000). The Employment Agreements require that each Named Executive devote his full attention and best efforts during the term of his Agreement to the performance of assigned duties. If a Named Executive during the term of his Agreement is discharged without cause by the Corporation, he may elect to be treated as a continuing employee under his Agreement, with salary continuing at the minimum rate specified in such Agreement or at the rate in effect at the time of discharge, if greater, for the balance of the term of such Agreement or for a period of two years, whichever is greater. In the event of any such salary continuation, certain benefits will be continued at corresponding levels and for the same period of time. If a Named Executive becomes disabled during the term of his Agreement, his compensation continues for the unexpired term of the Agreement at the rate in effect at the inception of the disability. In the event of a Named Executive's death during the term of his Agreement, one-half of his full rate of compensation in effect at the time of his death will be paid to his beneficiary for the remainder of the term of the Agreement.

    Each of the Named Executives has undertaken, while employment under his Employment Agreement continues and for a period of three years thereafter, not to participate, directly or indirectly, in any enterprise which competes with the Corporation or any of its subsidiaries in any line of products in any region of the United States. Each Named Executive has also agreed not to, at any time, use for his benefit or the benefit of others or disclose to others any of the Corporation's confidential information except as required by the performance of his duties under his Employment Agreement.

TERMINATION COMPENSATION AGREEMENTS

    The Corporation is a party to termination compensation agreements ("Termination Compensation Agreements") with the Named Executives. Each Termination Compensation Agreement provides that it will terminate at the close of business on December 31, 1995, or upon the Named Executive attaining age 65, whichever comes first.

    The Termination Compensation Agreements provide certain benefits in the event any change in control occurs and termination of employment follows within three years thereafter or prior to the Named Executive attaining age 65, whichever is earlier, but only if such termination occurs under one of several sets of identified circumstances. Such circumstances include termination by the Corporation other than for cause and termination by the Named Executive for good reason. Each change in control will begin a new three-year period for the foregoing purposes. For purposes of the Termination Compensation Agreements, (i) a "change in control" is deemed to have occurred, in general, if any person or group of persons acquires beneficial ownership of 20% or more of the combined voting power of the Corporation's then-outstanding voting securities, if there is a change in a majority of the members of the Board within a two-year period, and in certain other events; (ii) the term "cause" is defined as, in general, the willful and continued failure by the Named Executive substantially to perform his duties after a demand for substantial performance has been delivered or the willful engaging of the Named Executive in misconduct which is materially injurious to the Corporation; and (iii) "good reason" for termination by the Named Executive with a right to benefits under the Termination Compensation Agreements means, in general, termination subsequent to a change in control based on specified changes in the Named Executive's duties, responsibilities, titles, offices or office location, reductions in base salary, specified changes to bonus, benefit, compensation, retirement or similar plans or to the Named Executive's participation therein or a reduction in any fringe benefits or paid vacation days.

    Under the Termination Compensation Agreements, upon the Corporation's termination of the Named Executive following a change in control other than for cause or the Named Executive's termination following a change in control for good reason, the Corporation is obligated to pay the Named Executive his full base salary through the date of termination at the rate in effect at the time of notice of termination, any unpaid bonus for a past fiscal year, and the pro rata portion of bonus for the then-current fiscal year, and to continue for the benefit of the Named Executive through the date of termination all stock ownership, purchase and option plans and insurance and other benefit plans. The Termination

Compensation Agreements also provide that in the event of a change in control and termination of the kind which gives rise to benefits, the Named Executive involved will be entitled to payment of a lump sum amount equal to 2.99 times the sum of (i) his then-annual base salary, computed at 12 times his then-
current monthly pay and (ii) his full year position par bonus for the then-current fiscal year. Such lump sum amount will be subject to all applicable federal and state income taxes; provided that if such lump sum amount or any other payments or benefits which such Named Executive has received or has the right to receive from the Corporation, would, either alone or together, constitute an "excess parachute payment" under the Internal Revenue Code, the total of such lump sum amount plus any such payments or benefits will be increased by an amount sufficient to provide, after all federal excise taxes and federal and state income taxes attributable to such increase, a net amount equal to the federal excise tax on such total calculated as described above and before any such excise tax. In addition, under the Termination Compensation Agreements, the Corporation is required to maintain in full force and effect until the earlier of (i) two years after the date of any termination which gives rise to benefits under any of the Termination Compensation Agreements and (ii) commencement by the Named Executive of full-time employment with a new employer, all insurance plans and arrangements in which the Named Executive was entitled to participate immediately prior to his termination in a manner which would give rise to benefits under his Agreement, provided that if such participation is barred the Corporation will be obligated to provide substantially similar benefits. In the event of any termination which gives rise to benefits under any of the Termination Compensation Agreements, the Corporation is required to credit the Named Executive with three years of benefit and credited service in addition to the total number of years of benefit and credited service the Named Executive accrued under the USG Corporation Retirement Plan. See "Retirement Plans" below. If the Named Executive, after credit for the additional three years, has a total of less than five years of credited service, he nonetheless will be treated as if he were fully vested under that Plan, but with benefits calculated solely on the basis of such total benefit service. Under the Termination Compensation Agreements, the Corporation is obligated to pay to the Named Executive all legal fees and expenses incurred by him as a result of the kind of termination which gives rise to benefits under the Agreement, including all fees and expenses incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided under such Agreement. No amounts are payable under the Termination Compensation Agreements if the Named Executive's employment is terminated by the Corporation for "cause" or if the Named Executive terminates his employment and "good reason" does not exist.

    Although Water Street's receipt of Common Stock under the Prepackaged Plan constituted a "change in control" under the Termination Compensation Agreements, each of the Named Executives agreed that Water Street's receipt of Common Stock under the Prepackaged Plan did not constitute a "change in control". Their agreement does not constitute a waiver of any other occurrence of a change in control.

    The Corporation has established a so-called "rabbi trust" to provide a source of payment for benefits payable under each Termination Compensation Agreement. Immediately upon any change in control, the Corporation may deposit with the trustee under such trust an amount the proper officers of the Corporation reasonably estimate could potentially be payable under all such Agreements, taking into account any previous deposits. The Corporation, however, did not make any such deposit to the trust as a result of Water Street's current ownership. In the event that the assets of such trust in fact prove insufficient to provide for benefits payable under all Termination Compensation Agreements, the shortfall would be paid directly by the Corporation from its general assets.

RETIREMENT PLANS

    The following table shows the annual pension benefits on a straight-life annuity basis for retirement at normal retirement age under the terms of the Corporation's contributory retirement plan (the "Retirement Plan"), before the applicable offset of one-half of the primary social security benefits at time of retirement. The table has been prepared for various compensation classifications and representative years of credited service under the Plan. Each participating employee contributes towards the cost of his or her retirement benefit. Retirement benefits are based on the average rate of annual covered compensation during the three consecutive years of highest annual compensation in the ten years of employment immediately preceding retirement. Participants become fully vested after five years of continuous credited service.

                             RETIREMENT PLAN TABLE

                                                       YEARS OF CREDITED SERVICE
                 COVERED                   --------------------------------------------------
              COMPENSATION                     10           20           30           40
- -----------------------------------------  -----------  -----------  -----------  -----------
$200,000.................................  $    32,000  $    64,000  $    96,000  $   128,000
 300,000.................................       48,000       96,000      144,000      192,000
 400,000.................................       64,000      128,000      192,000      256,000
 500,000.................................       80,000      160,000      240,000      320,000
 600,000.................................       96,000      192,000      288,000      384,000
 700,000.................................      112,000      224,000      336,000      448,000
 800,000.................................      128,000      256,000      384,000      512,000

    The Named Executives participate in the Retirement Plan. The Named Executives' full years of continuous credited service at December 31, 1992 were as follows: Mr. Connolly: 34; Mr. Falvo: 37; Mr. O'Bryan: 34; Mr. Roller: 32; and Mr. Pendexter: 35. Compensation under the Retirement Plan includes salary and incentive compensation for the year in which payments are made.

    Pursuant to a supplemental retirement plan, the Corporation has undertaken to pay any retirement benefits otherwise payable to certain individuals, including the Named Executives, under the terms of the Corporation's contributory Retirement Plan but for provisions of the Internal Revenue Code limiting amounts payable under tax-qualified retirement plans in certain circumstances. The Corporation has established a so-called "rabbi trust" to provide a source of payment for benefits under this supplemental plan. Amounts have been deposited in this trust from time to time as necessary to assure that it is adequately funded in light of changes in amounts of compensation paid, participants in the supplemental retirement plan and other appropriate factors. In addition, the Corporation has authorized establishment by certain individuals, including the Named Executives, of special retirement accounts with independent financial institutions as an additional means of funding the Corporation's obligations to make such supplemental payments.

DIRECTOR COMPENSATION

    Directors who are not employees of the Corporation are presently entitled to receive a retainer of $6,000 per quarter, plus a fee of $900 for each Board or Board committee meeting attended. A non-employee director serving as chairman of a committee is entitled to receive an additional retainer of $1,000 per quarter for each such chairmanship. Additional fees for pre-meeting consultations may be paid as applicable to non-employee directors, the amount of such fees to bear a reasonable relationship to the regular meeting fee of $900 and the customary length of a meeting of the Board committee involved. No director of the Corporation has received any compensation of any kind for serving as a director while also serving as an officer or other employee of the Corporation or any of its Subsidiaries.

    In the past, the Corporation has entered into consulting agreements with retiring non-employee directors who had specified minimum periods of service on the Board. Those agreements continued the annualized retainer which was in effect in each instance at the time of retirement from the Board in return for an undertaking to serve in an advisory capacity and to refrain from any activity in conflict or in competition with the Corporation. The Board has determined to continue to offer such agreements on a case-by-case basis but also has determined to limit any such agreement to a term not to exceed five years.

                           OWNERSHIP OF COMMON STOCK

SELLING STOCKHOLDER AND ITS AFFILIATES
    The following table sets forth certain information regarding the beneficial ownership of the Common Stock of the Selling Stockholder and its affiliates as of December 31, 1993 and as adjusted to reflect its sale of shares in the Offering. See "Certain Relationships and Related Transactions."

                                           SHARES OWNED BEFORE THE                     SHARES OWNED AFTER THE
                                                 OFFERING(A)             SHARES             OFFERING(A)
                                         ----------------------------     BEING     ----------------------------
NAME AND ADDRESS                            NUMBER         PERCENT       OFFERED       NUMBER         PERCENT
- ---------------------------------------  -------------  -------------  -----------  -------------  -------------
Water Street Corporate Recovery Fund I,
L.P. and affiliates....................     16,105,840          43%      2,500,000     13,605,840          32%
85 Broad Street
New York, New York 10004

- ------------------------
(a) Water Street owns directly 15,893,231 shares of Common Stock and 116,070 Warrants that are currently exercisable. Goldman, Sachs & Co. owns directly 96,539 shares of Common Stock and, as the general partner of Water Street, may be deemed to be the beneficial owner of the 15,893,231 shares of Common Stock and 116,070 Warrants owned directly by Water Street. Such shares and Warrants may also be deemed to be beneficially owned by The Goldman Sachs Group, L.P., one of the general partners of Goldman, Sachs & Co. Goldman, Sachs & Co. and The Goldman Sachs Group, L.P. disclaim beneficial ownership of shares and Warrants held by Water Street to the extent partnership interests in Water Street are held by persons other than Goldman, Sachs & Co., The Goldman Sachs Group, L.P. and their affiliates.

OTHER 5% STOCKHOLDERS

    In addition to the Selling Stockholder and its affiliates, the Corporation believes that affiliates of Fidelity Investments of Boston, Massachusetts beneficially own in excess of 5% of the outstanding Common Stock.

DIRECTORS AND EXECUTIVE OFFICERS
    The following table sets forth information as of September 30, 1993 regarding the beneficial ownership of Common Stock by each director and by all directors and executive officers of the Corporation as a group (29 persons). Such information is derived from the filings made with the SEC by such persons under Section 16(a) of the Exchange Act. The totals include any shares allocated to the accounts of those individuals through September 30, 1993 under the USG Corporation Investment Plan.

                                                               SHARES
                                                            BENEFICIALLY     PERCENT
NAME                                                            OWNED       OF CLASS
- ----------------------------------------------------------  -------------  -----------
Robert L. Barnett.........................................             20
Keith A. Brown............................................        119,256
W. H. Clark...............................................          1,248
Eugene B. Connolly........................................          7,789
James C. Cotting..........................................             20
Lawrence M. Crutcher......................................          1,800
Anthony J. Falvo, Jr......................................          6,852
Wade Fetzer III...........................................             **       *
David W. Fox..............................................            112
Philip C. Jackson, Jr.....................................          1,963
Marvin E. Lesser..........................................            500
John B. Schwemm...........................................            154
Alan G. Turner............................................              0
Barry L. Zubrow...........................................             **
All current directors and present executive officers as a
 group (29 persons), including those current directors
 named above..............................................        167,021

- ------------------------
* Total beneficial ownership of 167,021 shares of Common Stock by members of the group identified above represents approximately 0.5% of the total outstanding shares of Common Stock, excluding the shares that Messrs. Fetzer and Zubrow may be deemed to beneficially own as described in the following note. No director had a right to acquire beneficial ownership of any shares of Common Stock within 60 days after September 30, 1993 except as described in the following note and except pursuant to Warrants that are currently exercisable as follows: Mr. Brown, 16,458 Warrants; Mr. Connolly, 1,003 Warrants; Mr. Falvo, 1,003 Warrants; Mr. Fox, 19 Warrants; Mr. Jackson, 879 Warrants; Mr. Schwemm, 25 Warrants. The above table also excludes options to purchase an aggregate of 1,293,000 shares of Common Stock which are not exercisable within 60 days after September 30, 1993.
** Messrs. Fetzer and Zubrow are general partners of Goldman, Sachs & Co. As general partners, Messrs. Fetzer and Zubrow may be deemed to be the beneficial owners of shares beneficially owned or held by Goldman, Sachs & Co. and its affiliates, including Water Street and The Goldman Sachs Group, L.P. As described above, Goldman, Sachs & Co. owns directly 96,539 shares of Common Stock and, as the general partner of Water Street, may be deemed to be the beneficial owner of the 15,893,231 shares of Common Stock and 116,070 Warrants owned directly by Water Street. Messrs. Zubrow and Fetzer disclaim beneficial ownership of such shares and Warrants other than to the extent such ownership corresponds to their respective percentage interests in Goldman, Sachs & Co., The Goldman Sachs Group, L.P. and Water Street.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

AGREEMENT WITH WATER STREET ENTITIES
    On February 25, 1993, the Corporation entered into the Water Street Agreement. The Water Street Agreement, among other things, (i) restricts the Water Street Entities from purchasing, or offering or agreeing to purchase, any shares of Common Stock or other voting securities of the Corporation, except for Permitted Acquisitions (as defined in the Water Street Agreement) and acquisitions by any Water Street Entity other than Water Street of up to an aggregate of 10% of the then outstanding shares of Common Stock in the ordinary course of its business; (ii) requires (a) Water Street to vote all shares of Common Stock and other voting securities of the Corporation beneficially owned by it and (b) the other Water Street Entities to vote all shares of Common Stock beneficially owned by them in excess of 10% of the then outstanding shares of Common Stock, in each case, in the same proportion as the votes cast by all other holders of Common Stock and other voting securities of the Corporation, subject to certain exceptions described below; (iii) places restrictions on the ability of the Water Street Entities to transfer shares of Common Stock to any person, except for (a) sales consistent with Rule 144 of the Securities Act of 1933, (b) underwritten public offerings, (c) persons not known to be 5% holders,
(d) pledgees who agree to be bound by certain provisions of the Water Street Agreement, (e) in the case of Water Street, distributions to Water Street's partners in accordance with the governing partnership agreement, (f) pursuant to certain tender or exchange offers for shares of Common Stock and (g) pursuant to transactions approved by the Board; (iv) provides Water Street with certain rights to nominate directors to the Board and Finance Committee (as described below); (v) requires the maintenance of directors' and officers' liability insurance and indemnification rights; (vi) requires that the Corporation's shareholder rights plan provide temporary exemptions for ownership of Common Stock by the Water Street Entities; (vii) provides Water Street with four demand registrations and unlimited piggyback registrations, subject to certain limitations described below; and (viii) provides for indemnification by the Corporation of Water Street, its underwriters and related parties for securities law claims related to any demand or piggyback registration contemplated in clause (vii) above.

    In connection with the Restructuring, Water Street nominated two New Directors to the Board, Wade Fetzer III and Barry L. Zubrow. See "Management -- Directors of the Corporation." In the event that the Water Street Directors are removed from office without the consent of Water Street, then the restrictions on the Water Street Entities relating to (i) the purchases of voting securities of the Corporation other than Permitted Acquisitions, (ii) the voting of securities of the Corporation and (iii) the transfer of shares of Common Stock, as described above, shall terminate. These restrictions shall also terminate upon the earliest to occur of: (i) the consummation of a merger, consolidation or other business combination to which the Corporation is a constituent corporation, if the stockholders of the Corporation immediately before such merger, consolidation or combination do not own more than 50% of the combined voting power of the then outstanding voting securities of the surviving corporation, (ii) the Board consisting of a majority of directors not approved by a vote of the directors serving at the time the Water Street Agreement was executed, and (iii) the tenth anniversary of the Water Street Agreement. In addition, the restrictions on purchases of voting securities and transfers of Common Stock shall also terminate upon the Water Street Entities owning less than 5% of the then outstanding shares of Common Stock.

    Furthermore, the Water Street Entities will not be subject to the voting restrictions contained in the Water Street Agreement if, among other things: (i) the Corporation defaults on the payment of principal or interest required to be paid pursuant to any indebtedness if the aggregate amount of such indebtedness is $25 million or more; (ii) the principal of any of the Corporation's indebtedness is declared due and payable prior to the date on which it would otherwise become due and payable if the aggregate amount of such indebtedness is $25 million or more; (iii) any person other than Water Street becomes the beneficial owner of more than 10% of the then outstanding shares of Common Stock; or (iv) the Corporation fails to comply with (x) the following financial covenants: a minimum senior interest coverage ratio, a minimum total interest coverage ratio, a minimum fixed charge coverage ratio, a minimum adjusted cumulative net worth, and a maximum leverage ratio or (y) a minimum total interest coverage ratio of 0.63 for a specified coverage period in 1993 and for the first quarter of 1994, 0.84 for the second quarter of 1994, 0.97 for the third quarter of 1994 and 1.14 for the fourth quarter of 1994, provided that (a) such financial covenants shall be calculated based only on domestic revenues unless the Corporation's non-domestic consolidated revenues exceed 35% of its total consolidated revenues, and (b) the Corporation shall not be deemed out of compliance in the event of a breach, after 1994 and prior to 1998, of the senior interest coverage ratio or the total interest coverage ratio unless there shall also exist at such time a breach of the fixed charge coverage ratio or in the event of a breach, after 1994 and prior to

1998, of the fixed charge coverage ratio unless there shall also exist at such time a breach of either the senior interest coverage ratio or the total interest coverage ratio. See "Description of Credit Agreement." If the Corporation complies with the financial covenants within the two fiscal quarters following the first failure to comply, the voting restrictions shall apply again. However, if the Corporation thereafter fails to comply with any of the financial covenants, the voting restrictions shall terminate.

    The provision of registration rights to Water Street under the Water Street Agreement is subject to certain limitations, including but not limited to the following: (i) of Water Street's four demand registrations, the Corporation shall pay the registration expenses (other than commissions and discounts of underwriters) for two registrations, and the Corporation and Water Street shall each pay one-half of the registration expenses (other than commissions and discounts of underwriters) for two registrations; and (ii) Water Street (and any Water Street Entity that receives a distribution of Common Stock from Water Street and owns 5% or more of the then outstanding shares of Common Stock) shall not request a demand registration of Common Stock during the 180-day period after the effective date of the Offering, or during any period in which the Corporation is actively engaged in a subsequent registered distribution of Common Stock and until 90 days after the effective date of the registration statement relating to such subsequent distribution. Except in the case of the Offering, the Corporation and Water Street have mutual piggyback rights on registrations initiated by either, generally on a 50-50 basis.

OTHER MATTERS
    The aggregate amount of other compensation in the nature of personal benefits in 1992 for each of the Named Executives did not exceed $25,000, or 10%, of the amount of cash compensation shown for such individual, and the aggregate amount of other compensation in the nature of personal benefits in 1992 for the all executive officers of the Corporation (the "Executive Group") did not exceed 10% of the compensation for the entire Executive Group.

    The Corporation had entered into consulting agreements with two individuals included in the Executive Group who retired in 1991. The agreement with one of those individuals, which provided for a retainer payable in installments of $4,000 per month, terminated on December 31, 1992. The agreement with the other individual terminated at the close of business on January 31, 1992, and provided for an annual retainer of $36,000 for 25 work days, supplemented by a per day rate of $1,000 for each day in excess of 25 work days.

                        DESCRIPTION OF CREDIT AGREEMENT

INTRODUCTION

    Pursuant to the Prepackaged Plan, the Credit Agreement was entered into by the Corporation, USG Interiors and the Bank Group. The Credit Agreement amended and restated a previous credit agreement which was entered into in connection with the 1988 Recapitalization. In connection with the Prepackaged Plan and the implementation of the Credit Agreement, the following transactions occurred: (i) $324 million of principal and accrued but unpaid interest on outstanding term loans were exchanged for Senior 2002 Notes; (ii) the final maturity of the remaining principal of the term loans was extended from 1996 to 2000 and all scheduled principal payments were deferred until December 1994; (iii) $51 million in interest originally due on or after December 31, 1991 was capitalized and the Corporation issued capitalized interest notes ("Capitalized Interest Notes") to represent the capitalized amounts; (iv) making available (at the Corporation's option but subject to certain limitations on the availability of LIBOR pricing) an annual interest rate applicable to the term loans and the Extended Revolving Credit Facility of LIBOR plus 1 7/8% or Citibank's Alternate Base Rate III ("Base Rate") plus 7/8%, with the option to capitalize the amount of such interest in excess of LIBOR plus 1% per annum (such capitalized interest to bear interest at an annual rate of LIBOR plus 2 1/4% or Citibank's Base Rate plus 1 1/4% and mature in the years 1998 and 2000); (v) implementation of mandatory prepayment provisions, including an excess cash flow sweep, that takes into account certain liquidity thresholds; (vi) the suspension of all financial covenants through January 1, 1995 and providing for new covenants thereafter;
(vii) the extension to 1998 of the maturity date of, and the establishment of a maximum borrowing capacity of $175 million under, the then existing revolving credit facility, including a $110 million letter of credit subfacility (the "Extended Revolving Credit Facility"); and (viii) the exchange of $16 million owed in connection with certain interest rate swap contracts for an equal principal amount of Senior 2002 Notes and, in addition, the exchange of approximately $5 million owed in connection with such interest rate swap contracts for an equal principal amount of Capitalized Interest Notes. In connection with the Restructuring, all existing defaults under the previous credit agreement were waived or cured. Whenever defined terms under the Credit Agreement, as amended, are referred to but not defined herein, such defined terms are incorporated herein by reference.

    On August 10, 1993, the parties to the Credit Agreement entered into an amendment to the Credit Agreement (the "1993 Amendments"), pursuant to which (i) scheduled bank term loan amortization payments totaling $95 million due in 1994, 1995 and 1996 were eliminated ($3 million was added to the final maturity of the bank term loan due in 2000); (ii) $9 million of Capitalized Interest Notes originally due in 1998 were paid; and (iii) the cash sweep mechanism was modified to apply up to $165 million of cash otherwise subject to the cash sweep mechanism in 1994, 1995 and 1996 to repayment or purchase of senior debt due prior to January 1, 1999 or Bank Term Loans, at the discretion of the Corporation. In addition, $46 million of Capitalized Interest Notes and $92 million of Bank Term Loans were exchanged for Senior 2002 Notes. Following such transactions, approximately $1 million principal amount of Capitalized Interest Notes remained outstanding. Such remaining amount was repaid in December 1993 and accordingly, no Capitalized Interest Notes are outstanding.

    In connection with the Transactions, the parties to the Credit Agreement are entering into the Credit Agreement Amendments, pursuant to which, among other things, the mandatory prepayment provisions and cash sweep mechanism will be modified as described below. The Credit Agreement Amendments require that (i) $75 million of the proceeds of the Note Placement be used to prepay Bank Term Loans in the order of maturity (thus fully prepaying the scheduled amortization payment due December 31, 1997 and partially prepaying the scheduled amortization payment due December 31, 1998) and (ii) $65 million of the proceeds of the Offering be used to prepay Bank Term Loans in the order of maturity (thus fully prepaying the remaining portion of the scheduled amortization payment due December 31, 1998). Giving effect to such prepayments, the remaining scheduled amortization of the Bank Term Loans will consist of $125 million in 1999 and $180 million in 2000.

CREDIT AGREEMENT OVERVIEW

ELIMINATION OF ABILITY TO CAPITALIZE INTEREST

    The Credit Agreement Amendments provide that USG's ability to defer the payment of interest in excess of LIBOR plus 1% by issuing Capitalized Interest Notes will be terminated.

EXTENDED REVOLVING CREDIT FACILITY

    The maximum borrowing capacity under the Extended Revolving Credit Facility, as currently in effect, is $175 million. The Extended Revolving Credit Facility's maturity date is July 13, 1998. Material conditions precedent to borrowing under the Extended Revolving Credit Facility are limited to the accuracy of certain representations and warranties, the absence of injunctions and of certain events of default, such as payment defaults, bankruptcy and certain cross-defaults to other indebtedness of the Corporation exceeding $25 million in principal amount, unstayed judgments and intentional breaches of negative covenants, but prior to January 1, 1995 do not include the satisfaction of financial covenants or a material adverse change condition precedent.

LETTER OF CREDIT SUBFACILITY

    The Extended Revolving Credit Facility also includes a letter of credit subfacility (the "Letter of Credit Subfacility"). The Issuing Bank or Banks will issue letters of credit under the Letter of Credit Subfacility ("Facility Letters of Credit") in amounts not to exceed $110 million in the aggregate.

CASH SWEEP MECHANISM

    Under the Credit Agreement as currently in effect, within 30 days after January 15th of each year (a "Test Date"), commencing on January 15, 1994, the amount of "Cash Available for Sweep" is calculated in accordance with a pre-determined formula and paid to holders of the Bank Term Loans on or before February 15th of each year; provided that, in the case of Test Dates occurring on January 15, 1994, 1995 and 1996: (i) first, up to $165 million to either the Corporation's public debt having maturities prior to January 1, 1999 or Bank Term Loans in order of maturity, as the Corporation shall elect in its discretion (PROVIDED, that after the payment or repurchase in full of such public debt (which may occur as a result of an equity or debt offering), such $165 million of Cash Available for Sweep (or remaining portion thereof) shall be applied 90% to the Bank Term Loans in order of maturity and 10% to the Corporation as Retained Amounts); and (ii) second, two-thirds to the Bank Term Loans in order of maturity and one-third to the Corporation as Retained Amounts (until such Retained Amounts, when added to the Retained Amounts described in clause (i), equal $50 million, at which time 100% of Cash Available for Sweep would be applied to the Bank Term Loans in order of maturity). Cash sweep payments applied to the Bank Term Loans are applied one-third to the scheduled installments in the order of maturity and two-thirds to the scheduled installments in the inverse order of maturity with respect to such payments made on or before February 15th in each year. "Cash Available for Sweep" means, with respect to each Test Date, an amount equal to the product of (i) the "Sweep Percentage" applicable to such Test Date and (ii) the excess, if any, of the "Available Liquidity" for such Test Date over the "Minimum Liquidity" for such Test Date. The "Sweep Percentage" is 100% for the 1994 Test Date, 90% for the 1995 through 1998 Test Dates, inclusive, and 85% for the 1999 and subsequent Test Dates. "Available Liquidity" for any Test Date means (i) the daily average of all domestic cash and cash balances during the applicable Test Period, excluding net proceeds of certain debt and equity issuances (which are separately required to be applied to repay the Bank Term Loans and/or senior debt securities); PLUS (ii) the daily average of all cash of the Corporation's non-domestic Subsidiaries in excess of certain minimum cash balances during the applicable Test Period, subject to certain limitations and adjustments for repatriation taxes and exchange rates; PLUS (iii) the average daily amount available for borrowing under the Extended Revolving Credit Facility during the applicable Test Period; SUBJECT TO (iv) certain adjustments for changes in working capital. "Minimum Liquidity" for any Test Date means (i) the sum of the Retained Amount for all prior Test

Dates, net of the amount thereof utilized to fund additional Capital Expenditures and repurchases of senior debt securities (through the maturity dates thereof); plus (ii) the amount set forth below opposite such Test Date; minus (iii) the Senior Note Prepayment Amount for such Test Date:

                TEST DATE                                    MINIMUM LIQUIDITY
- ------------------------------------------  ----------------------------------------------------
1/15/94...................................      $100,000,000 (PLUS the Asbestos Adjustment)
1/15/95...................................                      100,000,000
1/15/96...................................                      100,000,000
1/15/97...................................                      200,000,000
1/15/98...................................                      135,000,000
Thereafter................................                      100,000,000

    The "Asbestos Adjustment" will equal $40 million minus the actual aggregate amount of payments made by U.S. Gypsum to settle property damage asbestos cases in 1992 and 1993. The amount of such settlement payments for 1992 was $21.7 million. "Retained Amount" means, for any Test Date, an amount equal to the product of (i) 100% minus the Sweep Percentage for such Test Date and (ii) the excess, if any, of the Available Liquidity for such Test Date over the Minimum Liquidity for such Test Date. "Senior Note Prepayment Amount" means, for any
Test Date on or after January 15, 1997, the principal amount of the Corporation's public debt originally due during the same calendar year which has been prepaid as of such Test Date out of funds other than any Retained Amounts.

    The Credit Agreement Amendments will provide that the Sweep Percentage for the January 15, 1997 Test Date and for each Test Date thereafter shall be 50% if
(i) the aggregate outstanding amount of Bank Term Loans at such time does not exceed $148 million and (ii) USG's public senior debt is then rated at least BB by Standard & Poor's Corporation and Ba2 by Moody's Investors Service, Inc.

EVENTS OF DEFAULT

    The Credit Agreement provides that if an event of default occurs, then, in the case of an event of default involving certain bankruptcy or insolvency events, the maturity of loans made under the Credit Agreement will automatically be accelerated and the obligation of the Senior Lenders to make future revolving loans or issue letters of credit will terminate or, in the case of any other event of default, so long as such event of default exists, the Requisite Senior Lenders will be entitled to accelerate the maturity of loans made under the Credit Agreement and terminate their obligation to make future revolving loans or issue letters of credit.

    Events of default include: failure to pay any principal, interest or other amount due to the Senior Lenders; failure to pay other indebtedness, including subordinated debt, if the aggregate amount of such other indebtedness is $25 million or more or any breach or default under any instrument, agreement or indenture relating to such indebtedness if the effect thereof is to accelerate or permit the holders of such indebtedness to accelerate the maturity of such indebtedness; any single stockholder or group acquiring 50% or more of the Corporation's stock (directly or indirectly); failure to discharge a judgment or writ of attachment involving an amount exceeding $5 million, net of insurance; certain events involving the bankruptcy or insolvency of the Corporation or certain significant Restricted Subsidiaries; the invalidation or ineffectiveness of any security agreement governing, or any lien upon, collateral securing the obligations under the Credit Agreement; the incurrence of certain termination liabilities under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); and failure of the Corporation to meet covenants (subject to certain grace periods), including various financial covenants described below. The events of default are applicable only to the Corporation and its Restricted Subsidiaries.

AFFIRMATIVE COVENANTS

    Affirmative covenants under the Credit Agreement require the Corporation to, among other things, submit periodic financial, labor, environmental and litigation reports; maintain its corporate existence and franchises; remain qualified to do business in all appropriate jurisdictions; comply with all requirements of law; pay all taxes and material claims unless contested in good faith and covered by reserves in accordance with GAAP; permit members of the Bank Group to inspect its properties, books and records; maintain its properties in good repair and maintain proper insurance policies; and maintain licenses, permits, governmental approvals and authorizations.

NEGATIVE COVENANTS

    The Credit Agreement contains negative covenants that cover: restrictions on the incurrence of additional indebtedness, subject to certain exceptions; sales of assets outside the ordinary course of business, subject to certain exceptions including a blanket exception for up to $20 million in any fiscal year and $5 million in any single transaction or group of related transactions; the incurrence of liens and encumbrances on the property of the Corporation and its Restricted Subsidiaries; investments; guarantees; dividends and distributions, and payments upon securities junior in right to the Bank Debt Obligations; operating leases; mergers, consolidations or sales, leases or transfers of all or any substantial part of the business, property or assets of the Corporation or any of its Restricted Subsidiaries; acquisitions of the business, property or assets of any person, except for acquisitions not exceeding certain permitted capital expenditure limits; ERISA prohibited transactions; amendments to corporate charter and by-laws; sale of subsidiaries; amendments of material debt documents; sale and leaseback transactions; prepayment (including acquisitions for value) of long-term debt; and certain other transactions and activities.

    The negative covenants in the Credit Agreement permit the prepayment or purchase with Cash Available for Sweep of the Corporation's senior debt securities having maturities prior to January 1, 1999; PROVIDED, that to the extent such prepayment or purchase involves the payment of a premium in excess of 100% of the face amount of any such security, such excess will reduce the Corporation's existing or future Retained Amounts.

FINANCIAL COVENANTS

    From and after January 1, 1995, the Corporation will be required to satisfy the Financial Covenants set forth below:

    MINIMUM SENIOR INTEREST COVERAGE RATIO. The Senior Interest Coverage Ratio for the Coverage Period ending with each fiscal quarter of each Fiscal Year set forth below (commencing with the first fiscal quarter of 1995), shall not be less than the minimum ratio set forth below opposite such fiscal quarter:

                                           MINIMUM                 MINIMUM
                                1995        RATIO       1996        RATIO
                              ---------  -----------  ---------  -----------
Quarter                           1           1.00        1           2.20
                                  2           1.25        2           2.30
                                  3           1.75        3           2.40
                                  4           2.00        4           2.50

                                           MINIMUM                 MINIMUM
                                1997        RATIO       1998        RATIO
                              ---------  -----------  ---------  -----------
Quarter                           1           2.50        1           2.80
                                  2           2.60        2           2.80
                                  3           2.70        3           2.80
                                  4           2.80        4           2.80

                                           MINIMUM                 MINIMUM
                                1999        RATIO       2000        RATIO
                              ---------  -----------  ---------  -----------
Quarter                           1           2.80        1           2.80
                                  2           2.80        2           2.80
                                  3           2.80        3           2.80
                                  4           2.80        4           2.80

    MINIMUM TOTAL INTEREST COVERAGE RATIO. The Total Interest Coverage Ratio for the Coverage Period ending with each fiscal quarter of each Fiscal Year set forth below (commencing with the first fiscal quarter of 1995), shall not be less than the minimum ratio set forth below opposite such fiscal quarter:

                                           MINIMUM                 MINIMUM
                                1995        RATIO       1996        RATIO
                              ---------  -----------  ---------  -----------
Quarter                           1           1.00        1           2.05
                                  2           1.25        2           2.10
                                  3           1.75        3           2.15
                                  4           2.00        4           2.20

                                           MINIMUM                 MINIMUM
                                1997        RATIO       1998        RATIO
                              ---------  -----------  ---------  -----------
Quarter                           1           2.25        1           2.40
                                  2           2.30        2           2.40
                                  3           2.35        3           2.40
                                  4           2.40        4           2.40

                                           MINIMUM                 MINIMUM
                                1999        RATIO       2000        RATIO
                              ---------  -----------  ---------  -----------
Quarter                           1           2.40        1           2.40
                                  2           2.40        2           2.40
                                  3           2.40        3           2.40
                                  4           2.40        4           2.40

    MINIMUM FIXED CHARGE COVERAGE RATIO. The Fixed Charge Coverage Ratio for the Coverage Period ending with each fiscal quarter of each Fiscal Year set forth below (commencing with the first fiscal quarter of 1995), shall not be less than the minimum ratio set forth below opposite such fiscal quarter:

                                            MINIMUM                   MINIMUM
                                1995         RATIO        1996         RATIO
                              ---------  -------------  ---------  -------------
Quarter                           1              1.0        1              1.3
                                  2              1.1        2              1.4
                                  3              1.1        3              1.4
                                  4              1.2        4              1.5

                                            MINIMUM
                                1997         RATIO
                              ---------  -------------
Quarter                           1              1.5
                                  2              1.5
                                  3              1.5
                                  4              1.5

    MINIMUM ADJUSTED CUMULATIVE NET WORTH. The Adjusted Cumulative Net Worth as of the end of each Fiscal Year set forth below and the end of the three immediately succeeding fiscal quarters shall not be less than the minimum amount set forth below opposite such year:

END OF FISCAL YEAR                                                              MINIMUM AMOUNT
- -----------------------------------------------------------------------------  -----------------
1995.........................................................................   $ 51,000,000
1996.........................................................................     102,000,000
1997.........................................................................     179,000,000
1998.........................................................................     244,000,000
1999.........................................................................     296,000,000
2000.........................................................................     345,000,000

    LEVERAGE RATIO. The Leverage Ratio as of the end of each Fiscal Year set forth below and the end of the three immediately succeeding fiscal quarters shall not be greater than the maximum amount set forth below opposite such year:

END OF FISCAL YEAR                                                                 MAXIMUM RATIO
- -------------------------------------------------------------------------------  -----------------
1995...........................................................................          0.97
1996...........................................................................          0.93
1997...........................................................................          0.87
1998...........................................................................          0.81
1999...........................................................................          0.76
2000...........................................................................          0.70

    MINIMUM CURRENT RATIO. The ratio of Consolidated Current Assets to Consolidated Current Liabilities as of the end of each calendar quarter shall not be less than the minimum ratio set forth below opposite such Fiscal Year in which such quarter occurs:

FISCAL YEAR                                                                        MINIMUM RATIO
- -------------------------------------------------------------------------------  -----------------
1995...........................................................................          1.05
1996...........................................................................          1.10
1997...........................................................................          1.15
1998...........................................................................          1.20
1999...........................................................................          1.20
2000...........................................................................          1.20

    MAXIMUM CAPITAL EXPENDITURES.   Domestic  Capital Expenditures  made by  the
Corporation and its U.S. Subsidiaries on a consolidated basis shall not exceed, for any Fiscal Year, the sum of the following items:

     (i) The Base Capital Expenditure Allowance for such year LESS the amount, if any, of such Base Capital Expenditure Allowance which was used during the immediately preceding Fiscal Year under clause (ii) below;

    (ii) (a) the excess of the actual cumulative principal repayments of the Capitalized Interest Notes and the Bank Term Loans as a result of mandatory amortization payments and cash flow sweep prepayments over the Projected Cumulative Principal Payments (the "Excess Principal Payments") LESS (b) the cumulative amount of such Excess Principal Payments used for Capital Expenditures in all prior years, PROVIDED, that in no event shall the amount included under this clause (ii) for any Fiscal Year exceed 50% of the Base Capital Expenditure Allowance for the immediately succeeding Fiscal Year;

    (iii) (a) the excess of the actual cumulative net cash proceeds arising from the sale of assets occurring after January 1, 1992 over the Projected Cumulative Asset Sale Proceeds (the "Excess Sale Proceeds") LESS (b) the cumulative amount of such Excess Sale Proceeds used for Capital Expenditures and Investments in all prior years, PROVIDED, that in no event shall any amount be included under this clause (iii) for any Fiscal Year if the actual cumulative principal repayments of the Capitalized Interest Loans and the Bank Term Loans as a result of mandatory amortization payments and cash flow sweep prepayments as of the end of the immediately preceding Fiscal Year (but including any cash sweep prepayment made on or before February 15th of the current Fiscal Year) does not exceed the Projected Cumulative Principal Payments as of the end of the immediately preceding Fiscal Year;

    (iv) all amounts used for Capital Expenditures the source of which constitutes Project Financing;

    (v) the cumulative amount of the portion of the Cash Available for Sweep which has been retained by the Company in all prior Fiscal Years (the "Cash Sweep Retention Amount") LESS the cumulative amount of such Cash Sweep Retention Amount used for Capital Expenditures and other permitted purposes in all prior years;

    (vi) the amount of Capital Expenditures used for creating additional plant capacity, PROVIDED, that (a) the aggregate amount of such Capital Expenditures under this clause (vi) for all Fiscal Years shall not exceed $30,000,000 and (b) at least thirty days prior to making or becoming committed to make any such Capital Expenditures, the Corporation has notified the Agents thereof in a writing which describes the additional plant capacity and the business purpose therefor;

   (vii) Capital Expenditures for assets the purchase price of which is paid with the Common Stock of the Company; and

   (viii) the aggregate amount of the Base Capital Expenditures Allowances for all prior Fiscal Years which have not been used for Capital Expenditures.

    The Credit Agreement Amendments will permit the Corporation to make additional Strategic Capital Expenditures in an aggregate amount equal to the net proceeds of the offering in excess of $100,000,000 PLUS the Cash Available for Sweep with respect to the January 15, 1994 Test Date in excess of $100,000,000.

    DEFINED TERMS USED IN FINANCIAL COVENANTS. Capitalized terms used in the financial covenants in the Credit Agreement shall have the meanings set forth below or, if not defined below, the meanings set forth in the Old Credit
Agreement:

        "Adjusted Cumulative Net Worth" of the Corporation, at the end of any quarter, shall mean the cumulative after tax net income (adjusted to exclude fresh start accounting) from January 1, 1995 through the end of such quarter PLUS the aggregate net cash proceeds received by the Corporation from the issuance of equity securities after May 6, 1993.

        "Base Capital Expenditure Allowance" for each Fiscal Year, shall mean the amount set forth below opposite such Fiscal Year:

1993..............................................  $33,900,000
1994..............................................   34,200,000
1995..............................................   39,300,000
1996..............................................   39,800,000
1997..............................................   51,900,000
1998..............................................   52,200,000
1999..............................................   52,200,000

        "Consolidated Current Assets" on any date, shall mean the total consolidated assets of the Corporation and its Subsidiaries (with inventories being stated on a FIFO basis) which may properly be classified as current assets in conformity with GAAP.

        "Consolidated Current Liabilities" on any date, shall mean the total consolidated liabilities of the Corporation and its Subsidiaries which may properly be classified as current liabilities in conformity with GAAP, not including current maturities of long-term debt, but including any Revolving Loans which may, in accordance with GAAP, be considered long-term.

        "Coverage Period" means (i) with respect to the first fiscal quarter of 1995, the three-month period ending on March 31, 1995, (ii) with respect to the second fiscal quarter of 1995, the six-month period ending on June 30, 1995, (iii) with respect to the third fiscal quarter of 1995, the nine-month period ending on September 30, 1995, and (iv) with respect to any succeeding fiscal quarter, the twelve-month period ending on the last day of such fiscal quarter.

        "Debt" at any time, shall mean, with respect to the Corporation and its Subsidiaries on a consolidated basis, the sum of (i) the outstanding principal balance of the Revolving Loans at such time or any indebtedness at such time arising from a permitted revolving credit facility replacement thereof (less the aggregate amount of cash held by the Corporation and its consolidated Subsidiaries located in the United States at such time), (ii) the aggregate amount of long-term indebtedness at such time (including the current portions thereof), (iii) the outstanding amount of capital leases (classified as such according to GAAP) shown as a liability on the Corporation's consolidated balance sheet at such time and (iv) the aggregate amount of all Accommodation Obligations with respect to third-party indebtedness of the type described in clauses (ii) and (iii) above at such time.

        "EBITDA" for any period, means the consolidated operating earnings from continuing operations of the Corporation and its subsidiaries before interest, taxes, depreciation, amortization, other income and expense, minority interests, the impact of fresh start accounting and other non-cash adjustments to income for such period.

        "Fixed Charge Coverage Ratio" of the Corporation as of the end of any fiscal quarter shall mean the ratio of (a) EBITDA for the 12-month period ending on the last day of such fiscal quarter, excluding the impact of non-cash fresh start accounting adjustments for such 12-month period, MINUS actual Capital Expenditures during such 12-month period (excluding Capital Expenditures under clauses (iv) and (vi) of the Capital Expenditures covenant described above) to (b) the total net consolidated interest expense of the Corporation and its Subsidiaries during such 12-month period, excluding the impact of non-cash amortizations resulting from fresh start accounting during such period plus the aggregate scheduled principal payments due (and not previously prepaid) on senior indebtedness of the Corporation and its Subsidiaries during the 12-month period immediately succeeding the end of such fiscal quarter.

        "Leverage Ratio" of the Corporation on any date, shall mean the ratio of Debt to Total Capital on such date.

        "Projected Cumulative Principal Payments" means the following amounts as of February 15 of each Fiscal Year below of projected cumulative principal payments of (i) the Capitalized Interest

    Notes and the Bank Term Loans as a result of mandatory amortization payments and cash sweep prepayments and (ii) any prepayments on or purchases of the Corporation's public debt securities having maturities prior to January 1, 1999 through such date:

FEBRUARY 15 OF FISCAL YEAR                                CUMULATIVE PAYMENTS
- -------------------------------------------------------  ---------------------
1994...................................................    $               0
1995...................................................           57,000,000
1996...................................................          133,000,000
1997...................................................          220,000,000
1998...................................................          332,000,000
1999...................................................          456,000,000
2000...................................................          579,000,000

        "Projected Cumulative Asset Sale Proceeds" means the following amounts as of the end of each Fiscal Year below of projected cumulative cash proceeds arising from the sale of assets PLUS for the Fiscal Year in which the Libertyville facility is sold and each Fiscal Year thereafter, an amount equal to the net cash proceeds received from the sale of the Libertyville facility:

END OF FISCAL YEAR                                        CUMULATIVE PROCEEDS
- -------------------------------------------------------  ---------------------
1992...................................................     $     7,000,000
1993...................................................          16,000,000
1994...................................................          21,000,000
1995...................................................          26,000,000
1996...................................................          31,000,000
1997...................................................          36,000,000
1998...................................................          41,000,000
1999...................................................          46,000,000

        "Senior Interest Coverage Ratio" of the Corporation for any Coverage Period shall mean the ratio of (i) EBITDA for such period, excluding the impact of non-cash fresh start accounting adjustments for such period to
    (ii) the total net consolidated interest expense (excluding interest on Subordinated Debt) of the Corporation and its Subsidiaries during such period, excluding the impact of non-cash amortizations resulting from fresh start accounting during such period.

        "Total Capital" on any date, shall mean the sum of (i) Debt on such date and (ii) Adjusted Cumulative Net Worth on such date.

        "Total Interest Coverage Ratio" of the Corporation for any Coverage Period shall mean the ratio of (i) EBITDA for such period, excluding the impact of non-cash fresh start accounting adjustments for such period to
    (ii) the total net consolidated interest expense of the Corporation and its Subsidiaries during such period, excluding the impact of non-cash amortizations resulting from fresh start accounting during such period.

    DOMESTIC NATURE OF COVENANTS. Each of the financial covenants will be calculated on a domestic basis only, PROVIDED, that, if at anytime the Corporation's non-domestic consolidated revenues for a Fiscal Year constitute 35% or more of the Corporation's total consolidated revenues for such year, then, effective as of the first test date in the immediately succeeding Fiscal Year, such financial covenants shall be calculated to include the financial performance of the Corporation and all of its consolidated Subsidiaries, PROVIDED further, that, if such event occurs and the Corporation so requests, the Corporation, the Bank Group, the Agents and the Administrative Agent shall in good faith recast the foregoing financial covenants to account for the inclusion of the financial performance of the non-domestic Subsidiaries.

    CERTAIN LIMITS ON COMPLIANCE WITH FINANCIAL COVENANTS. No Event of Default or Potential Event of Default would be deemed to exist or be continuing with respect to a breach of the Senior Interest Coverage Ratio and/or the Total Interest Coverage Ratio for any quarter during Fiscal Years 1995, 1996 and 1997 unless there would also exist a breach of the Fixed Charge Coverage Ratio for such quarter. Conversely, no Event of Default or Potential Event of Default would be deemed to exist or be continuing with respect to a breach of the Fixed Charge Coverage Ratio for any quarter during fiscal years 1995, 1996 and 1997 unless there would also exist a breach of either the Senior Interest Coverage Ratio or the Total Interest Coverage Ratio for such quarter. No Event of Default or Potential Event of Default would be deemed to exist or be continuing with respect to the financial covenants described above unless either (i) such Event of Default shall be disclosed in or determinable on the basis of the financial statements, compliance statements or officer's certificates delivered to the Bank Group pursuant to the Credit Agreement or (ii) the Administrative Agent, at the direction of the Requisite Senior Lenders, shall have given written notice of such Event of Default to the Corporation. All calculations of the foregoing financial covenants shall be rounded to the nearest 1/100. For purposes of calculating the foregoing covenants, GAAP shall be constant from and after the date of the Credit Agreement, unless the Corporation and the Requisite Senior Lenders agree to modify such covenants to account for any subsequent changes to GAAP.

COLLATERAL

    Borrowings under the Credit Agreement are all secured by first priority security interests in the capital stock of certain Subsidiaries. Such security interests were granted pursuant to the Collateral Trust Agreement and related Pledge Agreements which provide that the collateral will also equally and ratably secure certain other debt of the Corporation and one of the Subsidiaries, including the Senior 2002 Notes. See "Description of Other Debt Obligations" and "Description of Collateral Trust Agreement."

AMENDED GUARANTEES

    The Corporation has guaranteed all obligations of USG Interiors under the Credit Agreement. Each of United States Gypsum Company, USG Industries, Inc., USG Interiors, Inc., USG Foreign Investments, Ltd., L&W Supply Corporation, Westbank Planting Company, USG Interiors International, Inc., American Metals Corporation and La Mirada Products Co., Inc. (together, the "Subsidiary
Guarantors") in turn has guaranteed pursuant to the Amended Subsidiary Guarantees both the obligations of the Corporation under the Credit Agreement and the Senior 2002 Notes and the obligations of USG Interiors under the Credit Agreement. In connection with the 1993 Amendments, the Subsidiary Guarantors executed the Amended Subsidiary Guarantees, which entitle the Senior 2002 Notes to participate on a PARI PASSU basis in the benefits of the Amended Subsidiary Guarantees. The Amended Subsidiary Guarantees are full and unconditional guarantees of prompt payment and performance, when due, of all (i) the Obligations (as defined in the Credit Agreement) of the Borrowers (as defined therein) and (ii) all obligations of the Corporation under the Senior 2002 Notes. The Bank Group has the right to enforce the Amended Subsidiary Guarantees and seek collection thereunder (for the ratable benefit of the Bank Group and holders of the Senior 2002 Notes) at any time when one or more Events of Default have occurred and are continuing under the Credit Agreement (which Events of Default will include the occurrence and continuation of any event of default under the Senior 2002 Notes Indenture). The Bank Group will have the right to
(i) determine whether, when and to what extent the Amended Subsidiary Guarantees will be enforced (provided that each Amended Subsidiary Guarantee payment will be applied to the Bank Term Loans, Extended Revolving Credit Facility, Capitalized Interest Notes and Senior 2002 Notes pro rata based on the respective principal amounts owed thereon) and (ii) amend or eliminate the Amended Subsidiary Guarantees; provided that the pro rata sharing requirement contemplated in (i) above is not waivable (in the absence of a complete release of the Amended Subsidiary Guarantees) without the approval of the holders of a majority in principal amount of each of the two series of Senior 2002 Notes, voting separately. The Amended Subsidiary Guarantees will terminate when the Bank Term Loans, the Extended Revolving Credit Facility and the Capitalized Interest Notes are retired, regardless of whether any portion of the Senior 2002 Notes then remains outstanding. The liability of each Subsidiary Guarantor on its Amended Subsidiary Guarantee is limited to the greater of (i) 95% of the lowest amount, calculated as of the date of delivery of the original Amended Subsidiary Guarantee, sufficient to render the guarantor insolvent, leave the guarantor with unreasonably small capital or leave the guarantor unable to pay its debts as they become due (each as defined under applicable law) and (ii) the same amount calculated as of the date any demand for payment under such guarantee is made, in each case plus collection costs.

    See "Index To Financial Statements Significant Accounting Policies and Practices" for condensed consolidating financial statements of the Subsidiary Guarantors and non-guarantors.

INTEREST

    The Corporation may elect, subject to the availability of LIBOR pricing, to have interest on the Bank Term Loans and Revolving Loans calculated either at reserve adjusted LIBOR plus 1 7/8% or at Citibank's Base Rate plus 7/8% per annum. An increase of 2% on all of the above interest rates would automatically take place five business days after notice of the occurrence of an Event of Default, and will remain at such increased level for so long as the default continues. Interest is calculated on the basis of the actual number of days elapsed in the period during which interest accrues and a year of 360 days. Interest is payable as follows: (i) for loans bearing interest calculated by reference to LIBOR, interest is payable on the last day of each interest period, consisting of one, two, three or, when available, six month periods (interest is also payable after three months in the latter case); (ii) for the Bank Term Loans bearing interest calculated by reference to Citibank's Base Rate, interest is payable on the last day of each calendar quarter; and (iii) for Revolving Loans bearing interest calculated by reference to Citibank's Base Rate, interest is payable on the last day of each calendar month. The Corporation may purchase interest rate caps, swaps, collars or similar devices on terms mutually acceptable to the Corporation and the Agents.

VOLUNTARY PREPAYMENTS

    Voluntary prepayments of the Bank Term Loans, Revolving Loans and Capitalized Interest Loans may be made upon two business days' prior notice, PROVIDED THAT the Bank Group shall be indemnified for any breakage costs resulting from such voluntary prepayment.

MANDATORY PREPAYMENTS

    In addition to the excess cash sweep described above, the Corporation is required to make mandatory prepayments on the Bank Term Loans as a result of the issuance for cash of new debt and equity securities. Prior to the payment in full of all outstanding senior debt securities having maturity dates before January 1, 1999 (other than the Bank Term Loans), 100% of the net proceeds resulting from the issuance for cash of new debt and equity securities (the "Refinancing Proceeds") would be applied to the outstanding principal balance of the Corporation's Bank Term Loans and senior debt securities in order of maturity; PROVIDED that to the extent such Refinancing Proceeds are insufficient to repay all of such Bank Term Loans and other senior debt securities due in any given calendar year, the amount of such Refinancing Proceeds available for such year will be applied pro rata to the mandatory amortization of the Bank Term Loans and senior debt securities due during such year based on the principal amount of Bank Term Loans and senior debt securities due during such year. Subject to the following sentence, following the payment in full of all existing senior debt securities having maturity dates before January 1, 1999, 100% of the Refinancing Proceeds would be applied as follows: (i) first, to the outstanding principal balance of the Bank Term Loans in the order of maturity, but only to the extent that the principal balance of the Bank Term Loans has not been reduced by at least $300 million, and (ii) second, to any of the Corporation's senior debt securities having a final maturity prior to December 31, 2002, including the Bank Term Loans (to scheduled installments in the order of maturity), as determined by the Corporation in its discretion; provided that the minimum amount of such Refinancing Proceeds applied to the Bank Term Loans under this clause (ii) shall be a percentage of such Refinancing Proceeds obtained by dividing the outstanding principal balance of the Bank Term Loans at such time by the sum of such outstanding principal balance of the Bank Term Loans and the outstanding principal balance of the Senior 2002 Notes at such time. In the event that all existing senior debt securities having maturity dates before January 1, 1999 have been paid in full, the outstanding principal balance of the Bank Term Loans has been reduced by at least $300 million and the Corporation's senior debt securities are rated at least BB+ by Standard & Poor's Corporation or Ba1 by Moody's Investors Service, Inc., the amount of Refinancing Proceeds subject to the immediately preceding sentence shall be reduced from 100% to 66 2/3%, with the remaining 33 1/3% of such Refinancing Proceeds not being subject to the mandatory prepayment provisions.

    The Credit Agreement Amendments (i) permit, prior to the repayment in full of all existing senior public debt due before 1999, the use by USG of any Refinancing Proceeds for the prepayment, at USG's option, of any such public debt and/or Bank Term Loans in any order of maturity; (ii) require the application of any such Refinancing Proceeds within one year of issuance; and
(iii) provide that USG may retain 33 1/3% of future Refinancing Proceeds if all existing senior public debt due before 1999 has been paid in full, the aggregate outstanding Bank Term Loans at such time does not exceed $148,000,000 and USG's public senior debt is then rated at least BB by Standard & Poor's Corporation and Ba2 by Moody's Investors Service, Inc.

FEES

    Commitment fees on the unused portion of the Extended Revolving Credit Facility accrue at a per annum rate of 3/8% and are payable quarterly in arrears. Commitment fees on the undrawn face amount of all Facility Letters of Credit accrue at a per annum rate of 1 1/2% and are payable quarterly in advance.

                     DESCRIPTION OF OTHER DEBT OBLIGATIONS

THE 1986 INDENTURE SECURITIES

    The Senior 1996 Notes, the Senior 1997 Notes and the Senior 2017 Debentures were issued under an indenture and certain related instruments delivered thereunder (collectively, the "1986 Indenture"), dated as of October 1, 1986, between the Corporation and the Harris Trust and Savings Bank, as trustee (the "1986 Indenture Trustee"). As part of the Restructuring, the 1986 Indenture was supplemented by resolutions adopted by the Board (the "Bond Board Resolutions") and an officer's certificate delivered in accordance therewith to provide for the Senior 1995 Notes and the Senior 1998 Notes. In connection with the Note Placement, the 1986 Indenture is being supplemented by further resolutions adopted by the Board (the "1994 Bond Board Resolutions") and an officer's certificate delivered in accordance therewith to provide for the Senior 2001 Notes. The Senior 1995 Notes, the Senior 1996 Notes, the Senior 1997 Notes, the Senior 1998 Notes, the Senior 2001 Notes and the Senior 2017 Debentures are collectively referred to herein as the "1986 Indenture Securities." Conformed copies of the 1986 Indenture, the Bond Board Resolutions and the 1994 Bond Board Resolution have been filed as exhibits to the Registration Statement and are available as described under "Available Information." Whenever particular provisions or defined terms of the 1986 Indenture Securities or the 1986 Indenture, as supplemented by the Bond Board Resolutions and the 1994 Bond Board Resolutions, are referred to, such provisions or defined terms are deemed incorporated herein by reference and such statements are qualified in their entirety by such reference. Initial capitalized terms which are defined in the 1986 Indenture are used herein as so defined.

    GENERAL

    The Senior 1995 Notes are a series of securities which are limited to $75 million aggregate principal amount. The Senior 1995 Notes bear interest at the rate of 8% per annum and will mature on December 15, 1995. Interest is payable semiannually on June 15 and December 15 of each year, to the persons in whose names the Senior 1995 Notes are registered at the close of business on the next preceding June 1 or December 1, as the case may be.

    The Senior 1996 Notes bear interest at 8% per annum and will mature on December 15, 1996. Interest is payable semiannually on June 15 and December 15 of each year to the persons in whose names the Senior 1996 Notes are registered at the close of business on the next preceding June 1 or December 1, as the case may be.

    The Senior 1997 Notes bear interest at 8% per annum and will mature on March 15, 1997. Interest is payable semiannually on September 15 and March 15 of each year to the persons in whose names the Senior 1997 Notes are registered at the close of business on the next preceding September 1 or March 1, as the case may be.

    The Senior 1998 Notes are a series of securities which are limited to $35 million aggregate principal amount. The Senior 1998 Notes bear interest at the rate of 9% per annum and will mature on December 15, 1998. Interest is payable semi-annually on June 15 and December 15 of each year to the persons in whose names the Senior 1998 Notes are registered at the close of business on the next preceding June 1 or December 1, as the case may be.

    The Senior 2001 Notes are a series of securities which are limited to $150 million aggregate principal amount. The Senior 2001 Notes will bear interest at 9 1/4% per annum and will mature on December 15, 2001. Interest will be payable semi-annually on June 15 and December 15 of each year, beginning June 15, 1994, to the persons in whose names the Senior 2001 Notes are registered at the close of business on the next preceding June 1 or December 1, as the case may be.

    The Senior 2017 Debentures bear interest at 8.75% per annum and will mature on March 1, 2017. Interest is payable semiannually on September 1 and March 1 of each year to the persons in whose names the Senior 2017 Debentures are registered at the close of business on the next preceding August 15 or February 15, as the case may be.

    Principal (and premium, if any) and interest is payable, and the transfer of the 1986 Indenture Securities is registrable, at the office or agency of the Corporation maintained for such purpose in the City of Chicago, State of Illinois, currently the Corporate Trust Office of the 1986 Indenture Trustee, Harris Trust and Savings Bank, 311 West Monroe Street, Chicago, Illinois 60690; provided, however, that payment of interest may be made at the option of the Corporation by check or draft mailed to the person entitled thereto as such person's address appears in the security register maintained for such purpose pursuant to the 1986 Indenture. No service charge will be made for any transfer or exchange except the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

    The Senior 1995 Notes and the Senior 1998 Notes are issued in fully registered form without coupons and in denominations of $250 and integral multiples thereof. The Senior 1996 Notes, the Senior 1997 Notes, Senior 2001 Notes and the Senior 2017 Debentures are issued in fully registered form without coupons and in denominations of $1,000 and integral multiples thereof.

    The 1986 Indenture Securities rank PARI PASSU with all senior secured indebtedness of the Corporation.

    SECURITY

    The 1986 Indenture Securities are secured by first priority security interests in capital stock of certain Subsidiaries which were granted pursuant to the Collateral Trust Agreement and related pledge and security agreements. The Collateral Trust Agreement provides that the collateral thereunder equally and ratably secures certain other debt of the Corporation and one of the Subsidiaries, including the Senior 2002 Notes and the Bank Debt Obligations. Holders of the Bank Debt Obligations primarily control the operation of the Collateral Trust. See "Description of Collateral Trust."

    REDEMPTION

    The Senior 1995 Notes and the Senior 1998 Notes may be redeemed by the Corporation in whole or in part at any time without penalty or premium.

    The Senior 1996 Notes, the Senior 1997 Notes and the Senior 2001 Notes may not be redeemed at the option of the Corporation prior to maturity.

    The Senior 2017 Debentures may be redeemed at the option of the Corporation in whole or in part from time to time on at least 30 and not more than 90 days' notice by mail to registered holders thereof at the following redemption prices (expressed in percentages of principal amount):

    If redeemed during the 12-month period commencing March 1 of each of the years indicated:

             YEAR                PERCENTAGE                YEAR                PERCENTAGE
- ------------------------------  ------------  ------------------------------  ------------
1993..........................     105.974%   2000..........................     102.987%
1994..........................     105.547    2001..........................     102.560
1995..........................     105.120    2002..........................     102.134
1995..........................     104.694    2003..........................     101.707
1997..........................     104.267    2004..........................     101.280
1998..........................     103.840    2005..........................     100.853
1999..........................     103.414    2006..........................     100.427

and thereafter at 100% of the principal amount thereof, in each case together with accrued and unpaid interest to the date fixed for redemption.

    Notwithstanding the foregoing provisions, the Corporation may not redeem any of the Senior 2017 Debentures prior to March 1, 1997, directly or indirectly, from or in anticipation of moneys borrowed by or for the account of the Corporation or any of its Subsidiaries at an interest cost of less than 8.77% per annum, except for Senior 2017 Debentures redeemed pursuant to the provisions described below under "Sinking Fund."

    SINKING FUND

    As a mandatory sinking fund for the Senior 2017 Debentures, the Corporation will pay to the 1986 Indenture Trustee before March 1, in each of the years 1998 to 2016, inclusive, an amount in cash sufficient to redeem, at the Sinking Fund Redemption Price, $10,000,000 aggregate principal amount of the Senior 2017 Debentures. At its option, the Corporation may pay to the 1986 Indenture Trustee before each mandatory sinking fund payment date an additional amount in cash sufficient to redeem at the Sinking Fund Redemption Price up to an additional $15,000,000 aggregate principal amount of the Senior 2017 Debentures. The right to make such optional sinking fund payments is not cumulative, but any optional sinking fund payment may be used to reduce the amount of any subsequent mandatory sinking fund payment. The Corporation may, at its option, credit against mandatory sinking fund payments the principal amount of Senior 2017 Debentures acquired or redeemed other than through the operation of the mandatory sinking fund, provided that such Senior 2017 Debentures have not theretofore been used for any such credit or delivered to the 1986 Indenture Trustee for cancellation in connection with certain sale and leaseback transactions as described below under "Limitation Upon Sale and Leaseback Transactions."

    RESTRICTED AND UNRESTRICTED SUBSIDIARIES

    The various restrictive provisions of the 1986 Indenture, as supplemented by the Bond Board Resolutions and the 1994 Bond Board Resolutions, summarized below, while applicable to the Corporation and its Restricted Subsidiaries, do not apply to Unrestricted Subsidiaries. A "Subsidiary" is any corporation, a majority of the Voting Stock of which is at the time owned directly or indirectly by the Corporation and its other Subsidiaries. "Voting Stock," as applied to the stock of any corporation, is stock of any class or classes having ordinary voting power for the election of a majority of the directors of such corporation, other than stock having such power only by reason of the happening of a contingency. A "Restricted Subsidiary" is any Subsidiary which owns any Principal Operating Property. "Principal Operating Property" is any principal manufacturing plant, or distribution or research facility, and related facilities located in the United States and owned and operated by the Corporation or any Subsidiary for more than 90 days, other than (i) any facility acquired for the control or abatement of atmospheric pollutants or contaminants, water pollution, noise, odor or other pollution or (ii) any plant or other facility which, in the opinion of the Board, is not of material importance to the business of the Corporation and its Restricted Subsidiaries taken as a whole. An "Unrestricted Subsidiary" is any Subsidiary other than a Restricted Subsidiary.

    RESTRICTIONS ON MERGER

    So long as any 1986 Indenture Securities are outstanding, the Corporation may not consolidate with or merge into any other corporation or sell or transfer all or substantially all of its properties and assets to another Person unless
(i) the successor is a corporation organized and existing under the laws of the United States of America or a state thereof and expressly assumes the due and punctual payment of the principal of (and premium, if any), interest, if any, and Additional Amounts, if any, on all the 1986 Indenture Securities and any coupons and the due and punctual performance and observance of all covenants and conditions of the Corporation in the 1986 Indenture, as supplemented by the Bond Board Resolutions, and (ii) such successor corporation shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any covenant or condition of the 1986 Indenture, as supplemented by the Bond Board Resolutions.

    LIMITATION UPON SECURED DEBT OF THE CORPORATION AND ITS RESTRICTED SUBSIDIARIES

    So long as any 1986 Indenture Securities are outstanding, the Corporation will not itself, and will not permit any Restricted Subsidiary to, incur, issue, assume, guarantee or suffer to exist any indebtedness for money borrowed ("Debt") secured by a mortgage, pledge, lien or security interest ("Mortgage") on any Principal Operating Property or on any shares of stock or Debt of any Restricted Subsidiary, without effectively providing that such 1986 Indenture Securities (together with, if the Corporation so determines, any other Debt of the Corporation or such Restricted Subsidiary then existing or thereafter created which is not subordinated Debt) shall be secured equally and ratably with (or, at the Corporation's option, prior to) such secured Debt so long as such secured Debt shall be so secured, unless the aggregate amount of all such secured Debt, together with all Attributable Debt of the Corporation and its Restricted Subsidiaries in respect of sale and leaseback transactions involving Principal Operating Properties (other than those exempt under clauses (ii) through (iv) under "Limitation Upon Sale and Leaseback Transactions" below), would not exceed 5% of Consolidated Net Tangible Assets. "Consolidated Net Tangible Assets" means the Corporation's aggregate amount of assets minus (a) all liabilities except (i) indebtedness for money borrowed maturing on, or extendable at the option of the obligor to, a date more than one year from the date of determination thereof, (ii) deferred income taxes and (iii)
stockholders' equity and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles. This restriction does not apply to, and there will be excluded from secured Debt in any computation under such restriction, Debt secured by (i) Mortgages on property of, or on any shares of stock or Debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary; (ii) Mortgages in favor of the Corporation or a Restricted Subsidiary; (iii) Mortgages in favor of governmental bodies to secure progress, advance or other payments pursuant to any contract or provision of any statute; (iv) certain Mortgages created (A) in the ordinary course of business, (B) in connection with taxes, assessments or other governmental charges or (C) in connection with legal proceedings; (v) Mortgages on property (including leasehold estates), shares of stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation); (vi) purchase money and construction Mortgages which are entered into within specified time limits; and (vii) any extension, renewal, replacement or refunding of any Mortgage referred to in the foregoing clauses
(i) through (vi), inclusive. "Attributable Debt" is defined in general to mean the total net amount of rent required to be paid during the remaining term of any lease, discounted at a rate per annum equal to one-fourth of one percent over the rate per annum borne by the applicable 1986 Indenture Securities (except that for 1998 Senior Notes such rate shall be 8 1/4%) compounded semi-annually.

    LIMITATION UPON SALE AND LEASEBACK TRANSACTIONS

    So long as any of the following 1986 Indenture Securities are outstanding, the Corporation will not itself, and will not permit any Restricted Subsidiary to, sell or transfer any Principal Operating Property owned as of the following dates with the intention of taking back a lease thereof (a "sale and leaseback transaction"):

Senior 1995 Notes......................  December 15, 1986
Senior 1996 Notes......................  December 15, 1986
Senior 1997 Notes......................  March 15, 1987
Senior 1998 Notes......................  December 15, 1986
Senior 2017 Debentures.................  March 1, 1987

This restriction does not apply to any sale and leaseback transaction if: (i) the Corporation or such Restricted Subsidiary could mortgage such Principal
Operating Property under the restrictions set forth under "Limitation Upon Secured Debt of the Corporation and its Restricted Subsidiaries" above in an amount equal to the Attributable Debt with respect to such sale and leaseback transaction without equally and ratably securing the 1986 Indenture Securities;
(ii) within 120 days after the sale or transfer is completed, the Corporation or a Restricted Subsidiary applies to the retirement of Senior Funded Debt of the Corporation or Funded Debt of a Restricted Subsidiary an amount equal to the greater of (A) the net proceeds of the sale of the Principal Operating Property leased or (B) the fair market value of the Principal Operating Property leased;
(iii) the lease in such sale and leaseback transaction is for a period, including renewals, of no more than three years; or (iv) such arrangement is between the Corporation and a Restricted Subsidiary or between Restricted Subsidiaries.

    EVENTS OF DEFAULT

    The following will be Events of Default under the 1986 Indenture, as supplemented by the Bond Board Resolutions: (i) default in the payment of any principal or premium, if any, on the 1986 Indenture Securities; (ii) default for 30 days in the payment of any interest or Additional Amounts on the 1986 Indenture Securities; (iii) default for 90 days after written notice thereof in the performance of any other covenant applicable to such Notes; (iv) acceleration of the maturity of any indebtedness of the Corporation or any Subsidiary in excess of $50 million principal amount in the aggregate if such acceleration results from a default under the instruments giving rise to such indebtedness and is not annulled within 10 days after written notice of such default; or (v) certain events of bankruptcy, insolvency or reorganization. No Event of Default with respect to a particular series of securities issued under the 1986 Indenture, as supplemented by the Bond Board Resolutions, necessarily constitutes an Event of Default with respect to any other series of securities issued thereunder. In case an Event of Default (other than an Event of Default under clause (v)) shall occur and be continuing with respect to any series, the 1986 Indenture Trustee or the holders of not less than 25% in aggregate principal amount of all series of securities affected thereby then outstanding under the 1986 Indenture, as supplemented by the Bond Board Resolutions, (voting as one class) by notice to the Corporation may declare the principal (or, in the case of discounted securities, the amount specified in the terms thereof) of such series to be due and payable immediately. In case an Event of Default under clause (v) shall occur and be continuing, the 1986 Indenture Trustee or the holders of not less than 25% in aggregate principal amount of all securities then outstanding under the 1986 Indenture, as supplemented by the Bond Board Resolutions, (voting as one class) by notice may declare the principal (or, in the case of discounted securities, the amount specified in the terms thereof) of all such outstanding securities to be due and payable immediately. Any Event of Default with respect to a particular series of securities issued under the 1986 Indenture, as supplemented by the Bond Board Resolutions, may be waived, and a declaration of acceleration rescinded, by the holders of a majority in aggregate principal amount of the outstanding securities of such series (or if all such outstanding securities, as the case may be), except in a case of failure to pay principal or premium, if any, or interest or Additional Amounts in respect of such security for which payment had not been subsequently made. The 1986 Indenture, as supplemented by the Bond Board

Resolutions, provides that the 1986 Indenture Trustee may withhold notice to the securityholders of any default (except in payment of principal, premium, if any, or interest or Additional Amounts) if it determines in good faith that it is in the interest of the securityholders to do so.

    Subject to the provisions of the 1986 Indenture, as supplemented by the Bond Board Resolutions, relating to the duties of the 1986 Indenture Trustee in case an Event of Default occurs and is continuing, the 1986 Indenture Trustee will be under no obligation to exercise any of its rights or powers under the 1986 Indenture, as supplemented by the Bond Board Resolutions, at the request, order or direction of any of the securityholders, unless such securityholders have offered to the 1986 Indenture Trustee reasonable indemnity. Subject to such provisions for the indemnification of the 1986 Indenture Trustee and to certain other limitations, the holders of a majority in aggregate principal amount of the securities of all series affected (voting as one class) at the time outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the 1986 Indenture Trustee, or exercising any trust or power conferred on the 1986 Indenture Trustee.

    The Corporation is required to file with the 1986 Indenture Trustee annually an officers' certificate as to the absence of certain defaults under the terms of the 1986 Indenture, as supplemented by the Bond Board Resolutions.

    DEFEASANCE

    The Corporation, at its option, (i) will be discharged from any and all obligations in respect of any series of the 1986 Indenture Securities (except for certain obligations to register the transfer or exchange of such 1986 Indenture Securities, replace such stolen, lost, destroyed or mutilated 1986 Indenture Securities, maintain paying agencies and hold moneys for payment in trust) or (ii) will not be under any obligation to comply with certain covenants and provisions applicable to such 1986 Indenture Securities, including those described above under "Limitation Upon Secured Debt of the Corporation and Restricted Subsidiaries" and "Limitation Upon Sale and Leaseback Transactions," if the Corporation (i) irrevocably deposits with the 1986 Indenture Trustee, in trust for the holders of such 1986 Indenture Securities, (A) money or (B) noncallable obligations issued or fully guaranteed by the United States of America which through the payment of interest and income thereon and principal thereof will provide money, in each case in an amount sufficient to pay all the principal of (and premium, if any) and interest on such 1986 Indenture Securities on the dates such payments are due in accordance with the terms of such 1986 Indenture Securities and (ii) shall have paid or caused to be paid all other sums payable with respect to such 1986 Indenture Securities. To exercise either of the options described above, the Corporation is required, among other things, to deliver to the 1986 Indenture Trustee an opinion of nationally recognized tax counsel to the effect that holders of such 1986 Indenture Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and discharge and will be subject to federal income tax in the same amount and in the same manner and at the same times as would have been the case if such deposit and discharge had not occurred, and an officer's certificate and opinion of counsel to the effect that all conditions precedent relating to such deposit and discharge under the 1986 Indenture, as supplemented by the Bond Board Resolutions, have been complied with, and that such deposit and discharge will not cause any violation of the Investment Company Act of 1940, as amended, on the part of the Corporation, the trust, the trust funds representing such deposit or the 1986 Indenture Trustee.

    MODIFICATION OF THE INDENTURE

    The 1986 Indenture, as supplemented by the Bond Board Resolutions, contains provisions permitting the Corporation and the 1986 Indenture Trustee to modify or otherwise amend the 1986 Indenture, as supplemented by the Bond Board Resolutions, or any supplemental indenture thereto or the rights of the holders of the securities issued thereunder, with the consent of the holders of not less than a majority in principal amount of the securities of all series at the time outstanding under such 1986 Indenture, as supplemented by the Bond Board Resolutions, which are affected by such modification or amendment (voting as one class); provided that no such modification or amendment shall (i) change the fixed maturity of any securities, or reduce the principal amount thereof, or premium, if any, or reduce the rate or extend the time of payment of interest or Additional Amounts thereon, or reduce the amount due and payable upon the acceleration of the maturity thereof or the amount provable in bankruptcy, or make the principal of, or interest, premium or Additional Amounts on, any security payable in any coin or currency other than that provided in such security; (ii) impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof; or (iii) reduce the aforesaid percentage in principal amount of securities, the consent of the holders of which is required for any such modification or amendment, or the percentage required for the consent of the holders to waive defaults, without the consent of the holder of each security so affected.

THE SENIOR 2002 NOTES

    The Senior 2002 Notes are issued under two indentures (the "Senior 2002 Note Indentures") among the Corporation, the Subsidiary Guarantors and State Street Bank and Trust Company (the "Senior 2002 Note Trustee"), as trustee. The forms of the Senior 2002 Note Indentures have been filed as exhibits to the
Registration Statement and are available as described under "Available Information." Whenever particular provisions or defined terms of the Senior 2002
Note Indentures are referred to, such provisions or defined terms are deemed incorporated herein by reference. Capitalized terms used but not otherwise defined in this summary have the meanings given to such terms in the Senior 2002
Note Indentures.

    GENERAL

    The Senior  2002  Notes are  limited  to $478  million  aggregate  principal amount. The Senior 2002 Notes bear interest at a rate of 10 1/4% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months) and will mature on December 15, 2002. Interest is payable semiannually on June 15 and December 15, to the persons in whose names the Senior 2002 Notes are registered at the close of business on the next preceding June 1 or December 1, as the case may be.

    The Senior 2002 Notes rank PARI PASSU with all senior secured indebtedness of the Corporation.

    Principal and interest are payable, and the transfer of Senior 2002 Notes is registrable, at the office or agency of the Corporation maintained for such purpose in the City of Chicago, State of Illinois; provided, however, that payment of interest may be made at the option of the Corporation by check or draft mailed to the person entitled thereto as it appears in the security register maintained for such purpose pursuant to the Senior 2002 Note Indentures.

    The Senior 2002 Notes are issued in fully registered form without coupons and in denominations of $1,000 and integral multiples thereof. No service charge will be made for any transfer or exchange except the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

    SECURITY

    The Senior 2002 Notes are secured by first priority security interests in the capital stock of certain Subsidiaries pursuant to the Collateral Trust Agreement and related pledge and security agreements which provide that the security interests equally and ratably secure certain other debt of the Corporation and certain of the Subsidiaries, including the 1986 Indenture Securities and the Bank Debt Obligations. The Bank Group will primarily control the operation of the Collateral Trust Agreement. See "Description of Collateral Trust."

    SUBSIDIARY GUARANTEES

    Pursuant to contingent payment guarantees (the "Contingent Payment Guarantees"), holders of the Senior 2002 Notes are entitled to participate on a PARI PASSU basis in any collections made by the Bank Group from the Subsidiary Guarantors pursuant to the Subsidiary Guarantees of the Bank Term Loans, the Extended Revolving Credit Facility, the Capitalized Interest Notes and the Senior 2002 Notes. The provisions in the Senior 2002 Note Indentures which provide for the Contingent Payment Guarantees confirm (but do not expand upon or add to) the obligation of the Subsidiary Guarantors under the Subsidiary Guarantees and the right of the holders of the Senior 2002 Notes to participate in any payments thereunder. However, the Bank Group has the exclusive right to (i) determine whether, when and to what extent the Subsidiary Guarantees will be enforced (provided that each guarantee payment will be applied to the Bank Term Loans, Extended Revolving Credit Facility, Capitalized Interest Notes and Senior 2002 Notes pro rata based on the respective amounts owed thereon) and (ii) amend or eliminate the Subsidiary Guarantees; provided that the pro rata sharing requirement contemplated in (i) above is not waivable (in the absence of a complete release of the Subsidiary Guarantees) without the approval of the holders of a majority in principal amount of the Senior 2002 Notes then outstanding. In addition, each Subsidiary Guarantor's liability under its guarantee is limited to the greater of (i) 95% of the lowest amount, calculated as of the date of delivery of the original Subsidiary Guarantee, sufficient to render the guarantor insolvent, leave the guarantor with unreasonably small capital or leave the guarantor unable to pay its debts as they become due (each as defined under applicable law) and (ii) the same amount calculated as of the date any demand for payment is made, in each case plus collection costs. Holders of the Senior 2002 Notes are entitled to enforce the pro rata sharing requirement described above in the event that the Bank Group fails to share proceeds collected under the Subsidiary Guarantees in accordance with the terms thereof. The Subsidiary Guarantees will terminate when the Bank Term Loan, the Extended Revolving Credit Facility and the Capitalized Interest Notes are retired, regardless of whether any portion of the Senior 2002 Notes then remains outstanding. See "Description of Credit Agreement -- Guarantees."

    REDEMPTION

    Subject to certain limitations contained in the Credit Agreement, the Corporation may, at its option, redeem the Senior 2002 Notes in whole at any time or in part (in integral multiples of $1,000) from time to time, at the following redemption prices (expressed as a percentage of principal amount) plus accrued interest to the redemption date:

                                  REDEMPTION DATE                                       REDEMPTION PRICE
- ------------------------------------------------------------------------------------  ---------------------
At any time through and including May 6, 1994.......................................             103%
At any time between May 6, 1994 and May 6, 1995.....................................             102%
At any time between May 6, 1995 and May 6, 1996.....................................             101%
On the day next following May 6, 1996...............................................             100%

    In addition, the Senior 2002 Notes are subject to mandatory redemption, to the extent of any and all payments (together with earnings thereon, if any) received by the Senior 2002 Note Trustee pursuant to the Contingent Payment Guarantees referred to above or by the Collateral Trustee under the Collateral Trust Agreement, at a redemption price equal to 100% of the principal amount of the Senior 2002 Notes redeemed plus accrued interest thereon to the date of redemption.

    CERTAIN COVENANTS OF THE CORPORATION AND ITS RESTRICTED SUBSIDIARIES

    Each of the Senior 2002 Note Indentures contains certain covenants binding upon the Corporation and its Restricted Subsidiaries which include, among others, the negative covenants described below. These covenants do not apply to Unrestricted Subsidiaries. See "The 1986 Indenture Securities -- Restricted and Unrestricted Subsidiaries" above for the definitions of Restricted and Unrestricted Securities.

    Limitation Upon Debt of the Corporation and its Restricted Subsidiaries

    So long as any Senior 2002 Notes are outstanding, neither the Corporation nor any Restricted Subsidiary shall issue, assume, guarantee, incur or otherwise become liable for (collectively "issue"), directly or indirectly, any Debt, unless the Interest Coverage Ratio for the four consecutive fiscal quarters (treated as one accounting period) immediately preceding, and ending at least 30 days prior to, the issuance of such Debt (as shown by a pro forma consolidated income statement of the Corporation and its Domestic Subsidiaries for such period after giving effect to (i) the issuance of such Debt and, if applicable, the application of the net proceeds thereof to refinance other Debt, as if such Debt was issued and proceeds applied at the beginning of the period; (ii) the issuance and retirement of any other Debt since the last day of the most recent fiscal quarter covered by such income statement as if such

Debt was issued or retired at the beginning of the period; and (iii) within certain limits, the acquisition of any company or business acquired by the Corporation since the first day of the period, including any acquisition which will be consummated contemporaneously with the issuance of such Debt, as if such acquisition occurred at the beginning of the period and without giving effect to any adjustments to the historical book value of acquired assets or liabilities required or permitted by generally accepted accounting principles) exceeds the following ratios for Debt issued in the respective periods indicated: (a) the period through December 31, 1996, 1.50; (b) the period from January 1, 1997 through December 31, 1998, 1.75; and (c) from January 1, 1999 and thereafter,
2.00. The preceding restrictions will not prohibit the Corporation or any Restricted Subsidiary from issuing the following Debt: (i) Debt issued pursuant to the Credit Agreement; provided that (A) amounts outstanding (including outstanding Facility Letters of Credit) under the Extended Revolving Credit Facility shall not exceed $175 million at any time, and (B) the Bank Term Loans, once repaid or prepaid, in whole or in part, shall not again be incurred under this restriction, except for extensions, renewals, substitutions, refinancings and replacements as permitted under clause (xi) below; (ii) Debt outstanding on the Effective Date; provided that any such Debt, once repaid or prepaid, in whole or in part, shall not again be incurred under this restriction, except for extensions, renewals, substitutions, refinancings and replacements as permitted under clause (xi) below; (iii) Debt under the Senior 2002 Notes; (iv) so long as any Debt remains outstanding under the Credit Agreement, Debt of the Corporation to any Restricted Subsidiary; provided that (a) the maker of any loan resulting in the incurrence of such Debt shall not be insolvent at the time such loan was made or rendered insolvent as a result of the making of such loan, (b) such loan was in compliance with applicable law and (c) such loan shall be subordinate in right of payment to the repayment in full of the Senior 2002 Notes following the acceleration of the Senior 2002 Notes; (v) Debt of any Restricted Subsidiary to the Corporation or any other Restricted Subsidiary; (vi) Debt relating to letters of credit (other than Debt permitted by clauses (i) and (ii) above) issued for the account of the Corporation or any Restricted Subsidiary in an aggregate amount not to exceed $2.5 million; (vii) Debt incurred in connection with deferred compensation arrangements for employees and former employees of the Corporation and its Subsidiaries entered into in the ordinary course of business; (viii) Debt of the Corporation or any of its Restricted Subsidiaries which constitutes Project Financing; (ix) Capital Lease Obligations (other than Debt permitted by clause (ii) above) having an aggregate amount not exceeding $70 million; (x) Debt (other than Debt permitted by clauses (i) through (ix) above) in an aggregate principal amount at any one time outstanding not to exceed (a) $100 million, during the period when any Debt remains outstanding under the Credit Agreement or any extension or renewal thereof or any successive extension or renewal thereof, and (b) $50 million, at any time thereafter; and
(xi) Debt issued in connection with any extension, renewal, substitution, refinancing or replacement of Debt permitted under clauses (i) through (x) above, or any successive extension, renewal, substitution, refinancing or replacement thereof; provided, that (a) the reincurrence of any such Debt after repayment or prepayment of such Debt shall remain subject to the provisos in clauses (i) or (ii) above, as applicable, (b) the principal amount of such newly issued Debt shall not be greater than the aggregate principal amount of the Debt being extended, renewed, substituted, refinanced or replaced thereby and (c) no such Debt shall be issued containing any recourse to the Corporation or its Subsidiaries additional to the recourse of the Debt being extended, renewed, substituted, refinanced or replaced thereby. For purposes of the foregoing covenant, the term "Debt" means, as applied to any Person, without duplication,
(i) all indebtedness of such Person for borrowed money, (ii) all indebtedness of such Person evidenced by notes, debentures, bonds or other similar instruments,
(iii) all reimbursement obligations of such Person with respect to letters of credit issued for such Person's account (other than obligations with respect to letters of credit securing obligations entered into in the ordinary course of business of such Person to the extent not drawn on or, if and to the extent drawn on, such drawing is reimbursed promptly following receipt by such Person of a demand for reimbursement following payment on the letter of credit), (iv) all obligations of such Person to pay the deferred purchase price of property or services (but excluding trade accounts payable in the ordinary course of business), (v) all Capital Lease Obligations of such Person, (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons for the payment of which such Person is responsible or liable as obligor, guarantor or otherwise, and (vii) all obligations of the type referred to in clauses (i) through (v) of other Persons secured by any Lien on any property or asset of

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such Person (whether or not such obligation is assumed by such Person); and  the term  "Interest Coverage Ratio" means, with respect  to any period, the ratio of
(a) the Corporation's Consolidated Domestic EBITDA (which is defined to exclude the impact of fresh start accounting principles) for such period, minus Domestic Capital Expenditures during such period, to (b) the Total Domestic Consolidated Interest Expense during such period.

    Limitation on Restricted Payments

    So long as any Senior 2002  Notes are outstanding, the Corporation will  not
(i) declare or pay any dividend or make any distribution on any capital stock of the Corporation (other than dividends or distributions payable solely in capital stock of the Corporation (excluding preferred stock redeemable at the option of the holder prior to the first anniversary of the stated maturity of the Senior 2002 Notes ("Redeemable Preferred")) or rights to acquire capital stock (other than Redeemable Preferred) of the Corporation or, as part of a shareholder rights plan, rights to acquire capital stock (other than Redeemable Preferred) of another Person) or (ii) purchase, redeem, retire or otherwise acquire, or permit any Subsidiary to purchase, redeem, retire or otherwise acquire, for value, any capital stock of the Corporation or any option, warrant or other right to acquire capital stock of the Corporation (any such dividend, distribution, purchase, redemption, retirement or other acquisition being hereinafter referred to as a "Restricted Payment"), if at the time the Corporation or such Subsidiary makes such Restricted Payment (a) an Event of Default shall have occurred and be continuing (or would result therefrom); (b) the Corporation could not or, after giving effect thereto, would not be able to incur an additional $1.00 of Debt under the restrictions set forth under the heading "Limitation Upon Debt of the Corporation and its Restricted Subsidiaries"; or (c) the aggregate amount of such Restricted Payment and all other Restricted Payments made since the Effective Date, would exceed the sum of: (1) $10 million; plus (2) 25% of the Corporation's Domestic Consolidated Net Income (which is defined to exclude the impact of fresh start accounting adjustments) accrued during the period (treated as one accounting period) from January 1, 1995 to December 31, 1996 (or, in case such Domestic Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus (3) 50% of the Corporation's Domestic Consolidated Net Income accrued during the period (treated as one accounting period) on or after January 1, 1997 (or, in case such Domestic Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus (4) the aggregate net cash proceeds received by the Corporation from the issuance, sale or other disposition (other than to a Subsidiary) subsequent to the Effective Date of capital stock (or any option, warrant or other right to acquire capital stock), including a sale or issuance of capital stock (or options, warrants or other rights to acquire capital stock) upon the conversion of Debt (convertible in accordance with its terms) issued or sold for cash subsequent to the Effective Date (in which case such capital stock shall be deemed to have been issued for the dollar amount of such Debt so converted). The restrictions described above do not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment complied with the restrictions described above; (ii) the acquisition of any shares of capital stock of the Corporation in exchange for, or upon conversion of, or out of the proceeds of the substantially concurrent sale for cash (other than to a Subsidiary) of, shares of capital stock (other than Redeemable Preferred) of the Corporation (in which event neither the receipt nor the application of such proceeds shall be included in any computation under this paragraph); (iii) the acquisition of capital stock of the Corporation for the purpose of eliminating fractional shares; (iv) the distribution of, or redemption by, the Corporation of any rights to purchase capital stock of the Corporation or any other Person which rights were issued as part of a shareholder rights plan (in which event such distribution or redemption shall not be included in any computation under this paragraph); (v) the issuance, acquisition, reclassification or redemption by the Corporation of its capital stock pursuant to the 1988 Recapitalization (such issuance, acquisition, reclassification or redemption shall not be included in any computation under this paragraph); (vi) the making of any payment to dissenting stockholders of the Corporation pursuant to any appraisal right arising under law or court order; (vii) the exercise and payment of stock appreciation rights pursuant to the Corporation's Management Performance Plan or any successor equity compensation plan or the repurchase at any time after the Effective Date of Common Stock from the participants in the Management Performance Plan or any successor equity compensation plan in order to satisfy withholding tax obligations (such

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payment  or  repurchase shall  not  be included  in  any computation  under this paragraph); (viii) the cash  settlement of certain  restricted shares of  Common
Stock   pursuant  to  the  Management  Performance  Plan  (in  addition  to  the repurchases permitted under clause (vii) above) in an aggregate amount of consideration not to exceed $750,000 (such cash settlement shall not be included in any computation under this paragraph); and (ix) any payments or distributions made pursuant to and as described in the Prepackaged Plan (such payments or distributions shall not be included in any computation under this paragraph).

    Limitation on Transactions with Affiliates

    So long as any Senior 2002 Notes are outstanding, the Corporation shall not, and shall not permit any Subsidiary to, directly or indirectly, enter into any transaction or series of related transactions involving the purchase, sale, lease or exchange of property or the rendering of any service by or to the Corporation or any Subsidiary having a fair market value in excess of $5 million (as reasonably determined by the Board) with any Affiliate (including financing, acquisitions and divestitures), unless the Board by resolution (excluding any members of the Board having a financial interest in such transaction) concludes, in its reasonable good faith judgment, that (i) such transaction is upon terms no less favorable to the Corporation or such Subsidiary than could be obtained in a comparable arm's-length transaction with a Person not an Affiliate and (ii) such transaction is reasonably necessary or desirable for the Corporation or such Subsidiary in the conduct of its business (including financings, acquisitions and divestitures). Notwithstanding the requirements of the foregoing sentence, transactions with any Affiliate that constitute transactions in the ordinary course of business of such Affiliate and the Corporation or such Subsidiary need not be approved by, or disclosed in advance to, the Board; provided such transactions are periodically reported to the Board on at least a quarterly basis and otherwise meet the requirements of subclauses (i) and (ii) of the preceding sentence. "Affiliate" means any Person other than the Corporation or any Subsidiary which (i) directly or indirectly through one or more intermediaries, controls the Corporation; (ii) directly or indirectly through one or more intermediaries, beneficially owns 5% or more of any class of voting stock of the Corporation, CGC or any domestic Subsidiary; or (iii) is controlled by any Person referred to in clauses (i) or (ii) above.

    Limitation on Guaranteed Debt

    So long as any Senior 2002 Notes are outstanding, and at any time when no Debt remains outstanding under the Credit Agreement, the Corporation shall not issue or incur any Debt the repayment of principal or interest or both of which is guaranteed by any Subsidiary, unless each such Subsidiary which guarantees such other Debt also guarantees the Senior 2002 Notes on a direct and unconditional basis.

    Restrictions on Merger

    So long as any Senior 2002 Notes are outstanding, the Corporation shall not consolidate with or merge into, or sell or transfer all or substantially all of its property and assets to, any Person unless (i) the resulting, surviving or transferee Person (if not the Corporation) shall be organized and existing under the laws of the United States of America or any State thereof or the District of Columbia, and such entity shall expressly assume, by a supplemental indenture, executed and delivered to the Senior 2002 Note Trustee,in form satisfactory to the Senior 2002 Note Trustee, all the obligations of the Corporation under the Senior 2002 Notes and each of the Senior 2002 Note Indentures; (ii) immediately prior to and after giving effect to such transaction, no Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction, the resulting, surviving or transferee Person could issue an additional $1.00 of Debt pursuant to the restrictions set forth under the heading "Limitation Upon Debt of the Corporation and its Restricted
Subsidiaries" above; and (iv) immediately after giving effect to such transaction, the resulting, surviving or transferee Person shall have Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth (which may be negative) of the Corporation prior to such transaction.

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    Limitation on Sale and Leaseback Transactions

    So long as any Senior 2002 Notes are outstanding, except as set forth below, the Corporation will not itself, and it will not permit any Restricted Subsidiary to, enter into any transaction with any bank, insurance company or other lender or investor, or to which any such bank, insurance company, lender or investor is a party, providing for the leasing by the Corporation or a Restricted Subsidiary of any Principal Operating Property owned at the Effective Date which has been or is to be sold or transferred by the Corporation or a Restricted Subsidiary to such bank, company, lender or investor, or to any Person to whom funds have been or are to be advanced by such bank, insurance company, lender or investor on the security of such Principal Operating Property (a "sale and leaseback transaction"). The restriction described above does not apply to any sale and leaseback transaction if (i) the Corporation or such Restricted Subsidiary could create Debt secured by a Mortgage (under the restrictions set forth under "Limitation of Secured Debt of the Corporation and its Restricted Subsidiaries" below, without regard to clauses (i) through (viii) thereof), on the Principal Operating Property to be leased in an amount equal to the Attributable Debt with respect to such sale and leaseback transaction without equally and ratably securing the Securities; or (ii) within 120 calendar days after the sale or transfer has been made by the Corporation or by a Restricted Subsidiary, the Corporation or a Restricted Subsidiary applies an amount equal to the greater of (A) the net proceeds from the sale of the Principal Operating Property leased pursuant to such arrangement or (B) the fair market value of the Principal Operating Property so leased at the time of entering into such arrangement (as determined in any manner approved by the Board) to the retirement of Senior Funded Debt of the Corporation or Funded Debt of a Restricted Subsidiary; provided, that the amount to be applied to the retirement of Senior Funded Debt of the Corporation or Funded Debt of a Restricted Subsidiary will be reduced by (x) the principal amount of any Senior 2002 Notes (or other debentures or notes constituting Senior Funded Debt of the Corporation or Funded Debt of a Restricted Subsidiary) delivered within 75 calendar days after such sale or transfer to the Senior 2002 Note Trustee or other applicable trustee for retirement and cancellation and (y) the principal amount of Senior Funded Debt of the Corporation or Funded Debt of a Restricted Subsidiary, other than Funded Debt included under clause (x), voluntarily retired by the Corporation or a Restricted Subsidiary within 75 calendar days after such sale; provided further that, notwithstanding the foregoing, no retirement referred to in this clause (ii) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision; (iii) the lease in such sale and leaseback transaction is for a period, including renewals, of no more than three years; or (iv) such arrangement is between the Corporation and a Restricted Subsidiary or between Restricted Subsidiaries.

    Limitation   of  Secured  Debt   of  the  Corporation   and  its  Restricted
Subsidiaries

    So long as any Senior 2002 Notes are outstanding, the Corporation will not itself, and will not permit any Restricted Subsidiary to, incur, issue, assume, guarantee or suffer to exist any indebtedness for borrowed money (for purposes hereof, "Secured Debt") secured by a Mortgage on any Principal Operating Property of the Corporation or any Restricted Subsidiary, or any shares of stock of or Debt of any Restricted Subsidiary, without effectively providing that the Senior 2002 Notes (together with, if the Corporation so determines, any other Debt of the Corporation or such Restricted Subsidiary then existing or thereafter created which is not subordinated Debt) will be secured equally and ratably with (or, at the option of the Corporation, prior to) such Secured Debt so long as such Secured Debt will be so secured, unless, after giving effect thereto, the aggregate amount of all such Secured Debt plus all Attributable Debt of the Corporation and its Restricted Subsidiaries in respect of sale and leaseback transactions (other than those exempt described under clauses (ii) through (iv), inclusive, under "Limitation Upon Sale and Leaseback Transactions" above) would not exceed 5% of Consolidated Net Tangible Assets (as defined under "the 1986 Indenture Securities -- Limitation Upon Secured Debt of the Corporation and its Restricted Subsidiaries" above). This restriction will not apply to, and there will be excluded from Secured Debt in any computation under such restriction, Debt secured by (i) Mortgages on, and limited to, property of, or on any shares of stock of or Debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary; (ii) Mortgages in favor of the Corporation or any Restricted Subsidiary; (iii) Mortgages in favor of any governmental body to secure progress, advance or

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other payments pursuant to any contract or provision of any statute; (iv) (A) if made and continuing in the ordinary course of business, any Mortgage as security for the performance of any contract or undertaking not directly or indirectly in connection with the borrowing of money or the securing of Debt, or (B) any Mortgage with any governmental agency required or permitted to qualify the Corporation or any Restricted Subsidiary to conduct business, to maintain self-insurance or to obtain the benefits of any law pertaining to workmen's compensation, unemployment insurance, old age pensions, social security or similar matters; (v) Mortgages for taxes, assessments or governmental charges or levies if such taxes, assessments, governmental charges or levies will not at the time be due and payable, or if the same thereafter can be paid without penalty, or if the same are being contested in good faith by appropriate proceedings; (vi) Mortgages created by or resulting from any litigation or legal proceeding which at the time is currently being contested in good faith by appropriate proceedings; or Mortgages arising out of judgments or awards as to which the time for prosecuting an appeal or proceeding for review has not expired; (vii) Mortgages on, and limited to, property (including leasehold estates), shares of stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation) or to secure the payment of all or any part of the purchase price thereof or construction thereon or to secure any Debt incurred prior to, at the time of, or within 120 calendar days after the later of the acquisition, the completion of construction or the commencement of full operation of such property or within 120 calendar days after the acquisition of such shares or Debt for the purpose of financing all or any part of the purchase price thereof or construction thereon; or (viii) any
extension,  renewal  or  replacement  (or  successive  extension,  renewals   or
replacements),  as  a whole  or  in part,  of any  Mortgage  referred to  in the
foregoing  clauses  (i)  through  (vii),  inclusive,  provided  that  (A)   such
extension, renewal or replacement Mortgage will be limited to all or a part of the same property, shares of stock or Debt that secured the Mortgage so extended, renewed or replaced (plus improvements on such property) and (B) the Debt secured by such Mortgage at such time is not increased. "Attributable Debt" is defined in general to mean the total net amount of rent required to be paid during the remaining term of any lease, discounted at a rate equal to 10 1/2%.

    EVENTS OF DEFAULT

    Each of the Senior 2002 Note Indentures contain certain events of default ("Events of Default"), remedies upon such Events of Default and provisions regarding notices of default, waivers of default and certificates of compliance comparable to those contained in the 1986 Indenture, as supplemented by the Bond Board Resolutions. In addition, an Event of Default shall be deemed to have occurred if the Corporation or USG Interiors shall fail to repay either the Extended Revolving Credit Facility or the Bank Term Loans when due upon the respective final scheduled maturity date thereof and, as a result thereof, the Bank Group files a Notice of Actionable Default under the Collateral Trust Agreement or a written demand for payment under any of the Subsidiary Guarantees. See "The 1986 Indenture Securities -- Events of Default."

    DEFEASANCE

    The Senior 2002 Note Indentures contain provisions regarding defeasance comparable to those contained in the 1986 Indenture, as supplemented by the Bond Board Resolutions. Upon defeasance of the Senior 2002 Notes in accordance with such provisions, the Corporation will no longer be obligated to comply with any of the negative covenants described under "Certain Covenants of the Corporation and its Restricted Subsidiaries" above. See "The 1986 Indenture Securities -- Defeasance."

    MODIFICATION

    Each of the Senior 2002 Note Indentures contain provisions regarding modifications and amendments comparable to those contained in the 1986 Indenture, as supplemented by the Bond Board Resolutions. See "The 1986 Indenture Securities -- Modification of the Indenture."

                        DESCRIPTION OF COLLATERAL TRUST

    In connection with the 1988 Recapitalization, the Corporation established a collateral trust pursuant to the Collateral Trust Agreement, dated as of July 13, 1988 (the "Old Collateral Trust Agreement"),

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among the  Corporation  and  certain  of  the  Subsidiaries  (collectively,  the
"Grantors") and Wilmington Trust Company and William J. Wade (collectively, the "Collateral Trustee"). Under the Old Collateral Trust Agreement, the Grantors granted a first priority security interest in (i) all of the capital stock of the Corporation's principal domestic Subsidiaries, including U.S. Gypsum, USG Interiors, L&W Supply and USG Foreign Investments, Ltd.; and (ii) 65% of the capital stock of CGC and certain other of the Corporation's foreign Subsidiaries (collectively, the "Collateral"). The Collateral is held in trust for the equal and ratable benefit of the holders of (i) the Bank Debt Obligations; and (ii) the senior debt securities, including the 1986 Indenture Securities. In connection with the Restructuring, the Old Collateral Trust Agreement was amended to provide that the Senior 1995 Notes, the Senior 1998 Notes and Senior 2002 Notes (together with the Bank Debt Obligations and the previously existing senior debt securities, the "Senior Secured Obligations") be equally and ratably secured with the other Senior Secured Obligations (the "Collateral Trust Agreement"). In connection with the Note Placement, the Collateral Trust Agreement is being further amended to provide that the Senior 2001 Notes will be equally and ratably secured with the other Senior Secured Obligations.

    Under the Collateral Trust Agreement, an "Actionable Default" occurs upon the acceleration of any of the Senior Secured Obligations. A "Notice of Actionable Default" may be given (i) in the case of an acceleration of the Bank Debt Obligations, by the Administrative Agent under the Credit Agreement or the holders of a majority of the Bank Debt Obligations (the "Requisite Senior Lenders"); or (ii) in the case of an acceleration of any series of securities, by the trustee under the indenture governing such series or, if provided under the terms of such series, by the requisite holders of such series. A Notice of Actionable Default may be withdrawn by the party which gave it (i) at any time when the Collateral Trustee has not exercised any remedies with respect to the Collateral as a result thereof or (ii) after the Collateral Trustee has exercised remedies if the Requisite Senior Lenders consent to such withdrawal. In addition, a Notice of Actionable Default is deemed withdrawn when the party giving such Notice has acknowledged payment in full of the Senior Secured Obligations owing to it. Until such time as any Notice of Actionable Default is given (and after the time when any such Notice has been withdrawn), the pledgor thereof may vote any securities comprising the Collateral. At any time when a Notice of Actionable Default has been given and not withdrawn, the Collateral Trustee may, upon written notice to the Corporation, vote any securities comprising the Collateral.

    All of the Collateral will be released (i) upon the consent and direction of the Bank Group or (ii) at such time as the Bank Debt Obligations have been repaid in full. In addition, the Requisite Senior Lenders may instruct the Collateral Trustee to release specified portions of the Collateral (e.g., in the case of asset sales approved by the holders of the Bank Debt Obligations under the Credit Agreement) provided that no Actionable Default has occurred. The holders of the Corporation's Securities do not have any similar rights to authorize release of the Collateral. Under the terms of the Collateral Trust Agreement, the Collateral and proceeds so released revert to the Grantors and are not required to be distributed into the Collateral Account (defined below). For a description of the rights of the holders of the Bank Debt Obligations under the Credit Agreement, see "Description of Credit Agreement."

    Following receipt of a Notice of Actionable Default, the Requisite Senior Lenders have the right to direct the Collateral Trustee to exercise, or refrain from exercising, any rights or remedies with respect to the Collateral. The holders of the Securities do not have any similar right to direct the actions of the Collateral Trustee. See "Risk Factors -- Control of Collateral Trust Agreement by Bank Group." In the absence of relevant directions, the Collateral Trustee has the power to act on its own initiative. At any time when a Notice of Actionable Default has been given and not withdrawn, the Collateral Trustee may, and at the direction of the Requisite Senior Lenders shall, sell the Collateral for the benefit of the holders of the Senior Secured Obligations. Funds derived from any sale of Collateral and (at all times after a Notice of Actionable Default has been given and not withdrawn) dividends and distributions received on the Collateral are to be deposited to the collateral account established under the Collateral Trust Agreement (the "Collateral Account"). The Collateral Trustee shall distribute all moneys in the Collateral Account as follows: (i) first, to the Collateral Trustee for unpaid fees; (ii) second, to the holders of the Senior Secured Obligations ratably (on the basis of unpaid amounts) to (a) pay the portion of the Senior

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Secured  Obligations  which  is  then  due  and  payable  and  (b)  provide cash collateral (on a dollar-for-dollar basis) for the portion of the Senior Secured Obligations which is not then due and payable; and (iii) third, to the Grantors.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL MATTERS

    The total number of shares of capital stock that the Corporation has authority to issue is 236,000,000, consisting of 200,000,000 shares of Common Stock, par value $0.10 per share, and 36,000,000 shares of Preferred Stock, par value $1.00 per share. Upon completion of this Offering, 43,158,085 shares of Common Stock will be issued and outstanding, assuming no exercise of the Underwriters' over-allotment option, and no shares of Preferred Stock will be issued or outstanding. The following summary of certain provisions of the Corporation's capital stock describes all material provisions of, but does not purport to be complete and is subject to, and qualified in its entirety by, the Certificate of Incorporation and the By-laws of the Corporation, each of which is included as an exhibit to the Registration Statement of which this Prospectus forms a part.

COMMON STOCK

    The issued and outstanding shares of Common Stock are, and the shares of Common Stock being offered will be upon payment therefor, validly issued, fully paid and nonassessable. Subject to the prior rights of the holders of any Preferred Stock, if any, the holders of outstanding shares of Common Stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as the Board of Directors may from time to time determine. The Corporation is currently a party to various credit agreements which prohibit the payment of dividends. See "Risk Factors -- Restrictions on Common Stock Dividends." Upon liquidation, dissolution or winding up of the Corporation, the holders of Common Stock are entitled to receive pro rata the assets of the Corporation which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of Preferred Stock then outstanding, if any. Each outstanding share of Common Stock is entitled to one vote on all matters submitted to a vote of stockholders. There is no cumulative voting.

    The Common Stock of the Corporation is traded on the New York Stock Exchange under the symbol "USG." On January 3, 1994, the last reported sales price of the Common Stock, as reported on the New York Stock Exchange Composite Tape, was $29.625 per share.

CERTAIN PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND BY-LAWS

    The Certificate of Incorporation and By-laws of the Corporation contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Board and which may have the effect of delaying, deferring or preventing a future takeover or change in control of the Corporation unless such takeover or change in control is approved by the Board. Such provisions may also render the removal of the current Board and of management more difficult.

    The Corporation's Certificate of Incorporation provides for three classes of directors, each of which is to be elected on a staggered basis for a term of three years. At present, the Board is composed of 14 directors (with one vacancy). Two classes of directors are composed of five members and the third is composed of four members. In connection with the Prepackaged Plan, representatives of certain creditors of the Corporation nominated a total of 5 directors. See "Management -- Directors of the Corporation." If the Water Street Directors are removed from office without the consent of Water Street, certain restrictions on the Water Street Entities relating to the purchase, voting and transfer of shares of Common Stock will terminate. See "Certain Relationships and Related Transactions -- Agreement with Water Street Entities."

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
    The affirmative vote or consent of at least 80% of the voting power of all of the stock of the Corporation entitled to vote in the election of directors is required to approve certain types of transactions with another corporation, person or entity which, directly or indirectly, owns 5% or more of the outstanding shares of any class of the Corporation's stock which is entitled to vote in the election of directors. Such transactions include a merger or consolidation of the Corporation or any of its Subsidiaries, sale of all or substantially all of the assets of the Corporation or any of its Subsidiaries or the sale or lease of any assets (except assets having an aggregate fair market value of less than $10 million) in exchange for certain types of securities. The Board may render such super-majority voting requirements inapplicable by (i) approving a memorandum of understanding with such other corporation, person or entity with respect to such a transaction prior to the time that such corporation, person or entity becomes the beneficial owner of 5% or more of any class of voting stock or (ii) approving such a transaction after the time that such other corporation, person or entity becomes the beneficial owner of 5% or more of any class of voting stock if a majority of the members of the Board approving such transaction were duly elected and acting members of the Board prior to the time that such other corporation, person or entity became the beneficial owner of 5% or more of any class of voting stock. This super-majority voting requirement applies to Water Street.

    Any action to be taken at any annual or special meeting of stockholders of the Corporation may only be taken without a meeting if a consent in writing is signed by the holders of at least 80% of the voting power of the Corporation entitled to vote with respect to such subject matter.

    The provisions in the Certificate of Incorporation described above may only be amended by 80% of the voting power of the Corporation entitled to vote in the election of directors.

PREFERRED STOCK

    Upon consummation of the Offering, there will be no shares of Preferred Stock issued or outstanding. The Corporation has no present intention to issue any shares of Preferred Stock. However, the Corporation's Board of Directors may, without further action by the Corporation's stockholders, from time to time, direct the issuance of shares of Preferred Stock in series and may, at the time of issuance, determine the rights, preferences and limitations of each series. Satisfaction of any dividend preferences of outstanding shares of Preferred Stock would reduce the amount of funds available for the payment of dividends on shares of Common Stock. Holders of shares of Preferred Stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of the Corporation before any payment is made to the holders of shares of Common Stock. Under certain circumstances, the issuance of shares of Preferred Stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of the Corporation's securities or the removal of incumbent management. The Board of Directors of the Corporation, without stockholder approval, may issue shares of Preferred Stock with voting and conversion rights which could adversely affect the holders of shares of Common Stock.

CERTAIN PROVISIONS OF DELAWARE LAW

    The Corporation is governed by the provisions of Section 203 of the Delaware General Corporation Law. In general, the law prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. "Business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation's voting stock.

SHAREHOLDER RIGHTS PLAN

    The Corporation's rights agreement (the "Rights Agreement") between the Corporation and Harris Trust (the "Rights Agent") entitles the registered stockholder to purchase from the Corporation one-hundredth share of Junior Series C Preferred Stock at a price of $35 per one-hundredth share (the "Rights Purchase Price"), subject to adjustment.

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
    Until the earlier to occur of (i) 10 days following the date of a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person"), other than the Corporation, any employee benefit plan of the Corporation, any entity holding Common Stock for or pursuant to the terms of any such plan or, except as described below, Water Street or its affiliated or associated persons, has beneficial ownership (as defined in the New Rights Agreement) of 20% or more of the then outstanding Common Stock, (ii) 10 days following the date of a public announcement that a person or group of affiliated or associated persons (an "Adverse Person") has beneficial ownership of 10% or more of the then outstanding Common Stock, the acquisition of which has been determined by the Board to present an actual threat of an acquisition of the Corporation that would not be in the best interest of the Corporation's stockholders or (iii) 10 days following the date of commencement of, or public announcement of, a tender offer or exchange offer for 30% or more of the Common Stock (the earliest of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to the Common Stock, by the certificates which will represent such Common Stock. The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Stock certificates. Until the Distribution Date (or earlier redemption or expiration of the Rights), Common Stock certificates issued after May 6, 1993 upon transfer or new issuance of shares of Common Stock (including any shares of Common Stock issued pursuant to the Restructuring) will contain a notation incorporating the Rights Agreement by reference.

    The Rights Agreement provides that, until December 31, 1997, Water Street's beneficial ownership of any shares of common Stock (or warrants to purchase Common Stock or securities exchangeable for or convertible into Common Stock or warrants to purchase any such exchangeable or convertible securities) (collectively, "Specified Securities") acquired pursuant to any Permitted Acquisition (as defined in the Water Street Agreement) will not cause any of the following to occur: (a) any Water Street Entity to become an Acquiring Person or an Adverse Person, (b) the Distribution Date, (c) the transfer of Common Stock of the Corporation (or its successor by operation of law or under the terms of the Rights Agreement) no longer constituting the transfer of associated Rights or the distribution of Rights Certificates, (d) the Rights becoming exercisable, non-redeemable or non-amendable, (e) a condition the result of which Rights may be exchanged for Common Stock in the manner described in the Rights Agreement, or (f) the Rights Purchase Price or the amount of securities acquirable upon payment thereof to be adjusted (collectively, the "Specified Events"). The Rights Agreement further provides that, until the tenth anniversary of the Water Street Agreement, (i) from and after any distribution of shares of Common Stock by Water Street to its partners and until the Water Street Entities beneficially own a percentage of the outstanding shares of Common Stock which is less than 10% of the outstanding Common Stock (the "Flip-In Threshold"), the beneficial ownership by the Water Street Entities (other than Water Street) of any Specified Securities acquired pursuant to any Permitted Acquisition or Permitted Acquisitions shall not cause any of the Specified Events to occur, so long as the Water Street Entities shall have voted the shares of Common Stock owned by them in accordance with the terms of the Water Street Agreement; (ii) until the Water Street Entities beneficially own a percentage of the outstanding shares of Common Stock which is less than the Flip-In Threshold, the acquisition (other than pursuant to any Permitted Acquisition or Permitted Acquisitions) by the Water Street Entities (which acquisition, in the case of persons other than natural persons, is made in the ordinary course of business), including but not limited to acquisitions on behalf of proprietary accounts and accounts with respect to which any of the Water Street Entities has investment discretion, of up to an aggregate of 10% of the outstanding shares of Common Stock at the time of acquisition shall not cause any of the Specified Events to occur; (iii) the acquisition (other than pursuant to any Permitted Acquisition or Permitted Acquisitions) by the Water Street Entities (which acquisition, in the case of persons other than natural persons, is made in the ordinary course of business) of an aggregate of more than 10% of the outstanding shares of Common Stock at the time of acquisition shall not cause any of the Specified Events to occur, provided that, within ten business days after the Corporation notifies Water Street of such ownership, the Water Street Entities sell or otherwise transfer or dispose of Common Stock, so that, after giving effect to those transactions, the number of shares of Common Stock beneficially owned by the Water Street Entities that were acquired other than pursuant to any Permitted Acquisition or Permitted Acquisitions is not greater than an aggregate of 10% of the then outstanding shares of Common Stock; and (iv) any percentage increase in any Water Street Entity's beneficial ownership of outstanding shares of Common Stock that results from the acquisition of shares of Common Stock by the Corporation or its Subsidiaries shall not cause any Specified Event to occur.

    Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any Common Stock certificate also will constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (the "Rights Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Rights Certificates alone will evidence the Rights. The Rights are not exercisable until the Distribution Date. The Rights will expire on May 6, 2003 (the "Final Expiration Date"), unless earlier redeemed by the Corporation as described below. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Corporation, including, without limitation, the right to vote or to receive dividends.

    In the event that, at any time after the first public announcement that an Acquiring Person or an Adverse Person has become such, the Corporation is involved in a merger or other business combination where the Corporation is not the surviving corporation or where Common Stock is changed or exchanged or in a transaction where 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right (other than such Acquiring Person or Adverse Person) will thereafter have the right to receive, upon the exercise thereof at the then-current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the exercise price of the Right.

    In the event that the Corporation is the surviving corporation in a merger or other business combination involving an Acquiring Person or an Adverse Person and the Common Stock remains outstanding and unchanged or in the event that an Acquiring Person or an Adverse Person engages in one of a number of self-dealing transactions specified in the Rights Agreement, proper provision will be made so that each holder of a Right, other than Rights that are or were beneficially owned (as defined in the Rights Agreement) by the Acquiring Person or the Adverse Person, as the case may be, on the earliest of the Distribution Date, the date the Acquiring Person acquires 20% or more of the outstanding Common Stock or the date the Adverse Person becomes such (which will thereafter be void), will thereafter have the right to receive upon exercise thereof that number of shares of Common Stock having a market value at the time of such transaction of two times the exercise price of the Right. In addition, under certain circumstances the Board has the option of exchanging all or part of the Rights (excluding void Rights) for Common Stock in the manner described in the Rights Agreement. The Rights Agreement also contains a so-called "flip-in" feature which provides that if any person or group of affiliated or associated persons becomes an Adverse Person, then the provisions of the preceding two sentences shall apply.

    The Rights Agreement also provides that, at any time prior to the public announcement that an Acquiring Person or an Adverse Person has become such, the Board may (i) redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price") or (ii) amend the New Rights Agreement in any respect other than any amendment which would reduce the Redemption Price, shorten the Final Expiration Date or increase the Rights Purchase Price. At any time after the public announcement that an Acquiring Person or Adverse Person has become such, the Corporation may amend the Rights Agreement only in a manner which would not adversely affect the holders of the Rights. Immediately upon the action of the Board electing to redeem the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

    The Purchase Price payable, and the number of shares of Series C Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution as described in the Rights Agreement. With certain exceptions, no adjustment in the Rights Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Rights Purchase Price. No fractional shares will be issued (other than fractions which are integral multiples of one hundredth of a share, which may, at the election of the Corporation, be evidenced by depositary receipts), and in lieu thereof, an adjustment in cash will be made based on the market price of the Series C Preferred Stock on the last trading date prior to the date of exercise.

    The Series C Preferred Stock purchasable upon exercise of the Rights will be nonredeemable and junior to any outstanding shares of preferred stock of the Corporation. Each share of Series C Preferred Stock will have a minimum preferential quarterly dividend rate of $25 per share, but will be entitled to receive, in the aggregate, a dividend of 100 times the dividend declared on the shares of Common Stock. In the event of liquidation, the holders of the Series C Preferred Stock will receive a minimum preferential liquidation payment of $100 per share, but will be entitled to receive an aggregate liquidation payment equal to 100 times the payment made per share of Common Stock. Each share of Series C Preferred Stock will have 100 votes, voting together with the Common Stock. In the event of any merger, consolidation, or other transaction in which shares of Common Stock are exchanged, each share of Series C Preferred Stock will be entitled to receive 100 times the amount and the same type of consideration received per share of Common Stock. The rights of the Series C Preferred Stock as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary anti-dilution provisions. Because of the nature of the Series C Preferred Stock's dividend, liquidation and voting rights, the value of the interest in a share of Series C Preferred Stock should approximate the value of one share of Common Stock.

    The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Corporation on terms not approved by the Board, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board since the Rights may be redeemed by the Corporation at $.01 per Right prior to the public announcement that a person has become an Acquiring Person or an Adverse Person.

    In connection with the settlement of certain litigation at the time of the 1988 Recapitalization, the Corporation agreed, subject to certain conditions, to submit the question of whether to redeem the Rights to a stockholder vote three years after consummation of the 1988 Recapitalization. At the stockholder meeting held on May 8, 1991, the Corporation submitted such question to the stockholders. There were 4,797,682 votes cast in favor of redemption, 30,443,533 votes cast against redemption and 1,863,275 abstentions. The proposal to redeem the Rights accordingly was not adopted.

LIMITATIONS ON LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

    The Certificate of Incorporation limits the liability of directors to the fullest extent permitted by the Delaware General Corporation Law. In addition, the Certificate of Incorporation provides that the Corporation shall indemnify directors and officers of the Corporation to the fullest extent permitted by such law.

TRANSFER AGENT AND REGISTRAR

    The Transfer Agent and Registrar for the Common Stock is Harris Trust and Savings Bank.

                                  UNDERWRITING

    Subject to the terms and conditions set forth in the Underwriting Agreement, the Corporation and the Selling Stockholder have agreed to sell to each of the entities named below (the "Underwriters"), and each of the Underwriters, for whom Salomon Brothers Inc, Lazard Freres & Co. and Smith Barney

Shearson Inc. are acting as representatives (the "Representatives"), has severally agreed to purchase from the Corporation and the Selling Stockholder the number of shares of Common Stock set forth opposite its name below:

                                                                                   NUMBER OF
                                 UNDERWRITERS                                       SHARES
- -------------------------------------------------------------------------------  -------------
Salomon Brothers Inc...........................................................
Lazard Freres & Co.............................................................
Smith Barney Shearson Inc......................................................
                                                                                 -------------
  Total........................................................................
                                                                                 -------------
                                                                                 -------------

    In the Underwriting Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all 8,500,000 shares of Common Stock offered hereby (other than the shares of Common Stock covered by the over-allotment options described below) if any such shares are purchased. In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the nondefaulting Underwriters may be increased or the Underwriting Agreement may be terminated. The Corporation has been advised by the Representatives that the several Underwriters propose initially to offer such shares at the public offering price set forth on the cover page of this Prospectus, and to certain dealers at such price, less a concession not in excess of $ per share. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $ per share to other dealers. After this public offering, the public offering price and such concessions may be changed.

    The Corporation and the Selling Stockholder have granted to the Underwriters options, exercisable during the 30-day period after the date of this Prospectus, to purchase up to 637,500 and 637,500 additional shares, respectively, at the same price per share as the initial 8,500,000 shares of Common Stock to be purchased by the Underwriters. The Underwriters may exercise such option only to cover over-allotments in the sale of the shares of Common Stock that the Underwriters have agreed to purchase. To the extent that the Underwriters exercise such option, each Underwriter will have a firm commitment, subject to certain conditions, to purchase the same proportion of the option shares as the number of shares of Common Stock to be purchased and offered by such Underwriter in the above table bears to the total number of shares of Common Stock initially offered by the Underwriters.

    The Corporation and [the Selling Stockholder] have agreed not to sell, or otherwise dispose of, or announce the offering of, any shares of Common Stock, or any securities convertible into, or exchangeable for, or exercisable into, shares of Common Stock, except the shares of Common Stock offered in the Offering, for a period of 180 days from the date hereof without the prior written consent of the Representatives; provided, however, the Corporation may issue and sell Common Stock (or options exercisable for Common Stock) pursuant to any employee or non-employee director stock option plan or stock ownership plan of the Corporation in effect on the date hereof and the Corporation may issue Common Stock or any securities convertible into, or exchangeable for, or exercisable into shares of Common Stock pursuant to the terms of any securities outstanding on the date hereof or other obligations binding upon the Corporation and in effect on the date hereof.

    The Underwriting Agreement provides that the Corporation and the Selling Stockholder will indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make in respect thereof.

    From April 1991 to May 1993, Salomon Brothers Inc ("Salomon") and Lazard Freres & Co.
("Lazard") advised the Corporation in connection with the development and implementation of the Restructuring for which they received customary fees and reimbursement of expenses. Salomon has also provided other financial advisory and investment banking services to the Corporation from time to time including, during the past two years, with respect to the divestiture of DAP and certain business strategy issues for which it received customary fees and reimbursement of expenses. In addition, Smith Barney Shearson Inc. acted as financial advisor to certain holders of the Company's subordinated debt in connection with the Restructuring and received customary fees and reimbursement of expenses.

                                 LEGAL MATTERS

    The validity of the shares of Common Stock offered hereby will be passed upon for the Corporation by Kirkland & Ellis, Chicago, Illinois. Certain legal matters will be passed upon for the Underwriters by Wachtell, Lipton, Rosen & Katz, New York, New York.

                                    EXPERTS

    The consolidated balance sheets as of December 31, 1992 and 1991, and the consolidated statements of earnings, retained earnings, and cash flows for each of the three years in the period ended December 31, 1992, have been audited by Arthur Andersen & Co., independent public accountants, as indicated in their reports with respect thereto (which reports include an explanatory paragraph which discusses an uncertainty relating to substantial doubt about the Corporation's ability to continue as a going concern), and are included herein in reliance upon the authority of said firm as experts in giving said reports.

    With respect to the unaudited condensed financial information as of September 30, 1993, and for the three month period ended September 30, 1993, the periods of May 7 through September 30, 1993 and January 1 through May 6, 1993, and for the three month and nine month periods ended September 30, 1992, Arthur Andersen & Co. has applied limited procedures in accordance with professional standards for a review of that information. However, their separate reports thereon state that they did not audit and they do not express an opinion on that condensed financial information. Accordingly, the degree of reliance on their reports on that information should be restricted in light of the limited nature of the review procedures applied. In addition, the accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited condensed financial information because that report is not a "report" or a "part" of the Registration Statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act of 1933.

                             ADDITIONAL INFORMATION

    The Corporation has filed with the Securities and Exchange Commission (the "Commission" or the "SEC") a Registration Statement on Form S-1 (the "Registration Statement") (which term shall encompass all amendments, exhibits and schedules thereto) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock being offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and to which reference is hereby made. Such additional information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional offices of the Commission: 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained by mail from the public reference section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

    The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files periodic reports and other information with the Commission. Such reports and other information filed with the Commission, as well as the Registration Statement, can be inspected and copied at the public reference facilities of the

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
Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such reports and other information with respect to the Corporation are available for inspection at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and the Chicago Stock Exchange, Inc., One Financial Place, 440 South LaSalle Street, Chicago, Illinois 60605.

                                USG CORPORATION

                            ------------------------

                         INDEX TO FINANCIAL STATEMENTS

    The financial statements indexed below and included on the following pages have been largely extracted from the Corporation's 1992 Annual Report on Form 10-K dated March 26, 1993 or from the Corporation's Quarterly Report on Form 10-Q dated November 11, 1993. Terms with initial capital letters not defined in such notes have the meanings ascribed to them in such Form 10-K or Form 10-Q.

    On May 6, 1993, the Corporation consummated the Prepackaged Plan, pursuant to which the Corporation has implemented the Restructuring described elsewhere in this Prospectus. See "Prospectus Summary" and "The Restructuring." The Corporation's consolidated financial statements for periods subsequent to the Restructuring will reflect the financial and accounting adjustments resulting from the Restructuring. The Corporation's historical consolidated financial statements for periods before May 7, 1993 included on Pages F-1 through F-62 (including the notes thereto, except as expressly indicated in such notes) do not reflect the consummation of the Restructuring and should be reviewed in conjunction with the information included in this Prospectus under "Capitalization of the Corporation," "Pro Forma Consolidated Financial Information," and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                                                                     PAGE
                                                                                                   ---------
Consolidated Statement of Earnings -- years ended December 31, 1992, 1991 and 1990...............        F-1
Consolidated Balance Sheet -- as of December 31, 1992 and 1991...................................        F-2
Consolidated Statement of Cash Flows -- years ended December 31, 1992, 1991 and 1990.............        F-3
Significant Accounting Policies and Practices ("notes")..........................................        F-4
Report of Independent Public Accountants.........................................................       F-36
Selected Quarterly Financial Data................................................................       F-37
Comparative Five-Year Summary....................................................................       F-38
Schedule  V -- Property, Plant and Equipment.....................................................       F-39
Schedule  VI -- Accumulated Depreciation and Depletion of Property, Plant and Equipment..........       F-40
Schedule VIII -- Valuation and Qualifying Accounts...............................................       F-41
Schedule  IX -- Short-Term Borrowings............................................................       F-42
Schedule  X -- Supplemental Statement of Earnings Information....................................       F-43
Supplemental Note on Financial Information for United States Gypsum Company......................       F-44
Report of Independent Public Accountants with Respect to Supplemental Note and Financial
 Statement Schedules.............................................................................       F-45
CONDENSED INTERIM FINANCIAL STATEMENTS (UNAUDITED):
Consolidated Statement of Earnings -- three months ended September 30, 1993, May 7 through June
 30, 1993, January 1 through May 6, 1993 and three months and nine months ended September 30,
 1992............................................................................................       F-47
Consolidated Balance Sheet -- as of September 30, 1993 and December 31, 1992.....................       F-48
Consolidated Statement of Cash Flows -- May 7 through September 30, 1993, January 1 through May
 6, 1993 and nine months ended September 30, 1992................................................       F-49
Notes to Consolidated Financial Statements.......................................................       F-50
Reports of Independent Public Accountants........................................................       F-64

    All other schedules have been omitted because they are not applicable, are not required, or the information is included in the financial statements or notes thereto.

                                USG CORPORATION

                       CONSOLIDATED STATEMENT OF EARNINGS
             (DOLLAR AMOUNTS IN MILLIONS, EXCEPT PER SHARE FIGURES)

                                                                                      YEARS ENDED DECEMBER 31
                                                                                  -------------------------------
                                                                                    1992       1991       1990
                                                                                  ---------  ---------  ---------
Net Sales.......................................................................  $   1,777  $   1,712  $   1,915
Cost of products sold...........................................................      1,460      1,385      1,499
                                                                                  ---------  ---------  ---------
Gross Profit....................................................................        317        327        416
Selling and administrative expenses.............................................        218        194        203
Restructuring expenses..........................................................         --         --         18
                                                                                  ---------  ---------  ---------
Operating Profit................................................................         99        133        195
Interest expense................................................................        334        333        292
Interest income.................................................................        (12)       (11)        (8)
Other expense, net..............................................................          1          5          5
Nonrecurring gain...............................................................         --         --        (34)
                                                                                  ---------  ---------  ---------
Loss from Continuing Operations Before Taxes on Income..........................       (224)      (194)       (60)
Income tax benefit..............................................................        (33)       (53)        (6)
                                                                                  ---------  ---------  ---------
Loss from Continuing Operations.................................................       (191)      (141)       (54)
Discontinued Operations:
  Operating earnings, net of taxes..............................................         --         --          5
  Reserve for DAP divestiture, net of taxes.....................................         --        (20)       (41)
                                                                                  ---------  ---------  ---------
Net Loss........................................................................       (191)      (161)       (90)
                                                                                  ---------  ---------  ---------
                                                                                  ---------  ---------  ---------
Loss Per Common Share:
  Continuing operations.........................................................      (3.42)     (2.53)      (.99)
  Discontinued operations.......................................................         --       (.38)      (.66)
                                                                                  ---------  ---------  ---------
Net Loss Per Common Share.......................................................      (3.42)     (2.91)     (1.65)
                                                                                  ---------  ---------  ---------
                                                                                  ---------  ---------  ---------

THE ACCOUNTING POLICIES AND PRACTICES ON PAGES F-4 THROUGH F-35 ARE AN INTEGRAL PART OF THIS STATEMENT.

                                USG CORPORATION

                           CONSOLIDATED BALANCE SHEET
                          (DOLLAR AMOUNTS IN MILLIONS)

                                     ASSETS

                                                                                               AS OF DECEMBER 31
                                                                                              --------------------
                                                                                                1992       1991
                                                                                              ---------  ---------
Current Assets:
Cash and cash equivalents (primarily time deposits).........................................  $     180  $     155
Receivables (net of reserves of $11 and $9).................................................        299        298
Inventories.................................................................................        113        110
Restricted cash.............................................................................         88         84
                                                                                              ---------  ---------
  Total current assets......................................................................        680        647
                                                                                              ---------  ---------
Property, Plant and Equipment, Net..........................................................        800        819
Purchased Goodwill, Net.....................................................................         69         73
Other Assets................................................................................        110         87
                                                                                              ---------  ---------
  Total assets..............................................................................      1,659      1,626
                                                                                              ---------  ---------
                                                                                              ---------  ---------
                                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable............................................................................         91         95
Accrued interest expense....................................................................        386        178
Other accrued expenses......................................................................        167        162
Notes payable...............................................................................          2          8
Revolving Credit Facility...................................................................        140        140
Long-term debt maturing within one year.....................................................        576        427
Long-term debt classified as current........................................................      1,926      2,009
                                                                                              ---------  ---------
  Total current liabilities.................................................................      3,288      3,019
                                                                                              ---------  ---------
Long-Term Debt..............................................................................         67         76
Deferred Income Taxes.......................................................................        175        200
Minority Interest in CGC....................................................................          9         11
Stockholders' Equity/(Deficit):
Preferred stock -- $1 par value; authorized 36,000,000 shares; $1.80 convertible preferred
 stock (initial series); outstanding -- none................................................         --         --
Common stock -- $0.10 par value; authorized 300,000,000 shares;
 outstanding 55,757,394 shares and 55,770,981 shares (after deducting 368,409 and 354,822
 shares held in treasury)...................................................................          5          5
Capital received in excess of par value.....................................................         23         24
Deferred currency translation...............................................................         (8)        --
Reinvested earnings/(deficit)...............................................................     (1,900)    (1,709)
                                                                                              ---------  ---------
  Total stockholders' equity/(deficit)......................................................     (1,880)    (1,680)
                                                                                              ---------  ---------
  Total liabilities and stockholders' equity................................................      1,659      1,626
                                                                                              ---------  ---------
                                                                                              ---------  ---------

THE ACCOUNTING POLICIES AND PRACTICES ON PAGES F-4 THROUGH F-35 ARE AN INTEGRAL PART OF THIS STATEMENT.

                                USG CORPORATION

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                          (DOLLAR AMOUNTS IN MILLIONS)

                                                                                             YEARS ENDED DECEMBER 31
                                                                                         -------------------------------
                                                                                           1992       1991       1990
                                                                                         ---------  ---------  ---------
Cash Flows from Operating Activities:
Loss from continuing operations........................................................  $    (191) $    (141) $     (54)
Reserve for DAP divestiture, net of taxes..............................................         --        (20)       (41)
Adjustments to reconcile loss from continuing operations to net cash:
  Depreciation, depletion and amortization.............................................         66         68         76
  Interest expense on pay-in-kind debentures...........................................         74         63         54
  Deferred income taxes................................................................        (25)       (13)         2
  Net gain on asset dispositions.......................................................         (5)        (3)       (37)
(Increase)/decrease in working capital:
  Receivables..........................................................................         (1)       (16)        (7)
  Inventories..........................................................................         (3)        (7)         6
  Payables.............................................................................         (4)       (14)       (23)
  Accrued expenses.....................................................................        213        132         20
(Increase)/decrease in other assets....................................................        (23)        (9)         3
Increase/(decrease) in minority interest...............................................         (2)        (2)        (1)
Other, net.............................................................................         (9)        (9)        --
                                                                                         ---------  ---------  ---------
  Net cash flows (to)/from operating activities                                                 90         29         (2)
                                                                                         ---------  ---------  ---------
Cash Flows from Investing Activities:
Capital expenditures...................................................................        (49)       (49)       (64)
Net proceeds from asset dispositions...................................................          6          5         65
Net proceeds from divestitures of discontinued operations..............................         --         80         --
                                                                                         ---------  ---------  ---------
  Net cash flows (to)/from investing activities........................................        (43)        36          1
                                                                                         ---------  ---------  ---------
Cash Flows from Financing Activities:
Issuance of debt.......................................................................         57         65         60
Repayment of debt......................................................................        (75)       (68)       (82)
Deposit of restricted cash.............................................................         (4)       (84)        --
Revolving Credit Facility..............................................................         --         --        140
                                                                                         ---------  ---------  ---------
  Net cash flows (to)/from financing activities........................................        (22)       (87)       118
                                                                                         ---------  ---------  ---------
Net Cash Flows (To)/From Discontinued Operations.......................................         --          2         (9)
                                                                                         ---------  ---------  ---------
Net Increase/(Decrease) in Cash and Cash Equivalents...................................         25        (20)       108
                                                                                         ---------  ---------  ---------
Cash and cash equivalents as of January 1..............................................        155        175         67
                                                                                         ---------  ---------  ---------
Cash and cash equivalents as of December 31............................................        180        155        175
                                                                                         ---------  ---------  ---------
                                                                                         ---------  ---------  ---------
Supplemental Cash Flow Disclosures:
Interest paid..........................................................................         52        154        275
Income taxes paid......................................................................         13         15         27
                                                                                         ---------  ---------  ---------
                                                                                         ---------  ---------  ---------

THE ACCOUNTING POLICIES AND PRACTICES ON PAGES F-4 THROUGH F-35 ARE AN INTEGRAL PART OF THIS STATEMENT.

                                USG CORPORATION
                 SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Corporation and its subsidiaries after elimination of intercompany accounts and transactions. Revenue is recognized upon the shipment of products. Net currency translation gains or losses on foreign subsidiaries, except for those in Mexico, are included in deferred currency translation, a component of stockholders' equity. Mexican currency translation losses are charged to earnings. Purchased goodwill is being amortized over a period of 40 years.

    For purposes of the Consolidated Balance Sheet and Statement of Cash Flows, all highly liquid investments with a maturity of three months or less at the time of purchase are considered to be cash equivalents.

FINANCIAL RESTRUCTURING

    On January 22, 1993, the Corporation announced that it had reached an agreement in principle with all committees and certain institutions representing debt subject to the Restructuring on the terms of the Prepackaged Plan. The Corporation received signed letters from these committees and institutions indicating that they support or do not object to the terms of the Prepackaged Plan, and signed Commitment Letters from 100% of its 31 member Bank Group approving the terms of an Amended Credit Agreement, the major provisions of which are summarized below. On February 5, 1993, the Corporation's Registration Statement bearing Registration No. 33-40136, which included the Disclosure Statement detailing the terms of the Prepackaged Plan, was declared effective by the SEC. Solicitation of approvals of the Prepackaged Plan was then carried out and completed on March 15, 1993.

    The following summary of the major provisions of the Prepackaged Plan is qualified in its entirety by reference to the more detailed information appearing in the Disclosure Statement, including the Plan of Reorganization.

    (1) The Prepackaged Plan provides for a one-for-50 reverse stock split (the "REVERSE STOCK SPLIT") to be effected immediately prior to the distribution of new common stock (the "NEW COMMON STOCK") pursuant to the Prepackaged Plan. On the date of consummation of the Prepackaged Plan (the "EFFECTIVE DATE"), after giving effect to the Reverse Stock Split, the following distributions would be made to holders of the Old Subordinated Debentures:

       - For each $1,000 principal amount of Old Senior Subordinated Debentures (excluding accrued interest thereon, which will be cancelled),  the holder will  receive 50.81 shares  of New Common
        Stock.

       - For each $1,000 principal amount of Old Junior Subordinated Debentures (excluding accrued interest thereon, which will be cancelled), the holder will receive 11.61 shares of New Common Stock and 5.42 warrants (the "NEW WARRANTS"), each to purchase one share of New Common Stock.

    Existing stockholders will retain their shares of common stock, subject to the Reverse Stock Split and the issuance of New Common Stock to holders of the Old Subordinated Debentures under the Prepackaged Plan.

    Under the Prepackaged Plan, there will be approximately 37.2 million shares of New Common Stock outstanding on the Effective Date, of which the common stock held by existing stockholders would represent approximately 3% of the total number of outstanding shares. If all of the New Warrants were exercised, the aggregate holdings of Old Senior Subordinated Debenture holders, Old Junior Subordinated Debenture holders and existing stockholders would represent 76.7%, 20.6% and 2.7%, respectively, of the total number of outstanding shares of New Common Stock.

                                USG CORPORATION
           SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES (CONTINUED)

    (2) For each $1,000 principal amount of Old Senior 1991 Notes, the holder will receive $750 principal amount of 8% senior notes due 1995 (the "NEW SENIOR 1995 NOTES") and $250 principal amount of 9% senior notes due 1998 (the "NEW SENIOR 1998 NOTES"). In addition, the Corporation will issue $10 million principal amount of the New Senior 1998 Notes to two institutional holders of existing 8% senior notes due 1996 (the "OLD SENIOR 1996 NOTES") in exchange for an equal principal amount thereof. The New Senior 1995 and 1998 Notes will be secured, with certain other indebtedness of the Corporation and subject to a collateral trust arrangement controlled primarily by holders of the Banks' claims, by first priority security interests in the capital stock of certain subsidiaries of the Corporation.

    (3)  The Prepackaged  Plan provides for the  following modifications to  the
Current Credit Agreement (the Current Credit Agreement, as modified by the Prepackaged Plan, is referred to as the "AMENDED CREDIT AGREEMENT"): (i) an option to exchange on the Effective Date up to $300 million (but not less than $100 million) of principal on the Bank Term Loan and a pro rata amount (of up to $24 million) of accrued but unpaid interest on the Bank Term Loan for 10 1/4% senior notes due 2002 (the "NEW 10 1/4% SENIOR NOTES"); (ii) extending the final maturity of the remaining principal outstanding on the Bank Term Loan from 1996 to 2000 and deferring all scheduled principal payments until December 1994;
(iii) capitalizing up to $75 million (or $48 million if the election in (i) above is fully subscribed) in interest originally due on or after December 31, 1991 into notes bearing annual interest at LIBOR plus 2 1/4% (or Citibank's base rate plus 1 1/4%) and maturing in the years 1998 and 2000; (iv) making available (at the Corporation's option but subject to certain limitations on the availability of LIBOR) an annual interest rate applicable to the Bank Term Loan and an extended revolving credit facility of LIBOR plus 1 7/8% (or Citibank's base rate plus 7/8%), with the option to capitalize the amount of such interest in excess of LIBOR plus 1% per annum (such capitalized interest would bear interest annually at LIBOR plus 2 1/4% (or Citibank's base rate plus 1 1/4%) and mature in the years 1998 and 2000); (v) providing for an excess cash flow sweep that will take into account certain liquidity thresholds and that will retire the Bank Term Loan earlier than 2000 if the Corporation meets or exceeds current projections; (vi) suspending all financial covenants through January 1, 1995 and providing for new covenants thereafter; (vii) extending to 1998 the maturity date of, and establishing a maximum borrowing capacity of $175 million under the Revolving Credit Facility, including a $110 million letter of credit subfacility; and (viii) exchanging (at the option of the holders thereof) up to approximately $16 million owed in connection with certain interest rate swap contracts for an equal principal amount of New 10 1/4% Senior Notes or Bank Term Loans (provided that in the event that no New 10 1/4% Senior Notes are issued in the Restructuring, such $16 million shall be exchanged for Bank Term Loans) and exchanging approximately $5 million in additional amounts owed in connection with such interest rate swap contracts for an equal principal amount of capitalized interest notes. Under the Prepackaged Plan, all existing defaults and accrued default interest as of the Effective Date under the Current Credit Agreement will be waived or cancelled.

    (4) The Corporation has arranged a receivables financing facility (the "INTERIM RECEIVABLES FINANCING FACILITY") for use during the Chapter 11 Case utilizing the proceeds, and interest received thereon, from the sale of DAP, which the Banks approved in a further amendment to the Current Credit Agreement. In connection with the Interim Receivables Financing Facility, subject to the terms and conditions of an order of the Bankruptcy Court, including the satisfaction of certain financial tests concerning minimum cash balances and interest coverage ratios, the Corporation will pay current interest on the Bank Debt (at the same nondefault rate set forth in the Prepackaged Plan) and on the Old Senior 1991 Notes and its other senior debt securities (at the applicable nondefault contract rates). If such interest is not so paid during the pendency of the Chapter 11 Case, because the Corporation is unable to continue the Interim Receivables Financing Facility for any reason, the Prepackaged Plan provides for payment of such interest in cash on the effective date at the base rate option referred to above as applicable to the Bank Term Loan.

                                USG CORPORATION
           SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES (CONTINUED)

    (5) The Prepackaged Plan also includes or is based in part on provisions relating to (i) the selection of five new directors to be nominated by representatives of certain creditors; (ii) the settlement of certain employee compensation arrangements; and (iii) the release of certain potential claims.

    In connection with the pending Restructuring efforts, the Corporation has deferred certain principal and interest payments in order to maintain adequate liquidity during the Restructuring process. These payment deferrals constitute defaults under the applicable loan agreements and indentures, which remain uncured or unwaived as of the date of this report, but are addressed in the Prepackaged Plan. See the Indebtedness footnote for additional information relating to the default condition, including arrearage as of the date of this report.

RESTRUCTURING EXPENSES

    In the fourth quarter of 1990, restructuring expenses amounting to $18 million were recorded, primarily for the implementation of a program that improved operating efficiencies in each of the Corporation's businesses. This program contributed to the elimination of over 550 positions in 1990 as certain corporate and subsidiary staff functions were combined to service the entire organization. Expenses associated with the elimination of these positions, combined with expenses for related real estate activities such as the consolidation of certain locations and termination of several lease agreements, accounted for approximately 80% of total restructuring expenses.

    Costs  of  $19  million  and  $14   million  incurred  in  1992  and   1991,
respectively, related to the Corporation's Prepackaged Plan have been deferred and are included in other assets in the Consolidated Balance Sheet.

NONRECURRING GAIN

    In the first quarter of 1990, a nonrecurring pre-tax gain of $34 million was recorded on the sale of the Corporation's headquarters building at 101 South Wacker Drive in Chicago. This gain was calculated after deducting $9 million as a reserve against which lease payments made by the Corporation while occupying the 101 South Wacker facility were charged. The Corporation leased office space in this building until its move to new leased offices in mid-1992. The net cash proceeds from this transaction were used to repay debt and for other general corporate purposes.

DISCONTINUED OPERATIONS

    Results for DAP are set forth separately as discontinued operations in the accompanying consolidated financial statements and supplementary data schedules up to the date of its disposition.

    In the fourth quarter of 1990, the Board of Directors of the Corporation (the "BOARD") authorized the divestiture of DAP. At that time, an after-tax provision of $41 million for its planned disposition was recorded. This provision was net of a related income tax benefit of $2 million. In the second quarter of 1991, the Corporation absorbed an additional after-tax provision of $20 million, which was net of a related income tax expense of $8 million. The sale of the business and substantially all of the assets of DAP was completed on September 20, 1991 with the Corporation receiving gross proceeds of $90 million. Net proceeds from the transaction amounted to approximately $84 million. In connection with the execution of the DAP sale agreement, the Banks consented to the sale as required under the Current Credit Agreement subject to an agreement by the Corporation and DAP to deposit the proceeds in a bank account to be held exclusively for use in the Restructuring. As a result, these funds, and interest earned on these funds, are being maintained on an interim basis in a restricted bank account pending their use in connection with the Restructuring and have been classified as restricted cash in the accompanying Consolidated Balance Sheet. The deposit arrangements generally provide that amounts in the restricted account shall be invested in high quality, short-term investments. These arrangements

                                USG CORPORATION
           SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES (CONTINUED) have been amended by the agreements implementing the Interim Receivables Financing Facility described in the Financial Restructuring footnote above. The DAP proceeds will subsequently be used in the implementation of the Prepackaged Plan, if confirmed and made effective.

    Net sales of discontinued operations amounted to $128 million and $179 million in 1991 and 1990, respectively. Taxes on income for the operating results of discontinued operations amounted to $1 million and $4 million in 1991 and 1990, respectively.

RESEARCH AND DEVELOPMENT

    Research and development expenditures are charged to earnings as incurred and amounted to $14 million, $12 million and $14 million in 1992, 1991 and 1990, respectively.

TAXES ON INCOME AND DEFERRED INCOME TAXES

    Earnings/(loss) from continuing operations before taxes on income consisted of the following:

                                                                       1992       1991       1990
                                                                     ---------  ---------  ---------
                                                                      (DOLLAR AMOUNTS IN MILLIONS)
U.S................................................................  $    (246) $    (217) $    (100)
Foreign............................................................         22         23         40
                                                                     ---------  ---------  ---------
Total..............................................................       (224)      (194)       (60)
                                                                     ---------  ---------  ---------
                                                                     ---------  ---------  ---------

    Taxes on income/(income tax benefit) consisted of the following:

                                                                       1992       1991       1990
                                                                     ---------  ---------  ---------
                                                                      (DOLLAR AMOUNTS IN MILLIONS)
Current:
  U.S. Federal.....................................................  $     (12) $     (53) $     (26)
  Foreign..........................................................          6         12         16
                                                                     ---------  ---------  ---------
                                                                            (6)       (41)       (10)
                                                                     ---------  ---------  ---------
Deferred:
  U.S. Federal.....................................................        (27)       (11)         5
  Foreign..........................................................         --         (1)        (1)
                                                                     ---------  ---------  ---------
                                                                           (27)       (12)         4
                                                                     ---------  ---------  ---------
Total..............................................................        (33)       (53)        (6)
                                                                     ---------  ---------  ---------
                                                                     ---------  ---------  ---------

    Deferred income taxes result from certain items being treated differently for financial reporting purposes than for income tax purposes. The tax effect of such differences is summarized as follows:

                                                                       1992       1991       1990
                                                                     ---------  ---------  ---------
                                                                      (DOLLAR AMOUNTS IN MILLIONS)
Tax benefit carryforwards..........................................  $     (19) $      (9) $      --
Accelerated tax depreciation.......................................         (5)        --          2
Other, net.........................................................         (3)        (3)         2
                                                                     ---------  ---------  ---------
Total deferred provision...........................................        (27)       (12)         4
Classification adjustment of prior years' deferrals................          2         (1)        (2)
                                                                     ---------  ---------  ---------
Increase/(decrease) in deferred taxes..............................        (25)       (13)         2
                                                                     ---------  ---------  ---------
                                                                     ---------  ---------  ---------

    Tax benefit carryforwards in 1992 consisted of $19 million on an NOL Carryforward of $140 million for U.S. regular tax purposes (which may be used to offset future taxable income through 2007).

                                USG CORPORATION
           SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES (CONTINUED)
Additional tax benefit carryforwards consist of $5 million on a 1991 NOL Carryforward of $14 million (which may be used to offset future taxable income through 2006) and a $3 million 1988 minimum tax credit which is available to offset U.S. regular tax liability in future years.

    The Internal Revenue Code will either substantially limit the Corporation's annual use of, or substantially reduce, its NOL Carryforwards after consummation of the Prepackaged Plan. If the Corporation is required to reduce all or a portion of its unused NOL Carryforwards due to the cancellation of indebtedness from the Prepackaged Plan, annual reductions in U.S. Federal income taxes which would otherwise result from use of these NOLs after consummation of the Prepackaged Plan would no longer be available. The Corporation believes that if its NOLs are not reduced by such cancellation of indebtedness, it will be able to use approximately $20 million of the NOLs each year to offset federal taxable income otherwise occurring after consummation of the Prepackaged Plan.

    The difference between the statutory U.S. Federal income tax benefit rate and the Corporation's effective income tax benefit rate is summarized as follows:

                                                                             1992         1991         1990
                                                                          -----------  -----------  -----------
Statutory U.S. Federal income tax benefit rate..........................      (34.0)%      (34.0)%      (34.0)%
NOL carryback rate differential.........................................       (0.9)        (1.1)        (6.2)
Excess tax depletion....................................................       (0.9)        (1.2)        (4.6)
Intangible asset amortization...........................................        0.3          0.4          1.5
Foreign tax rate differential...........................................        7.7          8.3         30.4
State and local taxes on income, net....................................        0.1          0.1          0.2
Unbenefited NOL Carryforward............................................       12.6            --        --
Other, net..............................................................         0.1           --          2.9
                                                                               -----        -----        -----
Effective income tax benefit rate.......................................       (15.0 )      (27.5 )       (9.8 )
                                                                               -----        -----        -----
                                                                               -----        -----        -----

    The Corporation does not provide for U.S. Federal income taxes on the portion of undistributed earnings of foreign subsidiaries which are intended to be permanently reinvested. The cumulative amount of such undistributed earnings totaled approximately $53 million as of December 31, 1992. Future repatriation of undistributed earnings would not, in the opinion of management, result in significant additional taxes.

    In February 1992, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," requiring the Corporation to change its method of accounting for income taxes to an asset and liability approach. The Corporation will implement the new standard in 1993. The estimated impact of adoption will be an increase to net earnings of approximately $30 million, with a corresponding decrease in deferred taxes. Adoption of the standard will have no impact on cash flow.

EARNINGS/(LOSS) PER SHARE

    Earnings/(loss) per share are computed by dividing earnings/(loss), after deducting preferred stock cash dividends when applicable, by the average number of shares of common stock outstanding, including shares issuable upon the exercise of stock options when applicable.

INVENTORIES

    Most of the Corporation's domestic and Mexican inventories are valued under the last-in, first-out ("LIFO") method. The LIFO values of these inventories were $72 million and $66 million as of December 31, 1992 and 1991, respectively. The remaining inventories are stated at a lower of cost or market under the first-in, first-out ("FIFO") or average production cost methods. Inventories include material, labor and applicable factory overhead costs.

                                USG CORPORATION
           SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES (CONTINUED)

    If all inventories were valued under the FIFO and average production cost methods, inventories would have been $25 million higher than those reported as of both December 31, 1992 and 1991. Inventory classifications were as follows:

                                                                                     12/31/92     12/31/91
                                                                                    -----------  -----------
                                                                                       (DOLLAR AMOUNTS IN
                                                                                           MILLIONS)
Finished goods and work-in-process................................................   $      66    $      64
Raw materials.....................................................................          40           39
Supplies..........................................................................           7            7
                                                                                         -----        -----
Total.............................................................................         113          110
                                                                                         -----        -----
                                                                                         -----        -----

    The LIFO value of USG Interiors' inventories acquired under the purchase method exceeded that computed for U.S. Federal income tax purposes by $6 million as of both December 31, 1992 and 1991.

PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment, including significant renewals and improvements, are capitalized at cost. Provisions for depreciation are determined principally on a straight-line basis over the expected average useful lives of composite asset groups. Depletion is computed on a basis calculated to spread the cost of gypsum and other applicable resources over the estimated quantities of material recoverable. Interest during construction is capitalized on major property additions. Property, plant and equipment classifications were as follows:

                                                                                     12/31/92     12/31/91
                                                                                    -----------  -----------
                                                                                       (DOLLAR AMOUNTS IN
                                                                                           MILLIONS)
Land and mineral deposits.........................................................   $      41    $      41
Buildings and realty improvements.................................................         401          402
Machinery and equipment...........................................................       1,012        1,000
                                                                                    -----------  -----------
                                                                                         1,454        1,443
Reserves for depreciation and depletion...........................................        (654)        (624)
                                                                                    -----------  -----------
Total.............................................................................         800          819
                                                                                    -----------  -----------
                                                                                    -----------  -----------

LEASES

    The Corporation leases certain of its offices, buildings, machinery and equipment, and autos under noncancellable operating leases. These leases have various terms and renewal options. Lease expense amounted to $31 million, $26 million and $24 million in 1992, 1991 and 1990, respectively.

    Future minimum lease payments, by year and in the aggregate, under operating leases with initial or remaining noncancellable terms in excess of one year as of December 31, 1992 are as follows:

                                                                           MINIMUM LEASE
                                                                             PAYMENTS
                                                                   -----------------------------
                                                                   (DOLLAR AMOUNTS IN MILLIONS)
1993.............................................................            $      23
1994.............................................................                   21
1995.............................................................                   15
1996.............................................................                   11
1997.............................................................                    8
Thereafter.......................................................                   42
                                                                                 -----
Aggregate minimum payments.......................................                  120
                                                                                 -----
                                                                                 -----

                                USG CORPORATION
           SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES (CONTINUED)

    The Corporation also holds certain assets under capital leases. These lease obligations are not material.

INDEBTEDNESS

    Total debt consisted of the following:

                                                                                 12/31/92          12/31/91
                                                                          ----------------------  -----------
                                                                           CARRYING      FAIR      CARRYING
                                                                            AMOUNT       VALUE      AMOUNT
                                                                          -----------  ---------  -----------
                                                                             (DOLLAR AMOUNTS IN MILLIONS)
SECURED DEBT:
Bank Debt:
  Bank Term Loan, installments due through 1996.........................   $     840   $     N/A   $     840
  Revolving Credit Facility.............................................         140         N/A         140
Senior notes:
  Old Senior 1991 Notes, 7.375%, due 1991...............................         100          84         100
  Old Senior 1996 Notes, 8.0%, due 1996.................................         100          85         100
  8.0%, due 1997........................................................         100          85         100
Senior debentures:
  7.875%, due 2004, sinking fund through 2003...........................          41         N/A          45
  8.75%, due 2017, sinking fund commencing 1998.........................         200         138         200
Other secured debt, average interest rate 10.9%, varying payments
 through 1999...........................................................          37         N/A          55
UNSECURED DEBT:
Industrial revenue bonds, 5.9% -- 10.25%, due through 2014..............          38          34          38
Old Subordinated Debentures:
  Old Senior Subordinated Debentures, 13.25%, due 2000, sinking fund of
   $300 million due 1999................................................         600         204         600
  Old Junior Subordinated Debentures, 16.0%, due 2008, sinking fund
   commencing 2004......................................................         515          49         442
                                                                          -----------             -----------
Total...................................................................       2,711                   2,660
                                                                          -----------             -----------
                                                                          -----------             -----------

    As of December 31, 1992, the Corporation and its subsidiaries had $2,711 million of total debt (including currently maturing debt, but excluding accrued interest) on a consolidated basis. Of such total debt, $255 million represented direct borrowings by the subsidiaries, including $37 million in industrial revenue bonds, $41 million in 7.875% sinking fund debentures issued by U.S. Gypsum in 1974 and subsequently assumed by the Corporation on a joint and several basis in 1985, $33 million in debt (primarily project financing) incurred by the Corporation's foreign subsidiaries other than CGC, $2 million in working capital borrowings by CGC, $140 million in borrowings by USG Interiors under the Revolving Credit Facility and $2 million in other domestic notes payable.

    Subject to SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," the Corporation is required to report the amounts at which its debt securities could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. The fair values shown in the table above are based on indicative bond prices as of December 31, 1992. It is not practicable to estimate the fair value of: (i) the bank debt since there is no active market for such debt due to the Restructuring; (ii) the 7.875% senior debentures due 2004 since virtually all such debentures are owned by a single investment group; and (iii) the other secured debt which primarily represents financing for construction of the Aubange, Belgium plant that is secured by a direct lien on its assets.

    As a result of the Bank Term Loan principal payment default on December 31, 1990, the outstanding balance of the Bank Term Loan was reclassified to current liabilities as of that date. Most of the

                                USG CORPORATION
           SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES (CONTINUED) Corporation's long-term debt agreements contain cross-acceleration provisions which accelerate the due dates of substantially all of the Corporation's debt, generally if there occurs an acceleration of $50 million or more of other debt. As of the date of this report, there has been no demand for acceleration of maturity of any of the Corporation's debt issues. However, demand can be made, subject to any applicable notice periods and cure procedures, if an acceleration resulting from the defaults described below for either the Bank Debt or the Old Subordinated Debentures occurs. Accordingly, virtually all long-term debt issues were reclassified to current liabilities as of December 31, 1990.

    Aggregate, presently scheduled maturities of long-term debt, excluding the amounts classified as current liabilities, are $8 million, $7 million, $9 million and $11 million for the four years 1994 through 1997, respectively.

    DEFAULTS UPON SENIOR SECURITIES

    The Corporation failed to make Bank Term Loan principal payments of $105 million due on December 31, 1990, $30 million each due on June 30 and September 30, 1991, $55 million due on June 30, 1992 and $100 million due on December 31, 1992. The Corporation has been notified by the administrative agent for the Banks under the Current Credit Agreement that it is in default by reason of such failures to pay. This default is continuing as of the date of this report. The Corporation also deferred its scheduled quarterly Bank Debt Interest of $25 million due by December 31, 1991, $24 million due by March 31, 1992, $25 million due by June 30, 1992, and $17 million each due by September 30 and December 31, 1992. This default is also continuing as of the date of this report. In connection with the sale of the business and assets of the Corporation's DAP subsidiary, the failure to pay to the Banks, as a mandatory principal repayment, an amount equal to the net proceeds of the DAP sale upon completion of the transaction constitutes a further payment default under the Current Credit Agreement which remains uncured or unwaived. Also, a mandatory principal payment of approximately $8 million representing net proceeds of assets sales was not paid to the Banks within one day of the July 16, 1991 date of receipt of proceeds exceeding an aggregate of $5 million. This payment default also remains uncured or unwaived.

    In connection with the notice of the first Bank Term Loan principal payment default described above, the Corporation was also advised that the interest rate under the Current Credit Agreement for the Bank Debt would be adjusted to reflect a default rate, which is the Banks' base rate under the Current Credit Agreement plus two points, so long as the default is continuing. The average rate of interest on the Bank Debt, including the cost of interest rate protection and two points for Default Interest, was 11.3% during 1992. The Corporation unilaterally determined not to pay Default Interest, but to accrue Default Interest as a current liability which will be waived as part of the Restructuring. This default is continuing as of the date of this report.

    By reason of the Corporation's failure to make the Bank Term Loan principal payment on December 31, 1990, the Corporation also is not in compliance with a covenant under the Current Credit Agreement requiring it to maintain interest rate contracts at certain levels to hedge against increases in the variable interest rates under the Current Credit Agreement. This default is continuing as of the date of this report. In addition, as of December 31, 1990, the Corporation was not in compliance with financial covenants related to interest coverage, debt leverage and consolidated net worth (all as defined) under the Current Credit Agreement which constitute additional defaults thereunder and such noncompliance continues as of the date of this report.

    The Revolving Credit Facility portion of the Current Credit Agreement contains a requirement that the borrowings under that facility not exceed $75 million for a period of thirty consecutive days during the course of any twelve month period. As of October 16, 1991, the Corporation was not in compliance with this requirement. This noncompliance constitutes another default under the Current Credit Agreement, which remains uncured and unwaived as of the date of this report.

                                USG CORPORATION
           SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES (CONTINUED)

    The total arrearage (principal and interest) to the Banks as of the date of this report with respect to the foregoing defaults was $531 million, of which $40 million was accrued default interest which will be waived.

    As a consequence of the Bank Term Loan principal payment default on December 31, 1990, the Banks took action as permitted by the terms of the applicable indenture to block the interest payment (approximately $40 million) due on January 15, 1991 to holders of the Old Senior Subordinated Debentures. On February 15, 1991, the failure to make such interest payment became an event of default under the applicable indenture. Payments of subsequent accrued interest of approximately the same amount were similarly blocked on July 15, 1991, January 15 and July 15, 1992 and January 15, 1993. Such defaults continue as of the date of this report. Under the applicable indenture, interest on unpaid interest accrues at the rate borne by the debentures to the extent lawful. Pursuant to the applicable indenture, total arrearage with respect to this default as of the date of this report was $230 million.

    On December 16, 1991, the Corporation failed to make a final maturity principal payment of $100 million to the holders of Old Senior 1991 Notes. The failure to make such payment is an event of default under the applicable indenture which is continuing as of the date of this report. Pursuant to the applicable indenture, the total arrearage with respect to this default as of the date of this report was $100 million. The Corporation intends to continue to pay interest on the Old Senior 1991 Notes during the Restructuring process, subject to appropriate court orders during the bankruptcy proceeding itself.

    On January 15, 1993, the Corporation did not make the in-kind interest payment due to holders of the Old Junior Subordinated Debentures. The failure to make such interest payment constituted an event of default under the applicable indenture upon the expiration of a 30-day grace period on February 14, 1993. Such default continues as of the date of this report. Pursuant to the applicable indenture, total arrearage with respect to this default as of the date of this report was $40 million. The Corporation does not intend to make any subsequent interest payments thereon.

    Under the provisions of the Prepackaged Plan, all existing defaults and, in the case of the Old Subordinated Debentures accrued interest, and Default Interest on the Bank Debt will be waived or cancelled.

    OTHER INDEBTEDNESS INFORMATION

    The Bank Debt and other secured debt are secured by a pledge of all of the shares of the Corporation's major domestic subsidiaries and 65% of certain of its foreign subsidiaries including CGC. The rights of the Corporation and its creditors, including the holders of the Old Senior 1991 Notes and Old
Subordinated Debentures, to realize upon the assets of any subsidiary upon the latter's liquidation or reorganization will be subject to the prior claims of such subsidiary's creditors, except to the extent that the Corporation may itself be a creditor with enforceable claims against such subsidiary.

    The 7.875% sinking fund debentures had remaining principal amounts of $41 million and $45 million as of December 31, 1992 and 1991, respectively.

    The "Other Secured Debt" category shown in the table above primarily includes short-term and long-term borrowings from several foreign banks by USG International used principally to finance construction of the Aubange, Belgium plant. This debt is secured by a lien on the assets of the Aubange facility and has restrictive covenants that restrict, among other things, the payment of dividends. Foreign borrowings made by the Corporation's international operations are generally allowed, within certain limits, under provisions of the Current Credit Agreement.

                                USG CORPORATION

    The Old Senior Subordinated Debentures are redeemable in whole or in part at the Corporation's option at any time on or after July 15, 1993, initially at $5 over the stated face amount and thereafter at declining redemption prices together with accrued interest.

    Under provisions of the Current Credit Agreement, the Corporation must pay interest semiannually on the Old Junior Subordinated Debentures in additional Old Junior Subordinated Debentures for the first five years after issuance in July 1988. Thereafter, interest is payable in cash. However, as noted above the Corporation did not make the in-kind interest payment on January 15, 1993 and does not intend to make any subsequent in-kind or cash interest payments thereon. Commencing July 15, 1990, the Old Junior Subordinated Debentures were redeemable at the Corporation's option at any time at 100% of stated face amount plus accrued interest.

    The Current Credit Agreement also restricts, and the Amended Credit Agreement, if made effective, will continue to restrict, among other things, the incurrence of additional indebtedness, mergers, asset dispositions, investments, prepayment of other debt, dealings with affiliates, capital expenditures, payment of dividends and lease commitments.

PENSION PLANS AND OTHER POST-EMPLOYMENT BENEFITS

    The Corporation and most of its subsidiaries have defined benefit retirement plans for all eligible employees. Benefits of the plans are generally based on years of service and employees' compensation during the last years of employment. The Corporation's contributions are made in accordance with independent actuarial reports which, for most plans, required minimal funding in 1992, 1991 and 1990. Net pension expense/(benefit) for these years included the following components:

                                                                     1992       1991       1990
                                                                   ---------  ---------  ---------
                                                                    (DOLLAR AMOUNTS IN MILLIONS)
Service cost-benefits earned during the year.....................  $       9  $       5  $       5
Interest cost on projected benefit obligation....................         29         29         29
Actual return on plan assets.....................................        (14)       (79)        (4)
Unrecognized prior service cost..................................          2          2          2
Net amortization/(deferral)......................................        (25)        41        (34)
                                                                         ---        ---        ---
Net pension expense/(benefit)....................................          1         (2)        (2)
                                                                         ---        ---        ---
                                                                         ---        ---        ---

                                USG CORPORATION

    The pension plan assets, which consist primarily of listed common stocks and debt securities, have an estimated fair value in excess of the projected benefit obligation as of December 31, 1992. The following table presents a reconciliation of the total assets of the pension plans to the projected benefit obligation.

                                                                  12/31/92     12/31/91
                                                                 -----------  -----------
                                                                    (DOLLAR AMOUNTS IN
                                                                        MILLIONS)
Amount of assets available for benefits:
  Funded assets of the plans at fair value.....................   $     383    $     404
  Accrued pension expense......................................          15           16
                                                                      -----        -----
Total assets of the plans......................................         398          420
                                                                      -----        -----
Present value of estimated pension obligation:
  Vested benefits..............................................         252          256
  Nonvested benefits...........................................          18           21
                                                                      -----        -----
Accumulated benefit obligation.................................         270          277
Additional benefits based on projected future salary
 increases.....................................................          66           63
                                                                      -----        -----
Projected benefit obligation...................................         336          340
                                                                      -----        -----
Assets in excess of projected benefit obligation...............          62           80
                                                                      -----        -----
                                                                      -----        -----

    Assets in excess of projected benefit obligation consisted of:

                                                                  12/31/92     12/31/91
                                                                 -----------  -----------
                                                                    (DOLLAR AMOUNTS IN
                                                                        MILLIONS)
Net assets existing at the date of adoption of SFAS No. 87 not
 yet recognized................................................   $      32    $      37
Unrecognized net gain due to changes in assumptions and
 differences between actual and estimated experience...........          43           57
Unrecognized cost of retroactive benefits granted by plan
 amendments....................................................         (13)         (14)
                                                                      -----        -----
Assets in excess of projected benefit obligation...............          62           80
                                                                      -----        -----
                                                                      -----        -----

    The expected long-term rate of return on plan assets was 9% for both 1992 and 1991. To determine the actuarial present value of the accumulated benefit obligation as of December 31, 1992 and 1991, a weighted average discount rate of 9% was used for both years and the rate of increases in projected future compensation levels was 5.5% for both 1992 and 1991. The unrecognized cost of retroactive benefits granted by plan amendments is being amortized over 13 years.

    The Corporation and its subsidiaries also provide certain health care and life insurance benefits for retired employees. Substantially all employees may become eligible for these benefits if they reach retirement age while still working for the Corporation. For some plans, benefits are paid under administrative service contracts. The cost of health care and life insurance benefits is recognized as expense when claims are reported. For all health care and life insurance plans related to retired employees, $8 million was charged to expense in 1992 and $7 million in each of the years 1990 and 1991.

    In December 1990, the FASB issued SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," establishing accounting principles for retiree health and life insurance plans. The new standard requires companies to begin accruing in the first quarter of 1993 for future medical benefits of retirees rather than deducting these costs from reported profits each year when paid.

                                USG CORPORATION

Under this standard, an employer has the option to recognize the effect of the standard's initial obligation either immediately with a one-time charge to earnings or on a delayed basis over a period of years not to exceed 20 years. The Corporation will implement the new standard in 1993 and based on preliminary, unaudited studies made by the Corporation on its plans currently in effect, the estimated impact of this standard would be approximately $180 million, net of taxes, using the one-time charge method. The increase in annual expense is estimated to be approximately $10 million, net of taxes. Adoption of the standard will have no impact on cash flow.

1988 MANAGEMENT PERFORMANCE PLAN

    Pursuant to the 1988 Recapitalization, the 1988 Management Performance Plan (the "1988 PLAN") was established. A total of 8,600,000 shares of common stock was reserved for issuance under the 1988 Plan. The 1988 Plan authorized the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, deferred stock, performance shares and performance units.

    Under the 1988 Plan, as of December 31, 1992, 3,878,275 nonqualified stock options have been issued at an option price of $7.525, but none have been exercised; a total of 2,266,810 shares of restricted stock were still outstanding; and 108,294 shares of deferred stock had been awarded and remain to be issued.

    Under the Prepackaged Plan, the 1988 Plan will be continued; all outstanding stock options will be cancelled; 1,074,887 shares of restricted and deferred stock will be cashed out pursuant to "change in control" provisions contained in the 1988 Plan; and the balance of 1,278,849 shares of restricted and deferred stock will remain outstanding subject to the provisions of the 1988 Plan as a consequence of certain waivers of the change in control event by senior members of management.

PREFERRED SHARE PURCHASE RIGHTS

    On June 6, 1988, the Board adopted a Preferred Share Purchase Rights Plan (the "RIGHTS PLAN") and pursuant to its provisions declared, subject to the consummation of the 1988 Recapitalization, a distribution of one right (the "RIGHTS") upon each new share of common stock issued in the 1988 Recapitalization. The 1988 Recapitalization became effective July 13, 1988 and the distribution occurred immediately thereafter. The Rights contain provisions which are intended to protect stockholders in the event of an unsolicited attempt to acquire the Corporation.

    Under the terms of the Rights Plan, the Rights will become exercisable ten days following a public announcement that a party acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the Corporation's outstanding common shares, or ten days following commencement or announcement of a tender offer or exchange offer for 30% or more of the Corporation's outstanding common shares. When exercisable, each of the Rights entitles the registered holder to purchase one-tenth of a share of a junior participating preferred stock, series C, $1.00 par value per share, at a price of $35.00 per one-tenth of a preferred share, subject to adjustment. If the Corporation is involved in a merger or business combination at any time after the Rights become exercisable, the Rights will entitle the holder to buy a number of shares of common stock of the acquiring company having a market value at that time of twice the exercise price of each of the Rights.

    Upon implementation of the Prepackaged Plan, the Rights Plan will not be triggered in conjunction with the change in control, but instead will be terminated. On the Effective Date, a new rights plan will be adopted with provisions substantially similar to the Rights Plan except that (i) the purchase price of the Rights will be reset; (ii) the expiration of the Rights will be extended; (iii) a so-called "flip-in" feature and exchange feature will be added; (iv) certain exemptions will be added permitting the acquisition and continued holding of common shares by Water Street and affiliates in excess of the otherwise specified thresholds; (v) the redemption price will be reduced; and (vi) the amendment provision will be liberalized.

                                USG CORPORATION

STOCKHOLDERS' EQUITY

    Changes in stockholders' equity are summarized as follows:

                                                                                        1992       1991       1990
                                                                                      ---------  ---------  ---------
                                                                                       (DOLLAR AMOUNTS IN MILLIONS)
Common Stock:
  Balance as of January 1...........................................................  $       5  $       5  $       5
                                                                                      ---------  ---------  ---------
  Balance as of December 31.........................................................          5          5          5
                                                                                      ---------  ---------  ---------
Capital Received in Excess of Par:
  Balance as of January 1...........................................................         24         23         15
  Restricted stock issuance/(forfeitures) and amortization (1992 -- (13,587) shares;
   1991 -- 673,305 shares; 1990 -- 941,990 shares)..................................         --          1          5
  Other, net........................................................................         (1)        --          3
                                                                                      ---------  ---------  ---------
  Balance as of December 31.........................................................         23         24         23
                                                                                      ---------  ---------  ---------
Deferred Currency Translation:
  Balance as of January 1...........................................................         --         --         (3)
  Currency translation adjustment...................................................         (8)        --          3
                                                                                      ---------  ---------  ---------
  Balance as of December 31.........................................................         (8)        --         --
                                                                                      ---------  ---------  ---------
Reinvested Earnings/(Deficit):
  Balance as of January 1...........................................................     (1,709)    (1,546)    (1,455)
  Net loss..........................................................................       (191)      (161)       (90)
  Other, net........................................................................         --         (2)        (1)
                                                                                      ---------  ---------  ---------
  Balance as of December 31.........................................................     (1,900)    (1,709)    (1,546)
                                                                                      ---------  ---------  ---------
    Total stockholders' equity/(deficit)............................................     (1,880)    (1,680)    (1,518)
                                                                                      ---------  ---------  ---------
                                                                                      ---------  ---------  ---------

    As of December 31, 1992, the Corporation held 368,409 shares of $0.10 par value common stock in treasury. These shares were acquired through the forfeiture of restricted stock.

LITIGATION

    One of  the  Corporation's  subsidiaries, U.S.  Gypsum,  is  among  numerous defendants in lawsuits arising out of the manufacture and sale of asbestos-containing building materials. U.S. Gypsum sold certain asbestos-containing products beginning in the 1930's; in most cases the products were discontinued or asbestos was removed from the product formula by 1972, and no asbestos-containing products were sold after 1977. Some of these lawsuits seek to recover compensatory and in many cases punitive damages for costs associated with maintenance or removal and replacement of products containing asbestos (the "PROPERTY DAMAGE CASES"). Others of these suits (the "PERSONAL INJURY CASES") seek to recover compensatory and in many cases punitive damages for personal injury allegedly resulting from exposure to asbestos and asbestos-containing products. It is anticipated that additional personal injury and property damage cases containing similar allegations will be filed.

    As discussed below, U.S. Gypsum has substantial personal injury and property damage insurance for the years involved in the asbestos litigation. Prior to 1985, when an asbestos exclusion was added to U.S. Gypsum's policies, U.S. Gypsum purchased comprehensive general liability insurance policies covering personal injury and property damage in an aggregate face amount of approximately $850 million. Insurers that issued approximately $100 million of these policies are presently insolvent. Because U.S. Gypsum's insurance carriers initially responded to its claims for defense and indemnification with various theories denying or limiting coverage and the applicability of their policies, U.S. Gypsum

                                USG CORPORATION
filed a declaratory judgment action against them in the Circuit Court of Cook County, Illinois on December 29, 1983. (U.S. GYPSUM CO. V. ADMIRAL INSURANCE CO., ET AL.) (the "COVERAGE ACTION"). U.S. Gypsum alleges in the Coverage Action that the carriers are obligated to provide indemnification for settlements and judgments and, in some cases, defense costs incurred by U.S. Gypsum in personal injury and property damage cases in which it is a defendant. The current defendants are ten insurance carriers that provided comprehensive general liability insurance coverage to U.S. Gypsum between the 1940's and 1984. As discussed below, several carriers have settled all or a portion of the claims in the Coverage Action.

    U.S. Gypsum's aggregate expenditures for all asbestos-related matters, including property damage, personal injury, insurance coverage litigation and related expenses, exceeded aggregate insurance payments by $15.4 million in 1990, $10.9 million in 1991 and $25.8 million in 1992.

    PROPERTY DAMAGE CASES

    The Property Damage Cases have been brought against U.S. Gypsum by a variety of plaintiffs, including school districts, state and local governments, colleges and universities, hospitals, and private property owners. U.S. Gypsum is one of many defendants in four cases that have been certified as class actions and others that request such certification. One class action suit is brought on behalf of owners and operators of all elementary and secondary schools in the United States that contain or contained friable asbestos-containing material. (IN RE ASBESTOS SCHOOL LITIGATION, U.S.D.C., E.D.Pa.) Approximately 1,350 school districts opted out of the class, some of which have filed or may file separate lawsuits or are participants in a state court class action involving approximately 333 school districts in Michigan. (BOARD OF EDUCATION OF THE CITY OF DETROIT, ET AL. V. THE CELOTEX CORP., ET AL., Cir. Ct. for Wayne County, Mich.) On April 10, 1992, a state court in Philadelphia certified a class consisting of all owners of buildings leased to the federal government. (PRINCE GEORGE CENTER, INC. V. U.S. GYPSUM CO., ET AL., Ct. of Common Pleas, Philadelphia, Pa.) On September 4, 1992, a Federal district court in South Carolina conditionally certified a class comprised of all colleges and universities in the United States, which certification is presently limited to the resolution of certain allegedly "common" liability issues. (CENTRAL WESLEYAN COLLEGE, V.W.R. GRACE & CO., ET AL., U.S.D.C., S.C.). On December 23, 1992, a case was filed in state court in South Carolina purporting to be a "voluntary" class action on behalf of owners of all buildings containing certain types of asbestos-containing products manufactured by the nine named defendants, including U.S. Gypsum, other than buildings owned by the federal or state governments, single family residences, or buildings at issue in the four above described class actions (ANDERSON COUNTY HOSPITAL V. W.R. GRACE & CO., ET AL., Court of Common Pleas, Hampton Co., S.C. (the "ANDERSON CASE")). On January 14, 1993, the plaintiff filed an amended complaint that added a number of claims and defendants, including the Corporation. The amended complaint alleges, among other things, that the guarantees executed by U.S. Gypsum in connection with the 1988 Recapitalization, as well as subsequent distributions of cash from U.S. Gypsum to the Corporation, rendered U.S. Gypsum insolvent and constitute a fraudulent conveyance pursuant to Section27-23-10 of the South Carolina Code. The suit seeks to set aside the guarantees and recover the value of the cash flow "diverted" from U.S. Gypsum to the Corporation in an amount to be determined. This case has not been certified as a class action and no other threshold issues, including whether the South Carolina Courts have personal jurisdiction over the Corporation, have been decided. The damages claimed against U.S. Gypsum in the class action cases are unspecified. U.S. Gypsum has denied the substantive allegations of each of the Property Damage Cases and intends to defend them vigorously except when advantageous settlements are possible.

    As of December 31, 1992, 97 Property Damage Cases were pending against U.S. Gypsum; however, the number of buildings involved is greater than the number of cases because many of these cases, including the class actions referred to above, involve multiple buildings. Approximately 34 property damage claims have been threatened against U.S. Gypsum.

                                USG CORPORATION

    In total, U.S. Gypsum has settled property damage claims of approximately 180 plaintiffs involved in approximately 65 cases. All settlements were paid out of reserves. Twenty-one cases have been tried to verdict, 13 of which were won by U.S. Gypsum and 8 lost. Appeals are pending in four of these cases. In the cases lost, compensatory damage awards against U.S. Gypsum have totaled $12.5 million. Punitive damages totaling $5.5 million were entered against U.S. Gypsum in four trials. Two of the punitive damage awards, totaling $1.45 million, were paid after appeals were exhausted. The verdict in another case in which punitive damages of $75,000 were awarded was reversed by the Court of Appeals and remanded for retrial. The remaining punitive award is on appeal.

    In 1990, 24 new Property Damage Cases were filed against U.S. Gypsum, 21 were dismissed before trial, 14 were settled, 4 were closed following trial or appeal, and 124 were pending at year end; $14.6 million was expended for the defense and resolution of Property Damage Cases and insurance payments of $4.2 million were received in 1990. During 1991, 14 new Property Damage Cases were filed against U.S. Gypsum, 7 were dismissed before trial, 8 were settled, 2 were closed following trial or appeal, and 121 were pending at year end; U.S. Gypsum expended $22.2 million for the defense and resolution of Property Damage Cases and received insurance payments of $13.8 million in 1991. In 1992, 7 new Property Damage Cases were filed against U.S. Gypsum, 9 were dismissed before trial, 17 were settled, 2 were closed following trial or appeal, and 97 were pending at year end. U.S. Gypsum expended approximately $35 million for the defense and resolution of Property Damage Cases and received insurance payments of $10.2 million in 1992.

    In the Property Damage Cases litigated to date, a defendant's liability for compensatory damages, if any, has been limited to damages associated with the presence and quantity of asbestos-containing products manufactured by that defendant which are identified in the buildings at issue, although plaintiffs in some cases have argued that principles of joint and several liability should apply. Because of the unique factors inherent in each of the Property Damage Cases, including the lack of reliable information as to product identification and the amount of damages claimed against U.S. Gypsum in many cases, including the class actions described above, management is unable to make a reasonable estimate of the cost of disposing of pending Property Damage Cases.

    PERSONAL INJURY CASES

    U.S. Gypsum was among numerous defendants in asbestos personal injury suits and administrative claims involving 54,188 claimants pending as of December 31, 1992. All asbestos bodily injury claims pending in the federal courts, including approximately one-third of the Personal Injury Cases pending against U.S. Gypsum, have been consolidated in the United States District Court for the Eastern District of Pennsylvania.

    U.S. Gypsum is a member, together with 19 other former producers of asbestos-containing products, of the Center for Claims Resolution (the "CENTER"). The Center has assumed the handling, including the defense and settlement, of all Personal Injury Cases pending against U.S. Gypsum and the other members of the Center. Each member of the Center is assessed a portion of the liability and defense costs of the Center for the Personal Injury Cases handled by the Center, according to predetermined allocation formulas. Five of U.S. Gypsum's insurance carriers that in 1985 signed an Agreement Concerning Asbestos-Related Claims (the "WELLINGTON AGREEMENT") are supporting insurers (the "SUPPORTING INSURERS") of the Center. The Supporting Insurers are obligated to provide coverage for the defense and indemnity costs of the Center's members pursuant to the coverage provisions in the Wellington Agreement. Claims for punitive damages are defended but not paid by the Center; if punitive damages are recovered, insurance coverage may be available under the Wellington Agreement depending on the terms of particular policies and applicable state law. Punitive damages have not been awarded against

                                USG CORPORATION

U.S. Gypsum in any of the Personal Injury Cases. Virtually all of U.S. Gypsum's personal injury liability and defense costs are paid by those of its insurance carriers that are Supporting Insurers. The Supporting Insurers provided approximately $350 million of the total coverage referred to above.

    On January 15, 1993, U.S. Gypsum and the other members of the Center were named as defendants in a class action filed in the U.S. District Court for the Eastern District Pennsylvania (CARLOUGH ET AL. V. AMCHEM PRODUCTS INC., ET AL., Case No. 93-CV-0215). The complaint generally defines the class of plaintiffs as all persons who have been occupationally exposed to asbestos-containing products manufactured by the defendants, who had not filed an asbestos personal injury suit as of the date of the filing of the class action. Simultaneously with the filing of the class action, the parties filed a settlement agreement in which the named plaintiffs, proposed class counsel, and the defendants agreed to settle and compromise the claims of the proposed class. The settlement, if approved by the court, will implement for all future Personal Injury Cases, except as noted below, an administrative compensation system to replace judicial claims against the defendants, and will provide fair and adequate compensation to future claimants who can demonstrate exposure to asbestos-containing products manufactured by the defendants and the presence of an asbestos-related disease. This administrative compensation system is based upon defined medical criteria for compensation of claimants; predetermined compensation ranges for each compensable medical condition; annual case flow caps; the elimination of punitive damage claims; and limitation on attorneys fees payable by claimants compensated through the program. Class members will be given the opportunity to "opt out," or elect to be excluded from the settlement, although the defendants reserve the right to withdraw from the settlement if the number of opt outs is, in their sole judgment, excessive. In addition, in each year a limited number of claimants will have certain rights to prosecute their claims for compensatory (but not punitive) damages in court in the event they reject compensation offered by the administrative processing of their claim.

    The district court assigned to the class action is expected to set dates for hearings on notice to the class, objections to the settlement, requests to opt out of the class, and the fairness of the settlement to class members. It is anticipated that appeals will follow the district court's ruling on the fairness of the settlement. Also on January 15, 1993, the Center members, including U.S. Gypsum, instituted proceedings against those of their insurance carriers that had not consented to support the settlement, seeking a declaratory judgment that the settlement is reasonable and, therefore, that the carriers are obligated to fund their portion of it. Consummation of the settlement is contingent upon, among other things, court approval of the settlement and a favorable ruling in the declaratory judgment proceedings against the non-consenting insurers.

    Each of the defendants has committed to fund a defined portion of the settlement, up to a stated maximum amount, over the initial ten-year period of the agreement (which is automatically extended unless terminated by the defendants). Taking into account the provisions of the settlement agreement concerning the number of claims that must be processed in each year and the total amount that must be made available to the claimants, the Center estimates that U.S. Gypsum will be obligated to fund a maximum of approximately $125 million of the class action settlement, exclusive of expenses, with a maximum payment of less than $18 million in any single year; of the total amount of U.S. Gypsum's obligation, all but approximately $13 million or less is expected to be paid by U.S. Gypsum's insurance carriers.

    During 1990, 11,095 new Personal Injury Cases were filed against U.S. Gypsum and 7,272 were settled or dismissed. U.S. Gypsum incurred expenses of $14.2 million in 1990 with respect to Personal Injury Cases, $13.9 million of which was paid directly by insurance. During 1991, 13,077 Personal Injury Cases were filed against U.S. Gypsum and 6,273 were settled or dismissed. U.S. Gypsum incurred expenses of $15.1 million in 1991 with respect to Personal Injury Cases, of which $15.0 million was paid by insurance. During 1992, 20,117 Personal Injury Cases were filed against U.S. Gypsum and 10,631 were settled or dismissed. U.S. Gypsum incurred expenses of $21.6 million in 1992 with respect to

                                USG CORPORATION

Personal Injury Cases of which $21.5 million was paid by insurance. As of December 31, 1992, 1991 and 1990, 54,188, 42,652 and 36,967 Personal Injury
Cases were outstanding against U.S. Gypsum, respectively.

    U.S. Gypsum's average settlement cost for Personal Injury Cases over the past three years has been approximately $1,350 per claim, exclusive of defense costs. Management anticipates that its average settlement cost is likely to increase due to such factors as the possible insolvency of co-defendants, although this increase may be offset to some extent by other factors, including the possibility for block settlements of large numbers of cases and the apparent increase in the percentage of asbestos personal injury cases that appear to have been brought by individuals with little or no physical impairment. In management's opinion, based primarily upon U.S. Gypsum's experience in the Personal Injury Cases disposed of to date and taking into consideration a number of uncertainties, it is probable that asbestos-related Personal Injury Cases pending against U.S. Gypsum as of December 31, 1992, can be disposed of for an amount estimated to be between $80 million and $100 million, including both indemnity costs and legal fees and expenses. The increase in the estimated cost of resolving pending claims is the result of (i) an increase in the number of pending claims; (ii) the settlements of certain large blocks of claims for higher per-case averages than have historically been paid; and (iii) a slight increase in U.S. Gypsum's historical settlement average. No accrual has been recorded for this amount because, pursuant to the Wellington Agreement, U.S. Gypsum's signatory insurance carriers are obligated to pay these costs.

    Assuming that the class action settlement referred to above is approved substantially in its current form, management estimates, based on assumptions supplied by the Center, U.S. Gypsum's maximum total exposure in Personal Injury Cases during the next ten years (the initial term of the agreement), including liability for pending claims, claims resolved as part of the class action settlement, and opt out claims, as well as defense costs and other expenses, at approximately $271 million, of which at least $254 million is expected to be paid by insurance.

    COVERAGE ACTION

    As indicated above, all of U.S. Gypsum's carriers initially denied coverage for the Property Damage Cases and the Personal Injury Cases, and U.S. Gypsum initiated the Coverage Action to establish its right to such coverage. U.S. Gypsum has voluntarily dismissed the Supporting Insurers referred to above from the personal injury portion of the Coverage Action because they are committed to providing personal injury coverage in accordance with the Wellington Agreement. U.S. Gypsum's claims against the remaining carriers for coverage for the Personal Injury Cases have been stayed since 1984.

    On January 7, 1991, the trial court in the Coverage Action ruled on the applicability of U.S. Gypsum's insurance policies to settlements and one adverse judgment in eight Property Damage Cases. The court ruled that the eight cases were generally covered, and imposed coverage obligations on particular policy years based upon the dates when the presence of asbestos-containing material was "first discovered" by the plaintiff in each case. The court awarded reimbursement of approximately $6.2 million spent by U.S. Gypsum to resolve the eight cases. U.S. Gypsum has appealed the court's ruling with respect to the policy years available to cover particular claims, and the carriers have appealed most other aspects of the court's ruling. These appeals are likely to take a year or more.

    U.S. Gypsum's experience in the Property Damage Cases suggests that "first discovery" dates in the eight cases referred to above (1978 through 1985) are likely to be typical of most pending cases. U.S. Gypsum's total insurance coverage for the years 1978 through 1984 totals approximately $350 million (after subtracting insolvencies and discounts given to settling carriers). However, some pending cases, as well as some cases filed in the future, may be found to have first discovery dates later than August 1, 1984, after which U.S. Gypsum's insurance policies did not provide coverage for asbestos-related claims. In addition, as described below, the first layer excess carrier for the years 1980 through 1984 is

                                USG CORPORATION
insolvent and U.S. Gypsum may be required to pay amounts otherwise covered by those and other insolvent policies. Accordingly, if the court's ruling is affirmed, U.S. Gypsum will likely be required to bear a portion of the cost of the property damage litigation.

    Eight carriers, including two of the Supporting Insurers, have settled U.S. Gypsum's claims for both property damage and personal injury coverage and have been dismissed from the Coverage Action entirely. Four of these carriers have agreed to pay all or a substantial portion of their policy limits to U.S. Gypsum beginning in 1991 and continuing over the next four years. Three other excess carriers, including the two settling Supporting Insurers, have agreed to provide coverage for the Property Damage Cases and the Personal Injury Cases subject to certain limitations and conditions, when and if underlying primary and excess coverage is exhausted. It cannot presently be determined when such coverage might be reached. Taking into account the above settlements, including participation of certain of the settling carriers in the Wellington Agreement, and consumption through December 31, 1991, carriers providing a total of approximately $105 million of unexhausted insurance have agreed, subject to the terms of the various settlement agreements, to cover both Personal Injury Cases and Property Damage Cases. Carriers providing an additional $309 million of coverage that was unexhausted as of December 31, 1991 have agreed to cover Personal Injury Cases under the Wellington Agreement, but continue to contest coverage for Property Damage Cases and remain defendants in the Coverage Action. U.S. Gypsum will continue to seek negotiated resolutions with its carriers in order to minimize the expense and delays of litigation.

    Insolvency proceedings have been instituted against four of U.S. Gypsum's insurance carriers. Midland Insurance Company, declared insolvent in 1986, provided excess insurance ($4 million excess of $1 million excess of $500,000 primary in each policy year) from February 15, 1975 to February 15, 1978; Transit Casualty Company, declared insolvent in 1985, provided excess insurance ($15 million excess of $1 million primary in each policy year) from August 1, 1980 to December 31, 1985; Integrity Insurance Company, declared insolvent in 1986, provided excess insurance ($10 million quota share of $25 million excess of $90 million) from August 1, 1983 to July 31, 1984; and American Mutual Insurance Company, declared insolvent in 1989, provided the primary layer of insurance ($500,000 per year) from February 1, 1963 to April 15, 1971. It is possible that U.S. Gypsum will be required to pay a presently indeterminable portion of the costs that would otherwise have been covered by these policies.

    It is not possible to predict the number of additional lawsuits alleging asbestos-related claims that may be filed against U.S. Gypsum. The number of Personal Injury Claims pending against U.S. Gypsum has increased in each of the last several years. In addition, many Property Damage Cases are still at an early stage and the potential liability therefrom is consequently uncertain. In view of the current financial circumstances of the Corporation, and the limited insurance funding currently available for the Property Damage Cases resulting from the continued resistance by a number of U.S. Gypsum's insurers to providing coverage, the effect of the asbestos litigation on the Corporation will depend upon a variety of factors, including the damages sought in the Property Damage Cases that reach trial prior to the completion of the Coverage Action, U.S. Gypsum's ability to successfully defend or settle such cases, and the resolution of the Coverage Action. As a result, management is unable to determine whether an adverse outcome in the asbestos litigation will have a material adverse effect on the results of operations or the consolidated financial position of the Corporation.

    ENVIRONMENTAL LITIGATION

    The Corporation and certain of its subsidiaries have been notified by state and federal environmental protection agencies of possible involvement as one of numerous "potentially responsible parties" in a number of so-called "Superfund" sites in the United States. In substantially all of these sites, the involvement of the Corporation or its subsidiaries is expected to be minimal. The Corporation believes that appropriate reserves have been established for its potential liability in connection with all Superfund

                                USG CORPORATION
sites but is continuing to review its accruals as additional information becomes available. The Corporation does not presently anticipate any material adverse effect upon its earnings or consolidated financial position arising out of the resolution of these matters or any other known governmental proceeding regarding environmental matters.

SUBSEQUENT EVENT

    On March 17, 1993, the Corporation filed a Plan of Reorganization and a petition for relief under Chapter 11 of the United States Bankruptcy Code in the Bankruptcy Court. On that date, the Corporation also obtained orders from the Bankruptcy Court authorizing, among other things: (i) payment of pre-petition liabilities to trade creditors and employees; (ii) continuation of existing employee compensation, benefits and insurance programs; (iii) continuation of the consolidated cash management system and corporate liability insurance programs; and (iv) payment of current interest due to the Banks and holders of senior debt securities. A hearing on confirmation of the Plan of Reorganization has been set for April 23, 1993. None of the subsidiaries of the Corporation are part of this proceeding and there will be no impact on the trade creditors of the Corporation's subsidiaries.

    The following unaudited pro forma consolidated balance sheet and accompanying notes as of December 31, 1992 were prepared as if the consummation of the Prepackaged Plan had occurred on that date including the adoption of "Fresh Start Reporting" as required by AICPA Statement of Position 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code" ("SOP 90-7"). This pro forma statement is qualified in its entirety by reference to the more detailed pro forma financial information appearing in the Disclosure Statement, including the Plan of Reorganization substantially as filed with the Bankruptcy Court and to the latest Pro Forma Financial Information included elsewhere in this Registration Statement.

                                USG CORPORATION

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 1992
                                  (UNAUDITED)
                                     ASSETS

                                                                                   PRO FORMA ADJUSTMENTS
                                                                               ------------------------------
                                                                               RESTRUCTURING    FRESH START
                                                                  HISTORICAL     ADJUSTMENT     ADJUSTMENTS     PRO FORMA
                                                                  -----------  --------------  --------------  -----------
                                                                                (DOLLAR AMOUNTS IN MILLIONS)
Current Assets:
  Cash and cash equivalents.....................................   $     180   $      (48)(a)  $       --       $     132
  Receivables (net of reserves of $11)..........................         299          (64)(b)          --             235
  Inventories...................................................         113           --              25(i)          138
  Restricted cash...............................................          88          (88)(a)          --              --
                                                                  -----------     -------         -------      -----------
    Total current assets........................................         680         (200)             25             505
                                                                  -----------     -------         -------      -----------
  Property, Plant and Equipment, Net............................         800           --              --             800
  Purchased Goodwill, Net.......................................          69           --             (69)(i)          --
  Other Assets..................................................         110          (58)(c)          --              52
  Reorganization Value in Excess of Identifiable Assets.........          --           --             679(i)          679
                                                                  -----------     -------         -------      -----------
      Total assets..............................................       1,659         (258)            635           2,036
                                                                  -----------     -------         -------      -----------
                                                                  -----------     -------         -------      -----------
                                           LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable..............................................          91           --              --              91
  Accrued expenses..............................................         553         (380)(d)          --             173
  Notes payable.................................................           2           --              --               2
  Revolving Credit Facility.....................................         140         (140)(e)          --              --
  Long-term debt maturing within one year.......................         576         (570)(e)          --               6
  Long-term debt classified as current..........................       1,926       (1,926)(e)          --              --
  Taxes on income...............................................          --           20(f)           16(j)           36
                                                                  -----------     -------         -------      -----------
      Total current liabilities.................................       3,288       (2,996)             16             308
                                                                  -----------     -------         -------      -----------
Long-Term Debt..................................................          67        1,469(e)         (265)(k)       1,271
Deferred Income Taxes...........................................         175           14(f)           53(j)          242
Minority Interest in CGC........................................           9           --              --               9
Other Long-Term Obligations.....................................          --           --             182(l)          182
Stockholders' Equity/(Deficit):
  Preferred stock -- $1 par value; authorized 36,000,000 shares;
   $1.80 convertible preferred stock (initial series);
   outstanding -- none..........................................          --           --              --              --
  Common Stock -- $0.10 par; authorized 300,000,000 shares;
   outstanding -- 55,757,394 (after deducting 368,409 shares
   held in treasury), pro forma outstanding -- 37,171,600
   shares.......................................................           5           (2)(g)          --               3
  Capital received in excess of par value.......................          23          431(g)         (433)(m)          21
  Deferred currency translation.................................          (8)          --               8(n)           --
  Reinvested earnings/(deficit).................................      (1,900)         826(h)        1,074(o)           --
                                                                  -----------     -------         -------      -----------
      Total stockholders' equity/(deficit)......................      (1,880)       1,255             649              24
                                                                  -----------     -------         -------      -----------
      Total liabilities and stockholders' equity................       1,659         (258)            635           2,036
                                                                  -----------     -------         -------      -----------
                                                                  -----------     -------         -------      -----------

      See accompanying Notes to the Pro Forma Consolidated Balance Sheet.

                                USG CORPORATION

NOTES TO THE PRO FORMA CONSOLIDATED BALANCE SHEET (UNAUDITED)

    The following notes set forth the explanations and assumptions used in preparing the unaudited Pro Forma Consolidated Balance Sheet. The pro forma adjustments are based on estimates by the Corporation's management using information currently available.

(a) Reflects the following (in millions of dollars):

Repayment of Revolving Credit Facility......................................  $    (140)
Payment of nonrecurring fees and expenses incurred in connection with the
 Restructuring..............................................................        (22)
Payments under Management Incentive Compensation Plan.......................        (16)*
Payment of excess Bank Debt accrued interest................................        (15)
Collection of letters of credit classified as accounts receivable...........         42
Reclassification of proceeds received from the sale of DAP which have been
 restricted for use in the Restructuring....................................         88
Collection of appeal bonds classified as accounts receivable................         15
                                                                              ---------
                                                                                    (48)
                                                                              ---------
                                                                              ---------

    * Payments under Management Incentive Compensation Plan represent the cash payment of a management bonus which is contingent and payable upon successful implementation of the Restructuring.

(b) Reflects the following (in millions of dollars):

Collection of letters of credit classified as accounts receivable              $     (42)
Industrial revenue bonds previously put back to the Corporation that will not
 be remarketed results in reductions in accounts receivable and debt.........         (7)
Collection of appeal bonds classified as accounts receivable.................        (15)
                                                                                     ---
                                                                                     (64)
                                                                                     ---
                                                                                     ---

(c) For financial reporting purposes, old capitalized financing costs totaling ($25) million applicable to the Bank Debt and the Old Subordinated Debentures and deferred reorganization expenses totaling ($33) million are being written off to the extraordinary gain and reorganization items, respectively.

(d) Reflects the following (in millions of dollars):

Write-off of accrued interest that will not be paid to holders of the Old
 Senior Subordinated Debentures.............................................  $    (221)
Reclassification of Bank Debt accrued interest to debt......................        (75)
Write-off of Default Interest on the Bank Debt..............................        (44)
Reclassification of accrued interest on swaps to debt.......................        (22)
Reversal of accrued management incentive compensation.......................         (3)
Payment of excess Bank Debt accrued interest................................        (15)
                                                                              ---------
                                                                                   (380)
                                                                              ---------
                                                                              ---------

                                USG CORPORATION

(e) Represents changes in short-term and long-term debt (including reclassification of the remaining balance of debt classified as current to long-term debt) as a result of the Prepackaged Plan. The change in debt consists of the following:

                                                               REVOLVING         LTD           LTD
                                                                CREDIT       MATURING IN   CLASSIFIED    LONG-TERM
                                              NOTES PAYABLE    FACILITY       ONE YEAR     AS CURRENT      DEBT        TOTAL
                                              -------------  -------------  -------------  -----------  -----------  ---------
                                                                        (DOLLAR AMOUNTS IN MILLIONS)
Historical carrying amounts.................    $       2      $     140      $     576     $   1,926    $      67   $   2,711
                                                      ---         ------         ------    -----------  -----------  ---------
Old Senior 1991 Notes.......................                                       (100)                                  (100)
Old Senior 1996 Notes.......................                                                                   (10)        (10)
Old Senior Subordinated Debentures..........                                                                  (600)       (600)
Old Junior Subordinated Debentures..........                                                                  (515)       (515)
Bank Debt...................................                        (140)          (470)                      (370)       (980)
Industrial revenue bonds....................                                                                    (7)         (7)
New Senior 1995 Notes.......................                                                                    75          75
New Senior 1998 Notes.......................                                                                    35          35
New Bank Debt...............................                                                                   540         540
New 10 1/4% Senior Notes....................                                                                   340         340
Capitalized interest notes..................                                                                    55          55
Reclassification............................                                                   (1,926)       1,926          --
                                                      ---         ------         ------    -----------  -----------  ---------
Pro forma adjustment........................           --           (140)          (570)       (1,926)       1,469      (1,167)
                                                      ---         ------         ------    -----------  -----------  ---------
Pro forma carrying amounts before fresh
 start adjustments..........................            2             --              6            --        1,536       1,544
                                                      ---         ------         ------    -----------  -----------  ---------
                                                      ---         ------         ------    -----------  -----------  ---------

(f) As a result of the Restructuring, the domestic operating loss and related income tax benefit would be reduced.

(g) Reflects the following:

                                                                             CAPITAL RECEIVED
                                                                               IN EXCESS OF
                                                                                 PAR VALUE       COMMON STOCK
                                                                            -------------------  -------------
                                                                               (DOLLAR AMOUNTS IN MILLIONS)
Issuance of 36,056,452 shares of New Common Stock at an estimated market price of $11.67 (reflecting the impact of the Reverse Stock Split) under the terms of the Prepackaged Plan to holders of the Old Subordinated
 Debentures...............................................................       $     418         $       3
Record estimated market value of New Warrants issued to holders of Old
 Junior Subordinated Debentures...........................................              10                --
Impact of the Reverse Stock Split.........................................               5                (5)
Tax impact on cancelled restricted stock..................................              (2)               --
                                                                                     -----               ---
                                                                                       431                (2)
                                                                                     -----               ---
                                                                                     -----               ---

                                USG CORPORATION

(h) Reflects the write-off of $55 million for nonrecurring fees and expenses incurred in connection with the Restructuring and the extraordinary gain, net of taxes, resulting from the Restructuring which has been estimated as follows (in millions of dollars):

Old Senior Subordinated Debentures:
  Historical carrying amount.................................  $     600
  Estimated market value of $11.67 per share times 30,480,712 shares of New Common Stock issued in the Restructuring
   (after the Reverse Stock Split)...........................       (356)
                                                               ---------
    Retirement of Old Senior Subordinated Debentures.........             $     244
    Write-off of old capitalized financing costs.............                   (15)
    Write-off of old accrued interest........................                   221
                                                                          ---------
      Subtotal...............................................                        $     450
Old Junior Subordinated Debentures:
  Historical carrying amount.................................        480
  Estimated market value of $11.67 per share times 5,575,740 shares of New Common Stock issued in the Restructuring
   (after the Reverse Stock Split)...........................        (65)
                                                               ---------
    Retirement of Old Junior Subordinated Debentures.........                   415
    Write-off of old capitalized financing costs.............                    (1)
    Estimated market value of New Warrants issued in the
     Restructuring...........................................                   (10)
    Write-off of old accrued interest........................                    35
                                                                          ---------
      Subtotal...............................................                              439
Bank Debt:
  Write-off of old capitalized financing costs...............                    (7)
  Write-off of accrued Default Interest......................                    44
                                                                          ---------
      Subtotal...............................................                               37
      Record Management Incentive Compensation Plan..........                              (13)*
      Tax provision..........................................                              (32)
                                                                                         -----
      Total..................................................                              881
                                                                                         -----
                                                                                         -----

    * The  Management  Incentive  Compensation  Plan  adjustment  represents   a
      provision for a management bonus which is contingent upon successful implementation of the Restructuring.

(i) An estimated reorganization value of $2,036 million (the "REORGANIZATION VALUE") is being used to implement fresh start reporting along with adjustments of $25 million to inventory and ($69) million to purchased goodwill, of which the Reorganization Value in excess of identifiable assets is estimated to be approximately $679 million. The net of these adjustments is reflected as a decrease against reinvested earnings/(deficit). The Corporation plans to review its property, plant and equipment and obtain appraisals of assets in order to determine what revisions, if any, should be made to individual accounts. The final allocation of Reorganization Value to the Corporation's assets will take place once the review and appraisal process is completed. The Corporation does not expect any potential adjustment to have a material adverse impact to the financial statements. Any allocation would have no effect on cash flow or EBITDA and would result in a timing difference of reported earnings in the future. If a portion of the $679 million is ultimately allocated to property, plant and equipment, net income would increase between 1993 and 1997 and would be reduced beyond 1997, since Reorganization Value in excess of identifiable assets would be fully amortized over five years, while depreciation would continue over the estimated useful life of the Corporation's assets.

                                USG CORPORATION

(j)  Reflects the tax adjustment associated with the adoption of SOP 90-7.

(k) In accordance with SOP 90-7, the Corporation's liabilities will be recorded at their estimated present values as of the Effective Date. For purposes of the unaudited Pro Forma Consolidated Balance Sheet, the present value of the Corporation's liabilities, other than long-term debt, is assumed to be equal to the historical book value of such liabilities. The adjustment to reduce total pro forma debt (after the adjustment in note (e)) to an estimated present value using discount rates ranging from 9% to 14% is $265 million.

(l)    Reflects  the  adoption  of  SFAS  No.  106,  Employers'  Accounting  for
    Postretirement Benefits Other than Pensions using the one-time charge method.

(m) In accordance with SOP 90-7, this adjustment reflects the elimination of reinvested earnings/(deficit) of ($425) million and the elimination of deferred currency of ($8) million against capital received in excess of par value.

(n) In accordance with SOP 90-7, this adjustment reflects the elimination of deferred currency translation against capital received in excess of par value.

(o) Reflects the offset to all of the fresh start adjustments except for deferred currency which is offset in capital received in excess of par value.

HISTORICAL CONSOLIDATING FINANCIAL STATEMENTS

    In February 1993, the Corporation filed a registration statement with respect to $340 million aggregate principal amount of New 10 1/4% Senior Notes. Each of United States Gypsum Company, USG Industries, Inc., USG Interiors, Inc., USG Foreign Investments, Ltd., L&W Supply Corporation, Westbank Planting Company, USG Interiors International, Inc., American Metals Corporation and La Mirada Products Co., Inc. (together, the "COMBINED GUARANTORS") will guarantee, in the manner described below, both the obligations of the Corporation under the amended Credit Agreement and the New 10 1/4% Senior Notes. These Subsidiary Guarantees are full and unconditional guarantees of prompt payment and performance, when due. The Combined Guarantors will be jointly and severally liable under the Subsidiary Guarantees. Holders of the Bank Debt will have the right to (i) determine whether, when and to what extent the guarantees will be enforced (provided that each guarantee payment will be applied to the Bank Term Loan, Extended Revolving Credit Facility, Capitalized Interest Notes and New 10 1/4% Senior Notes pro rata based on the respective amounts owed thereon) and
(ii) amend or eliminate the guarantees. The guarantees will terminate when the Bank Term Loan, the Extended Revolving Credit Facility and the Capitalized Interest Notes are retired regardless of whether the New 10 1/4% Senior Notes remain unpaid. The liability of each of the Combined Guarantors on its guarantee is limited to the greater of (i) 95% of the lowest amount, calculated as of July 13, 1988, sufficient to render the guarantor insolvent, leave the guarantor with unreasonably small capital or leave the guarantor unable to pay its debts as they become due (each as defined under applicable law) and (ii) the same amount, calculated as of the date any demand for payment under such guarantee is made, in each case plus collection costs. The guarantees will be senior obligations of the applicable guarantor and will rank PARI PASSU with all unsubordinated obligations of the guarantor.

    There are 43 Non-Guarantors (the "COMBINED NON-GUARANTORS"), substantially all of which are subsidiaries of Guarantors. The Combined Non-Guarantors primarily include CGC Inc., Gypsum Transportation Limited, and the European and Pacific subsidiaries of USG Interiors, Inc. The long-term debt of the Combined Non-Guarantors of $28 million at December 31, 1992 has restrictive covenants that restrict, among other things, the payment of dividends.

                                USG CORPORATION

    The following condensed consolidating information presents:

    (1) Condensed financial statements as of December 31, 1992 and 1991 and for the years ended December 31, 1992, 1991 and 1990 of (a) the Corporation on a parent company only basis (Parent Company), (b) the Combined Guarantors, (c) the Combined Non-Guarantors and (d) the Corporation on a consolidated basis.

    (2) The Parent Company and Combined Guarantors are shown with their investments in their subsidiaries accounted for on the equity method.

    (3) Elimination entries necessary to consolidate the Parent Company and its subsidiaries.

                                USG CORPORATION
                 CONDENSED CONSOLIDATING STATEMENT OF EARNINGS
                          YEAR ENDED DECEMBER 31, 1992

                                                                           COMBINED
                                                 PARENT      COMBINED        NON-
                                                 COMPANY    GUARANTORS    GUARANTORS    ELIMINATIONS   CONSOLIDATED
                                               -----------  -----------  -------------  -------------  -------------
                                                                   (DOLLAR AMOUNTS IN MILLIONS)
Net Sales....................................   $      --    $   1,503     $     359      $     (85)     $   1,777
Gross Profit.................................          (2)         251            68             --            317
Operating Profit.............................         (30)         105            24             --             99
Equity in net (earnings)/loss of the
 Subsidiaries................................         230          (17)           --           (213)            --
Interest expense, net........................         310           10             2             --            322
Corporate service charge.....................        (340)         340            --             --             --
Other (income)/expense, net..................         (73)          75            (1)            --              1
                                               -----------  -----------        -----         ------    -------------
Earnings/(Loss) Before Taxes on Income.......        (157)        (303)           23            213           (224)
Taxes on income/(income tax benefit).........          34          (73)            6             --            (33)
                                               -----------  -----------        -----         ------    -------------
Net Earnings/(Loss)..........................        (191)        (230)           17            213           (191)
                                               -----------  -----------        -----         ------    -------------
                                               -----------  -----------        -----         ------    -------------

                                USG CORPORATION

                 CONDENSED CONSOLIDATING STATEMENT OF EARNINGS
                          YEAR ENDED DECEMBER 31, 1991

                                                                           COMBINED
                                                 PARENT      COMBINED        NON-
                                                 COMPANY    GUARANTORS    GUARANTORS    ELIMINATIONS   CONSOLIDATED
                                               -----------  -----------  -------------  -------------  -------------
                                                                   (DOLLAR AMOUNTS IN MILLIONS)
Net Sales....................................   $      --    $   1,452     $     366      $    (106)     $   1,712
Gross Profit.................................           1          241            85             --            327
Operating Profit.............................         (22)         110            45             --            133
Equity in net (earnings)/loss of the
 Subsidiaries................................         185          (30)           --           (155)            --
Interest expense, net........................         305           15             2             --            322
Corporate service charge.....................        (331)         331            --             --             --
Other (income)/expense, net..................           7           (3)            1             --              5
                                               -----------  -----------        -----         ------    -------------
Earnings/(Loss) Before Taxes on Income.......        (188)        (203)           42            155           (194)
Taxes on income/(income tax benefit).........          15          (80)           12             --            (53)
                                               -----------  -----------        -----         ------    -------------
Earnings/(Loss) from Continuing Operations...        (203)        (123)           30            155           (141)
Discontinued operations......................          41          (61)           --             --            (20)
                                               -----------  -----------        -----         ------    -------------
Net Earnings/(Loss)..........................        (162)        (184)           30            155           (161)
                                               -----------  -----------        -----         ------    -------------
                                               -----------  -----------        -----         ------    -------------

                                USG CORPORATION
                 CONDENSED CONSOLIDATING STATEMENT OF EARNINGS
                          YEAR ENDED DECEMBER 31, 1990

                                                                           COMBINED
                                                 PARENT      COMBINED        NON-
                                                 COMPANY    GUARANTORS    GUARANTORS    ELIMINATIONS   CONSOLIDATED
                                               -----------  -----------  -------------  -------------  -------------
                                                                   (DOLLAR AMOUNTS IN MILLIONS)
Net Sales....................................   $      --    $   1,631     $     386      $    (102)     $   1,915
Gross Profit.................................           2          320            94             --            416
Operating Profit.............................         (33)         174            54             --            195
Equity in net (earnings)/loss of the
 Subsidiaries................................          49          (37)           --            (12)            --
Interest expense, net........................         275           10            (1)            --            284
Corporate service charge.....................        (319)         319            --             --             --
Other (income)/expense, net..................           7           (3)            1             --              5
Nonrecurring gain............................         (34)          --            --             --            (34)
                                               -----------  -----------        -----         ------    -------------
Earnings/(Loss) Before Taxes on Income.......         (11)        (115)           54             12            (60)
Taxes on income/(income tax benefit).........          38          (61)           17             --             (6)
                                               -----------  -----------        -----         ------    -------------
Earnings/(Loss) from Continuing Operations...         (49)         (54)           37             12            (54)
Discontinued operations......................         (41)           5            --             --            (36)
                                               -----------  -----------        -----         ------    -------------
Net Earnings/(Loss)..........................         (90)         (49)           37             12            (90)
                                               -----------  -----------        -----         ------    -------------
                                               -----------  -----------        -----         ------    -------------

                                USG CORPORATION

                     CONDENSED CONSOLIDATING BALANCE SHEET
                            AS OF DECEMBER 31, 1992
                          (DOLLAR AMOUNTS IN MILLIONS)
                                     ASSETS

                                                                           COMBINED
                                                 PARENT      COMBINED        NON-
                                                 COMPANY    GUARANTORS    GUARANTORS    ELIMINATIONS  CONSOLIDATED
                                               -----------  -----------  -------------  ------------  -------------
Current Assets:
  Cash and cash equivalents..................   $      59    $      87     $      34     $       --     $     180
  Receivables (net of reserves)..............          65          219            40            (25)          299
  Inventories................................          --           82            34             (3)          113
 Restricted cash.............................          --           88            --             --            88
                                               -----------  -----------        -----    ------------  -------------
    Total current assets.....................         124          476           108            (28)          680
Property, Plant and Equipment, Net...........          19          664           117             --           800
Investment in Subsidiaries...................       1,073          133            --         (1,206)           --
Purchased Goodwill, Net......................          --           61             8             --            69
Other Assets.................................         (89)         214           (11)            (4)          110
                                               -----------  -----------        -----    ------------  -------------
    Total assets.............................       1,127        1,548           222         (1,238)        1,659
                                               -----------  -----------        -----    ------------  -------------
                                               -----------  -----------        -----    ------------  -------------
                                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable and accrued expenses......         538           91            39            (24)          644
  Notes payable and LTD maturing within one
   year......................................         570          141             7             --           718
  Long-term debt classified as current.......       1,926           --            --             --         1,926
                                               -----------  -----------        -----    ------------  -------------
    Total current liabilities................       3,034          232            46            (24)        3,288
Long-Term Debt...............................           1           38            28             --            67
Deferred Income Taxes........................         (36)         196            15             --           175
Other Long-Term Obligations..................          --            9            --             --             9
Stockholders' Equity/(Deficit):
  Common Stock...............................           5            2             5             (7)            5
  Capital received in excess of par value....          23        1,002            34         (1,036)           23
  Deferred currency translation..............          --           (2)           (6)            --            (8)
  Reinvested earnings/(deficit)..............      (1,900)          71           100           (171)       (1,900)
                                               -----------  -----------        -----    ------------  -------------
    Total stockholders' equity/(deficit).....      (1,872)       1,073           133         (1,214)       (1,880)
                                               -----------  -----------        -----    ------------  -------------
    Total liabilities and stockholders'
     equity..................................       1,127        1,548           222         (1,238)        1,659
                                               -----------  -----------        -----    ------------  -------------
                                               -----------  -----------        -----    ------------  -------------

                                USG CORPORATION

                     CONDENSED CONSOLIDATING BALANCE SHEET
                            AS OF DECEMBER 31, 1991
                          (DOLLAR AMOUNTS IN MILLIONS)
                                     ASSETS

                                                 PARENT      COMBINED    COMBINED NON-
                                                 COMPANY    GUARANTORS    GUARANTORS    ELIMINATIONS  CONSOLIDATED
                                               -----------  -----------  -------------  ------------  -------------
Current Assets:
  Cash and cash equivalents..................   $      36    $      78     $      41     $       --     $     155
  Receivables (net of reserves)..............          74          170            54             --           298
  Inventories................................          --           74            39             (3)          110
  Restricted cash............................          --           84            --             --            84
                                               -----------  -----------        -----    ------------  -------------
    Total current assets.....................         110          406           134             (3)          647
Property, Plant and Equipment, Net...........          20          671           128             --           819
Investment in Subsidiaries...................       1,067          180            --         (1,247)           --
Purchased Goodwill, Net......................          --           64             9             --            73
Other Assets.................................        (124)         196            12              3            87
                                               -----------  -----------        -----    ------------  -------------
    Total assets.............................       1,073        1,517           283         (1,247)        1,626
                                               -----------  -----------        -----    ------------  -------------
                                               -----------  -----------        -----    ------------  -------------
                                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable and accrued expenses......         328           65            42             --           435
  Notes payable and LTD maturing within one
   year......................................         420          141            14             --           575
  Long-term debt classified as current.......       2,009           --            --             --         2,009
                                               -----------  -----------        -----    ------------  -------------
    Total current liabilities................       2,757          206            56             --         3,019
Long-Term Debt...............................          (1)          41            36             --            76
Deferred Income Taxes........................          (3)         193            10             --           200
Other Long-Term Obligations..................          --           11            --             --            11
Stockholders' Equity/(Deficit):..............
  Common Stock...............................           5            3             5             (8)            5
  Capital received in excess of par value....          24          767            34           (801)           24
  Deferred currency translation..............          --           (3)            3             --            --
  Reinvested earnings/(deficit)..............      (1,709)         299           139           (438)       (1,709)
                                               -----------  -----------        -----    ------------  -------------
    Total stockholders' equity/(deficit).....      (1,680)       1,066           181         (1,247)       (1,680)
                                               -----------  -----------        -----    ------------  -------------
    Total liabilities and stockholders'
     equity..................................       1,073        1,517           283         (1,247)        1,626
                                               -----------  -----------        -----    ------------  -------------
                                               -----------  -----------        -----    ------------  -------------

                                USG CORPORATION

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1992
                          (DOLLAR AMOUNTS IN MILLIONS)

                                                  PARENT        COMBINED      COMBINED NON-
                                                  COMPANY      GUARANTORS      GUARANTORS     ELIMINATIONS     CONSOLIDATED
                                               -------------  -------------  ---------------  -------------  -----------------
NET CASH FLOWS (TO)/FROM OPERATING
 ACTIVITIES..................................    $     (93)     $     117       $      66       $      --        $      90
  Capital expenditures.......................           (1)           (39)             (9)             --              (49)
  Net proceeds from asset dispositions.......           --              2               4              --                6
                                                    ------         ------             ---     -------------          -----
NET CASH FLOWS (TO)/FROM INVESTING
 ACTIVITIES..................................           (1)           (37)             (5)             --              (43)
  Issuance of debt...........................           --             --              57              --               57
  Repayment of debt..........................           (4)            (2)            (69)             --              (75)
  Revolving Credit Facility..................           --             --              --              --               --
  Cash dividends (paid)/received.............           --             56             (56)             --               --
  Deposit of restricted cash.................           --             (4)             --              --               (4)
  Net cash transfers (to)/from Corporate.....          121           (121)             --              --               --
                                                    ------         ------             ---     -------------          -----
NET CASH FLOWS (TO)/FROM FINANCING
 ACTIVITIES..................................          117            (71)            (68)             --              (22)
Net Increase/(Decrease) in Cash & Cash
 Equivalents.................................           23              9              (7)             --               25
                                                    ------         ------             ---     -------------          -----
Cash & cash equivalents at beginning of
 period......................................           36             78              41              --              155
                                                    ------         ------             ---     -------------          -----
Cash & cash equivalents at end of period.....           59             87              34              --              180
                                                    ------         ------             ---     -------------          -----
                                                    ------         ------             ---     -------------          -----

                                USG CORPORATION

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1991
                          (DOLLAR AMOUNTS IN MILLIONS)

                                                  PARENT        COMBINED      COMBINED NON-
                                                  COMPANY      GUARANTORS      GUARANTORS     ELIMINATIONS     CONSOLIDATED
                                               -------------  -------------  ---------------  -------------  -----------------
NET CASH FLOWS (TO)/FROM OPERATING
 ACTIVITIES..................................    $    (216)     $     211       $      34       $      --        $      29
  Capital expenditures.......................           (1)           (33)            (15)             --              (49)
  Net proceeds from asset dispositions.......           --              4               1              --                5
  Net proceeds from divestiture of D.O.......           80             --              --              --               80
                                                    ------         ------             ---     -------------          -----
NET CASH FLOWS (TO)/FROM INVESTING
 ACTIVITIES..................................           79            (29)            (14)             --               36
  Issuance of debt...........................           --             --              65              --               65
  Repayment of debt..........................           (4)            (1)            (63)             --              (68)
  Revolving Credit Facility..................           --             --              --              --               --
  Cash dividends (paid)/received.............           10              9             (19)             --               --
  Deposit of restricted cash.................           --            (84)             --              --              (84)
  Net cash transfers (to)/from Corporate.....           34            (34)             --              --               --
                                                    ------         ------             ---     -------------          -----
NET CASH FLOWS (TO)/FROM FINANCING
 ACTIVITIES..................................           40           (110)            (17)             --              (87)
Net Cash Flows To Discontinued Operations....           --              2              --              --                2
Net Increase/(Decrease) in Cash & Cash Equiv-
 alents......................................          (97)            74               3              --              (20)
                                                    ------         ------             ---     -------------          -----
Cash & cash equivalents at beginning of
 period......................................          133              4              38              --              175
                                                    ------         ------             ---     -------------          -----
Cash & cash equivalents at end of period.....           36             78              41              --              155
                                                    ------         ------             ---     -------------          -----
                                                    ------         ------             ---     -------------          -----

                                USG CORPORATION

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1990
                          (DOLLAR AMOUNTS IN MILLIONS)

                                                  PARENT        COMBINED      COMBINED NON-
                                                  COMPANY      GUARANTORS      GUARANTORS     ELIMINATIONS     CONSOLIDATED
                                               -------------  -------------  ---------------  -------------  -----------------
NET CASH FLOWS (TO)/FROM OPERATING
 ACTIVITIES..................................    $    (232)     $     248       $     (18)      $      --        $      (2)
  Capital expenditures.......................           --            (26)            (38)             --              (64)
  Net proceeds from asset dispositions.......           55             10              --              --               65
                                                    ------         ------             ---     -------------          -----
NET CASH FLOWS (TO)/FROM INVESTING
 ACTIVITIES..................................           55            (16)            (38)             --                1
  Issuance of debt...........................           --             --              60              --               60
  Repayment of debt..........................          (65)            (3)            (14)             --              (82)
  Revolving Credit Facility..................           --            140              --              --              140
  Cash dividends (paid)/received.............           68            (54)            (14)             --               --
  Deposit of restricted cash.................           --             --              --              --               --
  Net cash transfers (to)/from Corporate.....          304           (304)             --              --               --
                                                    ------         ------             ---     -------------          -----
NET CASH FLOWS (TO)/FROM FINANCING
 ACTIVITIES..................................          307           (221)             32              --              118
Net Cash Flows To Discontinued Operations....           --             (9)             --              --               (9)
Net Increase/(Decrease) in Cash & Cash Equiv-
 alents......................................          130              2             (24)             --              108
                                                    ------         ------             ---     -------------          -----
Cash & cash equivalents at beginning of
 period......................................            3              2              62              --               67
                                                    ------         ------             ---     -------------          -----
Cash & cash equivalents at end of period.....          133              4              38              --              175
                                                    ------         ------             ---     -------------          -----
                                                    ------         ------             ---     -------------          -----

GEOGRAPHIC AND INDUSTRY SEGMENTS

    See "Business -- Properties of the Corporation" for information relating to the operations of each industry segment.

    Transactions between geographic areas are accounted for on an "arm's-length" basis. Export sales to foreign unaffiliated customers represent less than 10% of consolidated net sales.

    Intrasegment and intersegment eliminations largely reflect intercompany sales from U.S. Gypsum to L&W Supply.

    No single customer accounted for 4% or more of consolidated net sales.

    Segment operating profit includes all costs and expenses directly related to the segment involved and an allocation of expenses which benefit more than one segment.

    To assist the reader in evaluating the profitability of each geographic and industry segment, EBITDA is shown separately in the following tables.

    Variations in the levels of corporate identifiable assets primarily reflect fluctuations in the levels of cash and cash equivalents. Restricted cash of $88 million and $84 million which represents the proceeds from the sale of DAP are included in corporate identifiable assets for 1992 and 1991, respectively.

    Geographic and industry segment data for 1991 and 1990 exclude discontinued operations.

    In 1990, restructuring expenses totaling $18 million pre-tax were recorded by the Corporation. These expenses were allocated as follows: U.S. Gypsum, $7 million; USG Interiors, $4 million; L&W Supply, $2 million; and Corporate, $5 million.

                                USG CORPORATION

                                                                    DEPRECIATION
                                                    OPERATING       DEPLETION AND                       CAPITAL       IDENTIFIABLE
      1992 GEORGRAPHIC SEGMENTS        NET SALES     PROFIT         AMORTIZATION        EBITDA       EXPENDITURES        ASSETS
- -------------------------------------  ---------  -------------  -------------------  -----------  -----------------  -------------
                                                                       (DOLLAR AMOUNTS IN MILLIONS)
United States:
  Gypsum Products....................  $     889    $      69         $      30        $      99       $      25        $     645
  Interior Systems...................        368           34                13               47              11              260
  Building Products Distribution.....        464            3                 2                5               3               95
  Intrasegment eliminations..........       (216)          --                --               --              --               --
  Corporate..........................         --          (30)                8              (28)              1              423
                                       ---------        -----               ---            -----             ---      -------------
  Total..............................      1,505           76                53              123              40            1,423
Canada...............................        149            7                 7               14               6               96
Other Foreign........................        208           16                 6               22               3              140
Transfers between geographic areas...        (85)          --                --               --              --               --
                                       ---------        -----               ---            -----             ---      -------------
  Total..............................      1,777           99                66              159              49            1,659
                                       ---------        -----               ---            -----             ---      -------------
                                       ---------        -----               ---            -----             ---      -------------
INDUSTRY SEGMENTS
Gypsum Products......................      1,068           85                38              123              31              764
Interior Systems.....................        548           41                18               59              14              377
Building Products Distribution.......        464            3                 2                5               3               95
Intersegment eliminations............       (303)          --                --               --              --               --
Corporate............................         --          (30)                8              (28)              1              423
                                       ---------        -----               ---            -----             ---      -------------
  Total..............................      1,777           99                66              159              49            1,659
                                       ---------        -----               ---            -----             ---      -------------
                                       ---------        -----               ---            -----             ---      -------------

                                                                    DEPRECIATION
                                                    OPERATING       DEPLETION AND                       CAPITAL       IDENTIFIABLE
      1991 GEOGRAPHIC SEGMENTS         NET SALES     PROFIT         AMORTIZATION        EBITDA       EXPENDITURES        ASSETS
- -------------------------------------  ---------  -------------  -------------------  -----------  -----------------  -------------
                                                                       (DOLLAR AMOUNTS IN MILLIONS)
United States:
  Gypsum Products....................  $     835    $      64         $      29        $      93       $      23        $     627
  Interior Systems...................        386           47                12               59               9              263
  Building Products Distribution.....        424           --                 4                4               1               85
  Intrasegment eliminations..........       (212)          --                --               --              --               --
  Corporate..........................         --          (22)               10              (19)              1              383
                                       ---------        -----               ---            -----             ---      -------------
  Total..............................      1,433           89                55              137              34            1,358
Canada...............................        169           22                 7               29               3              111
Other Foreign........................        193           22                 6               28              12              157
Transfers between geographic areas...        (83)          --                --               --              --               --
                                       ---------        -----               ---            -----             ---      -------------
  Total..............................      1,712          133                68              194              49            1,626
                                       ---------        -----               ---            -----             ---      -------------
                                       ---------        -----               ---            -----             ---      -------------
INDUSTRY SEGMENTS
Gypsum Products......................      1,011           93                37              131              25              754
Interior Systems.....................        576           62                17               78              22              404
Building Products Distribution.......        424           --                 4                4               1               85
Intersegment eliminations............       (299)          --                --               --              --               --
Corporate............................         --          (22)               10              (19)              1              383
                                       ---------        -----               ---            -----             ---      -------------
  Total..............................      1,712          133                68              194              49            1,626
                                       ---------        -----               ---            -----             ---      -------------
                                       ---------        -----               ---            -----             ---      -------------

                                USG CORPORATION

                                                                    DEPRECIATION
                                                    OPERATING       DEPLETION AND                       CAPITAL       IDENTIFIABLE
      1990 GEORGRAPHIC SEGMENTS        NET SALES     PROFIT         AMORTIZATION        EBITDA       EXPENDITURES        ASSETS
- -------------------------------------  ---------  -------------  -------------------  -----------  -----------------  -------------
                                                                       (DOLLAR AMOUNTS IN MILLIONS)
United States:
  Gypsum Products....................  $     936    $     116         $      29        $     152       $      16        $     635
  Interior Systems...................        423           54                13               71               9              271
  Building Products Distribution.....        478            4                 6               12               1               89
  Intrasegment eliminations..........       (234)          --                --               --              --               --
  Corporate..........................         --          (35)               15              (24)              1              275
                                       ---------        -----               ---            -----             ---      -------------
  Total..............................      1,603          139                63              211              27            1,270
Canada...............................        195           31                 8               39              10              112
Other Foreign........................        200           25                 5               30              27              156
Transfers between geographic areas...        (83)          --                --               --              --               --
Discontinued operations..............         --           --                --               --              --              137
                                       ---------        -----               ---            -----             ---      -------------
  Total..............................      1,915          195                76              280              64            1,675
                                       ---------        -----               ---            -----             ---      -------------
                                       ---------        -----               ---            -----             ---      -------------
INDUSTRY SEGMENTS
Gypsum Products......................      1,134          148                39              194              25              765
Interior Systems.....................        624           78                16               98              37              409
Building Products Distribution.......        478            4                 6               12               1               89
Intersegment eliminations............       (321)          --                --               --              --               --
Corporate............................         --          (35)               15              (24)              1              275
Discontinued operations..............         --           --                --               --              --              137
                                       ---------        -----               ---            -----             ---      -------------
  Total..............................      1,915          195                76              280              64            1,675
                                       ---------        -----               ---            -----             ---      -------------
                                       ---------        -----               ---            -----             ---      -------------

TRANSFERS BETWEEN GEOGRAPHIC AREAS                                              1992            1991            1990
- ---------------------------------------------------------------------------  -----------  -----------------  -----------
                                                                                    (DOLLAR AMOUNTS IN MILLIONS)
United States..............................................................   $      35       $      34       $      34
Canada.....................................................................          23              22              22
Other Foreign..............................................................          27              27              27
                                                                             -----------          -----      -----------
  Total....................................................................          85              83              83
                                                                             -----------          -----      -----------
                                                                             -----------          -----      -----------

                                USG CORPORATION

                               MANAGEMENT REPORT
Management is responsible for the preparation and integrity of the financial statements and related notes included herein. These statements have been prepared in accordance with generally accepted accounting principles and, of necessity, include some amounts that are based on management's best estimates and judgments.

    The Corporation's accounting systems include internal controls designed to provide reasonable assurance of the reliability of its financial records and the proper safeguarding and use of its assets. Such controls are based on established policies and procedures, are implemented by trained personnel, and are monitored through an internal audit program. The Corporation's policies and procedures prescribe that the Corporation and its subsidiaries are to maintain ethical standards and that its business practices are to be consistent with those standards.

    The Audit Committee of the Board, consisting solely of outside Directors of the Corporation, maintains an ongoing appraisal, on behalf of the stockholders, of the effectiveness of the independent auditors and management with respect to the preparation of financial statements, the adequacy of internal controls and the Corporation's accounting policies.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Board
  of Directors of USG Corporation:

We have audited the accompanying consolidated balance sheet of USG Corporation (a Delaware corporation) and subsidiaries as of December 31, 1992 and 1991 and the related consolidated statements of earnings and cash flows for each of the three years in the period ended December 31, 1992. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of USG Corporation and subsidiaries as of December 31, 1992 and 1991, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1992, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Corporation will continue as a going concern. The Corporation is in default of various of its loan agreements and does not expect to fund its debt service requirements in 1993 without restructuring its debt. Management's plan to restructure its debt is discussed in the financial restructuring footnote to the consolidated financial statements. As discussed in the litigation footnote, in view of the current financial circumstances of the Corporation, and the limited insurance funding currently available for property damage cases resulting from the continued resistance by a number of U.S. Gypsum's insurers to provide coverage, the effect of the asbestos litigation on the Corporation will depend upon a variety of factors, including the damages sought in property damage cases that reach trial prior to the completion of the coverage action, U.S. Gypsum's ability to successfully defend or settle such cases, and the resolution of the coverage action. As a result, management is unable to determine whether an adverse outcome in the asbestos litigation will have a material adverse effect on the results of operations or the consolidated financial position of the Corporation. These conditions raise substantial doubt about the Corporation's ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments relating to this uncertainty.

                                          ARTHUR ANDERSEN & CO.

Chicago, Illinois
February 9, 1993, except as
to the Subsequent Event note,
which is as of March 17, 1993.

                                USG CORPORATION

                 SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

                                           FIRST      SECOND      THIRD      FOURTH      TOTAL
                                          QUARTER     QUARTER    QUARTER    QUARTER      YEAR
                                          --------   ---------   --------   --------   ---------
                                          (DOLLAR AMOUNTS IN MILLIONS EXCEPT PER SHARE FIGURES)
1992
Net sales...............................  $   426    $   441     $   474    $    436   $ 1,777
Gross profit............................       71         81          94          71       317
Operating profit........................       20         28          39          12        99
Net loss................................      (50)      (48)         (33)        (60)    (191)
Per common share:
  Net loss..............................     (.89)     (.87)        (.59)      (1.07)   (3.42)
  Price range* -- high..................        2      1 1/2       1 3/8         7/8         2
                low.....................        1        7/8       11/16         1/2       1/2
1991
Net sales...............................  $   416    $   434     $   445    $    417   $ 1,712
Gross profit............................       80         85          86          76       327
Operating profit........................       32         37          38          26       133
Loss from continuing operations.........      (35)      (31)         (32)        (43)    (141)
Net loss................................      (36)      (49)**       (33)        (43)    (161)**
Per common share:
  Loss from continuing operations.......     (.63)     (.56)        (.56)       (.78)   (2.53)
  Net loss..............................     (.66)     (.88)        (.59)       (.78)   (2.91)
  Price range* -- high..................        3      2 1/2       1 7/8       1 3/4         3
                low.....................    13/16      1 3/8       1 5/8       1 1/8      3/16

- ------------------------
 * Stock price ranges are for transactions on the New York Stock Exchange (trading symbol USG), which is the principal market for these securities. Stockholders of record as of February 26, 1993: Common -- 14,618; Preferred -- none.
** Second quarter and total year 1991 net loss figures include an after-tax provision of $20 million related to the divestiture of DAP.

                                USG CORPORATION

                   COMPARATIVE FIVE-YEAR SUMMARY (UNAUDITED)

                                                           1992       1991       1990       1989       1988
                                                         ---------  ---------  ---------  ---------  ---------
                                                             (DOLLAR AMOUNTS IN MILLIONS, EXCEPT PER SHARE
                                                                               FIGURES)
OPERATING ITEMS *
FOR YEARS ENDED DECEMBER 31:
  Net sales............................................  $   1,777  $   1,712  $   1,915  $   2,007  $   2,070
  Cost of products sold................................      1,460      1,385      1,499      1,506      1,536
  Gross profit.........................................        317        327        416        501        534
  Selling and administrative expenses..................        218        194        203        209        223
  Recapitalization and restructuring expenses..........         --         --         18         --         20
  Operating profit.....................................         99        133        195        292        291
  Interest expense.....................................        334        333        292        297        178
  Interest income......................................        (12)       (11)        (8)       (10)       (13)
  Other expense, net...................................          1          5          5         15         16
  Nonrecurring gains...................................         --         --        (34)       (33)        --
  Taxes on income/(income tax benefit).................        (33)       (53)        (6)         3         43
    % actual income tax/(benefit) rate.................      (15.0)     (27.5)      (9.8)      14.3       39.4
  Earnings/(loss) from continuing operations...........       (191)      (141)       (54)        20         67
  Net earnings/(loss)..................................       (191)      (161)       (90)        28        125
    % to average total capital employed................        9.5        5.3        6.5       18.2       15.7
  Per common share:
    Earnings/(loss) from continuing operations.........      (3.42)     (2.53)      (.99)       .37       1.26
    Net earnings/(loss)................................      (3.42)     (2.91)     (1.65)       .51       2.38
    Cash dividends.....................................         --         --         --         --        .56
  Capital expenditures.................................         49         49         64         76         81
FINANCIAL ITEMS *
AS OF DECEMBER 31:
  Working capital/(deficit)............................     (2,608)    (2,372)    (2,198)        51        102
  Current ratio........................................        .21        .21        .24       1.09       1.15
  Property, plant and equipment, net...................        800        819        825        837        859
  Total assets.........................................      1,659      1,626      1,675      1,585      1,806
  Total debt...........................................      2,711      2,660      2,600      2,428      2,643
  Total stockholders' equity/(deficit).................     (1,880)    (1,680)    (1,518)    (1,438)    (1,471)
  Market value per common share........................        .56       1.63        .81       4.50       5.63
Average number of employees............................     11,850     11,800     12,700     13,400     14,400

- ------------------------
 * Results reflect DAP (sold in 1991), the Marlite Division of USG Interiors (sold in 1989), Wiss, Janney, Elstner Associates, Inc. (sold in 1989), Masonite Corporation (sold in 1988) and the Kinkead Division (sold in 1988) as discontinued operations.

                                                                      SCHEDULE V

                                USG CORPORATION
                         PROPERTY, PLANT AND EQUIPMENT

                                                                                          BALANCE AT
                                                                                           BEGINNING   BALANCE AT
CLASSIFICATION                                                                              OF YEAR    END OF YEAR
- ----------------------------------------------------------------------------------------  -----------  -----------
                                                                                             (DOLLAR AMOUNTS IN
                                                                                                 MILLIONS)
YEAR ENDED DECEMBER 31, 1990
- ----------------------------------------------------------------------------------------
Land and mineral deposits...............................................................   $      39    $      43
Buildings and realty improvements.......................................................         386          385
Machinery and equipment.................................................................         955          972
                                                                                          -----------  -----------
  Total.................................................................................       1,380        1,400
                                                                                          -----------  -----------
                                                                                          -----------  -----------
YEAR ENDED DECEMBER 31, 1991
- ----------------------------------------------------------------------------------------
Land and mineral deposits...............................................................          43           41
Buildings and realty improvements.......................................................         385          402
Machinery and equipment.................................................................         972        1,000
                                                                                          -----------  -----------
  Total.................................................................................       1,400        1,443
                                                                                          -----------  -----------
                                                                                          -----------  -----------
YEAR ENDED DECEMBER 31, 1992
- ----------------------------------------------------------------------------------------
Land and mineral deposits...............................................................          41           41
Buildings and realty improvements.......................................................         402          401
Machinery and equipment.................................................................       1,000        1,012
                                                                                          -----------  -----------
  Total.................................................................................       1,443        1,454
                                                                                          -----------  -----------
                                                                                          -----------  -----------

    Detailed information regarding additions and deductions is omitted as neither total additions nor total deductions during each of the periods shown above exceeded 10% of the balance at the end of the related period. Total additions were $49 million, $49 million and $64 million in 1992, 1991 and 1990, respectively. Total deductions were $38 million, $6 million and $44 million in 1992, 1991 and 1990, respectively.

    Total deductions include foreign currency translation adjustments which increased total deductions by $18 million in 1992 and decreased total deductions by $1 million and $3 million in 1991 and 1990, respectively.

    Upon retirement or other disposition of property, the applicable cost and accumulated depreciation and depletion are removed from the accounts. Any gains and losses are included in earnings.

                                                                     SCHEDULE VI

                                USG CORPORATION
                   ACCUMULATED DEPRECIATION AND DEPLETION OF
                         PROPERTY, PLANT AND EQUIPMENT

                                                                                           BALANCE AT
                                                                                          BEGINNING OF    BALANCE AT
CLASSIFICATION                                                                                YEAR        END OF YEAR
- ----------------------------------------------------------------------------------------  -------------  -------------
                                                                                          (DOLLAR AMOUNTS IN MILLIONS)
YEAR ENDED DECEMBER 31, 1990
- ----------------------------------------------------------------------------------------
Land and mineral deposits...............................................................    $       6      $       7
Buildings and realty improvements.......................................................          139            141
Machinery and equipment.................................................................          398            427
                                                                                                -----          -----
  Total.................................................................................    $     543      $     575
                                                                                                -----          -----
                                                                                                -----          -----
YEAR ENDED DECEMBER 31, 1991
- ----------------------------------------------------------------------------------------
Land and mineral deposits...............................................................            7              7
Buildings and realty improvements.......................................................          141            147
Machinery and equipment.................................................................          427            470
                                                                                                -----          -----
  Total.................................................................................    $     575      $     624
                                                                                                -----          -----
                                                                                                -----          -----
YEAR ENDED DECEMBER 31, 1992
- ----------------------------------------------------------------------------------------
Land and mineral deposits...............................................................            7              7
Buildings and realty improvements.......................................................          147            155
Machinery and equipment.................................................................          470            492
                                                                                                -----          -----
  Total.................................................................................    $     624      $     654
                                                                                                -----          -----
                                                                                                -----          -----

    Detailed information regarding additions and deductions is omitted as neither total additions nor total deductions of property, plant and equipment (see Schedule V) during each of the periods shown above exceeded 10% of the balance of property, plant and equipment at the end of the related period. Total provisions for depreciation and depletion were $58 million, $57 million and $60 million in 1992, 1991 and 1990, respectively. Total deductions were $28 million, $8 million and $28 million in 1992, 1991 and 1990, respectively.

    Total deductions include foreign currency translation adjustments which increased total deductions by $10 million in 1992 and decreased total deductions by $1 million in each of the years 1991 and 1990.

    Upon retirement or other disposition of property, the applicable cost and accumulated depreciation and depletion are removed from the accounts. Any gains and losses are included in earnings.

                                                                   SCHEDULE VIII

                                USG CORPORATION
                       VALUATION AND QUALIFYING ACCOUNTS

                                                                                PROVISION       RECEIVABLES
                                                              BALANCE AT       CHARGED TO       WRITTEN OFF      BALANCE AT
                                                               BEGINNING        COSTS AND      AND DISCOUNTS       END OF
ACCOUNT                                                         OF YEAR         EXPENSES          ALLOWED           YEAR
- ----------------------------------------------------------  ---------------  ---------------  ---------------  ---------------
YEAR ENDED DECEMBER 31, 1990
- ----------------------------------------------------------
Doubtful accounts.........................................     $       8        $       8        $     (10)       $       6
Cash discounts............................................             3               34              (35)               2
YEAR ENDED DECEMBER 31, 1991
- ----------------------------------------------------------
Doubtful accounts.........................................             6                7               (6)               7
Cash discounts............................................             2               23              (23)               2
YEAR ENDED DECEMBER 31, 1992
- ----------------------------------------------------------
Doubtful accounts.........................................             7                7               (5)               9
Cash discounts............................................             2               24              (24)               2

                                                                     SCHEDULE IX

                                USG CORPORATION
                             SHORT-TERM BORROWINGS

                                                                                MAXIMUM          AVERAGE         WEIGHTED
                                                                                AMOUNT           AMOUNT           AVERAGE
                                                BALANCE       WEIGHTED        OUTSTANDING      OUTSTANDING       INTEREST
CATEGORY OF AGGREGATE                          AT END OF       AVERAGE        DURING THE       DURING THE       RATE DURING
SHORT-TERM BORROWINGS                          THE YEAR     INTEREST RATE        YEAR            YEAR(A)        THE YEAR(B)
- --------------------------------------------  -----------  ---------------  ---------------  ---------------  ---------------
                                                                       (DOLLAR AMOUNTS IN MILLIONS)
YEAR ENDED DECEMBER 31, 1990
- --------------------------------------------
Notes payable (c)...........................   $      16          11.4%        $      16        $       5            11.9%
Revolving Credit Facility (d)...............         140          11.0               140               61            11.0
YEAR ENDED DECEMBER 31, 1991
- --------------------------------------------
Notes payable (c)...........................           8           8.5                19               15            10.5
Revolving Credit Facility (d)...............         140          12.8               140              140            13.3
YEAR ENDED DECEMBER 31, 1992
- --------------------------------------------
Notes payable (c)...........................           2          10.6                12                7             8.0
Revolving Credit Facility (d)...............         140          10.0               140              140            11.2

- ------------------------
(a) Computed by dividing the total of month-end principal balances by 12.
(b) Computed by dividing annual interest expense by the average amount of short-term borrowings outstanding.
(c) Represents borrowings from several foreign banks by USG International which is generally not subject to the provisions of the Current Credit Agreement.
(d) The  Current  Credit  Agreement  includes a  $200  million  Revolving Credit
    Facility, of which $70 million is established as a letter of credit subfacility. Under the Amended Credit Agreement, the Revolving Credit Facility will be reduced to $175 million.

                                                                      SCHEDULE X

                                USG CORPORATION
                 SUPPLEMENTAL STATEMENT OF EARNINGS INFORMATION

    The following amounts were charged to costs and expenses:

                                                                                        YEARS ENDED DECEMBER 31
                                                                                   ---------------------------------
                                                                                     1992        1991        1990
                                                                                   ---------     -----     ---------
                                                                                   (DOLLAR  AMOUNTS   IN   MILLIONS)
Maintenance and repairs..........................................................  $     105   $      99   $     105
Depreciation, depletion and amortization.........................................         66          68          76

    Maintenance and repairs are treated as costs or expenses when incurred.

    Taxes (excluding payroll and income taxes), rents, royalties and advertising costs are not shown above as individually they do not exceed one percent of net sales in any of the three years.

                 SUPPLEMENTAL NOTE ON FINANCIAL INFORMATION FOR
                          UNITED STATES GYPSUM COMPANY
                       (A SUBSIDIARY OF USG CORPORATION)

    USG Corporation, a holding company, owns several operating subsidiaries, including U.S. Gypsum. On January 1, 1985, all of the issued and outstanding shares of stock of U.S. Gypsum were converted into shares of the Corporation and the Corporation became a joint and several obligor for certain debentures originally issued by U.S. Gypsum. As of December 31, 1992, debentures totaling $41 million were recorded on the holding company's books of account compared with $45 million as of December 31, 1991. Financial results for U.S. Gypsum are presented below in accordance with disclosure requirements of the SEC.

                         SUMMARY STATEMENT OF EARNINGS

                                                                                            YEARS ENDED DECEMBER 31
                                                                                        -------------------------------
                                                                                          1992       1991       1990
                                                                                        ---------  ---------  ---------
                                                                                         (DOLLAR AMOUNTS IN MILLIONS)
Net sales.............................................................................  $     871  $     822  $     928
Cost and expenses.....................................................................        801        759        813
                                                                                        ---------  ---------  ---------
Operating profit......................................................................         70         63        115
Other income, net.....................................................................         (2)        (1)        (3)
Interest expense, net.................................................................          2          4         --
Corporate charges.....................................................................        188        173        160
                                                                                        ---------  ---------  ---------
Loss before taxes on income...........................................................       (118)      (113)       (42)
Income tax benefit....................................................................        (44)       (43)       (20)
                                                                                        ---------  ---------  ---------
Net loss..............................................................................  $     (74) $     (70) $     (22)
                                                                                        ---------  ---------  ---------
                                                                                        ---------  ---------  ---------

                             SUMMARY BALANCE SHEET

                                                                                         AS OF DECEMBER 31
                                                                                        --------------------
                                                                                          1992       1991
                                                                                        ---------  ---------
                                                                                         (DOLLAR AMOUNTS IN
                                                                                             MILLIONS)
Current assets........................................................................  $     192  $     168
Property, plant and equipment, net....................................................        511        517
Other assets..........................................................................          7          7
                                                                                        ---------  ---------
    Total assets......................................................................  $     710  $     692
                                                                                        ---------  ---------
                                                                                        ---------  ---------
Current liabilities...................................................................         32         44
Other liabilities and obligations.....................................................        193        220
Stockholder's equity..................................................................        485        428
                                                                                        ---------  ---------
    Total liabilities and stockholder's equity........................................  $     710  $     692
                                                                                        ---------  ---------
                                                                                        ---------  ---------

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
      WITH RESPECT TO SUPPLEMENTAL NOTE AND FINANCIAL STATEMENT SCHEDULES

    We have audited in accordance with generally accepted auditing standards, the financial statements of USG Corporation included in the Form 10-K, and have issued our report thereon dated February 9, 1993. Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental note and financial statement schedules on pages F-39 through F-44 are presented for purposes of complying with the Securities and Exchange Commission's rules and are not part of the basic financial statements. The supplemental note and financial statement schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, fairly state in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                          ARTHUR ANDERSEN & CO.
Chicago, Illinois
February 9, 1993

                                USG CORPORATION
              CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
                 FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1993,
                        MAY 7 THROUGH JUNE 30, 1993 AND
                         JANUARY 1 THROUGH MAY 6, 1993
                                  (UNAUDITED)

                                USG CORPORATION
                       CONSOLIDATED STATEMENT OF EARNINGS
             (DOLLAR AMOUNTS IN MILLIONS EXCEPT PER-SHARE FIGURES)
                                  (UNAUDITED)

                                                         1993 (A)                 1993                    1992
                                               -----------------------------   -----------   -------------------------------
                                               THREE MONTHS        MAY 7        JANUARY 1     THREE MONTHS     NINE MONTHS
                                                   ENDED          THROUGH        THROUGH         ENDED            ENDED
                                               SEPTEMBER 30       JUNE 30         MAY 6       SEPTEMBER 30     SEPTEMBER 30
                                               -------------   -------------   -----------   --------------   --------------
Net Sales....................................  $        514    $         315   $      591    $         474    $       1,341
Cost of products sold........................           409              252          482              380            1,095
                                               -------------   -------------        -----            -----          -------
Gross Profit.................................           105               63          109               94              246
Selling and administrative expenses..........            56               36           71               55              159
Amortization of excess reorganization
 value.......................................            43               28           --               --               --
                                               -------------   -------------        -----            -----          -------
Operating Profit/(Loss)......................             6               (1)          38               39               87
Interest expense.............................            34               22           86               81              253
Interest income..............................            (2)              (1)          (2)              (3)              (8)
Other (income)/expense, net..................            (4)              (2)           6                1               --
Reorganization items.........................            --               --         (709)              --               --
                                               -------------   -------------        -----            -----          -------
Earnings/(Loss) Before Taxes on Income,
 Extraordinary Gain and Changes in Accounting
 Principles..................................           (22)             (20)         657              (40)            (158)
Taxes on income/(income tax benefit).........             3                1           17               (7)             (27)
                                               -------------   -------------        -----            -----          -------
Earnings/(Loss) Before Extraordinary Gain and
 Changes in Accounting Principles............           (25)             (21)         640              (33)            (131)
Extraordinary gain, net of taxes.............            --               --          944               --               --
Cumulative effect of changes in accounting
 principles, net.............................            --               --         (150)              --               --
                                               -------------   -------------        -----            -----          -------
Net Earnings/(Loss)..........................           (25)             (21)       1,434              (33)            (131)
                                               -------------   -------------        -----            -----          -------
                                               -------------   -------------        -----            -----          -------
Average number of common shares (b)..........    37,157,482       37,157,458
                                               -------------   -------------
                                               -------------   -------------
Net Loss Per Common Share (b)................     $(0.66)         $(0.57)
Dividends paid per common share..............            --               --
                                               -------------   -------------
                                               -------------   -------------
Other Information:
  Operating profit/(loss)....................  $          6    $          (1)  $       38    $          39    $          87
  Amortization of excess reorganization
   value.....................................            43               28           --               --               --
  Depreciation and depletion.................            14                8           20               14               42
  Other......................................             2                2            5                1                3
                                               -------------   -------------        -----            -----          -------
    EBITDA...................................  $         65    $          37   $       63    $          54    $         132
                                               -------------   -------------        -----            -----          -------
                                               -------------   -------------        -----            -----          -------

- ------------------------
(a) Due to the Restructuring and implementation of fresh start reporting, financial statements effective May 7, 1993 for the newly-restructured company are not comparable to financial statements prior to that date for the predecessor company. See "Notes to Consolidated Financial Statements -- Note (3)" for more information on the Restructuring and implementation of fresh start reporting.
(b) Common shares and per share data for periods prior to May 7, 1993 are omitted because, due to the Restructuring and implementation of fresh start reporting, they are not meaningful.

          See accompanying Notes to Consolidated Financial Statements.

                                USG CORPORATION
                           CONSOLIDATED BALANCE SHEET
                          (DOLLAR AMOUNTS IN MILLIONS)
                                  (UNAUDITED)
                                     ASSETS

                                                                   AS OF            AS OF
                                                               SEPTEMBER 30,     DECEMBER 31,
                                                                 1993 (A)            1992
                                                              ---------------   --------------
Current Assets:
Cash and cash equivalents...................................  $          157    $         180
Receivables (net of reserves -- 1993 $13; 1992 $11).........             292              299
Inventories.................................................             147              113
Restricted cash.............................................              --               88
                                                                     -------          -------
    Total current assets....................................             596              680
Property, Plant and Equipment (net of reserves for
 depreciation and depletion -- 1993 $22; 1992 $654).........             754              800
Excess Reorganization Value, Net............................             776               --
Purchased Goodwill, Net.....................................              --               69
Other Assets................................................              60              110
                                                                     -------          -------
    Total assets............................................  $        2,186    $       1,659
                                                                     -------          -------
                                                                     -------          -------
                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable............................................  $          101    $          91
Accrued expenses............................................             211              553
Notes payable...............................................               8                2
Revolving credit facility...................................              --              140
Long-term debt maturing within one year.....................               6              576
Long-term debt classified as current........................              --            1,926
Taxes on income.............................................              14               --
                                                                     -------          -------
    Total current liabilities...............................             340            3,288
Long-Term Debt..............................................           1,439               67
Deferred Income Taxes.......................................             173              175
Other Liabilities...........................................             286                9
Stockholders' Equity/(Deficit):
Preferred stock.............................................              --               --
Common stock................................................               4                5
Capital received in excess of par value.....................              --               23
Deferred currency translation...............................             (10)              (8)
Reinvested earnings/(deficit)...............................             (46)          (1,900)
                                                                     -------          -------
    Total stockholders' equity/(deficit)....................             (52)          (1,880)
                                                                     -------          -------
    Total liabilities and stockholders' equity..............  $        2,186    $       1,659
                                                                     -------          -------
                                                                     -------          -------

- ------------------------
(a) Due to the Restructuring and implementation of fresh start reporting, financial statements effective May 7, 1993 for the newly-restructured company are not comparable to financial statements prior to that date for the predecessor company. See "Notes to Consolidated Financial Statements -- Note (3)" for more information on the Restructuring and implementation of fresh start reporting.

          See accompanying Notes to Consolidated Financial Statements.

                                USG CORPORATION
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                          (DOLLAR AMOUNTS IN MILLIONS)
                                  (UNAUDITED)

                                                              MAY 7         JANUARY 1      NINE MONTHS
                                                             THROUGH         THROUGH          ENDED
                                                          SEPTEMBER 30,      MAY 6,       SEPTEMBER 30,
                                                            1993 (A)          1993            1992
                                                         ---------------   -----------   ---------------
                                                                           (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings/(loss)....................................  $          (46)   $    1,434    $         (131)
Adjustments to reconcile net earnings/(loss) to net
 cash:
  Amortization of excess reorganization value..........              71            --                --
  Cumulative effect of accounting changes..............              --           150                --
  Depreciation, depletion and other amortization.......              29            22                50
  Postretirement expense, net..........................               4             4                --
  Interest expense on pay-in-kind debentures...........              --            17                54
  Deferred income taxes................................               3           (13)              (35)
  Net (gain)/loss on asset dispositions................              (7)            4                (5)
(Increase)/decrease in working capital:
  Receivables..........................................              23            18               (32)
  Inventories..........................................               1            (8)              (12)
  Payables.............................................               5             3                10
  Accrued expenses.....................................              40            15               164
(Increase)/decrease in other assets....................               4           (12)              (19)
Increase/(decrease) in other liabilities...............               2            --                (2)
Changes due to reorganization items:
  Increase in reorganization items.....................              --            65                --
  Net adjustments to fair market value.................              --          (759)               --
  Gain on discharge of prepetition liabilities.........              --          (944)               --
  Payment of liabilities net of collection of letters
   of credit...........................................              --            (7)               --
Other, net.............................................              (3)           (3)                1
                                                                  -----    -----------           ------
  Net cash flows (to)/from operating activities........             126           (14)               43
                                                                  -----    -----------           ------
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures...................................             (16)          (12)              (27)
Net proceeds from asset dispositions...................               9            --                 6
                                                                  -----    -----------           ------
  Net cash flows to investing activities...............              (7)          (12)              (21)
                                                                  -----    -----------           ------
CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of debt.......................................              26             5                57
Repayment of debt......................................             (37)         (142)              (68)
(Increase)/decrease in restricted assets...............              --            32                (3)
                                                                  -----    -----------           ------
  Net cash flows to financing activities...............             (11)         (105)              (14)
                                                                  -----    -----------           ------
NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS...             108          (131)                8
                                                                  -----    -----------           ------
Cash and cash equivalents as of beginning of period....              49           180               155
                                                                  -----    -----------           ------
Cash and cash equivalents as of end of period..........  $          157    $       49    $          163
                                                                  -----    -----------           ------
                                                                  -----    -----------           ------
SUPPLEMENTAL CASH FLOW DISCLOSURES:
Interest paid..........................................              34            58                42
Income taxes paid......................................  $            3    $        3    $            8
                                                                  -----    -----------           ------
                                                                  -----    -----------           ------

- ------------------------
(a) Due to the Restructuring and implementation of fresh start reporting, financial statements effective May 7, 1993 for the newly-restructured company are not comparable to financial statements prior to that date for the predecessor company. See "Notes to Consolidated Financial Statements -- Note (3)" for more information on the Restructuring and implementation of fresh start reporting.

          See accompanying Notes to Consolidated Financial Statements.

                                USG CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

    (1) USG Corporation and its subsidiaries' ("THE CORPORATION") consolidated financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. In the opinion of management, the statements reflect all adjustments, which are of a normal recurring nature, necessary to present fairly the Corporation's financial position as of September 30, 1993 and December 31, 1992; results of operations for the three months ended September 30, 1993, the periods of May 7 through June 30, 1993 and January 1 through May 6, 1993, and for the three months and nine months ended September 30, 1992; and cash flows for the periods of May 7 through September 30, 1993, and January 1 through May 6, 1993, and for the nine months ended September 30, 1992. While these interim financial statements and accompanying notes are unaudited, they have been reviewed by Arthur Andersen & Co., the Corporation's independent public accountants. These financial statements are to be read in conjunction with the financial statements and notes included in the Corporation's 1992 Annual Report on Form 10-K dated March 26, 1993.

    (2) EBITDA is traditionally defined as earnings before interest, taxes, depreciation, depletion and amortization. For 1993, the Corporation also adds back non-cash postretirement charges, reorganization items, an extraordinary gain and the cumulative impact of changes in accounting principles. The Corporation believes that EBITDA is a useful supplement to net income and other consolidated statement of earnings data as an indicator of the Corporation's operating performance and is helpful in understanding cash flow generated from operations that is available for taxes, debt service and capital expenditures. In addition, EBITDA for the Corporation's domestic operations (disclosed in Part I, Item 2. "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Results of Operations by Segment") facilitates the monitoring of covenants related to certain long-term debt and other agreements entered into in conjunction with the Restructuring.

    (3) On May 6, 1993, the Corporation completed a comprehensive restructuring of its debt (the "RESTRUCTURING") through the implementation of a "prepackaged" plan of reorganization (the "PLAN OF REORGANIZATION") which was confirmed on April 23, 1993 by the United States Bankruptcy Court for the District of Delaware (the "BANKRUPTCY COURT"). Under the Plan of Reorganization all previously existing defaults upon senior securities were waived or cured. None of the subsidiaries of the Corporation were part of the bankruptcy proceeding and there was no impact on trade creditors of the Corporation's subsidiaries. The Corporation accounted for the Restructuring using the principles of fresh start reporting as required by AICPA Statement of Position 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code" ("SOP 90-7"). Pursuant to such principles, individual assets and liabilities were adjusted to fair market value as of May 6, 1993. The portion of the reorganization value not attributable to specific assets ("EXCESS REORGANIZATION VALUE") is being amortized over a five year period, effective May 7, 1993. See the Corporation's Second Quarter, 1993 Report on Form 10-Q dated August 12, 1993 for more information on the terms and implementation of the Plan of Reorganization and fresh start reporting.

    (4) The following unaudited Pro Forma Consolidated Statement of Earnings for the nine months ended September 30, 1993 has been prepared giving effect to the consummation of the Plan of Reorganization, including the costs related thereto, in accordance with SOP 90-7, as if the consummation had occurred on January 1, 1993. Due to the Restructuring and implementation of fresh start reporting, financial statements effective May 7, 1993 for the newly-restructured company are not comparable to financial statements prior to that date for the predecessor company. However, for presentation of this statement, results for the first nine months of 1993 are shown under the caption "Total Before Adjustments." The adjustments set forth under the caption "Pro Forma Adjustments" reflect the assumed effects of the Restructuring and the adoption of fresh start reporting prescribed by SOP 90-7.

                                USG CORPORATION

                                  (UNAUDITED)

                  PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                      NINE MONTHS ENDED SEPTEMBER 30, 1993
                          (DOLLAR AMOUNTS IN MILLIONS)
                                  (UNAUDITED)

                                                                  TOTAL
                                                                 BEFORE
                                                               ADJUSTMENTS     ADJUSTMENTS      PRO FORMA
                                                              -------------   --------------   -----------
Net sales...................................................  $      1,420             --      $    1,420
Cost of products sold.......................................         1,143            --            1,143
                                                              -------------      -------       -----------
Gross profit................................................           277            --              277
Selling and administrative expense..........................           163            --              163
Amortization of excess reorganization value.................            71            57(a)           128
                                                              -------------      -------       -----------
Operating profit/(loss).....................................            43           (57)             (14)
Interest expense............................................           142           (42)(b)          100
Interest income.............................................            (5)           --               (5)
Other (income)/expense, net.................................            --            (1)(c)           (1)
Reorganization items........................................          (709)          709(d)            --
                                                              -------------      -------       -----------
Earnings/(loss) before taxes on income,                                             (723)
 extraordinary gain and changes in
 accounting principles......................................           615                           (108)
Taxes on income.............................................            21           (16)               5
                                                              -------------      -------       -----------
Earnings/(loss) before extraordinary gain and changes in                            (707)
 accounting principles......................................           594                           (113)
                                                              -------------      -------       -----------
                                                              -------------      -------       -----------

- ------------------------
(a) Reflects amortization of Excess Reorganization Value which would have been recorded during the period of January 1 through May 6, 1993.
(b) Reflects the adjustment to restate interest expense for the period of January 1 through May 6, 1993 to the amount that would have been recorded.
(c) Represents the reversal of first quarter 1993 amortization of historical capitalized financing costs which were written off in connection with the Restructuring.
(d) Represents the reversal of actual reorganization items incurred in connection with the Restructuring and implementation of fresh start reporting. This gain would have been recorded in 1992 had the Restructuring occurred on January 1, 1993.

    (5) In connection with the Restructuring, the Corporation recorded in the period of January 1 through May 6, 1993 a one-time reorganization items gain of $709 million, which primarily consisted of an $851 million gain from recording the Excess Reorganization Value pursuant to SOP 90-7.

    (6) Also in connection with the Restructuring, the Corporation recorded in the period of January 1 through May 6, 1993 a one-time after-tax extraordinary gain of $944 million resulting primarily from the exchange of subordinated debt for stock and warrants.

    (7) Effective January 1, 1993, the Corporation adopted Statement of Accounting Standards ("SFAS") No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," for its U.S. retiree benefit plans. Under this standard, the Corporation is required to accrue the estimated cost of

                                USG CORPORATION

                                  (UNAUDITED)
retiree benefit payments, other than pensions, during employees' active service period. The Corporation previously expensed the cost of these benefits, which are principally health care, as claims were incurred. The Corporation elected to recognize this change in accounting principles on the immediate recognition basis. The cumulative effect as of January 1, 1993 of adopting SFAS No. 106 was a one-time charge to first quarter 1993 net earnings of $180 million.

    (8) Effective January 1, 1993, the Corporation adopted SFAS No. 109, "Accounting for Income Taxes." The cumulative effect as of January 1, 1993 of adopting SFAS No. 109 was a one-time benefit to first quarter 1993 net earnings of $30 million primarily due to adjusting deferred taxes from historical to current tax rates. Financial statements for periods prior to January 1, 1993 have not been restated to reflect the adoption of this standard.

    The effective income tax rate was 9.5% for the period of May 7 through September 30, 1993 due to tax expense on foreign subsidiary earnings, no benefit for the amortization of excess reorganization value, the inability to benefit the domestic net operating loss and a one-time charge in the third quarter of $3 million to adjust deferred taxes for the increase in the statutory tax rate from 34% to 35%. The effective income tax rate was 2.6% for the period of January 1 through May 6, 1993 due to tax expense on foreign subsidiary earnings, adjustment for the nontaxable effects of adopting fresh start accounting and the inability to benefit the domestic net operating loss. For the three months and nine months ended September 30, 1992, the effective income tax benefit rates were 17.5% and 17.1%, respectively.

    The Corporation has net operating loss carryforwards ("NOL CARRYFORWARDS") of $14 million and $150 million for 1991 and 1992, respectively. The Internal Revenue Code (the "CODE") will limit the Corporation's annual use of its NOL Carryforwards as a result of consummation of the Plan of Reorganization. Furthermore, due to the uncertainty regarding the application of the Code to the exchange of stock for debt, the Corporation could be required to reduce its NOL Carryforwards by the amount of the cancellation of indebtedness from the Plan of Reorganization. If the Corporation is required to reduce all or a portion of its NOL Carryforwards, annual reductions in U.S. federal income taxes which would otherwise result from use of these NOL Carryforwards would be smaller or eliminated altogether. The Corporation believes that to the extent it is not required to reduce its NOL Carryforwards, it will be able to use approximately $30 million of the NOL Carryforwards each year to offset federal taxable income otherwise generated after consummation of the Plan of Reorganization.

    (9) Inventories totaled $147 million and $113 million as of September 30, 1993 and December 31, 1992, respectively. In accordance with implementation of fresh start reporting, the historical balances of inventories were adjusted to fair market value as of May 6, 1993. Inventories are valued predominantly under the last-in, first-out ("LIFO") method of accounting. Inventory classifications were as follows (in million of dollars):

                                                                AS OF            AS OF
                                                            SEPTEMBER 30,    DECEMBER 31,
                                                                1993             1992
                                                           ---------------  ---------------
Finished goods and work-in-process.......................     $      87        $      66
Raw materials............................................            53               40
Supplies.................................................             7                7
                                                                  -----            -----
Total inventories........................................     $     147        $     113
                                                                  -----            -----
                                                                  -----            -----

    If all inventories were valued under the first-in, first-out ("FIFO") and average production cost methods, inventories would have been $1 million and $25 million higher than those reported as of September 30, 1993 and December 31, 1992, respectively.

                                USG CORPORATION

                                  (UNAUDITED)

    (10) On August 10, 1993, the Corporation issued $138 million of 10 1/4% Senior Notes due 2002, Series B (the "NEW 10 1/4% SENIOR NOTES") in exchange for $92 million of bank term loans originally due 1994 through 1996 and $46 million of capitalized interest notes originally due 2000. The exchange was made pursuant to the Corporation's Registration Statement on Form S-1 bearing Registration No. 33-65804 with the Securities and Exchange Commission which included a prospectus related to the offering. This registration statement was declared effective on July 29, 1993. The Corporation did not receive any cash proceeds from the issuance of these securities.

    In connection with the issuance of the New 10 1/4 Senior Notes, the Corporation's bank term loan credit agreement (the "CREDIT AGREEMENT") was modified, providing for the following changes: (i) scheduled bank term loan amortization payments of $95 million due in 1994, 1995 and 1996 were eliminated ($3 million was added to the final maturity bank term loan due in 2000); (ii) USG Interiors paid $9 million of capitalized interest notes originally due in 1998; and (iii) the cash sweep mechanism was modified to apply up to $165 million of cash otherwise subject to the cash sweep mechanism in 1994, 1995 and 1996 to repayment or purchase of senior debt due prior to January 1, 1999 or bank term loans, at the discretion of the Corporation.

    (11) Pursuant to the Plan of Reorganization, all stock options existing as of May 6, 1993 were cancelled without consideration. As permitted by the Plan of Reorganization, 2,788,350 common shares were reserved for future issuance in conjunction with stock options, all of which remained in reserve as of September 30, 1993. Options for 1,673,000 common shares were granted on June 1, 1993, leaving an additional 1,115,350 common shares available for future grants.

    (12) One of the Corporation's operating subsidiaries, United States Gypsum Company ("U.S. GYPSUM"), is a defendant in asbestos lawsuits alleging both property damage and personal injury. This litigation has not had a material effect on the Corporation's liquidity or earnings. Virtually all costs of the Personal Injury Cases are being paid by insurance. However, many of U.S. Gypsum's insurance carriers are denying coverage for the Property Damage Cases, although U.S. Gypsum believes that substantial coverage exists and the trial court in U.S. Gypsum's Coverage Action has so ruled (such ruling has been appealed). In view of the limited insurance funding currently available to U.S. Gypsum for Property Damage Cases resulting from continued resistance by a number of U.S. Gypsum's insurers to providing coverage, the effect of the asbestos litigation on the Corporation will depend upon a variety of factors, including the damages sought in Property Damage Cases that reach trial prior to the completion of the Coverage Action, U.S. Gypsum's ability to successfully defend or settle such cases, and the resolution of the Coverage Action. As a result, management is unable to determine whether an adverse outcome in the asbestos litigation will have a material adverse effect on the results of operations or the consolidated financial position of the Corporation.

    The Corporation and certain of its subsidiaries have been notified by state and federal environmental protection agencies of possible involvement as one of numerous "potentially responsible parties" in a number of so-called "Superfund" sites in the United States. The Corporation does not presently anticipate any material adverse effect upon its earnings or consolidated financial position arising out of the resolution of these matters or any other pending governmental proceeding regarding environmental matters.

    (13) USG Corporation, a holding company, owns several operating subsidiaries, including U.S. Gypsum. On January 1, 1985, all of the issued and outstanding shares of stock of U.S. Gypsum were converted into shares of USG Corporation and the holding company became a joint and several obligor

                                USG CORPORATION

                                  (UNAUDITED)
for certain debentures originally issued by U.S. Gypsum. Debentures totaling $38 million and $41 million were on the holding company's books of account as of September 30, 1993 and December 31, 1992, respectively. Summary financial results for U.S. Gypsum are presented below (in millions of dollars):

                                                        1993 (A)               1993                    1992
                                               --------------------------   -----------   -------------------------------
                                                THREE MONTHS      MAY 7      JANUARY 1     THREE MONTHS     NINE MONTHS
                                                   ENDED         THROUGH      THROUGH         ENDED            ENDED
SUMMARY STATEMENT OF EARNINGS                   SEPTEMBER 30     JUNE 30       MAY 6       SEPTEMBER 30     SEPTEMBER 30
- ---------------------------------------------  --------------   ---------   -----------   --------------   --------------
Net sales....................................  $         260    $    160    $      297    $         231    $         657
Cost and expenses............................            223         141           268              205              599
Amortization of excess reorganization                     15          10            --               --               --
 value.......................................
                                                       -----    ---------        -----            -----            -----
Operating profit.............................             22           9            29               26               58
Interest expense, net........................             --          --            --               --                1
Other income, net............................             (1)         --            --               (2)              (2)
Corporate charges............................             24          13            52               51              150
Reorganization items.........................             --          --          (295)              --               --
                                                       -----    ---------        -----            -----            -----
Earnings/(loss) before taxes on income and                (1)         (4)          272              (23)             (91)
 change in accounting principle..............
Income tax/(tax benefit).....................              2           3            (7)              (8)             (32)
                                                       -----    ---------        -----            -----            -----
Earnings/(loss) before change in accounting    $          (3)   $     (7)   $      279    $         (15)   $         (59)
 principle...................................
Cumulative effect of change in accounting                 --          --            28               --               --
 principle...................................
                                                       -----    ---------        -----            -----            -----
Net earnings/(loss)..........................             (3)         (7)          307              (15)             (59)
                                                       -----    ---------        -----            -----            -----
                                                       -----    ---------        -----            -----            -----

                                                               AS OF           AS OF
                                                           SEPTEMBER 30,   DECEMBER 31,
SUMMARY BALANCE SHEET                                        1993 (A)          1992
- ---------------------------------------------------------  -------------  ---------------
Current assets...........................................    $     275       $     192
Property, plant and equipment, net.......................          484             511
Excess reorganization value, net.........................          281              --
Other assets.............................................            5               7
                                                           -------------         -----
  Total assets...........................................        1,045             710
                                                           -------------         -----
                                                           -------------         -----
Current liabilities......................................          112              32
Other liabilities and obligations........................          151             193
Stockholder's equity.....................................          782             485
                                                           -------------         -----
  Total liabilities and stockholder's equity.............  $     1,045    $        710
                                                           -------------         -----
                                                           -------------         -----

           (a) Due to the Restructuring and implementation of fresh start reporting, financial statements effective May 7, 1993 for the newly-restructured company are not comparable to financial statements prior to that date for the predecessor company. See "Notes to Consolidated Financial Statements -- Note (3)" for more information on the Restructuring and implementation of fresh start reporting.

                                USG CORPORATION

                                  (UNAUDITED)

    (14) The Corporation issued $340 million aggregate principal amount of 10 1/4% Senior Notes in May 1993 and an additional $138 million aggregate principal amount  of  such  notes in  August  1993.  Each of  U.S.  Gypsum,  USG
Industries, Inc., USG Interiors, Inc. ("USG INTERIORS"), USG Foreign Investments, Ltd., L&W Supply Corporation ("L&W SUPPLY"), Westbank Planting Company, USG Interiors International, Inc., American Metals Corporation and La Mirada Products Co., Inc. (together, the "COMBINED GUARANTORS") guaranteed, in the manner described below, the obligations of the Corporation under the Credit Agreement and the 10 1/4 Senior Notes. The Combined Guarantors are jointly and severally liable under the guarantees. Holders of the debt issued in connection with the Credit Agreement (the "BANK DEBT") have the right to (i) determine whether, when and to what extent the guarantees will be enforced (provided that each guarantee payment will be applied to the Bank Debt and 10 1/4% Senior Notes pro rata based on the respective amounts owed thereon) and (ii) amend or eliminate the guarantees. The guarantees will terminate when the Bank Debt is retired regardless of whether the 10 1/4% Senior Notes remain unpaid. The liability of each of the Combined Guarantors on its guarantee is limited to the greater of (i) 95% of the lowest amount, calculated as of July 13, 1988, sufficient to render the guarantor insolvent, leave the guarantor with unreasonably small capital or leave the guarantor unable to pay its debts as they become due (each as defined under applicable law) and (ii) the same amount, calculated as of the date any demand for payment under such guarantee is made, in each case plus collection costs. The guarantees are senior obligations of the applicable guarantor and rank pari passu with all unsubordinated obligations of the guarantor.

    There are 43 Non-Guarantors (the "COMBINED NON-GUARANTORS"), substantially all of which are subsidiaries of Guarantors. The Combined Non-Guarantors primarily include CGC Inc. ("CGC"), the Corporation's 76%-owned Canadian subsidiary, Gypsum Transportation Limited, USG Canadian Mining Ltd., the Mexican subsidiaries and the European and Pacific subsidiaries of USG Interiors. The long-term debt of the Combined Non-Guarantors of $25 million as of September 30, 1993 has restrictive covenants that restrict, among other things, the payment of dividends.

    The following condensed consolidating information presents:

            (i) Condensed financial statements as of September 30, 1993 and December 31, 1992 and for the three months ended September 30, 1993, the periods of May 7 through June 30, 1993 and January 1 through May 6, 1993 and the three months and nine months ended September 30, 1992 of (a) the Corporation on a parent company only basis (the "PARENT COMPANY," which was the only entity of the Corporation included in the bankruptcy proceeding), (b) the Combined Guarantors, (c) the Combined Non-Guarantors and (d) the Corporation on a consolidated basis. Due to the Restructuring and implementation of fresh start reporting, the financial statements effective May 7, 1993 for the newly-restructured company are not comparable to financial statements prior to that date for the predecessor company. Except for the following condensed financial statements, separate financial information with respect to the Combined Guarantors is not deemed material to investors and is omitted.

           (ii) The Parent Company and Combined Guarantors shown with their investments in their subsidiaries accounted for on the equity method.

           (iii) Elimination entries necessary to consolidate the Parent Company and its subsidiaries.

                                USG CORPORATION
                 CONDENSED CONSOLIDATING STATEMENT OF EARNINGS
                     THREE MONTHS ENDED SEPTEMBER 30, 1993

                                                                                COMBINED
                                                  PARENT        COMBINED          NON-
                                                  COMPANY      GUARANTORS      GUARANTORS      ELIMINATIONS     CONSOLIDATED
                                               -------------  -------------  ---------------  ---------------  ---------------
                                                                        (DOLLAR AMOUNTS IN MILLIONS)
Net Sales....................................    $      --      $     445       $      90        $     (21)       $     514
Gross Profit.................................           --             87              18               --              105
Operating Profit/(Loss)......................          (11)            17              --               --                6
Equity in net loss of the Subsidiaries.......           29              4              --              (33)              --
Interest expense, net........................           31              1              --               --               32
Corporate service charge.....................          (41)            41              --               --               --
Other (income)/expense, net..................           --             (6)              1                1               (4)
                                                       ---          -----             ---              ---            -----
Loss Before Taxes on Income..................          (30)           (23)             (1)              32              (22)
Taxes on income/(income tax benefit).........           (6)             6               3               --                3
                                                       ---          -----             ---              ---            -----
Net Loss.....................................    $     (24)     $     (29)      $      (4)       $      32        $     (25)
                                                       ---          -----             ---              ---            -----
                                                       ---          -----             ---              ---            -----

                                USG CORPORATION
                 CONDENSED CONSOLIDATING STATEMENT OF EARNINGS
                          MAY 7 THROUGH JUNE 30, 1993

                                                                                COMBINED
                                                  PARENT        COMBINED          NON-
                                                  COMPANY      GUARANTORS      GUARANTORS      ELIMINATIONS     CONSOLIDATED
                                               -------------  -------------  ---------------  ---------------  ---------------
                                                                        (DOLLAR AMOUNTS IN MILLIONS)
Net Sales....................................    $      --      $     279       $      57        $     (21)       $     315
Gross Profit.................................           --             51              12               --               63
Operating Profit/(Loss)......................           (6)             6              (1)              --               (1)
Equity in net loss of the Subsidiaries.......           23              3              --              (26)              --
Interest expense, net........................           20              1              --               --               21
Corporate service charge.....................          (27)            27              --               --               --
Other (income)/expense, net..................           (1)            (4)              1                2               (2)
                                                       ---          -----             ---              ---            -----
Loss Before Taxes on Income..................          (21)           (21)             (2)              24              (20)
Taxes on income/(income tax benefit).........           (2)             2               1               --                1
                                                       ---          -----             ---              ---            -----
Net Loss.....................................    $     (19)     $     (23)      $      (3)       $      24        $     (21)
                                                       ---          -----             ---              ---            -----
                                                       ---          -----             ---              ---            -----

                                USG CORPORATION
                 CONDENSED CONSOLIDATING STATEMENT OF EARNINGS
                         JANUARY 1 THROUGH MAY 6, 1993

                                                                             COMBINED
                                                 PARENT       COMBINED         NON-
                                                 COMPANY     GUARANTORS     GUARANTORS    ELIMINATIONS   CONSOLIDATED
                                               -----------  -------------  -------------  -------------  -------------
                                                                    (DOLLAR AMOUNTS IN MILLIONS)
Net Sales....................................   $      --     $     501      $     113      $     (23)     $     591
Gross Profit.................................           1            84             24             --            109
Operating Profit/(Loss)......................         (11)           39             10             --             38
Equity in net earnings of the Subsidiaries...        (751)         (169)            --            920             --
Interest expense, net........................          80             3              1             --             84
Corporate service charge.....................         (92)           92             --             --             --
Other expense, net...........................           1             5             --             --              6
Reorganization items.........................          53          (597)          (165)            --           (709)
                                               -----------       ------         ------         ------    -------------
Earnings Before Taxes on Income and
 Extraordinary Items.........................         698           705            174           (920)           657
Taxes on income/(income tax benefit).........          37           (24)             4             --             17
                                               -----------       ------         ------         ------    -------------
Earnings Before Extraordinary Items..........         661           729            170           (920)           640
Extraordinary gain, net of taxes.............         944            --             --             --            944
Cumulative effect of changes in accounting
 principles..................................        (171)           22             (1)            --           (150)
                                               -----------       ------         ------         ------    -------------
Net Earnings.................................   $   1,434     $     751      $     169      $    (920)     $   1,434
                                               -----------       ------         ------         ------    -------------
                                               -----------       ------         ------         ------    -------------

                                USG CORPORATION
                 CONDENSED CONSOLIDATING STATEMENT OF EARNINGS
                     THREE MONTHS ENDED SEPTEMBER 30, 1992

                                                                                COMBINED
                                                  PARENT        COMBINED          NON-
                                                  COMPANY      GUARANTORS      GUARANTORS      ELIMINATIONS     CONSOLIDATED
                                               -------------  -------------  ---------------  ---------------  ---------------
                                                                        (DOLLAR AMOUNTS IN MILLIONS)
Net Sales....................................    $      --      $     415       $      97        $     (38)       $     474
Gross Profit.................................           --             75              19               --               94
Operating Profit/(Loss)......................           (7)            39               7               --               39
Equity in net (earnings)/loss of the
 Subsidiaries................................           33             (4)             --              (29)              --
Interest expense, net........................           75              3              --               --               78
Corporate service charge.....................          (90)            90              --               --               --
Other (income)/expense, net..................            2             (2)              1               --                1
                                                       ---          -----             ---              ---            -----
Earnings/(Loss) Before Taxes on Income.......          (27)           (48)              6               29              (40)
Taxes on income/(income tax benefit).........            6            (15)              2               --               (7)
                                                       ---          -----             ---              ---            -----
Net Earnings/(Loss)..........................    $     (33)     $     (33)      $       4        $      29        $     (33)
                                                       ---          -----             ---              ---            -----
                                                       ---          -----             ---              ---            -----

                                USG CORPORATION
                 CONDENSED CONSOLIDATING STATEMENT OF EARNINGS
                      NINE MONTHS ENDED SEPTEMBER 30, 1992

                                                                           COMBINED
                                                 PARENT      COMBINED        NON-
                                                 COMPANY    GUARANTORS    GUARANTORS    ELIMINATIONS   CONSOLIDATED
                                               -----------  -----------  -------------  -------------  -------------
                                                                   (DOLLAR AMOUNTS IN MILLIONS)
Net Sales....................................   $      --    $   1,146     $     275      $     (80)     $   1,341
Gross Profit.................................          --          193            53             --            246
Operating Profit/(Loss)......................         (21)          88            20             --             87
Equity in net (earnings)/loss of the
 Subsidiaries................................         118          (13)           --           (105)            --
Interest expense, net........................         235            8             2             --            245
Corporate service charge.....................        (270)         270            --             --             --
Other (income)/expense, net..................           5           (4)           (1)            --             --
                                               -----------  -----------        -----         ------    -------------
Earnings/(Loss) Before Taxes on Income.......        (109)        (173)           19            105           (158)
Taxes on income/(income tax benefit).........          22          (55)            6             --            (27)
                                               -----------  -----------        -----         ------    -------------
Net Earnings/(Loss)..........................   $    (131)   $    (118)    $      13      $     105      $    (131)
                                               -----------  -----------        -----         ------    -------------
                                               -----------  -----------        -----         ------    -------------

                                USG CORPORATION
                     CONDENSED CONSOLIDATING BALANCE SHEET
                            AS OF SEPTEMBER 30, 1993
                          (DOLLAR AMOUNTS IN MILLIONS)
                                     ASSETS

                                                                           COMBINED
                                                 PARENT      COMBINED        NON-
                                                 COMPANY    GUARANTORS    GUARANTORS    ELIMINATIONS  CONSOLIDATED
                                               -----------  -----------  -------------  ------------  -------------
Current Assets:
  Cash and cash equivalents..................   $     129    $      (7)    $      35     $       --     $     157
  Receivables, net...........................          10          261            51            (30)          292
  Inventories................................          --          112            37             (2)          147
                                               -----------  -----------        -----    ------------  -------------
      Total current assets...................         139          366           123            (32)          596
Property, Plant and Equipment, Net...........          21          623           110             --           754
Investment in Subsidiaries...................       1,762          293            --         (2,055)           --
Excess Reorganization Value, Net.............          --          615           161             --           776
Other Assets.................................        (199)         260             5             (6)           60
                                               -----------  -----------        -----    ------------  -------------
      Total assets...........................   $   1,723    $   2,157     $     399     $   (2,093)    $   2,186
                                               -----------  -----------        -----    ------------  -------------
                                               -----------  -----------        -----    ------------  -------------
                                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable and accrued expenses......         110          195            49            (28)          326
  Notes payable and LTD maturing within one
   year......................................          --            1            13             --            14
                                               -----------  -----------        -----    ------------  -------------
      Total current liabilities..............         110          196            62            (28)          340
Long-Term Debt...............................       1,376           38            25             --         1,439
Deferred Income Taxes........................           5          153            15             --           173
Other Liabilities............................         274            8             4             --           286
Stockholders' Equity/(Deficit):
  Common stock...............................           4            1             6             (7)            4
  Capital received in excess of par value....          --        1,678           306         (1,984)           --
  Deferred currency translation..............          --           (1)           (9)            --           (10)
  Reinvested earnings/(deficit)..............         (46)          84           (10)           (74)          (46)
                                               -----------  -----------        -----    ------------  -------------
      Total stockholders' equity/
       (deficit).............................         (42)       1,762           293         (2,065)          (52)
                                               -----------  -----------        -----    ------------  -------------
Total liabilities and stockholders' equity...   $   1,723    $   2,157     $     399     $   (2,093)    $   2,186
                                               -----------  -----------        -----    ------------  -------------
                                               -----------  -----------        -----    ------------  -------------

                                USG CORPORATION
                     CONDENSED CONSOLIDATING BALANCE SHEET
                            AS OF DECEMBER 31, 1992
                          (DOLLAR AMOUNTS IN MILLIONS)
                                     ASSETS

                                                                           COMBINED
                                                 PARENT      COMBINED        NON-
                                                 COMPANY    GUARANTORS    GUARANTORS    ELIMINATIONS  CONSOLIDATED
                                               -----------  -----------  -------------  ------------  -------------
Current Assets:
  Cash and cash equivalents..................   $      59    $      87     $      34     $       --     $     180
  Receivables (net of reserves)..............          65          219            40            (25)          299
  Inventories................................          --           82            34             (3)          113
  Restricted cash............................          --           88            --             --            88
                                               -----------  -----------        -----    ------------  -------------
      Total current assets...................         124          476           108            (28)          680
Property, Plant and Equipment, Net...........          19          664           117             --           800
Investment in Subsidiaries...................       1,073          133            --         (1,206)           --
Purchased Goodwill, Net......................          --           61             8             --            69
Other Assets.................................         (89)         214           (11)            (4)          110
                                               -----------  -----------        -----    ------------  -------------
      Total assets...........................   $   1,127    $   1,548     $     222     $   (1,238)    $   1,659
                                               -----------  -----------        -----    ------------  -------------
                                               -----------  -----------        -----    ------------  -------------
                                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable and accrued expenses......         538           91            39            (24)          644
  Notes payable and LTD maturing within one
   year......................................         570          141             7             --           718
  Long-term debt classified as current.......       1,926           --            --             --         1,926
                                               -----------  -----------        -----    ------------  -------------
      Total current liabilities..............       3,034          232            46            (24)        3,288
Long-Term Debt...............................           1           38            28             --            67
Deferred Income Taxes........................         (36)         196            15             --           175
Other Liabilities............................          --            9            --             --             9
Stockholders' Equity/(Deficit):
  Common stock...............................           5            2             5             (7)            5
  Capital received in excess of par value....          23        1,002            34         (1,036)           23
  Deferred currency translation..............          --           (2)           (6)            --            (8)
  Reinvested earnings/(deficit)..............      (1,900)          71           100           (171)       (1,900)
                                               -----------  -----------        -----    ------------  -------------
      Total stockholders' equity/
       (deficit).............................      (1,872)       1,073           133         (1,214)       (1,880)
                                               -----------  -----------        -----    ------------  -------------
Total liabilities and stockholders' equity...   $   1,127    $   1,548     $     222     $   (1,238)    $   1,659
                                               -----------  -----------        -----    ------------  -------------
                                               -----------  -----------        -----    ------------  -------------

                                USG CORPORATION
                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                        MAY 7 THROUGH SEPTEMBER 30, 1993
                          (DOLLAR AMOUNTS IN MILLIONS)

                                                                             COMBINED
                                                 PARENT       COMBINED         NON-
                                                 COMPANY     GUARANTORS     GUARANTORS     ELIMINATIONS     CONSOLIDATED
                                               -----------  -------------  -------------  ---------------  ---------------
NET CASH FLOWS FROM OPERATING ACTIVITIES.....   $       9     $     109      $       8       $      --        $     126
  Capital expenditures.......................          --           (12)            (4)             --              (16)
  Net proceeds from asset dispositions.......          --             9             --              --                9
                                                    -----        ------            ---           -----            -----
NET CASH FLOWS TO INVESTING ACTIVITIES.......          --            (3)            (4)             --               (7)
  Issuance of debt...........................          --            --             26              --               26
  Repayment of debt..........................          (4)           (9)           (24)             --              (37)
  Cash dividends (paid)/ received............          --             3             (3)             --               --
  Net cash transfers (to)/from Corporate.....         100          (100)            --              --               --
                                                    -----        ------            ---           -----            -----
NET CASH FLOWS (TO)/FROM FINANCING
 ACTIVITIES..................................          96          (106)            (1)             --              (11)
NET INCREASE IN CASH AND CASH EQUIVALENTS....         105            --              3              --              108
                                                    -----        ------            ---           -----            -----
Cash and cash equivalents at beginning of
 period......................................          24            (7)            32              --               49
                                                    -----        ------            ---           -----            -----
Cash and cash equivalents at end of period...   $     129     $      (7)     $      35       $      --        $     157
                                                    -----        ------            ---           -----            -----
                                                    -----        ------            ---           -----            -----

                                USG CORPORATION
                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                         JANUARY 1 THROUGH MAY 6, 1993
                          (DOLLAR AMOUNTS IN MILLIONS)

                                                                                COMBINED
                                                  PARENT        COMBINED          NON-
                                                  COMPANY      GUARANTORS      GUARANTORS      ELIMINATIONS     CONSOLIDATED
                                               -------------  -------------  ---------------  ---------------  ---------------
NET CASH FLOWS (TO)/FROM OPERATING
 ACTIVITIES..................................    $     (90)     $      76       $      --        $      --        $     (14)
  Capital expenditures.......................           --             (9)             (3)              --              (12)
  Net proceeds from asset dispositions.......           --             --              --               --               --
                                                       ---         ------             ---            -----           ------
NET CASH FLOWS TO INVESTING ACTIVITIES.......           --             (9)             (3)              --              (12)
  Issuance of debt...........................           --             --               5               --                5
  Repayment of debt..........................           --           (140)             (2)              --             (142)
  Cash dividends (paid)/received.............            2             --              (2)              --               --
  (Increase)/decrease in restricted assets...           44            (12)             --               --               32
  Net cash transfers (to)/from Corporate.....            9             (9)             --               --               --
                                                       ---         ------             ---            -----           ------
NET CASH FLOWS (TO)/FROM FINANCING
 ACTIVITIES..................................           55           (161)              1               --             (105)
NET DECREASE IN CASH AND CASH EQUIVALENTS....          (35)           (94)             (2)              --             (131)
                                                       ---         ------             ---            -----           ------
Cash and cash equivalents at beginning of
 period......................................           59             87              34               --              180
                                                       ---         ------             ---            -----           ------
Cash and cash equivalents at end of period       $      24      $      (7)      $      32        $      --        $      49
                                                       ---         ------             ---            -----           ------
                                                       ---         ------             ---            -----           ------

                                USG CORPORATION
                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                      NINE MONTHS ENDED SEPTEMBER 30, 1992
                          (DOLLAR AMOUNTS IN MILLIONS)

                                                                             COMBINED
                                                 PARENT       COMBINED         NON-
                                                 COMPANY     GUARANTORS     GUARANTORS     ELIMINATIONS     CONSOLIDATED
                                               -----------  -------------  -------------  ---------------  ---------------
NET CASH FLOWS (TO)/FROM OPERATING
 ACTIVITIES..................................   $    (133)    $     138      $      38       $      --        $      43
  Capital expenditures.......................          (1)          (21)            (5)             --              (27)
  Net proceeds from asset dispositions.......          --             2              4              --                6
                                               -----------       ------            ---           -----            -----
NET CASH FLOWS TO INVESTING ACTIVITIES.......          (1)          (19)            (1)             --              (21)
  Issuance of debt...........................          --            --             57              --               57
  Repayment of debt..........................          --            (3)           (65)             --              (68)
  Cash dividends (paid)/received.............          --            27            (27)             --               --
  Increase in restricted assets..............          --            (3)            --              --               (3)
  Net cash transfers (to)/from Corporate.....         147          (147)            --              --               --
                                               -----------       ------            ---           -----            -----
NET CASH FLOWS (TO)/FROM FINANCING
 ACTIVITIES..................................         147          (126)           (35)             --              (14)
NET INCREASE/(DECREASE) IN CASH AND CASH
 EQUIVALENTS.................................          13            (7)             2              --                8
                                               -----------       ------            ---           -----            -----
Cash and cash equivalents at beginning of
 period......................................          36            78             41              --              155
                                               -----------       ------            ---           -----            -----
Cash and cash equivalents at end of period...   $      49     $      71      $      43       $      --        $     163
                                               -----------       ------            ---           -----            -----
                                               -----------       ------            ---           -----            -----

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
  USG Corporation:

We have reviewed the accompanying condensed consolidated balance sheet of USG CORPORATION (a Delaware corporation) AND SUBSIDIARIES as of September 30, 1993, the related condensed consolidated statements of earnings for the period of May 7 through June 30, 1993 and the three months ended September 30, 1993 and the condensed consolidated statement of cash flows for the period of May 7 through September 30, 1993. These financial statements are the responsibility of the Company's management.

We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

As discussed in Note 3, on May 6, 1993, the Corporation completed a comprehensive financial restructuring through the implementation of a prepackaged plan of reorganization under Chapter 11 of Title 11 of the United States Bankruptcy Code and applied fresh start reporting. As such, results of operations through May 6, 1993 (predecessor company) are not comparable with results of operations subsequent to that date.

As discussed in Note 12, in view of the limited insurance funding currently available for property damage cases resulting from the continued resistance by a number of U.S. Gypsum's insurers to providing coverage, the effect of the asbestos litigation on the Corporation will depend upon a variety of factors, including the damages sought in property damage cases that reach trial prior to the completion of the coverage action, U.S. Gypsum's ability to successfully defend or settle such cases, and the resolution of the coverage action. As a result, management is unable to determine whether an adverse outcome in the asbestos litigation will have a material adverse effect on the consolidated results of operations or the consolidated financial position of the Corporation.

Based on our reviews, we are not aware of any material modifications that should be made to the financial statements referred to above for them to be in conformity with generally accepted accounting principles.

                                          /s/ Arthur Andersen & Co.
                                          ARTHUR ANDERSEN & CO.

Chicago, Illinois
October 22, 1993

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
  USG Corporation:

We have reviewed the accompanying condensed consolidated statements of earnings of USG CORPORATION (a Delaware corporation) AND SUBSIDIARIES for the period of January 1 through May 6, 1993 and for the three month and nine month periods ended September 30, 1992 and the condensed consolidated statements of cash flows for the period of January 1 through May 6, 1993 and for the nine month period ended September 30, 1992.

We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

As discussed in Note 3, on May 6, 1993, the Corporation completed a comprehensive financial restructuring through the implementation of a prepackaged plan of reorganization under Chapter 11 of Title 11 of the United States Bankruptcy Code and applied fresh start reporting. As such, results of operations through May 6, 1993 (predecessor company) are not comparable with results of operations subsequent to that date.

As discussed in Note 12, in view of the limited insurance funding currently available for property damage cases resulting from the continued resistance by a number of U.S. Gypsum's insurers to providing coverage, the effect of the asbestos litigation on the Corporation will depend upon a variety of factors, including the damages sought in property damage cases that reach trial prior to the completion of the coverage action, U.S. Gypsum's ability to successfully defend or settle such cases, and the resolution of the coverage action. As a result, management is unable to determine whether an adverse outcome in the asbestos litigation will have a material adverse effect on the consolidated results of operations or the consolidated financial position of the Corporation.

Based on our reviews, we are not aware of any material modifications that should be made to the financial statements referred to above for them to be in conformity with generally accepted accounting principles.

                                          /s/ Arthur Andersen & Co.
                                          ARTHUR ANDERSEN & CO.

Chicago, Illinois
October 22, 1993

    NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION OR BY ANY OF THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION SINCE THE DATES AS OF WHICH INFORMATION IS GIVEN IN THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH SOLICITATION.

                            ------------------------

                               TABLE OF CONTENTS

                                                    PAGE
                                                    -----
Prospectus Summary.............................           3
Summary Financial Information..................           7
Risk Factors...................................           9
The Restructuring..............................          12
Purpose of the Offering and Use of Proceeds....          13
Capitalization.................................          14
Price Range of Common Stock....................          15
Dividend Policy................................          15
Dilution.......................................          16
Pro Forma Condensed Consolidated Financial
 Statements....................................          16
Selected Consolidated Financial Data...........          26
Management's Discussion and Analysis of
 Financial Condition and Results of
 Operations....................................          28
Business.......................................          38
Management.....................................          52
Ownership of Common Stock......................          64
Certain Relationships and Related
 Transactions..................................          65
Description of Credit Agreement................          68
Description of Other Debt Obligations..........          79
Description of Collateral Trust................          91
Description of Capital Stock...................          93
Underwriting...................................          97
Legal Matters..................................          99
Experts........................................          99
Additional Information.........................          99
Index to Financial Statements..................         101

8,500,000 SHARES
USG CORPORATION

COMMON STOCK
($.10 PAR VALUE)

[LOGO]

SALOMON BROTHERS INC
LAZARD FRERES & CO.
SMITH BARNEY SHEARSON INC.

PROSPECTUS
DATED           , 1994

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following are the estimated expenses of the issuance and distribution of the Common Stock being registered, including fees and expenses previously incurred by the Corporation, other than any underwriting compensation.

                                                                                AMOUNT
                                 ITEM                                   (DOLLARS IN THOUSANDS)
- ----------------------------------------------------------------------  -----------------------
Securities and Exchange Commission Registration Fees..................         $     100
Stock Exchange Filing Fees............................................                30
NASD Filing Fee.......................................................                30
Blue Sky Fees and Expenses (including attorneys' fees and expenses)...                30
Printing and Engraving Expenses.......................................               100
Transfer Agent's Fees and Expenses....................................                10
Accounting Fees and Expenses..........................................                60
Legal Fees and Expenses...............................................               300
Miscellaneous Expenses................................................               150
                                                                                   -----
    Total.............................................................         $     810
                                                                                   -----
                                                                                   -----

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
    Section 145 of the Delaware General Corporation Law ("SECTION 145") (a) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions, (b) gives a director or officer who successfully defends an action the right to be so indemnified and (c) authorizes the corporation to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise.

    A bylaw provides that the Corporation (a) shall indemnify every person who is or was a director or officer of the Corporation or is or was serving at the Corporation's request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise and (b) shall, if the board of directors so directs, indemnify any person who is or was an employee or agent of the Corporation or is or was serving at the Corporation's request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the extent, in the manner, and subject to compliance with the applicable standards of conduct, provided by Section 145 as the same (or any substitute provision therefor) may be in effect from time to time.

    Any such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

    The Corporation has procured insurance for the purpose of substantially covering its future potential liability for indemnification under Section 145 as discussed above and certain future potential liability of individual officers or directors incurred in their capacity as such which is not subject to indemnification.

    The Corporation has entered into Indemnification Agreements with each of its officers and directors. The Indemnification Agreements provide that the Corporation shall indemnify and keep indemnified the indemnitee to the fullest extent authorized by Section 145 as it may be in effect from time to time from and against any expenses (including expenses of investigation and preparation and reasonable fees and disbursements of legal counsel, accountants and other experts), judgments, fines and amounts paid in settlement by the indemnitee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether or not the cause of action, suit or proceeding incurred before or after the date of the Indemnification Agreement. The Indemnification Agreements further provide for advancement of amounts to cover expenses incurred by the indemnitee in defending any such action, suit or proceeding subject to an undertaking by the indemnitee to repay any expenses advanced which it is later determined he or she was not entitled to receive.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

    During the past three years, the Corporation has not sold any unregistered securities.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) The following is a complete list of Exhibits filed as a part of this Registration Statement:

        See Exhibit Index

    (b) The following is a complete list of financial statement Schedules filed as a part of this Registration Statement and included with the financial statements filed as a part of this Registration Statement:

1.         Schedule V    --         Property, Plant and Equipment
2.         Schedule VI   --         Accumulation Depreciation and Depletion of Property, Plant and
                                    Equipment
3.         Schedule      --         Valuation and Qualifying Accounts
           VIII
4.         Schedule IX   --         Short-Term Borrowings
5.         Schedule X    --         Supplemental Statement of Earnings Information

    All other schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

ITEM 17.  UNDERTAKINGS

    The Registrant hereby undertakes:

    (1) To provide to the Underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

    (2) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (3) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement, relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

    (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to provisions described in this Registration Statement or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their respective counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of
Illinois on January   1994.

                                          USG CORPORATION

                                          By:         /s/ John E. Malone
                                          --------------------------------------
                                                       John E. Malone
                                                VICE PRESIDENT AND TREASURER

    Pursuant  to  the  requirements  of   the  Securities  Act  of  1933,   this
Registration Statement and power of attorney have been signed on January   1994,
by the following persons in the capacities indicated:

                   SIGNATURE                                                TITLE
- ------------------------------------------------  ---------------------------------------------------------
                                *
     --------------------------------------       Chairman of the Board, Chief Executive Officer, and
               Eugene B. Connolly                  Director (Principal Executive Officer)
                                *
     --------------------------------------       Vice Chairman and Director
             Anthony J. Falvo, Jr.
                 /s/ Richard H. Fleming
     --------------------------------------       Vice President and Chief Financial Officer (Principal
               Richard H. Fleming                  Financial Officer)
                   /s/ Raymond T. Belz
     --------------------------------------       Vice President and Controller
                Raymond T. Belz                    (Principal Accounting Officer)
                                *
     --------------------------------------       Director
               Robert L. Barnett
                                *
     --------------------------------------       Director
                 Keith A. Brown
                                *
     --------------------------------------       Director
                   W.H. Clark
                                *
     --------------------------------------       Director
                James C. Cotting
                                *
     --------------------------------------       Director
              Lawrence M. Crutcher

                   SIGNATURE                                                TITLE
- ------------------------------------------------  ---------------------------------------------------------
                                *
     --------------------------------------       Director
                Wade Fetzer III
                                *
     --------------------------------------       Director
                  David W. Fox
     --------------------------------------       Director
             Philip C. Jackson, Jr.
                                *
     --------------------------------------       Director
                Marvin E. Lesser
                                *
     --------------------------------------       Director
                John B. Schwemm
                                *
     --------------------------------------       Director
                 Alan G. Turner
                                *
     --------------------------------------       Director
                Barry L. Zubrow

*By:                              /s/ John E. Malone

                       ---------------------------------
                                 John E. Malone
                                Attorney-in-fact

                                 EXHIBIT INDEX

    The following documents are the exhibits to this Registration Statement on Form S-1. For convenient reference, each exhibit is listed according to the Exhibit Table of Regulation S-K. The page number, if any, listed opposite an exhibit indicates the page number in the sequential numbering system in the manually signed original of this Registration Statement on Form S-1 where such exhibit can be found. Exhibits followed by an (*) constitute management contracts or compensatory plans or arrangements. Exhibits followed by an (**) will be filed by amendment.

 EXHIBIT
   NO.                                                                                                            PAGE
- ---------                                                                                                       ---------
       1.  Form of Underwriting Agreement                                                                          **
       3.  Articles of incorporation and by-laws:
           (a)        Restated Certificate of Incorporation of  USG Corporation (incorporated by reference  to
                      Exhibit 3.1 of USG Corporation's Form 8-K, dated May 7, 1993.)
           (b)        Amended  and Restated By-Laws of USG Corporation, dated as of May 12, 1993 (incorporated by reference  to Exhibit  3(b) of  Amendment  No. 1  to USG  Corporation's  Registration
                      Statement No. 33-61162 on Form S-1, dated June 16, 1993).
       4.  Instruments defining the rights of security holders, including indentures:
           (a)        Indenture  dated as  of October  1, 1986  between USG  Corporation and  Harris Trust and
                      Savings Bank, Trustee (incorporated  by reference to Exhibit  4(a) of USG  Corporation's
                      Registration Statement No. 33-9294 on Form S-3, dated October 7, 1986).
           (b)        Resolutions  dated December  16, 1986  of a  Special Committee  created by  the Board of
                      Directors  of  USG  Corporation  (incorporated  by   reference  to  Exhibit  1  of   USG
                      Corporation's Current Report on Form 8-K, dated December 16, 1986).
           (c)        Resolutions dated March 5, 1987 of a Special Committee created by the Board of Directors of  USG Corporation (incorporated by reference to Exhibit 1 of USG Corporation's Current
                      Report on Form 8-K, dated March 9, 1987).
           (d)        Resolutions dated March 6, 1987 of a Special Committee created by the Board of Directors of USG Corporation (incorporated by reference to Exhibit 3 of USG Corporation's  Current
                      Report on Form 8-K, dated March 9, 1987).
           (e)        Resolutions  dated  April  26, 1993  of  a Special  Committee  created by  the  Board of
                      Directors of USG Corporation relating to USG Corporation's 8% Senior Notes due 1995  and
                      9%  Senior Notes due 1998 (incorporated by reference to Exhibit 4.1 of USG Corporation's
                      Form 8-K, dated May 7, 1993).
           (f)        Form of  Resolutions to  be adopted  by  a Special  Committee created  by the  Board  of
                      Directors of USG Corporation relating to USG Corporation's 9 1/4% Senior Notes due 2001.     **
           (g)        Form  of note purchase agreement to be  entered into between USG Corporation and certain
                      institutional investors relating to USG Corporation's 9 1/4% Senior Notes due 2001.          **
           (h)        Indenture dated as of April 26, 1993 among USG Corporation, certain guarantors and State
                      Street Bank and Trust Company, as Trustees, relating to USG Corporation's 10 1/4% Senior
                      Notes due 2002 (incorporated by reference to Exhibit 4.2 of USG Corporation's Form  8-K, dated May 7, 1993).
           (i)        Indenture  dated as  of August  10, 1993 among  USG Corporation,  certain guarantors and
                      State Street Bank and Trust Company, as  Trustee, relating to USG Corporation's 10  1/4%
                      Senior  Notes  due 2002,  Series B  (incorporated by  reference to  Exhibit 4(f)  of USG
                      Corporation's Quarterly Report on Form  10-Q for the quarter  ended June 30, 1993  dated
                      August 12, 1993.
           (j)        Warrant Agreement dated May 6, 1993 between USG Corporation and Harris Trust and Savings
                      Bank,  as  Warrant  Agent,  relating  to  USG  Corporation's  Warrants  (incorporated by reference to Exhibit 4.3 of USG Corporation's Form 8-K, dated May 7, 1993).

 EXHIBIT
   NO.                                                                                                            PAGE
- ---------                                                                                                       ---------
           (k)        Form of Warrant Certificate (incorporated by reference to Exhibit 4(g) of Amendment  No.
                      4  to USG Corporation's Registration Statement No.  33-40136 on Form S-4, dated November
                      12, 1992).
           (l)        Rights Agreement dated May 6, 1993 between USG Corporation and Harris Trust and  Savings
                      Bank,  as Rights Agent (incorporated  by reference to Exhibit  10.1 of USG Corporation's
                      Form 8-K, dated May 7, 1993).
           (m)        Form of  Common Stock  certificate (incorporated  by  reference to  Exhibit 4.4  to  USG
                      Corporation's Form 8-K, dated May 7, 1993).
                      The  Corporation and certain  of its consolidated subsidiaries  are parties to long-term debt instruments under which the total  amount of securities authorized does not  exceed
                      10% of the total assets of the Corporation and its subsidiaries on a consolidated basis.
                      Pursuant  to paragraph  (b)(4)(iii)(A) of  Item 601  of Regulation  S-K, the Corporation
                      agrees to furnish a copy of such  instruments to the Securities and Exchange  Commission upon request.
       5.  Opinions of counsel as to the legality of the securities being registered.                              **
      10.  Material contracts:
           (a)        Management  Performance Plan of USG Corporation (incorporated by reference to Annex C of
                      Amendment No. 8 to  USG Corporation's Registration Statement  No. 33-40136 on Form  S-4,
                      dated February 3, 1993).*
           (b)        1991-1993  Management  Incentive Compensation  Program  -- USG  Corporation,  as amended
                      (incorporated by reference to Exhibit 10(b)  of USG Corporation's 1991 Annual Report  on
                      Form 10-K, dated March 5, 1992).*
           (c)        Amendment  and Restatement of USG Corporation Supplemental Retirement Plan (incorporated by reference to  Exhibit 10(e) of  USG Corporation's  1988 Annual Report  on Form  10-K,
                      dated March 29, 1989).*
           (d)        Amendment  and Restatement of USG Corporation Supplemental Retirement Plan, effective as of July 1, 1993 and dated November 30, 1993.*
           (e)        First Amendment  of  USG  Corporation  Supplemental Retirement  Plan,  effective  as  of
                      November 15, 1993 and dated December 2, 1993.*
           (f)        Employment  Agreements (incorporated by reference to  Exhibit 10(g) of USG Corporation's
                      1991 Annual Report on Form 10-K, dated March 5, 1992).*
           (g)        Termination Compensation Agreements (incorporated by  reference to Exhibit 10(h) of  USG
                      Corporation's 1991 Annual Report on Form 10-K, dated March 5, 1992).*
           (h)        USG  Corporation Severance Plan  for Key Managers,  dated May 15,  1991 (incorporated by reference to Exhibit 10(i) of USG Corporation's  1991 Annual Report on Form 10-K,  dated
                      March 5, 1992).*
           (i)        Restricted  Stock Award  Agreements (incorporated by  reference to Exhibit  10(j) of USG
                      Corporation's 1988 Annual Report on Form 10-K, dated March 29, 1989).*
           (j)        Restricted Stock Award Agreements, 1991 (incorporated  by reference to Exhibit 10(m)  of
                      USG Corporation's 1990 Annual Report on Form 10-K, dated March 18, 1991).*
           (k)        Agreements  to  Take  Deferred  Stock and  Matching  Restricted  Stock  (incorporated by reference to Exhibit 10(k) of USG Corporation's  1989 Annual Report on Form 10-K,  dated
                      March 28, 1990).*
           (l)        Indemnification   Agreements  (incorporated  by  reference   to  Exhibit  10(l)  of  USG
                      Corporation's 1987 Annual Report on Form 10-K, dated March 30, 1988).*
           (m)        Form of Change  of Control Waiver  (incorporated by  reference to Exhibit  10(t) of  USG
                      Corporation's 1992 Annual Report on Form 10-K dated March 26, 1993).*
           (n)        Incentive  Recovery  Program --  Waiver of  Full Payment  (incorporated by  reference to
                      Exhibit 10(u) of  USG Corporation's 1992  Annual Report  on Form 10-K,  dated March  26,
                      1993).*

 EXHIBIT
   NO.                                                                                                            PAGE
- ---------                                                                                                       ---------
           (o)        Rights  Agreement dated May 6, 1993 between USG Corporation and Harris Trust and Savings
                      Bank, as Rights Agent (incorporated  by reference to Exhibit 10.1  of Form 8-K filed  by
                      USG Corporation on May 7, 1993).
           (p)        Warrant Agreement dated May 6, 1993 between USG Corporation and Harris Trust and Savings
                      Bank,  as  Warrant  Agent,  relating  to  USG  Corporation's  Warrants  (incorporated by reference to Exhibit 4.3 of Form 8-K filed by USG Corporation on May 7, 1993).
           (q)        Amended and Restated Credit Agreement dated as of May 6, 1993 among USG Corporation  and
                      USG  Interiors, Inc., as  borrowers; the Financial Institutions  listed on the signature pages thereof, as  Senior Lenders; Bankers  Trust Company, Chemical  Bank and  Citibank,
                      N.A.,  as Agents; and Citibank, N.A., as Administrative Agent (incorporated by reference to Exhibit 10.2 of Form 8-K filed by USG Corporation on May 7, 1993).
           (r)        First Amendment to Amended and Restated Credit Agreement between USG Corporation and USG
                      Interiors, Inc. as borrowers; the Financial  Institutions listed on the signature  pages thereof,  as Senior Lenders; Bankers Trust Company, Chemical Bank and Citibank, N.A., as
                      Agents; and  Citibank,  N.A., as  Administrative  Agent (incorporated  by  reference  to
                      Exhibit  4M of USG Corporation's Registration Statement  No. 35-65804 on Form S-1, dated
                      July 9, 1993).
           (s)        Form  of  Second  Amendment  to  Amended  and  Restated  Credit  Agreement  between  USG
                      Corporation  and USG Interiors, Inc. as  borrowers; the Financial Institutions listed on the signature pages thereof, as Senior Lenders; Bankers Trust Company, Chemical Bank and
                      Citibank, N.A., as Agents; and Citibank, N.A., as Administrative Agent.                      **
           (t)        Letter of Credit Issuance and  Reimbursement Agreement dated as  of May 6, 1993  between
                      USG  Interiors, Inc. and  Chemical Bank (incorporated  by reference to  Exhibit 10.12 of
                      Form 8-K filed by USG Corporation on May 7, 1993).
           (u)        Amended and  Restated Collateral  Trust Agreement  dated as  of May  6, 1993  among  USG
                      Corporation,  USG Interiors,  Inc. and USG  Foreign Investments, Ltd.,  as grantors, and
                      Wilmington Trust Company and William J. Wade, as Trustees (incorporated by reference  to
                      Exhibit 10.6 of Form 8-K filed by USG Corporation on May 7, 1993).
           (v)        Amended  and  Restated  Company Pledge  Agreement  dated as  of  May 6,  1993  among USG
                      Corporation, Wilmington Trust Company and William J. Wade (incorporated by reference  to
                      Exhibit 10.7 of Form 8-K filed by USG Corporation on May 7, 1993).
           (w)        Amended  and Restated  Subsidiary Pledge  Agreement dated  as of  May 6,  1993 among USG
                      Interiors, Inc., Wilmington Trust Company and William J. Wade (incorporated by reference to Exhibit 10.8 of Form 8-K filed by USG Corporation on May 7, 1993).
           (x)        Amended and Restated  Subsidiary Pledge  Agreement dated  as of  May 6,  1993 among  USG
                      Foreign Investments, Ltd., Wilmington Trust Company and William J. Wade (incorporated by reference to Exhibit 10.9 of Form 8-K filed by USG Corporation on May 7, 1993).
           (y)        Amended  and Restated Share Pledge  Agreement dated as of May  6, 1993 among USG Foreign
                      Investments, Ltd.,  Wilmington  Trust  Company  and William  J.  Wade  (incorporated  by reference to Exhibit 10.10 of Form 8-K filed by USG Corporation on May 7, 1993).
           (z)        Amended  and  Restated  Deed  of Charge  dated  as  of  May 6,  1993  among  USG Foreign
                      Investments, Ltd.,  Wilmington  Trust  Company  and William  J.  Wade  (incorporated  by reference to Exhibit 10.11 of Form 8-K filed by USG Corporation on May 7, 1993).

 EXHIBIT
   NO.                                                                                                            PAGE
- ---------                                                                                                       ---------
           (aa)       Amended  and Restated Company Guaranty  dated as of May 6,  1993 made by USG Corporation
                      (incorporated by reference to Exhibit 10.3 of  Form 8-K filed by USG Corporation on  May
                      7, 1993).
           (ab)       Amended  and Restated Subsidiary Guaranty dated as of May 6, 1993 made by USG Interiors,
                      Inc. (incorporated by reference to Exhibit 10.1 of Form 8-K filed by USG Corporation  on
                      May 7, 1993).
           (ac)       Form of Amended and Restated Subsidiary Guaranty dated as of May 6, 1993 made by each of
                      United States Gypsum Company, USG Foreign Investments, Ltd., L&W Supply Corporation, USG
                      Interiors  International, Inc., La Mirada Products Co., Inc., Westbank Planting Company,
                      American Metals  Corporation and  USG  Industries, Inc.  (incorporated by  reference  to
                      Exhibit 10.5 of Form 8-K filed by USG Corporation on May 7, 1993).
           (ad)       Amendment  and Restatement  of USG Corporation  Investment Plan  for Salaried Employees,
                      effective January 1, 1989 (incorporated by  reference to Exhibit 4.18 of  Post-Effective
                      Amendment No. 1, dated November 9, 1988, to USG Corporation's Registration Statement No.
                      33-22581 on Form S-8).*
           (ae)       First   Amendment  of  USG  Corporation  Investment  Plan,  effective  January  1,  1989
                      (incorporated by reference to Exhibit 4.29 of Post-Effective Amendment No. 2, dated July
                      5, 1989, to USG Corporation's Registration Statement No. 33-22581 on Form S-8).*
           (af)       Second Amendment of  USG Corporation  Investment Plan,  effective January  1, 1989,  and
                      dated   December  29,  1989  (incorporated  by   reference  to  Exhibit  10(bb)  of  USG
                      Corporation's 1990 Annual Report on Form 10-K, dated March 18, 1991).*
           (ag)       Third Amendment of USG Corporation Investment Plan, effective January 1, 1989, and dated
                      November 21, 1990 (incorporated by reference to Exhibit 10(cc) of USG Corporation's 1990
                      Annual Report on Form 10-K, dated March 18, 1991).*
           (ah)       Fourth Amendment of USG Corporation Investment Plan, Third Amendment of USG  Corporation
                      Investment Trust, and Spinoff of Portion of Plan that Applies to Certain Former DAP Inc.
                      Employees,  effective August  31, 1991,  and dated  September 20,  1991 (incorporated by reference to Exhibit 10(ff) of USG Corporation's 1991 Annual Report on Form 10-K,  dated
                      March 5, 1992).*
           (ai)       Fourth  Amendment of USG Corporation Investment  Trust, effective December 15, 1991, and
                      dated  December  18,  1991  (incorporated  by   reference  to  Exhibit  10(gg)  of   USG
                      Corporation's 1991 Annual Report on Form 10-K, dated March 5, 1992).*
           (aj)       Fifth Amendment of USG Corporation Investment Plan, effective January 1, 1991, and dated
                      December 18, 1991 (incorporated by reference to Exhibit 10(hh) of USG Corporation's 1991
                      Annual Report on Form 10-K, dated March 5, 1992).*
           (ak)       Fifth  Amendment of USG Corporation  Investment Trust, effective July  1, 1993 and dated
                      July 30, 1993.*
           (al)       Sixth Amendment of USG Corporation Investment Plan, dated July 30, 1993.*
           (am)       Asset Purchase Agreement among  USG Corporation, DAP Inc.,  BHI International Inc.,  DAP
                      Canada  Inc.,  Wassall PLC  and  Wassall USA  Acquisition  Inc., dated  August  23, 1991
                      (incorporated by reference to Exhibit 10(ah) of USG Corporation's Form 8-K, dated August
                      23, 1991).
           (an)       Consent and  Agreement dated  as of  August  22, 1991  with respect  to the  Old  Credit
                      Agreement  dated as of July 1, 1988 (incorporated  by reference to Exhibit 10(ai) of USG
                      Corporation's Form 8-K, dated August 23, 1991).

 EXHIBIT
   NO.                                                                                                            PAGE
- ---------                                                                                                       ---------
           (ao)       First Amendment dated as  of March 12,  1993 with respect to  the Consent and  Agreement dated  as  of  August 22,  1991  (incorporated by  reference  to Exhibit  10(ap)  of USG
                      Corporation's 1992 Annual Report on Form 10-K, dated March 26, 1993).
           (ap)       Deposit Agreement dated as of September  19, 1991 (incorporated by reference to  Exhibit
                      10(aq) of USG Corporation's 1992 Annual Report on Form 10-K, dated March 26, 1993).
           (aq)       First  Amendment dated as  of March 12,  1993 to the  Deposit Agreement (incorporated by reference to Exhibit 10(ar) of USG Corporation's 1992 Annual Report on Form 10-K,  dated
                      March 26, 1993).
           (ar)       Agreement  among USG Corporation and  the Ad Hoc Committee of  Holders of 13 1/4% Senior
                      Subordinated Debentures  of  USG Corporation  due  2000 (incorporated  by  reference  to
                      Exhibit  10(aq)  of Amendment  No.  4 to  USG  Corporation's Registration  Statement No.
                      33-40136 on Form S-4).
           (as)       Letter Agreement dated February 25, 1993  among USG Corporation, Water Street  Corporate
                      Recovery   Fund,  L.P.,  the  Goldman  Sachs  Group,  L.P.  and  Goldman,  Sachs  &  Co.
                      (incorporated by reference to Exhibit 10(au) of USG Corporation's 1992 Annual Report  on
                      Form 10-K, dated March 26, 1993).
           (at)       Bankruptcy  Court Order issued  April 23, 1993  confirming USG Corporation's Prepackaged
                      Plan of Reorganization (incorporated by reference to  Exhibit 28.1 of Form 8-K filed  by
                      USG Corporation on May 7, 1993).
           (au)       Consulting  Agreement  dated  July 1,  1990,  as  amended March  23,  1992,  between USG
                      Corporation and  William  L. Weiss  (incorporated  by  reference to  Exhibit  10(au)  of
                      Amendment  No. 4 to USG  Corporation's Registration Statement No.  33-40136 on Form S-4,
                      dated November 12, 1992).
           (av)       Consulting Agreement dated May 6, 1993 between USG Corporation and Jack D. Sparks.
           (aw)       Consulting Agreement dated August 11, 1993 between USG Corporation and James W. Cozad.
           (ax)       1993 Annual Management Incentive Program  -- USG Corporation (incorporated by  reference to  Exhibit 10(b) of Amendment  No. 1 to Form  S-1 filed by USG  Corporation on June 16,
                      1993).*
           (ay)       Form of Employment Agreement  dated May 12, 1993  (incorporated by reference to  Exhibit
                      10(h) of Amendment No. 1 to Form S-1 filed by USG Corporation on June 16, 1993).*
           (az)       Amendment  of Termination Compensation Agreements  (incorporated by reference to Exhibit
                      10(j) of Amendment No. 1 to Form S-1 filed by USG Corporation on June 16, 1993).*
           (ba)       Form of Nonqualified  Stock Option  Agreement effective  June 1,  1993 (incorporated  by reference  to Exhibit 10(l) of Amendment  No. 1 on Form S-1  filed by USG Corporation on
                      June 16, 1993).*
           (bb)       Form of Nonqualified Stock Option Agreement with Anthony J. Falvo, Jr. effective June 1,
                      1993 (incorporated by reference to Exhibit 10(m) of Amendment No. 1 to Form S-1 filed by
                      USG Corporation on June 16, 1993).*
           (bc)       Form of First Amendment to Amended and Restated Collateral Trust Agreement (incorporated by reference to Exhibit 10(w) of Amendment No. 1 to Form S-1 filed by USG Corporation on
                      July 13, 1993).
           (bd)       Form of First  Amendment to Amended  and Restated Subsidiary  Guaranty (incorporated  by reference  to Exhibit 10(ae) of Amendment No. 2  to Form S-1 filed by USG Corporation on
                      July 16, 1993).
      24.  Consents of Experts and Counsel
           (a)        Consent of Arthur Andersen & Co.
           (b)        Consents of counsel (included in Exhibit 5).
      25.  Power of Attorney

                                                 APPENDIX

Narrative description of graphic:

   A graphic depiction of the table on page 39.